    As filed with the Securities and Exchange Commission on October 7, 1998.
                                            Registration Statement No. 333-50637

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ---------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                              SWIFT ENERGY COMPANY
                           (Exact name of Registrant)

          TEXAS                         1311                    74-2073055
(State of incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)     Identification No.)

                     A. EARL SWIFT, CHIEF EXECUTIVE OFFICER
                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                             HOUSTON, TEXAS  77060
                                 (281) 874-2700
(Name, address and telephone number of Registrant's executive offices and agent for service)

                                   Copies to:

                               DONALD W. BRODSKY
                                  KAREN BRYANT
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                       1100 LOUISIANA STREET, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                       PROPOSED             PROPOSED
       TITLE OF EACH               AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
    CLASS OF SECURITIES            TO BE               OFFERING            AGGREGATE           REGISTRATION
      TO BE REGISTERED           REGISTERED       PRICE PER SHARE(1)     OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share                 2,500,000             $18.3125          $45,781,250.00       $13,505.47(2)
============================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Paid previously.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                              SWIFT ENERGY COMPANY
                             CROSS REFERENCE SHEET
                                    FORM S-4



                                                                                LOCATION/CAPTION IN JOINT PROXY
          FORM S-4 ITEM NUMBER AND CAPTION                                           STATEMENT/PROSPECTUS
          --------------------------------                                      -------------------------------
A.     INFORMATION ABOUT THE TRANSACTION

1.     Forepart of the Registration Statement and Outside Front Cover
       Page of Prospectus   . . . . . . . . . . . . . . . . . . . . . .     Outside Front Cover Page of Joint
                                                                            Proxy Statement/Prospectus

2.     Inside Front and Outside Back Cover Pages of Prospectus  . . . .     Inside Front and Outside Back Cover
                                                                            Pages of Joint Proxy
                                                                            Statement/Prospectus
3.     Risk Factors and Ratio of Earnings to Fixed Charges and Other
       Information  . . . . . . . . . . . . . . . . . . . . . . . . . .     Summary; Risk Factors

4.     Terms of the Transaction   . . . . . . . . . . . . . . . . . . .     Summary; Special Factors; The
                                                                            Proposals

5.     Pro Forma Financial Information  . . . . . . . . . . . . . . . .     Unaudited Pro Forma Con-solidated
                                                                            Financial Statements

6.     Material Contracts with Company being Acquired . . . . . . . . .     Not Applicable

7.     Additional Information Required for Reoffering by Persons and
       Parties Deemed to be Underwriters  . . . . . . . . . . . . . . .     Not Applicable


8.     Interests of Named Experts and Counsel   . . . . . . . . . . . .     Not Applicable

9.     Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities   . . . . . . . . . . . . . . . . . .     Not Applicable

B.     INFORMATION ABOUT THE REGISTRANT

10.    Information with Respect to S-2 Registrants  . . . . . . . . . .     Incorporation of Certain Information
                                                                            by Reference

11.    Incorporation of Certain Information by
       Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . .     Incorporation of Certain Information
                                                                            by Reference; Description of Capital
                                                                            Stock

12.    Information with Respect to S-2 or S-3 Registrants . . . . . . .     Business and Properties

13.    Incorporation of Certain Information by Reference. . . . . . . .     Not Applicable

14.    Information with Respect to Registrants Other Than S-3 or S-2
       Registrants  . . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable

C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.    Information with Respect to S-3 Companies  . . . . . . . . . . .     Not Applicable

16.    Information with Respect to S-2 or S-3 Companies   . . . . . . .     Not Applicable

17.    Information with Respect to Companies Other Than S-3 or S-2
       Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . .     Partnership Supplements

D.     VOTING AND MANAGEMENT INFORMATION

18.    Information if Proxies, Consents or Authorizations are to be
       Solicited  . . . . . . . . . . . . . . . . . . . . . . . . . . .     The Proposals; Management; Principal
                                                                            Shareholders; Certain Relationships
                                                                            and Related Transactions

19.    Information if Proxies, Consents or Authorizations are not to
       be Solicited or in an Exchange Offer   . . . . . . . . . . . . .     Not Applicable

                              SWIFT ENERGY COMPANY

                             CROSS-REFERENCE SHEET
                                    FORM S-3



                                                                                CAPTION OR LOCATION/CAPTION IN
          FORM S-3 ITEM NUMBER AND CAPTION                                     JOINT PROXY STATEMENT/PROSPECTUS
          --------------------------------                                     --------------------------------
 1.  Forepart of the Registration Statement and Outside Front Cover Page
     of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Front Cover Page of the Registration
                                                                              Statement; Inside Front and Outside Back
                                                                              Cover Page

 2.  Inside Front and Outside Back Cover Pages of Prospectus . . . . . . .    Inside Front and Outside Back Cover Pages
                                                                              of Joint Proxy Statement/Prospectus;
                                                                              Table of Contents
 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed
     Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Summary; Risk Factors

 4.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

 5.  Determination of Offering Price . . . . . . . . . . . . . . . . . . .    Outside Front Cover Page of Joint Proxy
                                                                              Statement/Prospectus; Summary; Investor
                                                                              Election to Participate in Offering of
                                                                              2,500,000 Shares of Swift Common Stock to
                                                                              Eligible Purchasers

 6.  Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Risk Factors--Dilution upon Issuance of
                                                                              Shares

 7.  Selling Security Holders  . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

 8.  Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .    Summary; Investor Election to Participate
                                                                              in Offering of 2,500,000 Shares of Swift
                                                                              Common Stock to Eligible Purchasers

 9.  Description of Securities to be Registered  . . . . . . . . . . . . .    Outside Front Cover Page; Summary;
                                                                              Description of Swift Energy Company
                                                                              Capital Stock

 10. Interests of Named Experts and Counsel. . . . . . . . . . . . . . . .    Legal Matters; Experts

 11. Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .    Incorporation of Certain Information by
                                                                              Reference and Attachment of Information
                                                                              Hereto; Summary--The Company;
                                                                              Management's Discussion and Analysis of
                                                                              Financial Condition and Results of
                                                                              Operations; Business

 12. Incorporation of Certain Information by Reference   . . . . . . . . .    Incorporation of Certain Information by
                                                                              Reference and Attachment of Information
                                                                              Hereto; Available Information

 13. Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities  . . . . . . . . . . . . . . . . . . . . .    Not Applicable

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.
                       16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                       TO BE HELD ________________, 1998



     Notice is hereby given that a special meeting of limited partners (the "Special Meeting") of Swift Energy Managed Pension Assets Partnership 1988-A, Ltd. (the "Partnership") will be held at 16825 Northchase Drive, Suite 400, Houston, Texas, on Tuesday, _________________, 1998 at 4:00 p.m. Central Time for the following purposes:

     1. To consider and vote upon the adoption of a proposal for the ultimate sale of substantially all of the assets of the Partnership to the Managing General Partner and the dissolution, winding up and termination of the Partnership. The asset sale and the termination comprise a single proposal (the "Proposal"), and a vote in favor of the Proposal will constitute a vote in favor of each of these matters.


     2. To transact such other business as may be properly presented at the Special Meeting or any adjournments or postponement thereof.

     Only limited partners of record as of the close of business on __________, 1998 will be entitled to notice of and to vote at the Special Meeting, or any postponement or adjournment thereof.

     IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE SPECIAL MEETING OR PREFER TO VOTE BY PROXY IN ADVANCE, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY WILL ENSURE A QUORUM AND SAVE THE PARTNERSHIP THE EXPENSE OF FURTHER SOLICITATION.

                                        SWIFT ENERGY COMPANY,
                                        Managing General Partner



                                        JOHN R. ALDEN
                                        Secretary
__________________, 1998





                                [VARIABLE PAGE]

                                                        __________________, 1998


[SWIFT LOGO]

Dear Investor:


     As your Managing General Partner, Swift Energy Company believes that the time has come to dissolve and liquidate your Partnership. Enclosed is a Joint Proxy Statement/Prospectus and related information pertaining to a proposal for the sale of all of your Partnership's oil and gas assets to the Managing General Partner and the dissolution and liquidation of the Partnership. The price proposed to be paid by the Managing General Partner is based on the higher of two fair market value estimates on a Partnership-by-Partnership basis prepared by independent appraisers, plus a premium of 7.5% above such higher fair market value estimate added by the Managing General Partner. In order for the sale and liquidation to take place; investors in your Partnership holding at least a majority of the outstanding Units must approve this proposal. IT IS IMPORTANT THAT YOU REVIEW THE ENCLOSED MATERIALS BEFORE VOTING ON THE PROPOSAL, WHICH YOU MAY VOTE "FOR" OR "AGAINST."

       The Managing General Partner recommends that you vote "FOR" such proposed sale and liquidation for a number of reasons. The Partnership has been in existence for at least the planned five to ten years. Limited capital is available for enhancement or development activities on the properties in which the Partnership owns interests. To continue operation of the Partnership means the direct and administrative expenses, as well as the cost of operating the properties in which the Partnership owns an interest, will continue while revenues decrease, which may decrease funds ultimately available to investors in your Partnership. See "Special Factors--Reasons for Proposals--Decreasing Cash Flow While Expenses Continue." Thus, approval of the current sale of the Partnership's property interests at this time will accelerate the receipt by investors of the remaining cash value of the Partnership's property interests while avoiding the risk of continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks. The Managing General Partner believes that improvements over the last several years in the level of natural gas prices, relative to such prices in the mid-1990's, make this an appropriate time for the Investors to consider the sale of the Partnership's property interests, which also increases the likelihood of maximizing the value of such assets. See "Special Factors--Reasons for the Proposals" and "The Proposals--Recommendation of the Managing General Partner."

     Also included in this package are the most recent financial and other information prepared regarding your Partnership. The enclosed Joint Proxy Statement/Prospectus relates to the proposal as well as presents an opportunity for you to purchase shares of Swift Energy Company common stock directly from Swift, without any broker commissions, with funds you may receive from any cash distribution from your Partnership if the proposal is approved. The shares are offered to you should you wish to continue your investment in, among other things, the Partnership's properties. Of course, any such investment on your part is your choice. IF THE PROPOSAL IS APPROVED BY THE REQUISITE VOTE OF THE INVESTORS IN THE PARTNERSHIPS, UNLESS YOU MAKE AN ELECTION TO RECEIVE SWIFT ENERGY COMPANY SHARES, YOU WILL RECEIVE CASH UPON LIQUIDATION OF THE PARTNERSHIP. If you need any further material or have questions regarding this proposal or the offering, please feel free to contact the Managing General Partner at (800) 777-2750.


     WE URGE YOU TO COMPLETE YOUR PROXY AND RETURN IT IMMEDIATELY, AS YOUR VOTE IS IMPORTANT IN REACHING A QUORUM AND IS NECESSARY TO HAVE AN EFFECTIVE VOTE ON THIS PROPOSAL. Enclosed is a green Proxy, along with a postage-paid envelope addressed to the Managing General Partner for your use in voting and returning your Proxy. Thank you very much.

                                          SWIFT ENERGY COMPANY,
                                          Managing General Partner

                                          A. Earl Swift
                                          Chairman

Information contained herein is subject to completion or amendment. These securities may not be delivered without the delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                              SWIFT ENERGY COMPANY

                        JOINT PROXY STATEMENT/PROSPECTUS
                        DATED ___________________, 1998

      Swift Energy Company, a Texas corporation ("Swift," the "Company" or "Managing General Partner"), hereby submits for approval its proposals to purchase all of the oil and gas assets (the "Property Interests") owned by 63 Texas limited partnerships (individually, a "Partnership" and, collectively, the "Partnerships") for which it serves as Managing General Partner, and thereafter, dissolve the Partnerships (for each Partnership, the "Proposal" and, collectively, the "Proposals"). The net purchase price for the Property Interests is expected to be approximately $70.6 million, subject to certain reductions based on cash flow distributions to the Partnerships prior to closing. A portion of the purchase price for the Property Interests may be funded by the concurrent offer hereby of up to 2,500,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company to certain Investors (as defined) in the Partnerships who elect to receive Common Stock in lieu of some or all of the cash that they will be entitled to receive upon their Partnership's liquidation.

     Both the vote upon the Proposals and any election made by an individual Investor to elect to receive shares of Common Stock are subject to numerous risk factors, including these highlighted below:


o Substantial conflicts of interest exist because if the Proposals are approved, the Managing General Partner will purchase assets from the Partnerships while it serves as Managing General Partner for the Partnerships.


o Although the purchase price for Property Interests is based on appraisals by independent appraisers, it may or may not be the highest possible price.

o No independent representative on behalf of the Investors negotiated the terms of the Proposal with the Managing General Partner.

o No fairness opinion was obtained regarding the fairness of the Proposals or of the purchase price for any of the Partnerships.

o Investors may forgo profit from approving the sale of the Property Interests that the Managing General Partner may gain by investing capital to recover behind-pipe reserves or develop non-developed reserves of those acquired assets, and possibly due to commodity price improvement.


o An election by an Investor to receive shares of Common Stock in lieu of a cash distribution subjects such Investor to various risks of owning Common Stock.

o An investment in the Company fundamentally differs from investments in the Partnerships.



SEE "RISK FACTORS" BEGINNING ON PAGE ___ FOR A MORE COMPLETE DISCUSSION OF
RISK FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN DETERMINING WHETHER TO VOTE TO APPROVE THE PROPOSALS AND WHETHER TO ELECT TO PURCHASE ANY COMMON STOCK IF THE PROPOSAL IS APPROVED BY THEIR PARTNERSHIP.

                         SPECIAL MEETINGS OF INVESTORS
                              OF THE PARTNERSHIPS

         This Joint Proxy Statement/Prospectus is being furnished to limited partners or interest holders in the Partnerships (individually, an "Investor" and collectively, the "Investors") in connection with the solicitation of proxies (individually, a "Proxy" and collectively, the "Proxies") by the Managing General Partner for use at Special Meetings of the Investors (the "Special Meetings," or singly for each Partnership, the "Special Meeting") of each of the Partnerships. The Special Meetings are being called by the Managing General Partner for Investors to consider and vote upon the Proposals for the ultimate sale of substantially all of the Property Interests of each of the Partnerships to the Company and the subsequent termination of such Partnerships, and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof. In the event of such sale of the Property Interests, the Partnerships' assets will consist solely of cash which each Investor of the Partnerships will be entitled to receive as a distribution pursuant to the terms of the limited partnership agreement of each Partnership.

         The Company intends to profit through a return on the capital used to purchase the Property Interests and by investing additional capital in their further development. The purpose of the Proposals is to wind up the business of the Partnerships because the hydrocarbon production of the producing properties in which the Partnerships own interests has steadily declined, as was contemplated when the Partnerships were formed. Furthermore, the Partnerships do not have the capital to further develop their Property Interests, nor was it contemplated at formation of the Partnerships that additional capital contributions would be made by Investors. The Company in its capacity as Managing General Partner believes that the Proposals are fair to Investors and are structured in a manner that attempts to realize the highest sales price for the Partnerships' Property Interests. However, there can be no assurance that the proposed purchase prices represent the highest possible prices which could be received for the Property Interests.

                                  OFFERING OF
                        2,500,000 SHARES OF COMMON STOCK
                            OF SWIFT ENERGY COMPANY

         This Joint Proxy Statement/Prospectus also relates to the concurrent offering (the "Offering") of up to 2,500,000 shares of Common Stock of the Company being made solely to those Investors in Partnerships which along with their Companion Partnerships (as defined) approve the Proposals (individually, an "Eligible Purchaser" and collectively, the "Eligible Purchasers"). The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock direct from the Company without any broker commissions. The decision to purchase any shares of Common Stock rests with each Eligible Purchaser and is completely voluntary. The Common Stock may be purchased with all or any portion of the Partnership cash distribution such Eligible Purchaser will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased, although Eligible Purchasers may purchase shares in addition to the number of shares purchasable with their liquidating distributions. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase the minimum round lot of 100 shares, subject to prorata limitations in the event of oversubscription. Investors in multiple Partnerships may aggregate their cash distributions to purchase the minimum round lot. The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "SFY." The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ____________ and _____________, 1998. The closing price on the NYSE for the Common Stock on ________________, 1998, was $______ per share.

NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


 The date of this Joint Proxy Statement/Prospectus is _________________, 1998.

                             AVAILABLE INFORMATION


         The Company has filed a Registration Statement on Form S-4 (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Special Meetings and to the securities offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto, and reference is hereby made to the Registration Statement and related exhibits for further information. Information herein is qualified in its entirety by such reference.

         The Company and 39 of the Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and accordingly file reports, proxy statements and other information ("Reports") with the Commission. The Registration Statement, the exhibits thereto and the Reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. Reports concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 115 Sansome Street, 8th Floor, San Francisco, California 94104. In addition, such materials filed electronically by the Company and the 39 Partnerships with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND
                        ATTACHMENT OF INFORMATION HERETO


         Included with this Joint Proxy Statement/Prospectus and incorporated herein by reference are the following documents: (1) the specific Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, or for a Partnership not subject to the informational requirements of the 1934 Act, audited financial statements for the years ended December 31, 1997, 1996 and 1995, (2) the specific Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, or for a Partnership not subject to the informational requirements of the 1934 Act, unaudited financials for the quarter ended June 30, 1998, and (3) a Partnership Supplement for the specific Partnership and attached thereto a reserve report for that Partnership, prepared as of December 31, 1997 and audited by H.J. Gruy and Associates, Inc., together with the fair market value estimates for that Partnership by J.R. Butler & Company and H.J. Gruy & Associates, Inc., and by CIBC Oppenheimer Corp.

         This Joint Proxy Statement/Prospectus also incorporates documents by reference which are not presented herein or delivered herewith. The following documents filed by the Company with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998; (3) the Company's Reports on Form 8-K, filed on June 5 and July 10, 1998; and (4) the Company's Proxy Statement, dated April 9, 1998. Copies of such documents are available upon request and without charge from Ms. Betty Tucker, Investor Relations Department, Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060, telephone number (281) 874-2750.


         Additionally, documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the termination of the Offering of the shares of Common Stock hereunder shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS



SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Proposals to Sell Each Partnership's Oil and Gas Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Liquidation of Partnerships Approving their Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Election to Purchase Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Special Meeting of Investors of the Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Partnership Property Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Summary Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Conflicts of Interest and Benefits to the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Background of the Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Purpose and Effect of the Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Reasons for the Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Managing General Partner's Recommendations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Special Transaction Committee's Selection of Appraisers to Set Fair Market Value . . . . . . . . . . . . . . . 9
         Methodology of Determining Fair Market Value of Partnerships' Oil and Gas Assets . . . . . . . . . . . . . . . 9
         Determination of Price to be Paid to Purchase Partnership Property Interests . . . . . . . . . . . . . . . .  10
         Summary Partnership Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Alternative Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Benefits to the Managing General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         No Appraisal or Dissenters' Rights Provided; Investor Lists; Books and Records . . . . . . . . . . . . . . .  19
         Consequences of a Partnership not Approving its Proposal . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Supplements for Individual Partnerships and Current Reports Included . . . . . . . . . . . . . . . . . . . .  20
         Investor Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Offer to Eligible Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Comparison of Partnerships and the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Swift Energy Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Business Strategy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF
         SWIFT ENERGY COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA OF
         SWIFT ENERGY COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SUMMARY RESERVES AND PRODUCTION DATA OF
         SWIFT ENERGY COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SUMMARY HISTORICAL COMBINED FINANCIAL DATA OF THE PARTNERSHIPS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         RISKS OF THE PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         No Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Lack of Independent Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Timing of Sale and Price Volatility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         Dependence on Vote of Companion Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Volatility of and Relationship Between Value of Property Interests and Stock Price . . . . . . . . . . . . .  37
         Possible Decrease in Distributions to Investors Due to Interim Production  . . . . . . . . . . . . . . . . .  37
         RISKS OF ELECTING TO TAKE COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Trading Price of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Demand in Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Uncertainties at Time of Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Change in Nature of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Retained Earnings Impact Upon Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Dilution upon Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Risks of Investment in the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Volatility of Oil and Gas Prices and Markets; Ceiling Test Writedowns  . . . . . . . . . . . . . . . . . . .  39
         Leverage and Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Replacement and Expansion of Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Development and Exploration Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Risks Associated with Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Future Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Uncertainty of Estimates of Reserves and Future Net Revenues . . . . . . . . . . . . . . . . . . . . . . . .  42
         Operating Hazards and Uninsured Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Effect of Price Risk Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Foreign Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Concentration of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Governmental and Environmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Year 2000 Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

TAX RISKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Investors that are Tax Exempt Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Investors Subject to Federal Income Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Payment for Stock with Liquidating Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Purpose and Effect of the Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Partnership Property Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Reasons for the Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships . . . . . . . . . .  51
         Qualifications of Appraisers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Valuation by Petroleum Engineering Consultants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Valuation by CIBC Oppenheimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Collective Analysis of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  60
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Tax Treatment of Tax Exempt Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Tax Treatment of Investors Subject to Federal Income Tax . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             Liquidation of the Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
             Capital Gains Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
             Passive Loss Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Consideration of Alternative Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

COMPARISON OF OWNERSHIP OF UNITS AND SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         No Unaffiliated Representative or Fairness Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Consequences of a Partnership not Approving its Proposal . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Prior Relationships between the Appraisers, the Partnerships and the
            Managing General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Source of Funds to Purchase Partnership Property Interests . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

THE PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Proxies; Revocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Steps to Implement the Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Estimated Selling Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Recommendation of the Managing General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Fiduciary Duties of Managing General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Lack of Independent Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Benefits of the Managing General Partner of Undeveloped Reserves . . . . . . . . . . . . . . . . . . . . . .  87

FIDUCIARY RESPONSIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Managing General Partner of the Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

INVESTOR ELECTION TO PARTICIPATE IN OFFERING OF 2,500,000 SHARES OF COMMON STOCK TO ELIGIBLE PURCHASERS . . . . . . .  89
         Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         New York Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Offers to Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Method of Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS OF ELECTING TO
RECEIVE COMMON STOCK IN LIEU OF CASH UPON PARTNERSHIP LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Payment for Stock with Liquidating Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Stock Purchase With Cash Liquidating Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Partners That Are Tax Exempt Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

CAPITALIZATION OF SWIFT ENERGY COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110

SELECTED HISTORICAL COMBINED FINANCIAL
DATA OF THE PARTNERSHIPS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         Results of Operations - Three months ended March 31, 1998 and 1997 . . . . . . . . . . . . . . . . . . . . . 113
         Results of Operations - Years ended 1997, 1996 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         Year 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

BUSINESS AND PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         Business Strategy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         Exploration and Development Drilling Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
         Marketing of Production  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
         Price Risk Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         Acquisition Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         Foreign Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         Oil and Gas Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         Oil and Gas Wells  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         Oil and Gas Acreage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         Directors, Executive Officers and Certain Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . 140

PRINCIPAL SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 144

DESCRIPTION OF SWIFT ENERGY COMPANY CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145

         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 145
         Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         Antitakeover Measures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 148

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149

GLOSSARY OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 153

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

COMBINED FINANCIAL STATEMENTS OF THE PARTNERSHIPS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23

THE SONAT PROPERTIES ACQUISITION - HISTORICAL STATEMENTS OF
REVENUES AND DIRECT OPERATING EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-34

                                    SUMMARY

         The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information contained in the Company's Consolidated Financial Statements, the Partnerships' Combined Financial Statements, the Sonat Properties Acquisition Historical Statements of Revenue and Direct Operating Expenses and the related notes thereto set forth elsewhere or incorporated herein in this Joint Proxy Statement/Prospectus. References herein to "Swift" or the "Company" include Swift Energy Company and its subsidiaries unless the context requires otherwise. See "Glossary of Terms" for definitions of certain oil and gas terms used in this Joint Proxy Statement/Prospectus. Swift's principal executive offices are located at 16825 Northchase, Suite 400, Houston, Texas 77060, telephone number (281) 874-2700.

PROPOSALS TO SELL EACH PARTNERSHIP'S OIL AND GAS ASSETS


         The Company is the Managing General Partner of 63 limited partnerships formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is submitting this Joint Proxy Statement/Prospectus to Investors in each of the 63 individual Partnerships to ask their approval of a Proposal to sell all of that particular Partnership's oil and gas assets to the Managing General Partner at a price set by taking the higher of two fair market value estimates of those assets on a Partnership-by-Partnerships basis determined by three independent appraisers, H.J. Gruy & Associates, J.R. Butler & Company and CIBC Oppenheimer Corp. (collectively, the "Appraisers") and adding to that higher number a 7.5% premium. The total purchase price for all of the oil and gas assets of all 63 partnerships is approximately $81 million as of December 31, 1997.


See "Special Factors--Background" and "Special Factors--Background and Purpose of the Proposal" in each Partnership's Specific Partnership Supplement.

LIQUIDATION OF PARTNERSHIPS APPROVING THEIR PROPOSAL


         Each Partnership is voting separately on a Proposal. Accordingly, not all of the 63 Partnerships may choose to sell their oil and gas assets and dissolve. Investors in each of the 63 Partnerships may vote "FOR" or "AGAINST" the Proposal being voted upon by their individual Partnership. If the Proposal is approved by Investors in a Partnership and, if applicable, by its Companion Partnership, after the sale of substantially all of their properties such Partnerships, will wind up their businesses and terminate. The Partnerships will receive cash for their oil and gas assets, which the Investors in the Partnerships will be entitled to receive as distributions in accordance with their respective percentage ownership interests in their Partnership. If the Proposal is rejected by the Investors of a particular Partnership or if a Companion Partnership does not approve the Proposal, the Partnership will continue to operate.


See "Special Factors--Purpose and Effect of the Proposals" and "The Proposals--Simultaneous Proposal to Companion Partnerships" herein.

ELECTION TO PURCHASE COMMON STOCK


         Eligible Purchasers can elect, in their sole individual discretion, to receive shares of Common Stock of the Company instead of some or all of the cash which they are entitled to receive upon their Partnership's liquidation. The shares will be sold directly by the Company without any broker commissions. The minimum number of shares of Common Stock which must be purchased by an Eligible Purchaser is a round lot of 100 shares. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Eligible Purchasers may purchase shares of Common Stock with funds in addition to the cash distributions which they are entitled to receive in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares purchasable with their cash distributions, subject to prorata limitations in the event of oversubscription. The shares of Common Stock of the Company are listed on the NYSE and the Pacific Exchange under the symbol "SFY" and application will be made to list the Common Stock being offered to Eligible Purchasers on the NYSE and the Pacific Exchange. The price at which the Common Stock is offered hereby to Eligible Purchasers is based upon an average of prices as reported by the NYSE during a period contemporaneous with completion of voting upon the Proposals.


See "Investor Election to Participate in Offering of 2,500,000 Shares of Common Stock to Eligible Purchasers--Investor Election to Purchase Shares" herein and "Offering of Shares of Swift Energy Company Common Stock of Investors Approve the Proposal--Offer of Swift Common Stock Investors if the Proposal is Approved" in each Partnership's specific Partnership Supplement.

SPECIAL MEETING OF INVESTORS OF THE PARTNERSHIPS


         This Joint Proxy Statement/Prospectus and the enclosed Proxy are provided to Investors for use at their specific Partnership's Special Meeting of Investors and any adjournment or postponement of such meeting. The Special Meetings are to be held at 16825 Northchase Drive, Suite 400, Houston, Texas at the time and on the date indicated on the Notice of Special Meeting for each specific Partnership accompanying this Joint Proxy Statement/Prospectus. These Special Meetings are called for the purpose of considering and voting upon the Proposals and to transact such other business as may be properly presented at the Special Meetings. The Joint Proxy Statement/Prospectus and the enclosed Proxy are first being mailed to Investors on or about _______ ___, 1998.


See "The Proposals--General" herein and "Voting on the Proposal" in each Partnership's specific Partnership Supplement.


PARTNERSHIP PROPERTY INTERESTS


         The Partnerships' Property Interests consist either of working interests or non-operating interests in producing oil and gas properties. Of the 63 Partnerships, 37 Partnerships, sometimes referred to herein as "Operating Partnerships," were formed to purchase working interests in such properties. The other 26 Partnerships, sometimes referred to herein as "Pension Partnerships," were designed for tax-exempt investors and were formed
to purchase non- operating interests in such properties.   Pension Partnerships
own a net profits interest that covers multiple working interests owned by an Operating Partnership, created under a net profits agreement. Such Pension and Operating Partnerships are sometimes referred to herein as "Companion" Partnerships. If both of the Companion Partnerships approve their Proposals, the Pension Partnership will sell its interests in oil and gas assets to its Companion Operating Partnership, which will immediately thereafter sell such properties it receives as well as its other oil and gas assets to the Managing General Partner.

         Information regarding the most significant fields in which Partnerships own Property Interests are set out in detail in each Partnership's specific Partnership Supplement (as defined) under "The Partnership," including specific information on those fields in which each Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. A Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to such Partnership's Property Interests, discounted to present value at 10% per annum. See "Glossary of Terms."


See "Special Factors--Property Interests of the Partnership" herein and "The Partnership" in each Partnership's specific Partnership Supplement.

SUMMARY RISK FACTORS

o The purchase price to be paid by the Managing General Partner for the Partnerships' Property Interests may not represent the highest possible prices that might be received for the Partnerships' Property Interests in all circumstances. Such prices might be higher (or lower) if these Property Interests were sold on another basis, such as at auction or in a negotiated sale. See "Risk Factors--Conflicts of Interest in Purchase of Property Interests by Managing General Partner."


o No independent representative was retained on behalf of the Investors to negotiate the purchase price to be paid by the Managing General Partner for the Partnerships' Property Interests. Such proposed purchase prices have not been negotiated at arm's length and are subject to significant conflicts of interest between the Company acting both as the purchaser of the Property Interests and as the Managing General Partner of the Partnerships.

o The fair market values (which does not include the 7.5% premium) forming the basis of the purchase prices to be paid by the Managing General Partner for the Partnerships' Property Interests are the Appraisers' estimation of such values. Year-end 1997 prices, along with other then-current market factors, were used as a starting point for the Appraisers' analyses. The Petroleum Engineering Consultants (as defined) then made the determination to escalate prices and costs at a rate of 3.5% per year over 15 years. Higher increases in the prices for oil and gas or lower increases in costs in the future, if any, might result in Investors receiving higher distributions from continued operations of the Partnerships than estimated. However, the effect of any higher prices or lower costs is somewhat limited because the Partnerships have already produced a substantial majority of their oil and gas reserves. See "Risk Factors--Timing of Sale and Price Volatility."

o Although two estimations of the fair market value of the Property Interests for each Partnership forming the basis for the proposed purchase price to be paid by the Managing General Partner were determined by three independent Appraisers, no opinion was acquired as to the fairness of the entire transaction, including but not limited to the 7.5% premium over the higher of the two fair market estimations by the Appraisers. The 7.5% premium was determined in the Managing General Partner's sole judgment and was not based upon a determination by an impartial third party. Another party intent upon purchasing the Property Interests of the Partnerships could have evaluated their value on a different basis and offered a different purchase price.

o If the Proposals are approved by Investors resulting in the Partnerships' Property Interests being purchased by the Company, the Company will likely further develop the Property Interests by spending additional capital on recovery of behind-pipe reserves or developing undeveloped reserves. In such event, Investors will not share in any possible increase in value of such Property Interests as they would had their Partnership so acted. However, the Company is hereby concurrently offering to Eligible Purchasers up to 2,500,000 shares of Common Stock of the Company which they may purchase with the funds they would otherwise be entitled to receive upon their Partnership's liquidation so that they might share indirectly in any such increase.

o For the 18 Partnerships formed in the fourth quarter of 1986, the first three quarters of 1987, and between the fourth quarter of 1992 and the second quarter of 1994, a majority of their proved oil and gas reserves are non-producing. Because non-producing reserves are traditionally discounted due to future costs that must be incurred to recover those reserves and the risk that any drilling will be unsuccessful, there is a risk that the discount applied to the non-producing reserves by the Petroleum Engineering Consultants could be greater than the discount applied by third party purchaser. Likewise, any drilling conducted on Property Interests acquired from these

         Partnerships may have upside potential, the benefit of which will go to the Managing General Partner if it acquires those properties.

o Investors that are not exempt from federal income tax on an investment in their Partnership are required to recognize gain or loss on the sale of Property Interests by that Partnership. See "Summary of Federal income Tax Consequences" in their individual Partnership Supplements as to whether a particular Partnership's Investors will have a gain or a loss. To the extent that gain is recognized, such taxpaying Investors will be required to pay federal income tax. Tax must be paid even if Investors choose to acquire Common Stock with some or all of their proceeds from the sales of Property Interests. Investors should consult their individual tax advisors to determine whether they are subject to any tax under state law. See "Federal Income Tax Consequences of Adoption of the Proposals."

o In the event an Investor does not otherwise hold Common Stock but purchases shares hereunder, such Investor will become a shareholder of the Company. An investment in the Company fundamentally differs from an investment in the Partnerships. The Company's business is different and subject to different risks than the Partnerships and the Company's results of operations, as well as the price of its Common Stock, is affected by many factors different than those affecting the Partnerships' results of operations and the price of the Units. Additionally, the Company has never paid cash dividends to its shareholders and does not anticipate doing so in the future, as opposed to regular quarterly cash distributions having been made to Investors in the Partnerships. See "Risk Factors--Risks of Electing to Take Common Stock" and "Comparison of Ownership of Units and Shares" for further discussion and additional differences and rights resultant from being a Swift shareholder in contrast to an Investor.

o If a Partnership's Companion Partnership does not approve its Proposal, it is likely that the Proposals to both Partnerships will be withdrawn and the value of their Property Interests reassessed. Although in such event, the Managing General Partner will attempt to provide a different approach for sale of such Partnerships' Property Interests, it is possible that such Partnerships' assets may not be sold. All but ten Partnerships have Companion Partnerships. See "Risk Factors--Dependence on Vote of Companion Partnership" and, for additional information including, but not limited to, which Partnerships do not have companions. See "The Proposals--Simultaneous Proposal to Companion Partnership."


See "Risk Factors" herein and "Risk Factors" in each Partnership's specific Partnership Supplement.

CONFLICTS OF INTEREST AND BENEFITS TO THE COMPANY


         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of all 63 Partnerships while at the same time also being the proposed purchaser of all of the Property Interests. Furthermore, the Company proposes to offer Common Stock to those Investors of Partnerships which, along with their Companion Partnerships, approve their Proposals. These conflicts of interests are discussed below. For further information, see "Conflicts of Interest" in this Joint Proxy Statement/Prospectus and the section "Conflicts of Interest" in the Supplements for each of the Partnerships.

o If Investors of all of the Partnerships approve the Proposals, the Company anticipates, when comparing "100% Case" reserve and balance sheet pro forma information to December 31, 1997 Company historical data, that its total proved reserves on an equivalent basis will increase by approximately 26% and its cash flow and total assets will increase by approximately 25% and

         19%, respectively. Furthermore, the Company intends to invest capital in DEVELOPING certain of the properties' non-producing reserves acquired from the Partnerships which approve the sale of their Property Interests to the Company, depending upon the Company's assessment of each property's characteristics and upon changes from time to time in the prices of oil and gas. The Company intends to profit from a return on the capital used to purchase the Property Interests and by investing additional capital in their further development.


o The terms of the Proposals are established by the Company which is also the Managing General Partner of the Partnerships.

o Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnerships' Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

o        Benefits accruing to the Company include the following:

         o The Company will share in the benefits available to Investors through liquidating its Partnership interests and receiving the current value of those interests as a result of such sales.

         o Because of the purchase by the Company of the Partnerships' Property Interests rather than a third party, the Company will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees.

See "Conflicts of Interest" herein and "Conflicts of Interest" in each Partnership's specific Partnership Supplement.

BACKGROUND OF THE PROPOSALS


         The Partnerships were formed between 1986 and 1994, with approximately 60% of the Partnerships having been in existence for over 7 years. As contemplated when the Partnerships were organized, the hydrocarbon production of the producing properties in which the Partnerships own interests has steadily declined over time. All of the Partnerships own interests in properties with substantial natural gas reserves, and many of the Partnerships' reserves are comprised almost totally of natural gas. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the age of the Partnerships, to consider Proposals to sell their Property Interests. For the reasons set out below, the Managing General Partner believes that the Proposals under which it would purchase all of the oil and gas properties owned by the Partnerships are fair to Investors and are structured in a manner so as to attempt to realize the highest value for the Partnerships' Property Interests, given that the purchase prices were derived by choosing the higher of two estimates on a Partnership-by-Partnership basis of the fair market value of each of the Partnerships' Property Interests by three independent Appraisers and adding to that higher number a 7.5% premium. The purchase of the Property Interests assets of any particular Partnership is not conditioned upon the purchase of the Property Interests of any Partnership other than a Partnership's Companion Partnership, if any.


See "Special Factors--Background" herein and "Special Factors--Background and Purpose of the Proposal" in each Partnership's specific Partnership Supplement.

PURPOSE AND EFFECT OF THE PROPOSALS


         The Proposals are submitted at this time as part of the Managing General Partner's obligations to manage the business of the Partnerships and their investments and to address the timely conclusion of the Partnerships' activities in light of the purposes for which the Partnerships were formed as well as the anticipated length of their operation. The Managing General Partner believes that the Proposals are fair to Investors and are structured in a manner so as to attempt to realize the highest value for the Partnerships' Property Interests. The Proposals are subject to a number of conflicts of interest, which are discussed in greater detail below.


See "Special Factors--Purpose and Effect of the Proposals" herein and "Special Factors--Background and Purpose of the Proposal" in each Partnership's specific Partnership Supplement.

         Approval of the Proposals will have the following effects:


1. The Managing General Partner will ultimately purchase all of the oil and gas assets of each Partnership and its Companion Partnership, if any, which approve their respective Proposals;

2. Such Partnerships, having sold all of their Property Interests, will be required to liquidate and distribute their assets (principally the cash proceeds from sale of their Property Interests) to their partners (including the general partners) in accordance with their respective ownership interests in the Partnerships; and

3. Investors will be given the opportunity to receive shares of Swift Common Stock in amounts that they choose on an individual basis in lieu of some or all of the cash they would be entitled to receive upon their Partnerships' liquidation.


REASONS FOR THE PROPOSALS

         THE REASONS FOR PROPOSING THE SALE OF THE PARTNERSHIP'S PROPERTY INTERESTS AT THIS TIME ARE DESCRIBED IN DETAIL FOR EACH PARTNERSHIP IN THAT PARTNERSHIP'S SUPPLEMENT INCLUDED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER "SPECIAL FACTORS--REASONS FOR THE PROPOSAL," AND VARY FROM PARTNERSHIP TO PARTNERSHIP DEPENDING UPON, AMONG OTHER FACTORS, THE NATURE OF PROPERTY INTERESTS WHICH IT OWNS. The Managing General Partner believes that it is in the best interest of Investors for their Partnerships to sell their Property Interests at this time and to dissolve the Partnerships and make a final liquidating distribution to its Partners for the reasons discussed below.

         Reasons Common to all Partnerships. The reasons common to all Partnerships include: (i) the inherent decline in hydrocarbons produced over time, which leads to decreasing levels of oil and gas revenues and cash flow from the Partnerships' Property Interests, compounded by the absence of any further capital expenditures on the properties in which the Partnerships own Property Interests, which in turn leads to declining cash distributions to Investors over time, and (ii) the continuation of fairly steady levels of certain fixed oil field overhead and operating costs, without regard to the level of production, and continued direct expenses (such as audits, reserve reports and tax returns) and general and administrative costs incurred each year. As production quantities and revenues continue to decline, the cost per Mcfe for production and operating costs constitutes an increasingly larger percentage of per Mcfe revenues. This increases the risk to the Partnerships from future price volatility, because the margin between revenue per Mcfe and production cost per Mcfe continues to narrow, and smaller differences in prices can consume a larger portion of that margin. By selling their Property Interests and liquidating the Partnerships, future overhead and direct expenses and general and administrative costs will be avoided and the receipt of the value of the Partnerships' reserves accelerated so that such funds are received at one time. This in turn avoids the risk of subjecting future revenues and cash distributions of Investors to the continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks, which could affect future returns.

         Reasons that Differ Among Partnerships. Other factors differ from Partnership to Partnership:

         o Although the amount differs among Partnerships, a majority of the estimated remaining recoverable reserves of the Partnerships (other than the 16 Partnerships formed during 1993 and 1994) have been produced. Especially for the 39 Partnerships with less than a third of their estimated remaining recoverable reserves remaining for future production (all but two of the Partnerships formed prior to the second quarter of 1992), any future increases in oil and gas prices are not likely to have a material positive impact on the return on investment to Investors in those Partnerships. Because of steadily declining levels of production, the Managing General Partner believes that the asset base and future net revenues of many Partnerships which were formed between 1986 and 1992 no longer justify the continuation of the Partnerships' operations, especially when these Partnerships have been in existence for six to twelve years.

         o For those 18 Partnerships formed in the fourth quarter of 1986, in the first three quarters of 1987, and in the period from the fourth quarter of 1992 through the second quarter of 1994, a majority of the estimated remaining recoverable reserves attributable to those Partnerships' Property Interests are proved non-producing reserves. Non-producing reserves generally fall into two categories: (1) undeveloped reserves, which require substantial expenditures by the working interest owners for the drilling of new wells to recover such reserves; and (2) behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone.

                 o The 14 Partnerships (formed between the fourth quarter of 1992 and the end of the second quarter of
                          1994) have over a third of their estimated remaining recoverable reserves in the undeveloped category.

                 o The 24 Partnerships formed in the fourth quarter of 1986, in the first three quarters of 1987, and in the first three quarters of 1988, between the fourth quarter of 1992 and the first quarter of 1993 have an additional amount of their estimated recoverable remaining reserves (more than 20%) in the behind pipe category.

         Recovery in amounts great enough to significantly impact the results of those Partnerships' operations and their ultimate cash distributions can only occur after currently producing zones are depleted after many years, or with the investment of new capital. As provided in the Partnership Agreements, the Partnerships expended all of the Investors' net commitments for the acquisition of Property Interests many years ago, and they no longer have capital to invest in improvement of the properties through secondary or
tertiary recovery.   Significant amounts of behind-pipe reserves, combined with the capital expenditures necessary to recover proved undeveloped reserves, has negatively affected the willingness of third party joint interest owners in such properties to engage in further development activities. When properties have large quantities of non-producing reserves, the purchase price an unrelated third party is willing to pay for these Property Interests is likely to be heavily discounted. Lastly, sufficient additional capital to drill wells to produce undeveloped reserves is not available from the Partnerships. The most important factor leading to the significant proportion of behind-pipe or undeveloped reserves currently owned by the Partnerships has been the depletion of most of the Partnerships' proved producing reserves, resulting in the growth over time in the proportion of the Partnerships' total assets comprised of non-producing reserves. Thus, non-producing reserves which were a small proportion of each Partnership's reserves when its oil and gas assets were purchased have remained and grown to comprise a larger proportion of the Partnerships' remaining assets.

         A limited amount (less than 10%) of the capital of the Operating Partnerships was reserved for workover, completion or development activity, the Partnerships were not intended to engage in material drilling activities. The Partnerships were formed to distribute cash from sale of Partnership's oil and gas production to Investors on a current basis. The current level of cash flow of the Partnerships is not sufficient to pay for meaningful drilling activities or to support borrowing activities for that purpose. Even if cash flow were allowed to be used for drilling by a Partnership's limited partnership agreement, this would require suspension of cash distributions for an extended period.


         The Managing General Partner believes that this is an appropriate time for the Partnerships to sell their Property Interests due to its perception of the marketplace, including estimates as to future oil and gas prices, the cash flow of the Partnerships and the character of their reserves. The Managing General Partner believes that after significantly depleting producing oil and gas properties, they become less attractive to prospective purchasers because of less cash flow. Additionally, the Partnerships' limitations on capital invested in drilling activities in recent years also makes the Property Interests less attractive to prospective purchasers. Although the price of oil has fallen significantly in 1998, gas prices have declined to a lesser degree. Given the fact that the reserves of the Partnerships and their recent production consist principally of gas, this is believed to be a good time to sell Partnership properties to avoid the risk that gas prices might fall to levels equivalent to those for oil. At the current time the marketplace's perception is that gas prices are likely to increase. Based upon its experience in the industry and past historical trends, the Managing General Partner believes that it is often preferable to sell based upon perceptions of future prices. Moreover, the sale at this time by any Partnership in conjunction with the other 62 Partnerships to whom Proposals have been made allows the costs of the transactions to be spread among a larger number of entities, which costs are likely to be much higher if such asset sales were made on an individual Partnership basis or by small groups of Partnerships over an extended period of time.


MANAGING GENERAL PARTNER'S RECOMMENDATIONS


         The Managing General Partner recommends that Investors of each of the Partnerships vote in favor of their Partnership's Proposal for the reasons discussed above. However, no recommendation is made by the Managing General Partner as to whether Investors should elect to take shares of Common Stock in lieu of cash for their interest in the distributions. The Managing General Partner believes the terms of the Proposals are fair to Investors. See "Fairness of Proposed Sale" below, "Special Factors--Background" and "--Fairness of the Proposed Sale" in each Partnership's specific Partnership Supplement for the Managing General Partner's assessment of the fairness of the Proposals.


         This recommendation should be evaluated in light of the significant conflicts of interest which exist by virtue of the Managing General Partner's fiduciary obligations to the Investors in the Partnerships, and acting as the purchaser of these Partnerships' oil and gas assets. Additionally, the general partners (the Managing General Partner and the Special General Partner) own either a 10% or 15% interest as general partners in each of the Partnerships, and the Managing General Partner owns between a 0% and 23.4% interest (an average interest of 4.1%) in the Partnerships as a limited partner. Although the Managing General Partner has attempted to address these conflicts of interest through the factors discussed under "Fairness of the Proposals" below, the Managing General Partner's recommendation to Investors in voting upon the Proposals should be evaluated in light of these significant existing conflicts of interest.

SPECIAL TRANSACTION COMMITTEE'S SELECTION OF APPRAISERS TO SET FAIR MARKET VALUE

         The Proposals to ultimately sell substantially all of the Partnerships' Property Interests to the Managing General Partner are discussed in detail under "The Proposals" and "Special Factors" herein. The Proposals present significant conflicts of interest between the Company acting in its capacity as Managing General Partner of the Partnerships and its actions in its corporate capacity as the proposed purchaser of the Partnerships' Property Interests. See "Risk Factors--Conflicts of Interest" herein and "Conflicts of Interest" in each Partnership's specific Partnership Supplement. The Special Transactions Committee of the Board of Directors of the Company (the "Special Transactions Committee"), which consists solely of four of the five outside independent directors of the Company, approved the selection of the Appraisers. The Special Transactions Committee determined that such conflicts of interest were best addressed by asking three independent Appraisers, consisting of two petroleum engineering firms and one investment banking firm, to estimate the fair market values of the Partnerships' Property Interests, rather than proposing that the Managing General Partner set such fair market values itself and asking for an opinion on the fairness thereof from an independent third party.

         The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using three Appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnerships the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market values which are both independent and comprehensive, and thereby protects Investors by addressing the potential conflict of interest in the sale of such Property Interests to the Managing General Partner.

         The methodology used by the Appraisers in estimating the fair market values is discussed below under "Special Factors--Independent Appraisal of the Fair Market Values of Property Interests of the Partnerships" herein. The Managing General Partner believes that using this methodology to estimate the fair market values at which the Property Interests will be purchased from the Partnerships is fair to Investors, as discussed in detail under "Special Factors--Fairness of Proposed Sale" herein and "Special Factors--Fairness of Proposed Sale" in each specific Partnership Supplement. Also discussed under "Special Factors--Reasons for the Proposals" herein in each Partnership's specific Partnership Supplement are the reasons for proposing the sale of such Property Interests and liquidation of the Partnerships at this time. A discussion of the alternatives to such sales and liquidations which were considered is contained under "Special Factors--Consideration of Alternative Transactions" herein. In addition to the foregoing, there are certain risks involved in the Proposals. See "--Risks" below, "Risk Factors" herein and "Risk Factors" in each Partnership's specific Partnership Supplement.

METHODOLOGY OF DETERMINING FAIR MARKET VALUE OF PARTNERSHIPS' OIL AND GAS ASSETS

         The Managing General Partner did not instruct the Appraisers as to pricing, cost or other economic parameters or methods, or the assessment of reserves characteristics, nor did it limit the scope of their investigation for purposes of preparing their appraisals. The Managing General Partner provided the petroleum engineering firms with basic evaluation data for their use in determining Partnerships' reserves and their value. The petroleum engineering firms prepared their own reserves audit of the Property Interests. The Managing General Partner did not direct the Appraisers as to the amount of consideration to be paid to the Partnerships for their Property Interests nor provide any information to the Appraisers on amounts to be paid to Investors. The amount of consideration to be paid was determined by the Company's Board of Directors based upon the Appraisers' estimates of the fair market value of those interests. The Appraisers did not opine on the fairness of the transaction to Investors, and the Managing General Partner has not acquired a separate report or opinion regarding the fairness to Investors of the price at which the

Partnerships' Property Interests will be sold to the Managing General Partner if the Proposals are approved by Investors.

         The petroleum engineering firms individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships. The petroleum engineering firms began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves, proved undeveloped reserves and identified probable and possible reserves. The result of this collective analysis by the petroleum engineering firms was their estimation of the fair market value of each of the property groups in which Property Interests are owned by the Partnerships as of December 31, 1997.

         CIBC Oppenheimer's evaluation of each Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by the Company and audited by Gruy. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed below under "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships--Valuation by CIBC Oppenheimer" to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of the property group's estimated fair market value to the Partnership based upon the Partnership's Property Interest in each property group. The result of this analysis by CIBC Oppenheimer was its estimation of fair market value of each Partnership's Property Interests as of December 31, 1997.

See "Specific Factors--Fair Market Value," "--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships" herein.

DETERMINATION OF PRICE TO BE PAID TO PURCHASE PARTNERSHIP PROPERTY INTERESTS

         Choice of Higher of Two Appraisals: The Special Transactions Committee of the Swift Board of Directors determined that, in keeping with the definition of Fair Market Value (see "Glossary of Terms"), the higher of these two estimations on a Partnership-by-Partnership basis of fair market value represents the Fair Market Value of each Partnership's Property Interests which are set out for each Partnership in its specific Supplement. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two for each Partnership was chosen as the Fair Market Value of each Partnership's Property Interests.

         Decision to Add 7.5% Premium. The Company determined that paying a 7.5% premium over the appraised fair market value of the Partnerships' Property Interests was appropriate and fair based upon the factors and for the reasons discussed herein. The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential. Because the Managing General Partner has served in that capacity on behalf of all of the Partnerships for a number of years, it is intimately familiar with the Property Interests owned by each of the Partnerships. The Managing General believes that if the Property Interests were to be sold to a third party purchaser who was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and perceived potential risks.
If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. In the judgment of the Company, the purchase of any Partnership's Property Interests, together with interests in many of the same properties owned by other Partnerships at approximately the same time, will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         No attempt was made to distinguish between the Property Interests owned by any particular Partnership, nor was any statistical or analytical study prepared by the Company on a separate basis in the course of determining the amount of this premium.

         Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent determination to pay this premium or of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest existing in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnerships to purchase their Property Interests is fair.

         Amounts to be Paid to Investors Upon Liquidation of their Partnerships. The evaluation of the fair market values of the Property Interests of the Partnerships were based upon values as of December 31, 1997, including the fair market value estimates by the Petroleum Engineering Consultants (using pricing assumptions and reserve quantities at that time) which were in turn based upon the audit of each of the Partnerships' total proved reserves at that date by H.J. Gruy. As is the case with all oil and gas purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case January 1, 1998). Obviously, the quantities of reserves being purchased are reduced by production which takes place after the evaluation date (net of the lease operating cost incurred to produce such reserves) but before the purchase takes place.

         Therefore, the actual purchase price to be paid to each Partnership for its oil and gas assets is the purchase price set out in the table contained in the Summary and the individual Partnership Supplement for each Partnership, reduced by the net revenues that have been received by that Partnership for production during 1998. Money received by each Partnership from the sale of such production during 1998 has been paid to such Partnership. The Partnerships have continued to make quarterly cash distributions during 1998.
A portion of 1998 revenues, therefore, have already been distributed to their partners during 1998 and the remainder of revenues from 1998 production will be distributed as part of that Partnership's liquidating distribution.

         Portion of Purchase Price Payable to the Managing General Partner.
The total purchase price for the oil and gas assets of all 63 Partnerships is approximately $81 million. Of this amount, approximately $14 million represents the portion of the purchase price which is payable to the Managing General Partner by virtue of the Managing General Partner's interest in the Partnerships. Approximately $11 million of this is attributable to its interests as a general partner and $3 million attributable to the units which it has purchased under the right of presentment set out in the various Partnership Agreements. Therefore, the amount payable to purchase all of the oil and gas assets of all 63 Partnerships, net of the amount distributable to the Managing General Partner itself upon liquidation of the Partnerships, is approximately $67 million as of December 31, 1997 before any reduction for 1998 production.


See "Special Factors--Collective Analysis of Purchase Price" and "Special Factors--Determination of Premium Over Fair market Value by the Company" and "Special Factors--Proposed Purchase Price," and "Special Factors--Determination of Premium Over Fair Market Value by the Company" in each Partnership's specific Partnership Supplement.


SUMMARY PARTNERSHIP INFORMATION

         The Partnerships include four series of Partnerships (two that own working interests and two that own non- operating interests) formed between 1986 and 1994 under five publicly offered limited Partnership programs under which partnerships were formed to acquire interests in producing properties. Under the earliest of the programs, Swift Energy Income Partners ("SEIP"), 24 Partnerships were formed, all of which own working interests. These Partnerships were formed between the fourth quarter of 1986 and the second quarter of 1990. Commencing in 1988, 13 Partnerships were formed under the Swift Energy Managed Pension Assets Partnership program ("SEMPAP"), all of which Partnerships owned non-operating interests in properties in which the working interest is held in Partnerships formed under the SEIP program. Commencing in the fourth quarter of 1991, 26 Partnerships were formed under the Swift Depositary Interests offering. One-half (13) of these Partnerships were formed to purchase working interests as Swift Energy Operating Partners ("SEOP") partnerships. The remaining 13 Partnerships were formed as Swift Energy Pension Partners ("SEPP") solely to acquire non-operating interests (principally net profits interests) in the properties in which the SEOP Partnerships own the working interests.

         Presented on the following two pages is summary information regarding each of the 63 Partnerships to which Proposals are being submitted under this Joint Proxy Statement/Prospectus. A separate Proposal is being submitted to the Investors in each of the Partnerships for their respective approval or rejection. If the Investors in a particular Partnership vote to reject their Proposal, then that Partnership will continue its operations. A vote to reject the Proposal by a Partnership may adversely affect its Companion Partnership, if it has a Companion Partnership. Information is being presented to allow Investors to evaluate the total assets of each Partnership at year-end 1997 and the PV-10 Value of each Partnership's total proved reserves at the same date, and compares the value of each Partnership's assets (using the proposed purchase price of each Partnership's Property Interests) to the total assets of the Company and the PV-10 Value of the Company's total proved reserves at the same date. The amounts shown for liquidating distributions include distribution of a Partnership's cash on hand after collection of receivables and payment of all liabilities, and thus these amounts differ from the purchase price of a Partnership's Property Interests.

         If all of the Partnerships approve the Proposals, the Property Interests which would be purchased by the Company would consist of interests in over 1,200 gross wells covering 93 fields in seven states. The Company-operated properties comprise a majority of the PV-10 Value of all such Property Interests which would be acquired. In the aggregate, if all of the interests are acquired, it would increase the Company's total proved reserves at December 31, 1997, by approximately 26%. These properties are principally gas, with 73% of the December 31, 1997 reserve volumes and 69% of 1997 production attributable to these properties comprised of natural gas. Among these properties, the principal properties to be acquired are located in the states of Texas, Oklahoma and Louisiana. The only three fields which would comprise more than 10% of the aggregate of all Property Interests to be acquired if all the Proposals are approved (based upon their PV-10 Value at December 31, 1997) are the following:

         The Weatherford Area in the Anardarko Basin in Caddo and Custer Counties of Oklahoma includes the Weatherford and Eakly Fields. These two fields include 108 wells, 40 operated by Swift, producing from the Red Fork and Springer formations with over 93% of the total proved reserves as of December 31, 1997 comprised of natural gas. Interests in these fields were first acquired in 1989. The Partnerships' aggregate Property Interests in these fields account for approximately 18.5% of the total Partnerships' PV-10 Value and 5.58% of the Company's PV-10 Value at year-end 1997. The Company holds no direct working interest in these properties.

         The AWP Field is located in McMullen County in South Texas. The properties to be acquired include interest in 96 wells, all operated by Swift, producing from the tight-sand Olmos formation, with over 80% of the total proved reserves at December 31, 1997 comprised of natural gas. These properties were first acquired in 1988. The Partnerships' aggregate Property Interests in these fields account for approximately 13.1% of the total Partnerships' PV-10 Value and 3.96% of the Company's PV-10 Value at year-end 1997. The Company owns between a 47% and 75% direct working interest in the AWP wells in which the Partnerships own an interest, as well as up to a 100% working interest in other wells in the AWP Field, which is the Company's most significant property.

         The Second Bayou Field is located in Cameron Parish, Louisiana. The properties to be acquired include interest in 28 wells, all operated by Fina Oil and Chemical Company. This field has a substantial amount of behind-pipe and undeveloped reserves from multiple pay zones, which is common for South Louisiana production. Over 90% of the total proved reserves of this field at December 31, 1997 were comprised of natural gas. These properties were first acquired in 1993. The Partnerships' aggregate Property Interests in these fields account for approximately 11.3% of the total Partnerships' PV-10 Value and 3.41% of the Company's PV-10 Value at year- end 1997. The Company owns between a 3% and 7% direct working interest in these properties.

                       SUMMARY PARTNERSHIP INFORMATION(a)

                                                                                                        PERCENTAGE OF GAS(b)
                                                                                                     ---------------------------
                       YEARS SINCE     COMPANION     NO. OF   NO. OF   TOTAL ASSETS   PV-10 VALUE       1997         12/31/97
  PARTNERSHIP NAME      INCEPTION     PARTNERSHIP    WELLS    FIELDS     12/31/97       12/31/97     PRODUCTION    RESERVE AMTS
  ----------------     -----------    -----------    ------   ------   ------------   ------------   -----------   -------------
SWIFT ENERGY INCOME PARTNERS ("SEIP")
(24 Partnerships -- All operating partnerships)
  SEIP 1986-D........      11             --          128        6     $  2,519,671   $ 2,327,011        78%            81%
  SEIP 1987-A........      11             --          157       10        2,924,868     2,817,686        74%            79%
  SEIP 1987-B........      11             --          187       14        4,390,459     3,949,746        80%            83%
  SEIP 1987-C........      10             --          158       10        2,968,685     2,731,738        85%            85%
  SEIP 1987-D........      10             --          284       20        2,087,397     1,648,735        80%            80%
  SEIP 1988-A........      10             --          274       18        1,632,237     1,448,565        84%            82%
  SEIP 1988-B........      10        SEMPAP 1988-A    280       21        1,035,904       895,773        87%            89%
  SEIP 1988-C........       9        SEMPAP 1988-B    632       29          852,696       983,661        85%            86%
  SEIP 1988-D........       9        SEMPAP 1988-C    535       22          994,832     1,269,413        77%            79%
  SEIP 1989-A........       9        SEMPAP 1989-A    801       37        2,395,343     2,557,309        46%            56%
  SEIP 1989-B........       9        SEMPAP 1989-B    643       34        3,871,732     4,009,417        50%            60%
  SEIP 1989-C........       8        SEMPAP 1989-C    367       20        1,067,405       993,485        51%            55%
  SEIP 1989-D........       8        SEMPAP 1989-D    263       21        1,060,246     1,392,883        59%            69%
  SEIP 1990-A........       8        SEMPAP 1990-A    224       18        2,325,842     2,657,236        91%            91%
  SEIP 1990-B........       8        SEMPAP 1990-B    224       18        1,320,209     1,690,766        90%            91%
  SEIP 1988-1........      10        SEMPAP 1988-1    200       14          272,690       201,163        93%            93%
  SEIP 1988-2........       9        SEMPAP 1988-2    471       17          422,150       428,295        75%            78%
  SEIP 1988-3........       9        SEMPAP 1988-2    500       21          637,001       624,152        70%            74%
  SEIP 1989-1........       9             --          656       26          796,382       823,195        48%            60%
  SEIP 1989-2........       9        SEMPAP 1989-1    643       34        1,745,795     1,779,114        51%            61%
  SEIP 1989-3........       8        SEMPAP 1989-2    367       20          555,380       544,207        53%            58%
  SEIP 1989-4........       8             --          263       21          407,441       520,349        60%            69%
  SEIP 1990-1........       8             --          224       18          598,658       684,917        91%            91%
  SEIP 1990-2........       8             --          224       18          394,877       494,088        90%            91%

SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIPS ("SEMPAP")
(13 Partnerships -- All non-operating partnerships)
  SEMPAP 1988-A......      10         SEIP 1988-B     200       14          480,570       484,519        93%            92%
  SEMPAP 1988-B......       9         SEIP 1988-C     552       22          439,044       602,813        89%            88%
  SEMPAP 1988-C......       9         SEIP 1988-D     484       19          310,901       399,008        77%            79%
  SEMPAP 1989-A......       9         SEIP 1989-A     772       33          894,877     1,024,373        50%            60%
  SEMPAP 1989-B......       9         SEIP 1989-B     614       30        1,604,592     1,859,102        54%            63%
  SEMPAP 1989-C......       8         SEIP 1989-C     338       16          642,552       611,918        55%            59%
  SEMPAP 1989-D......       8         SEIP 1989-D     263       21          566,447       770,968        59%            69%
  SEMPAP 1990-A......       8         SEIP 1990-A     224       18        1,469,780     1,888,635        91%            91%
  SEMPAP 1990-B......       8         SEIP 1990-B     224       18        1,042,830     1,455,668        90%            91%
  SEMPAP 1988-1......       9         SEIP 1988-1     200       14          248,171       191,265        93%            92%
                                      SEIP 88-1 &
  SEMPAP 1988-2......       9            88-3         363       10          551,123       517,404        67%            72%
  SEMPAP 1989-1......       9         SEIP 1989-2     614       30        1,369,124     1,544,890        55%            63%
  SEMPAP 1989-2......       8         SEIP 1989-3     338       16          339,803       390,195        56%            61%

SWIFT ENERGY OPERATING PARTNERS ("SEOP")
(13 Partnerships -- All operating partnerships)
  SEOP 1991-C........       6         SEPP 1991-C     427       21        1,836,041     2,117,830        63%            66%
  SEOP 1992-A........       6         SEPP 1992-A     315       18        1,563,796     1,430,194        75%            92%
  SEOP 1992-B........       6         SEPP 1992-B     315       18        3,205,916     3,357,192        85%            93%
  SEOP 1992-C........       5         SEPP 1992-C     472       31        4,624,022     4,484,201        78%            82%
  SEOP 1992-D........       5         SEPP 1992-D     226       20        1,888,378     1,782,087        69%            78%
  SEOP 1993-A........       5         SEPP 1993-A     245       25        2,634,456     2,619,770        67%            72%
  SEOP 1993-B........       5         SEPP 1993-B     245       25        3,999,299     3,162,357        60%            59%
  SEOP 1993-C........       4         SEPP 1993-C     245       25        2,801,251     2,368,261        63%            65%
  SEOP 1993-D........       4         SEPP 1993-D     133       18        2,448,298     2,447,617        71%            63%
  SEOP 1994-A........       4         SEPP 1994-A     174       20        2,826,830     2,666,567        59%            63%
  SEOP 1994-B........       4         SEPP 1994-B     174       20        3,604,339     3,566,231        64%            63%
  SEOP 1994-C........       3         SEPP 1994-C     227       23        3,498,954     3,352,411        47%            63%
  SEOP 1994-D........       3         SEPP 1994-D     128        7        3,617,365     3,083,256        60%            65%

SWIFT ENERGY PENSION PARTNERS ("SEPP")
(13 Partnerships -- All non-operating partnerships)
  SEPP 1991-C........       6         SEOP 1991-C     427       21        1,379,021     1,742,627        63%            66%
  SEPP 1992-A........       6         SEOP 1992-A     315       18        1,166,675     1,286,221        75%            92%
  SEPP 1992-B........       6         SEOP 1992-B     315       18        1,539,916     1,968,944        85%            93%
  SEPP 1992-C........       5         SEOP 1992-C     472       31        2,156,190     2,400,896        78%            82%
  SEPP 1992-D........       5         SEOP 1992-D     226       20        2,302,132     2,263,118        69%            78%
  SEPP 1993-A........       5         SEOP 1993-A     245       25        2,288,079     2,332,948        67%            72%
  SEPP 1993-B........       5         SEOP 1993-B     245       25        2,472,675     2,048,682        60%            59%
  SEPP 1993-C........       4         SEOP 1993-C     245       25        1,902,998     1,674,959        63%            65%
  SEPP 1993-D........       4         SEOP 1993-D     133       18        1,434,890     1,516,278        71%            63%
  SEPP 1994-A........       4         SEOP 1994-A     174       20        1,634,500     1,578,850        59%            63%
  SEPP 1994-B........       4         SEOP 1994-B     174       20        2,240,827     2,261,965        64%            63%
  SEPP 1994-C........       3         SEOP 1994-C     227       23        1,833,917     1,820,780        47%            63%
  SEPP 1994-D........       3         SEOP 1994-D     128        7        2,237,066     1,957,390        60%            65%
                                                                       ------------   ------------       ---            ---
                                                                       $110,375,545   $110,505,294       69%            73%
                                                                       ============   ============       ===            ===


                         PERCENTAGE OF
                         NON-PRODUCING
  PARTNERSHIP NAME     RESERVES 12/31/97
  ----------------     -----------------
SWIFT ENERGY INCOME PARTNERS ("SEIP")
(24 Partnerships -- All operating partnerships)
  SEIP 1986-D........         66%
  SEIP 1987-A........         67%
  SEIP 1987-B........         56%
  SEIP 1987-C........         57%
  SEIP 1987-D........         26%
  SEIP 1988-A........         27%
  SEIP 1988-B........         30%
  SEIP 1988-C........         26%
  SEIP 1988-D........         25%
  SEIP 1989-A........         16%
  SEIP 1989-B........         17%
  SEIP 1989-C........         19%
  SEIP 1989-D........         23%
  SEIP 1990-A........         32%
  SEIP 1990-B........         30%
  SEIP 1988-1........         31%
  SEIP 1988-2........         23%
  SEIP 1988-3........         21%
  SEIP 1989-1........         17%
  SEIP 1989-2........         18%
  SEIP 1989-3........         20%
  SEIP 1989-4........         24%
  SEIP 1990-1........         32%
  SEIP 1990-2........         30%

SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIPS ("SEMPAP")
(13 Partnerships -- All non-operating partnerships)
  SEMPAP 1988-A......         34%
  SEMPAP 1988-B......         29%
  SEMPAP 1988-C......         26%
  SEMPAP 1989-A......         18%
  SEMPAP 1989-B......         19%
  SEMPAP 1989-C......         21%
  SEMPAP 1989-D......         23%
  SEMPAP 1990-A......         32%
  SEMPAP 1990-B......         30%
  SEMPAP 1988-1......         34%
  SEMPAP 1988-2......         19%
  SEMPAP 1989-1......         19%
  SEMPAP 1989-2......         22%

SWIFT ENERGY OPERATING PARTNERS ("SEOP")
(13 Partnerships -- All operating partnerships)
  SEOP 1991-C........         13%
  SEOP 1992-A........         33%
  SEOP 1992-B........         33%
  SEOP 1992-C........         30%
  SEOP 1992-D........         71%
  SEOP 1993-A........         73%
  SEOP 1993-B........         59%
  SEOP 1993-C........         65%
  SEOP 1993-D........         69%
  SEOP 1994-A........         48%
  SEOP 1994-B........         55%
  SEOP 1994-C........         25%
  SEOP 1994-D........         19%

SWIFT ENERGY PENSION PARTNERS ("SEPP")
(13 Partnerships -- All non-operating partnerships)
  SEPP 1991-C........         13%
  SEPP 1992-A........         33%
  SEPP 1992-B........         33%
  SEPP 1992-C........         31%
  SEPP 1992-D........         70%
  SEPP 1993-A........         73%
  SEPP 1993-B........         59%
  SEPP 1993-C........         65%
  SEPP 1993-D........         69%
  SEPP 1994-A........         48%
  SEPP 1994-B........         55%
  SEPP 1994-C........         25%
  SEPP 1994-D........         19%
                              ---
                              39%
                              ===

                       SUMMARY PARTNERSHIP INFORMATION(a)

                                                                                        ENGINEERING FIRMS
                                                     ESTIMATED      CIBC OPPENHEIMER       FAIR MARKET
                                  1998 CASH         LIQUIDATING     FAIR MARKET VALUE         VALUE         FAIR MARKET
      PARTNERSHIP NAME         DISTRIBUTIONS(C)   DISTRIBUTION(D)       ESTIMATE            ESTIMATE         VALUE(E)
      ----------------         ----------------   ---------------   -----------------   -----------------   -----------
SWIFT ENERGY INCOME PARTNERS ("SEIP")
(24 Partnerships -- All operating partnerships)
  SEIP 1986-D................    $   175,640        $ 1,691,807        $ 1,369,233         $ 1,567,013      $ 1,567,013
  SEIP 1987-A................        192,634          1,946,673          1,633,293           1,891,557        1,891,557
  SEIP 1987-B................        441,905          2,556,938          2,300,789           2,487,048        2,487,048
  SEIP 1987-C................        319,632          1,777,553          1,509,772           1,648,082        1,648,082
  SEIP 1987-D................        260,873          1,495,861          1,133,246           1,139,378        1,139,378
  SEIP 1988-A................        206,080          1,138,374            973,233             991,898          991,898
  SEIP 1988-B................        122,404            793,754            647,934             654,752          654,752
  SEIP 1988-C................        112,497            741,628            715,596             715,415          715,596
  SEIP 1988-D................        163,404            954,556            912,565             964,529          964,529
  SEIP 1989-A................        501,952          1,841,991          1,926,262           1,924,455        1,926,262
  SEIP 1989-B................        763,665          3,146,801          3,028,036           3,083,309        3,083,309
  SEIP 1989-C................        263,508            907,224            700,816             707,621          707,621
  SEIP 1989-D................        156,465          1,069,395          1,011,026           1,077,886        1,077,886
  SEIP 1990-A................        460,409          2,195,043          1,770,035           1,930,359        1,930,359
  SEIP 1990-B................        254,614          1,300,744          1,124,167           1,232,438        1,232,438
  SEIP 1988-1................         31,576            226,630            146,639             145,331          146,639
  SEIP 1988-2................         53,654            404,717            321,722             344,363          344,363
  SEIP 1988-3................         83,821            583,491            473,711             503,103          503,103
  SEIP 1989-1................        149,746            575,265            604,515             610,895          610,895
  SEIP 1989-2................        361,423          1,404,468          1,338,435           1,366,070        1,366,070
  SEIP 1989-3................        131,539            480,065            377,256             388,917          388,917
  SEIP 1989-4................         58,565            379,113            367,510             391,776          391,776
  SEIP 1990-1................        118,469            566,839            456,496             497,826          497,826
  SEIP 1990-2................         75,268            387,593            326,379             357,814          357,814
SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIPS ("SEMPAP")
(13 Partnerships -- All non-operating partnerships)
  SEMPAP 1988-A..............         77,204            367,219            347,204             342,030          347,204
  SEMPAP 1988-B..............         69,698            411,721            436,930             428,888          436,930
  SEMPAP 1988-C..............         49,876            307,834            290,891             297,515          297,515
  SEMPAP 1989-A..............        222,575            681,940            758,786             763,835          763,835
  SEMPAP 1989-B..............        393,333          1,296,417          1,382,913           1,419,895        1,419,895
  SEMPAP 1989-C..............        164,095            601,145            420,342             428,967          428,967
  SEMPAP 1989-D..............         90,686            627,530            558,871             596,024          596,024
  SEMPAP 1990-A..............        343,418          1,606,640          1,260,871           1,375,076        1,375,076
  SEMPAP 1990-B..............        236,907          1,179,094            965,293           1,058,264        1,058,264
  SEMPAP 1988-1..............         31,091            200,600            137,862             137,089          137,862
  SEMPAP 1988-2..............         66,004            507,499            387,188             413,823          413,823
  SEMPAP 1989-1..............        298,633          1,152,355          1,149,841           1,180,670        1,180,670
  SEMPAP 1989-2..............         91,831            326,820            265,714             276,138          276,138
SWIFT ENERGY OPERATING PARTNERS ("SEOP")
(13 Partnerships -- All operating partnerships)
  SEOP 1991-C................        251,749          1,525,351          1,508,176           1,617,489        1,617,489
  SEOP 1992-A................        288,051            779,579            908,932             961,599          961,599
  SEOP 1992-B................        577,428          1,937,761          2,118,171           2,257,441        2,257,441
  SEOP 1992-C................        777,343          3,000,613          3,025,691           3,097,269        3,097,269
  SEOP 1992-D................        196,192          1,027,779            993,575           1,025,173        1,025,173
  SEOP 1993-A................        248,940          1,434,683          1,470,188           1,456,092        1,470,188
  SEOP 1993-B................        478,409          2,305,815          2,049,580           1,905,857        2,049,580
  SEOP 1993-C................        310,853          1,512,412          1,447,987           1,389,251        1,447,987
  SEOP 1993-D................        259,888          1,375,138          1,467,493           1,421,415        1,467,493
  SEOP 1994-A................        224,279          1,587,809          1,725,946           1,541,759        1,725,946
  SEOP 1994-B................        305,102          2,096,747          2,287,464           2,040,891        2,287,464
  SEOP 1994-C................        272,867          2,159,720          2,246,106           2,103,263        2,246,106
  SEOP 1994-D................        347,569          2,410,994          2,158,881           2,080,309        2,158,881
SWIFT ENERGY PENSION PARTNERS ("SEPP")
(13 Partnerships -- All non-operating partnerships)
  SEPP 1991-C................        207,060          1,257,979          1,240,975           1,330,920        1,330,920
  SEPP 1992-A................        259,055            837,262            817,439             864,804          864,804
  SEPP 1992-B................        338,799          1,347,534          1,242,278           1,323,959        1,323,959
  SEPP 1992-C................        424,320          1,836,011          1,650,715           1,689,383        1,689,383
  SEPP 1992-D................        245,105          1,291,468          1,239,909           1,279,339        1,279,339
  SEPP 1993-A................        223,427          1,299,005          1,309,553           1,296,994        1,309,553
  SEPP 1993-B................        309,950          1,484,949          1,327,783           1,234,678        1,327,783
  SEPP 1993-C................        220,174          1,068,185          1,024,096             982,556        1,024,096
  SEPP 1993-D................        160,527            836,952            908,440             880,083          908,440
  SEPP 1994-A................        131,903            922,808          1,021,927             912,886        1,021,927
  SEPP 1994-B................        190,301          1,275,293          1,450,877           1,294,482        1,450,877
  SEPP 1994-C................        148,146          1,170,937          1,219,922           1,142,352        1,219,922
  SEPP 1994-D................        220,584          1,527,364          1,370,541           1,320,652        1,370,541
                                 -----------        -----------        -----------         -----------      -----------
                                 $15,213,115        $77,143,485        $72,764,017         $73,790,943      $75,291,494
                                 ===========        ===========        ===========         ===========      ===========

                                             PURCHASE PRICE   PURCHASE PRICE
                                PROPERTY     AS % OF SWIFT    AS % OF SWIFT
                                PURCHASE         ASSETS        PV-10 VALUE
      PARTNERSHIP NAME          PRICE(F)      12/31/97(G)      12/31/97(G)
      ----------------         -----------   --------------   --------------
SWIFT ENERGY INCOME PARTNERS
(24 Partnerships -- All opera
  SEIP 1986-D................  $ 1,684,539        0.50%            0.48%
  SEIP 1987-A................    2,033,424        0.60%            0.58%
  SEIP 1987-B................    2,673,577        0.79%            0.76%
  SEIP 1987-C................    1,771,688        0.52%            0.51%
  SEIP 1987-D................    1,224,831        0.36%            0.35%
  SEIP 1988-A................    1,066,290        0.31%            0.30%
  SEIP 1988-B................      703,858        0.21%            0.20%
  SEIP 1988-C................      769,266        0.23%            0.22%
  SEIP 1988-D................    1,036,869        0.31%            0.30%
  SEIP 1989-A................    2,070,732        0.61%            0.59%
  SEIP 1989-B................    3,314,557        0.98%            0.95%
  SEIP 1989-C................      760,693        0.22%            0.22%
  SEIP 1989-D................    1,158,727        0.34%            0.33%
  SEIP 1990-A................    2,075,136        0.61%            0.59%
  SEIP 1990-B................    1,324,871        0.39%            0.38%
  SEIP 1988-1................      157,637        0.05%            0.04%
  SEIP 1988-2................      370,190        0.11%            0.11%
  SEIP 1988-3................      540,836        0.16%            0.15%
  SEIP 1989-1................      656,712        0.19%            0.19%
  SEIP 1989-2................    1,468,525        0.43%            0.42%
  SEIP 1989-3................      418,086        0.12%            0.12%
  SEIP 1989-4................      421,159        0.12%            0.12%
  SEIP 1990-1................      535,163        0.16%            0.15%
  SEIP 1990-2................      384,650        0.11%            0.11%
SWIFT ENERGY MANAGED PENSION
(13 Partnerships -- All non-o
  SEMPAP 1988-A..............      373,244        0.11%            0.11%
  SEMPAP 1988-B..............      469,700        0.14%            0.13%
  SEMPAP 1988-C..............      319,829        0.09%            0.09%
  SEMPAP 1989-A..............      821,123        0.24%            0.23%
  SEMPAP 1989-B..............    1,526,387        0.45%            0.44%
  SEMPAP 1989-C..............      461,140        0.14%            0.13%
  SEMPAP 1989-D..............      640,726        0.19%            0.18%
  SEMPAP 1990-A..............    1,478,207        0.44%            0.42%
  SEMPAP 1990-B..............    1,137,634        0.34%            0.32%
  SEMPAP 1988-1..............      148,202        0.04%            0.04%
  SEMPAP 1988-2..............      444,860        0.13%            0.13%
  SEMPAP 1989-1..............    1,269,220        0.37%            0.36%
  SEMPAP 1989-2..............      296,848        0.09%            0.08%
SWIFT ENERGY OPERATING PARTNE
(13 Partnerships -- All opera
  SEOP 1991-C................    1,738,801        0.51%            0.50%
  SEOP 1992-A................    1,033,719        0.30%            0.30%
  SEOP 1992-B................    2,426,749        0.72%            0.69%
  SEOP 1992-C................    3,329,564        0.98%            0.95%
  SEOP 1992-D................    1,102,061        0.32%            0.31%
  SEOP 1993-A................    1,580,452        0.47%            0.45%
  SEOP 1993-B................    2,203,299        0.65%            0.63%
  SEOP 1993-C................    1,556,586        0.46%            0.44%
  SEOP 1993-D................    1,577,555        0.47%            0.45%
  SEOP 1994-A................    1,855,392        0.55%            0.53%
  SEOP 1994-B................    2,459,024        0.73%            0.70%
  SEOP 1994-C................    2,414,564        0.71%            0.69%
  SEOP 1994-D................    2,320,797        0.68%            0.66%
SWIFT ENERGY PENSION PARTNERS
(13 Partnerships -- All non-o
  SEPP 1991-C................    1,430,739        0.42%            0.41%
  SEPP 1992-A................      929,664        0.27%            0.27%
  SEPP 1992-B................    1,423,256        0.42%            0.41%
  SEPP 1992-C................    1,816,087        0.54%            0.52%
  SEPP 1992-D................    1,375,289        0.41%            0.39%
  SEPP 1993-A................    1,407,769        0.42%            0.40%
  SEPP 1993-B................    1,427,367        0.42%            0.41%
  SEPP 1993-C................    1,100,903        0.32%            0.31%
  SEPP 1993-D................      976,573        0.29%            0.28%
  SEPP 1994-A................    1,098,572        0.32%            0.31%
  SEPP 1994-B................    1,559,693        0.46%            0.45%
  SEPP 1994-C................    1,311,416        0.39%            0.37%
  SEPP 1994-D................    1,473,332        0.43%            0.42%
                               -----------       -----            -----
                               $80,938,359       23.87%           23.10%
                               ===========       =====            =====


---------------

(a) Summary information relates to total Partnership.

(b) Based on volumes on a Mcfe basis


(c) Cash distributions paid to Partners from January 1, 1998 to September 30, 1998.


(d) Purchase price less estimated dissolution expenses plus net assets less interim cash distributions.

(e) Represents the higher of the two fair market value estimates.

(f) Fair Market Value plus a 7.5% premium.

(g) As of 12/13/97 Swift's total asset value was $339 million and its PV-10 Value was $350 million.

FAIRNESS OF PROPOSED SALE


    The Managing General Partner believes that the entire transaction related to the Proposals involving the proposed method of sales of the Partnerships' Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:


    1. The Managing General Partner believes that the most important element of the Proposals is the determination of the Fair Market Values of the Partnerships' Property Interests. The prices to be paid by the Company to purchase the Partnerships' Property Interests were determined in the Managing General Partners' sole judgment by adding a 7.5% premium to the higher of the Appraisers' two estimates on a Partnership-by-Partnership basis of fair market value of the Partnerships' Property Interests, done on a Partnership-by-Partnership basis. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Partnerships' Property Interests" herein and "Special Factors--Collective Analysis of Purchase Price; Premium Over Fair Market Value" in each Partnership's specific Partnership Supplement.


    2. No transaction will take place in a particular Partnership unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by such Partnership's Companion Partnership.


    3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

    4. If any of the Proposals are approved by Investors, it is likely that the Managing General Partner intends to expend the capital necessary to develop various non-producing reserves on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See-- "Offer to Eligible Purchasers" below.

    5. In structuring the Proposals and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to income tax on its Partnership investment chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on the amount of any taxable income resulting from the liquidation of that Investor's Partnership, whether or not the Investor has available cash proceeds remaining from his liquidating distribution after some or all of such proceeds are used to purchase Common Stock.

    The individual Partnership Supplements contain an estimate of the liquidating net cash distributions payable to Investors if their Partnership's Proposal is approved, along with an estimate of the net cash distributions to Investors from their Partnership continuing to operate for the remaining life of that

Partnership's reserves. In all but three Partnerships, the estimated amount receivable from continuing operations is higher than the amount which Investors will receive if the Proposals are approved. Despite this difference, which ranges from 3% to 48%, depending upon the particular Partnership, the Managing General Partner believes that the Proposals are fair. The estimates of distributions from continuing operations are based upon continuation of current oil and gas prices over a 17 to 20 year period. Continued volatility in the markets for oil and gas therefore make this estimation subject to significant variance based upon pricing changes. In addition, there are significant operational risks over such a long period of time to which each of the
Partnerships would be subject.   Current cash distributions paid in one lump
sum currently are not subject to these risks.

    The fairness of the Proposals for the 18 Partnerships formed in the fourth quarter of 1986, the first three quarters of 1987, and between the fourth quarter of 1992 and the second quarter of 1994, the majority of whose proved reserves are non-producing, should be assessed in light of the benefit to the Managing General Partner of being able to use its capital resources to drill wells to develop undeveloped reserves, in addition to the possible benefit of holding such interests for a period of time sufficient to allow completion of wells in different zones in order to produce behind- pipe reserves.

    Notwithstanding the above, determinations made by the Special Transactions Committee, the independent Appraisers' determination of the fair market value of the properties, and the payment of a 7.5% premium does not necessarily remove the substantial conflicts of interest which exist due to the Managing General Partner acting on behalf of the Partnerships and also acting as the purchaser of the Property Interests from the Partnerships. No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Managing General Partner to purchase the Partnerships' oil and gas assets. Rather than setting the purchase price for Partnership Property Interests itself, the Managing General Partner determined it would be preferable to request three different independent Appraisers, using two different appraisal methods to determine fair market values at which such Property Interests should be purchased. The Managing General Partner then chose the higher of the two values on a Partnership-by-Partnership basis. The Managing General Partner believes that adding a 7.5% premium to the highest of the fair market value determinations made by the three Appraisers only increases the amount to be paid to Investors upon liquidation of their Partnerships and does not require a separate fairness opinion. The Managing General Partner believes that when the Appraisers rendered their opinion as to the "fair market value" of each Partnership's Property Interests, inherent within that appraisal was the appraiser's determination that these "fair market values" were "fair," or such determination would not have been made. Consequently, no independent fairness opinion upon the premium was requested. The determination of a different third party purchaser as to the purchase price to be paid might be more or less than that being proposed to be paid by the Managing General Partner.

         By selling all of their respective oil and gas assets to the Managing General Partner, proceeds from such liquidating sale will be distributed to the Partners in the Partnerships and the Partnerships will be liquidated, dissolved and terminated. These Proposals are subject to a number of conflicts of interest, all of which are discussed in greater detail below. The purpose of the Proposals is to provide for sale of the Partnerships' oil and gas assets because it is time that the business of the Partnerships be concluded, and to do so in a way intended to maximize the sale price of the Partnership's oil and gas assets. The Managing General Partner is proposing to purchase these assets from the Partnerships because it believes that its knowledge of the Properties allows it to pay the highest price for such assets. The reasons for proposing the sale of the Partnerships' Property Interests at this time are described below under "Special Factors--Reasons for the Proposal--Reasons for Sale of Assets at this Time." This decision was made after full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the properties, rather than the Managing General Partner setting that value and requesting a fairness opinion and the decision to add the 7.5% premium, was based upon the Managing

General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby, which are detailed herein.

See "Special Factors--Fairness of Proposed Sale" herein and in each Partnership's specific Partnership Supplement.

ALTERNATIVE TRANSACTIONS

    The Managing General Partner has given consideration to a number of different alternatives prior to submitting the Proposals to Investors for their approval. These alternatives include continued operation of the properties for a longer period, offering the Partnerships' Property Interests at auction or selling them in negotiated transactions. For the reasons discussed at greater length under "Reasons for the Proposals" above, the Managing General Partner believes that sale of the Partnerships' Property Interests at this time is preferable to continued operation of the Partnerships. Although in the past, certain marginal Property Interests have been sold in negotiated transactions or at auction, the Managing General Partner does not believe that such methods of sale are likely to maximize the value of the Partnerships' Property Interests, as discussed above. Although offering oil and gas properties for sale at auction is often an efficient means of selling smaller interests in properties in which the seller is not the operator of the property, auctions are generally unsuited to the offer and sale of substantial property interests, may exceed the normal size of properties offered at auction, and may well be beyond the purchasing capacity of the parties which typically are bidders at such auctions or might lower the price or the number of interested bidders.

    To the extent that the Managing General Partner is operator of properties in which a Partnership owns Property Interests, this can and often does negatively affect the interest of third party auction buyers in purchasing such properties, as well as the amount a third party auction buyer is likely willing to pay. Furthermore, auction buyers are generally not interested in purchasing properties with non-producing reserves, or will usually apply a large discount to such reserves. Many of the Partnerships have Property Interests in properties with a substantial amount of such reserves. Additionally, the transaction cost for auctions are often substantial. Similarly, negotiated sales of properties are negatively affected by the same factors regarding operations of the properties and non-producing reserves, and often require substantial periods of time for due diligence, negotiation, execution of agreements and closings. Purchasers in negotiated transactions are often interested in only selected properties, which often requires different properties to be sold to different purchasers, necessitating a large number of transactions.

    An alternative to the Proposals would be to continue each of the Partnerships according to its existing business plan. For the reasons set out above, principally including the decline in the revenues of each of the Partnerships while direct costs, general and administrative expenses and certain fixed oil field overhead and operating costs remain at fixed levels or decline at a less rapid rate (and in some cases, due to the number of years for which certain of the Partnerships have been in existence), the Managing General Partner recommends that Investors vote to approve the Proposals.

See "Special Factors--Consideration of Alternative Transactions" herein.

FEDERAL INCOME TAX CONSEQUENCES


    The federal income tax consequences of the sale of substantially all of the Partnerships' Property Interests and their liquidation may vary depending upon the type of partnership involved and the tax character of the Investor, as well as the Investor's individual circumstances. Generally, sales of the Partnership properties, as described in the Proposals, are taxable transactions to Investors of a Partnership that may generate taxable income or tax loss depending on the particular Partnership. Investors, however, that are Tax Exempt Plans that are not subject to acquisition indebtedness on their Partnership investment and that have only invested in Partnerships that own non-operating properties generally are not subject to federal income tax on their share of Partnership income or loss. The tax consequences resulting from the sale of Partnership properties are not affected by an Investor's decision to receive cash or Common Stock upon the applicable Partnership's liquidation. The purchase of Common Stock is not a taxable transaction for federal income purposes. For a more complete discussion of the federal income tax consequences of a sale of properties and Partnership liquidation, see "Federal Income Tax Consequences of the Proposals" herein. An opinion of Special Tax Counsel is included as an Exhibit to the Registration Statement. All Investors interested in electing to receive Common Stock in lieu of cash should read "Material Federal Income Tax Considerations of Electing to Receive Common Stock in lieu of Cash Upon Partnership Liquidation" herein. For information concerning the federal income tax risks associated with the sale of substantially all of the Partnerships' Property Interests and the acquisition of Company Common Stock by Investors, see "Risk Factors--Tax Risks" herein.


BENEFITS TO THE MANAGING GENERAL PARTNER

    The Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner's interests and any units its owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnerships' Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnerships' Property Interests itself, Managing General Partner will be able to maintain its position as operator of certain properties in which Partnerships own interests. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. Additionally, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets. Lastly, if individual Investors in Partnerships which approve the Proposals elect to purchase Company Common Stock, rather than receiving cash upon liquidation of their Partnerships, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.

See "Special Factors--Managing General Partner Benefits" herein.


NO APPRAISAL OR DISSENTERS' RIGHTS PROVIDED; INVESTOR LISTS; BOOKS AND RECORDS


    In connection with the Proposals to sell all of the Partnerships' oil and gas assets and liquidate the Partnerships, Investors are not entitled to any dissenters' or appraisal rights such as would be available to shareholders in a corporation engaging in a merger. Dissenting Investors are protected under state law by virtue of the fiduciary duty of the Managing General Partner to act with prudence in the business affairs of the Partnerships, although investors would be required to initiate suit to assert claims based upon a general partner's fiduciary duties under the Texas Revised Limited Partnership Act and the terms of each Partnership's limited partnership agreement.


    Generally speaking, Investors of each of the Partnerships are entitled to request copies of Investor lists showing the names and addresses of all Investors in that Partnership. The right to receive such Investor lists may be conditioned upon the Investors' paying the cost of duplication and a showing that the request is for a reasonable purpose. Reasonable requests would include requests for Investor lists for the purpose of challenging or opposing the Proposals. Requests for Investor lists may be addressed to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060; Attention: Investor Relations Department.


    The limited partnership agreements of the Partnerships provide that their books and records (generally limited to the records which are just and reasonable for Investors to examine and copy) are available for inspection by Investors or their duly authorized representatives at all reasonable times at the Partnerships' principal offices in Houston, Texas, although certain oil and gas operational materials may be kept confidential. For most of the Partnerships, a written request must be received stating a proper purpose for inspection of such books and records, with the inspection to be conducted at the Investor's expense. An Investor may request in writing without charge copies of a Partnership's limited partnership agreement, certificate of limited partnership and tax return.

CONSEQUENCES OF A PARTNERSHIP NOT APPROVING ITS PROPOSAL

    If the Investors in a Partnership do not approve its Proposal, such nonparticipating Partnership will continue to operate as a separate legal entity with its own assets and liabilities. There will be no change in its investment objectives, policies or restrictions, and the nonparticipating Partnerships will continue to be operated in accordance with the terms of their Partnership Agreement. It is also likely that the Proposal to the Companion Partnership of any such nonparticipating Partnership will be withdrawn even if a Proposal is approved by Investors of such Companion Partnership.

See "Special Factors--Consequences of Partnership not Approving its Proposal" herein.

SUPPLEMENTS FOR INDIVIDUAL PARTNERSHIPS AND CURRENT REPORTS INCLUDED

    Also included with the delivery of this Joint Proxy Statement/Prospectus are the following documents:

    o A separate Partnership Supplement (the "Partnership Supplement") containing information specific to each Investor's specific Partnership, including:

         o Information on the Partnership's oil and gas assets including the number of wells, fields, the nature of the oil and gas interest held, the Partnership's age, the top fields constituting 10% or more of the Partnership's PV-10 Value at December 31, 1997, and the portion of the Partnership's proved reserve comprised of proved producing, behind-pipe and non-developed reserves;

         o       Risk Factors specific to the Partnership;

         o The exact amount of the proposed purchase price for the Partnership's Property Interests, and estimates of the liquidating distribution to be made to Investors and a comparison of estimates of distributions from continuing operations to this liquidating distribution amount, and a discussion of the fairness of the transaction in light of these differing amounts;

         o Specific information on the number of units outstanding and the vote necessary to approve each Partnership's Proposal; and

         o Summary of the Partnership's business and financial condition, including cash distributions received over the last three years and information regarding transactions between the Managing General Partner and the Partnership including all fees paid to the Managing General Partner over the past three years.

    Also attached to each Partnership Supplement is:

         o a reserve report from H. J. Gruy & Associates, Inc., independent petroleum engineers, on that Partnership's oil and gas reserves as of December 31, 1997;

         o the fair market value estimate for that Partnership's Property Interests by J. R. Butler and Company and H. J. Gruy & Associates, Inc.; and

         o the fair market value estimate for that Partnership's Property Interests by CIBC Oppenheimer Corp.

    o The specific Partnership's Annual Report on Form 10-K for the year ended December 31, 1997 or financial statements and related financial information for fiscal years 1997, 1996 and 1995 for those Partnerships not subject to the informational requirements of the 1934 Act.

    o The specific Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 or financial statements and related financial information for the quarter ended March 31, 1998 for those Partnerships not subject to the informational requirements of the 1934 Act.

INVESTOR ELECTIONS

    The Investors are being asked by the Company to make two elections:

    o    Approve or disapprove their Partnership's Proposal, and

    o If approved, to receive their distributions in the form of cash, Common Stock or a combination thereof.

    Further, each Investor is hereby given the opportunity to purchase shares of Common Stock with funds in addition to the cash distributions they are entitled to receive in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares purchasable with their cash distribution, subject to prorata limitations in the event of oversubscription. See "Offer to Eligible Purchasers" below.

VOTING PROCEDURES

    This Joint Proxy Statement/Prospectus contains detailed procedures to be followed by Investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the Investors marked on the Proxies to be effective. The following is a summary of certain of these procedures:

    (a) Investors may make their elections on the Proxies signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date.

    (b) Eligible Purchasers may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

    (c) Investors failing to submit Proxies by the Due Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive their distribution in cash. See "The Proposals--Vote Required" herein and "Voting on the Proposal--Vote Required" in each Partnership's specific Partnership Supplement.

OFFER TO ELIGIBLE PURCHASERS

    Investor Election to Purchase Shares


    In connection with the concurrent Proposals for sale of substantially all of the assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering (the "Offering") up to 2,500,000 shares of the Company's Common Stock (the "Shares"). This Offering is made solely to Eligible Purchasers, those Investors of each Partnership in which the Proposals are approved by it and its Companion Partnership. Upon approval of the Proposals by Companion Partnerships and sale of such Partnerships' properties, the Partnerships' assets will consist solely of cash which each Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.


    Purchase Price

    The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

    A supplement to this Joint Proxy Statement/Prospectus (the "Prospectus Supplement") will be sent to Eligible Purchasers advising as to which Partnerships approved the Proposals and the purchase price of the Shares offered hereby.

    Shares Outstanding

    At June 30, 1998, 16,534,357 shares of Common Stock were issued and outstanding. If the 2,500,000 Shares had been issued as of such date, they would have constituted approximately 13.1% of the Company's issued and outstanding Common Stock.

    New York Stock Exchange and Pacific Exchange Listings

    The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

    Closing Date

    The Company will issue checks representing full or partial distributions and/or stock certificates representing the shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

    Due Date

    All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

    Oversubscription

    In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

    Revocation

    Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated proxy, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874- 2818; Attention: Investor Relations Department.

    Offers to Third Parties

    In the event this Offering is not fully subscribed by Eligible Purchasers, the Company may offer any remaining Shares from time to time to third parties including, but not limited to, underwriters and institutional investors. Specific terms of the offer for the unsubscribed Shares of Common Stock in respect of which this Prospectus is being delivered will be set forth in one or more accompanying prospectus supplements. Such prospectus supplement(s) will set forth, without limitation, the number of shares of Common Stock and the terms of the offering and sale thereof.

See "Investor Election to Participate in Offering of 2,500,000 Shares of Common Stock to Eligible Purchasers" herein and "Offering of Shares of Swift Energy Company Common Stock If Investors Approve the Proposal" in each Partnership's specific Partnership Supplement.

COMPARISON OF PARTNERSHIPS AND THE COMPANY

    The information below highlights a number of significant differences between the Partnerships and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights. These differences are discussed in detail under "Comparison of Ownership of Units or Shares." Such section of this Joint Proxy Statement/Prospectus also includes a summary comparison of the legal rights associated with the ownership of Units or Shares.


--------------------------------------------------------------------------------------------------------------------
                PARTNERSHIPS                                               COMPANY
--------------------------------------------------------------------------------------------------------------------
                                            Form of Organization
 o  Partnerships formed as Texas limited partnerships,       o  Company formed as a Texas corporation, which is a
    which are finite life entities.  At the end of the          continuing life entity.
    Partnerships' lives (or upon sale of substantially
    all of their assets), Investors receive net proceeds
    from sale of any remaining assets upon liquidation.

         The Partnerships and the Company are each vehicles recognized as appropriate for the holding of Property Interests and afford benefits to passive investors such as the Investors, such as limitation of liabilities.


                                           Length of Investment
 o  Expected holding period of five to ten years after       o  Company to be operated as an infinite life
    acquisition, subject to the Managing General                entity, with no plans or expectations as to the
    Partner's judgment as to the timing of sales                liquidation of Company assets

         Investors in each of the Partnerships expect liquidation of their investment when the assets of the Partnership are liquidated. In contrast, Shareholders are expected to achieve liquidity of their investments by trading the shares of Common Stock in the public markets. The Company does not expect to dispose of its investments within any prescribed periods.

                         Properties and Diversification

         The Company owns an oil and gas portfolio substantially larger and more diversified than the portfolio of any of the Partnerships or all of the Partnerships taken together. Whereas the Company is engaged in an active drilling program, which involves a higher degree of risk, the Partnerships were not established for any substantial drilling of oil and gas wells, and do not have the capital to do so.

--------------------------------------------------------------------------------------------------------------------
               PARTNERSHIPS                                                   COMPANY
--------------------------------------------------------------------------------------------------------------------
                                  Cash Distributions v. No Cash Dividends
 o  Partnerships have made quarterly cash                o  Shareholders in the Company cannot expect to
    distributions to Investors from sale of oil and         receive cash dividends, as the Company has never
    gas production.                                         paid any cash dividends and does not expect to do
                                                            so for the foreseeable future, although since
                                                            1995 it has paid two 10% common stock dividends.
                                                            Any profit or loss from investing in Company
                                                            Common Stock will come from the increase or
                                                            decrease in the price of that stock.

                                             Additional Equity

 o  Not authorized to issue equity securities beyond     o  Board of Directors likely to issue additional
    the Units initially offered to the public               securities (Common Stock or Preferred Stock),
                                                            plus various debt securities, which will dilute
                                                            any interest Investors may have in the Company


         Unlike the Partnerships, the Company has substantial flexibility to raise equity through the sale of Common Stock, Preferred Stock or sell debt securities to finance its business and affairs.

                                                 Debt Policy

 o  Partnerships not intended to borrow substantial      o  Expected that the Company may incur more leverage
    funds and borrowing was generally restricted or         than the Partnerships
    limited in the Partnerships' limited partnership
    agreements.

         In conducting its business, the Company may incur indebtedness to the extent believed appropriate, subject to indebtedness restrictions. It is expected that the Company will be more leveraged than any of the Partnerships.

                                               Management Control

 o  Substantially all management authority vested in     o  Board of Directors vested with control over the
    the Managing General Partner                            Company's business and affairs subject to
                                                            restrictions in the Company's Articles of
 o  Investors have no right to participate in               Incorporation and By-Laws
    management, except for limited matters that might
    be submitted to a vote of the Investors, such as     o  Shareholders elect members of the Board of
    the Proposals                                           Directors on a staggered basis annually

         To some extent, Shareholders will have greater control over management of the Company than the Investors have over the Partnerships because members of the Board of Directors are elected each year by the Shareholders at the Company's annual meeting.

SWIFT ENERGY COMPANY


         The Company is engaged in the development, exploration, acquisition and operation of oil and gas properties, with a primary focus on U.S. onshore natural gas reserves. As of December 31, 1997, the Company had interests in over 1,500 oil and gas wells located in 10 states, of which the Company operated 650 wells representing 91% of its proved reserve base. At such date, the Company had proved reserves of 361.5 Bcfe, of which approximately 87% were natural gas, 60% were proved developed and 93% were located in Texas. The Company's primary focus is development and exploration drilling in its two core areas: the AWP Olmos Field located in South Texas and the Texas Austin Chalk trend. The AWP Olmos Field is characterized by long-lived reserves, while the Austin Chalk trend is characterized by short-lived reserves with high initial production and rapid decline rates. These fields accounted for approximately 74% and 15%, respectively, of the Company's proved reserves as of December 31, 1997, and approximately 61% and 19%, respectively, of the Company's production during 1997.



         On August 26, 1998, the Company purchased certain producing oil and gas properties (the "Sonat Properties") from Sonat Exploration Company ("Sonat"), a subsidiary of Sonat Inc. As a result of the acquisition of the Sonat Properties (the "Sonat Properties Acquisition"), and assuming the Proposals are approved by all the Partnerships (collectively, the "Acquisitions"), the Acquisitions provide the Company with significant proved reserves as well as additional development and exploratory opportunities in its core areas. The Company expects to utilize its operating expertise in these areas to successfully develop and exploit these properties. The Acquisitions will increase the Company's interest in oil and gas wells to over 1,650 wells, of which the Company will operate approximately 765 wells. The Company expects reserves in the Austin Chalk trend to increase to approximately 26% of proved reserves as a result of the Acquisitions. See "--Recent Developments."



         The Company maintains a flexible capital spending program in order to take advantage of the relative economic attractiveness of either drilling or acquisition opportunities. Over the last several years, the Company's growth in reserves and production has resulted primarily from its increased acreage position and drilling activities in the AWP Olmos Field and in the Austin Chalk trend. The Company has budgeted capital expenditures of $241.5 million for 1998, comprised of $145.8 million for the Acquisitions and $95.7 million for development and exploration. Approximately 59% of the $95.7 million is targeted for the continued development of the Company's two core areas. The Company is also actively pursuing exploratory drilling opportunities in high potential projects elsewhere in the Gulf Coast Basin and in New Zealand.



         In 1997, the Company increased its proved reserves by 40% primarily from additions through drilling, resulting in the replacement of 522% of 197 production. The Company's five-year average reserve replacement costs were $0.76 per Mcfe. As a result of increased drilling activity, 1997 production increased 31% over 1996 production. Due to economies of scale, geographic concentration and increased production, general and administrative expenses and production costs have fallen from $0.57 and $0.39 per Mcfe, respectively, in 1992 to $0.14 and $0.35 per Mcfe, respectively, in 1997. For the six months ended June 30, 1998, such costs were $0.13 and $0.34 per Mcfe, respectively.


See "Business and Properties--General" herein.

BUSINESS STRATEGY


         The Company pursues a balanced growth strategy that includes an active drilling program, strategic acquisitions and advanced technologies. The Company's operating philosophy is to increase its reserve base through both drilling and acquisitions, shifting the balance between the two in response to market conditions.

         Key elements of the Company's strategy include the following:

         Active Drilling Program. With the expanded inventory of drilling prospects that the Company will have following the assumed consummation of both of the Acquisitions and when economic drilling conditions improve, the Company intends to pursue an active program of development drilling in its core areas together with selected step-out and exploratory drilling on its undeveloped acreage. Exploratory drilling is based on a "controlled risk" approach, focusing on regions where the exploration objective would allow the Company to utilize its technological or geological expertise and that are in close proximity to known production. In 1997, the Company drilled 128 net development wells, 127 of which were in the Company's AWP Olmos Field and Austin Chalk trend core areas, and seven net exploration wells, of which two were in such core areas. During this period, the Company had net drilling success rates of 97% for development wells and 38% for exploratory wells. The Company expects to drill a total of 77 gross wells in 1998, 55 of which had been drilled as of June 30, 1998 at a capital cost of approximately $45.7 million to the Company. The Company anticipates that drilling activity in the AWP Olmos Field and the Austin Chalk trend will represent 59% of the total 1998 drilling budget. The Company looks to reduce its overall risk exposure with respect to development and exploration activities by entering into joint development agreements with industry partners to share capital exposure for any individual well. As an example of this strategy, the Company has active joint development projects with, among others, Union Pacific Resources Company ("UPRC") and Chevron USA production Company ("Chevron") in the Austin Chalk trend, in which the Company serves as operator of a majority of the wells.

         Strategic Acquisitions. The Company continuously reviews acquisition opportunities, including opportunities to acquire properties with significant proved producing reserves and substantial undeveloped acreage for future drilling activities. The Company targets properties located in close proximity to its current reserves, where such reserves can be increased through development drilling and where operating efficiencies can be achieved. Using these criteria, the Company employs a disciplined, market-driven approach to acquisitions to augment its drilling program. The Company has conducted an ongoing acquisition program since its inception.

         Advanced Technologies. In order to minimize the risks associated with development and exploration drilling and enhance operating efficiencies, the Company has devoted considerable resources to developing advanced technological expertise. These technologies include 2-D and 3-D seismic analysis, amplitude versus offset (AVO) studies and detailed formation depletion studies. The Company has also attained substantial expertise in horizontal well drilling technology, having participated as of June 30, 1998 in 70 such wells in the Austin Chalk trend, 62 of which have been successful. Additionally, the Company uses innovative fracturing methods, coiled tubing technology and computer telemetry to monitor well performance. As a result of these technologies, the Company has enhanced its production yields while reducing its costs per Mcfe. Application of thee technologies has enabled the Company to achieve historical drilling success rates that exceed applicable U.S. industry averages.


See "Business and Properties--Business Strategy" herein.

RECENT DEVELOPMENTS


         In addition to the proposed acquisition of the Partnerships' Property Interests (sometimes referred to herein as the "Partnership Properties Acquisition"), the Company recently consummated the following transactions:

         Sonat Properties Acquisition. On August 26, 1998, the Company purchased from Sonat, effective April 1, 1998, the Sonat Properties for approximately $87.6 million in cash. As of April 1, 1998, estimated proved reserves for the Sonat Properties were 91.1 Bcfe, of which approximately 56% was natural gas, with 1997 production of 22.0 Bcfe, of which approximately 51% was natural gas. The properties include 156 producing oil and natural gas wells in the Brookeland Field in Southeast Texas and the Masters Creek Field in Western Louisiana, 21 saltwater disposal wells, a 20% interest in two natural gas plants, associated production facilities and working interests averaging 50% in approximately 200,000 undeveloped gross acres containing more than 50 drilling locations. The Company became operator of 113 of the 156 wells. The two gas plants have combined capacity of 250 Mmcfe per day, and in 1997 had operating cash flow of $2.8 million. UPRC is the operator of both plants.

         Acquisition of the Sonat Properties extends one of the Company's core areas through the addition of producing reserves that will significantly increase the Company's production on a short-term basis.


See "Business and Properties--Recent Developments" herein.


         New Credit Facility. On August 18, 1998, the Company closed on a $250.0 million revolving line of credit (the "New Credit Facility"), of which Bank One, Texas, National Association, the lead bank, has committed $37.5 million and has syndicated the balance with a group of nine other banks. The New Credit Facility is subject to an initial borrowing base of $170.0 million. However, an additional $30.0 million will be added to this borrowing base upon consummation of the Partnership Properties Acquisition. As of September 1, 1998, $19.2 million of the $170.0 million borrowing base was available to the Company. The New Credit Facility replaces all of the Company's prior bank credit facilities. The borrowing base will be redetermined semi-annually on the basis of reserve reports and other information available to the lenders. In addition, the lenders may, at their discretion, make a redetermination of the borrowing base at any time including in connection with a request by the Company to redetermine the borrowing base, the incurrence of additional debt and the sale or transfer of properties by the Company.

         Borrowings under the New Credit Facility bear interest, at the option of the Company, either at (i) the lead bank's prime rate, currently 8.5%, or
(ii) adjusted LIBOR plus the applicable margin, which increases as the level of outstanding debt increases. The New Credit Facility extends until August 18, 2002. The terms of the New Credit Facility include restrictions such as limitations on debt obligations, certain liens, dividends (not to exceed $2.0 million annually), a $15.0 million limit on repurchases by the Company of its Common Stock, as well requirements as to maintenance of certain minimum financial ratios (principally pertaining to working capital, debt and equity ratios).

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                            OF SWIFT ENERGY COMPANY

     The summary historical consolidated financial data of the Company for each of the five years in the period ended December 31, 1997, has been derived from the audited consolidated financial statements of the Company. The summary historical consolidated financial data of the Company as of and for each of the six months ended June 30, 1998 and 1997 were derived from the unaudited condensed consolidated financial statements of the Company. In the opinion of the Company's management, the summary historical consolidated financial data of the Company as of and for each of the six months ended June 30, 1998 and 1997 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the six months ended June 30, 1998 should not be regarded as indicative of the results that may be expected for the full year.


     The information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in the Joint Proxy
Statement/Prospectus.


                                               SIX MONTHS ENDED
                                                   JUNE 30,                         YEAR ENDED DECEMBER 31,
                                            -----------------------   ----------------------------------------------------
                                             1998(A)      1997(A)     1997(A)    1996(A)    1995(A)      1994       1993
                                            ---------   -----------   --------   --------   --------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.......................  $ 31,483     $ 32,441     $ 69,015   $ 52,771   $ 22,528   $ 19,802   $ 15,536
  Fees and Earned Interests(b)............       205          264          746        937        590        702      4,072
  Interest income.........................        63        1,750        2,395        433        212         48        201
  Other, net..............................     1,065        1,195        2,556      2,157      1,762      1,073        604
                                            --------     --------     --------   --------   --------   --------   --------
        Total Revenues....................    32,816       35,650       74,712     56,298     25,092     21,625     20,413
                                            --------     --------     --------   --------   --------   --------   --------
Costs and Expenses:
  General and administrative, net of
    reimbursement.........................     1,880        1,808        3,524      4,150      3,336      3,323      3,206
  Depreciation, depletion, and
    amortization..........................    13,985       11,108       24,247     16,526      8,839      7,905      7,301
  Oil and gas production..................     4,875        4,172        8,779      6,142      4,907      3,764      2,680
  Interest expense, net...................     2,970        2,393        5,033        694      1,115      1,795        598
                                            --------     --------     --------   --------   --------   --------   --------
        Total Costs and Expenses..........    23,710       19,481       41,583     27,512     18,197     16,787     13,785
                                            --------     --------     --------   --------   --------   --------   --------
Income before Income Taxes................     9,106       16,169       33,129     28,786      6,895      4,838      6,628
Provision for Income Taxes................     2,980        5,286       10,819      9,760      1,982      1,112      1,732
                                            --------     --------     --------   --------   --------   --------   --------
Income Before Cumulative Effect of Change
  in Accounting Principle.................  $  6,126     $ 10,883     $ 22,310   $ 19,026   $  4,913   $  3,726   $  4,896
                                            ========     ========     ========   ========   ========   ========   ========
Per share amounts (c)--
  Basic...................................  $   0.37     $   0.66     $   1.35   $   1.27   $   0.49   $   0.51   $   0.68
                                            ========     ========     ========   ========   ========   ========   ========
  Diluted.................................  $   0.37     $   0.61     $   1.26   $   1.25   $   0.49   $   0.51   $   0.64
                                            ========     ========     ========   ========   ========   ========   ========
Weighted Average Shares Outstanding(c)....    16,513       16,552       16,493     15,001     10,035      7,309      7,247
                                            ========     ========     ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Net cash provided by operating
  activities..............................  $ 25,491     $ 30,285     $ 55,256   $ 37,103   $ 14,376   $ 10,395   $  7,238
Capital expenditures......................    66,968       64,043      131,967     91,487     40,033     34,531     24,229
Ratio of earnings to fixed charges(d).....       2.6x         5.4x         5.2x      12.8x       3.1x       2.6x       7.0x
BALANCE SHEET DATA:
Working capital...........................  $ 10,345     $ 25,543     $  1,464   $ 68,704   $  3,247   $(13,137)  $  9,742
Total assets..............................   404,259      315,219      339,115    310,375    175,253    135,673    160,893
Long-term debt:
  6.25% Convertible Subordinated Notes....   115,000      115,000      115,000    115,000         --         --         --
  6.5% Convertible Subordinated
    Debentures............................        --           --           --         --     28,750     28,750     28,750
  Existing Credit Facility................    64,000           --        7,915         --         --         --         --
Stockholders' equity......................   165,937      147,115      159,401    142,762     93,346     42,127     54,466


---------------


(a) For a discussion of the significant items affecting comparability of 1997, 1996, 1995, and for the six months ended June 30, 1998 and 1997, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.


(b) As of January 1, 1994, the Company changed its revenue recognition policy for earned interests. Accordingly, for 1997, 1996, 1995, 1994, and for the six months ended June 30, 1998 and 1997, "Fees and Earned Interests" do not include earned interests.

(c) Amounts have been retroactively restated in all periods presented to: (a) an equivalent change in capital structure as a result of two 10% stock dividends, one in September 1994, the other in October 1997 (see Note 2 to the Consolidated Financial Statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Consolidated Financial Statements).
(d) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represents income before income taxes from continuing operations before fixed charges. The Company's Management uses the ratio of earnings to fixed charges to determine the extent to which the Company's earnings are adequate to cover fixed charges (as defined).

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA
                            OF SWIFT ENERGY COMPANY


    The summary historical consolidated financial data of the Company for the year ended December 31, 1997 has been derived from the audited consolidated financial statements of the Company. The summary historical consolidated financial data of the Company as of and for the six month period ended June 30, 1998 were derived from the unaudited condensed consolidated financial statements of the Company.



    The unaudited summary pro forma financial data is based on the Company's historical financial statements, adjusted to give effect to the following scenarios (i) the purchase of substantially all of the oil and gas assets (the "Partnership Properties Acquisition") of all 63 Partnerships ("100% Case") for
(a) all cash or (b) cash and 2.5 million shares of Common Stock at an assumed price of $18 per share and the Sonat Properties Acquisition consummated for all cash and (ii) the effect of the approval of the Proposals by those 48 Partnerships with the lowest levels of net cash provided by operating activities, selected in ascending order until the group of such Partnerships collectively represent approximately 50% of the combined net cash provided by operating activities for the six months ended June 30, 1998 of all 63 Partnerships ("50% Case") for (a) all cash or (b) 2.1 million shares of Common Stock at an assumed price of $18 per share and the Sonat Properties Acquisition consummated for all cash. The above scenarios assume that the Company uses available cash and borrowings under the new $250 million credit facility due 2002 (the "New Credit Facility") to satisfy the required cash outlay to fund the Partnership Properties Acquisition and the Sonat Properties Acquisition (together "the Acquisitions"). The unaudited summary pro forma statements of income data assumes the Partnership Properties Acquisition and the Sonat Properties Acquisition occurred January 1, 1997. The unaudited summary balance sheet data assumes the Partnership Properties Acquisition and the Sonat Properties Acquisition occurred as of June 30, 1998. The unaudited summary pro forma data is not necessarily indicative of the results that actually would have occurred if the Partnership Properties Acquisition and the Sonat Properties Acquisition had been in effect on the dates indicated or which may be obtained in the future.


    The information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the Unaudited Pro Forma Consolidated Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in the Joint Proxy Statement/Prospectus.


                                                                           YEAR ENDED DECEMBER 31, 1997
                                                          --------------------------------------------------------------
                                                                        100% CASE PARTNERSHIP      50% CASE PARTNERSHIP
                                                                       PROPERTIES ACQUISITION &   PROPERTIES ACQUISITION
                                                                           SONAT PROPERTIES         & SONAT PROPERTIES
                                                                        ACQUISITION PRO FORMA     ACQUISITION PRO FORMA
                                                                       ------------------------   ----------------------
                                                          HISTORICAL   ALL CASH    EQUITY/CASH    ALL CASH    ALL EQUITY
                                                          ----------   ---------   ------------   --------    ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.....................................   $ 69,015    $169,367      $169,367     $155,964     $155,964
  Fees from limited partnerships........................        746         542           542         620           620
  Interest income.......................................      2,395       2,395         2,395       2,395         2,395
  Other, net............................................      2,556       2,778         2,778       2,703         2,703
                                                           --------    --------      --------     --------     --------
        Total Revenues..................................     74,712     175,082       175,082     161,682       161,682
                                                           --------    --------      --------     --------     --------
Costs and Expenses:
  General and administrative, net of reimbursement......      3,524       7,683         7,683       6,324         6,324
  Depreciation, depletion, and amortization.............     24,247      56,660        56,660      53,018        53,018
  Oil and gas production................................      8,779      31,654        31,654      27,422        27,422
  Interest expense, net.................................      5,033      15,613        12,126      13,807        10,848
                                                           --------    --------      --------     --------     --------
        Total Costs and Expenses........................     41,583     111,610       108,123     100,571        97,612
                                                           --------    --------      --------     --------     --------
Income before Income Taxes..............................     33,129      63,472        66,959      61,111        64,070
Provision for Income Taxes..............................     10,819      21,136        22,321      20,332        21,340
                                                           --------    --------      --------     --------     --------
Income Before Cumulative Effect of Change in Accounting
  Principle.............................................   $ 22,310    $ 42,336      $ 44,638     $40,779        42,730
                                                           ========    ========      ========     ========     ========
Per share amounts --
  Basic.................................................   $   1.35    $   2.57      $   2.35     $  2.47      $   2.30
                                                           ========    ========      ========     ========     ========
  Diluted...............................................   $   1.26    $   2.23      $   2.09     $  2.15      $   2.04
                                                           ========    ========      ========     ========     ========
Weighted Average Shares Outstanding.....................     16,493      16,493        18,993      16,493        18,615
                                                           ========    ========      ========     ========     ========
OTHER FINANCIAL DATA:
Net cash provided by operating activities...............   $ 55,256    $107,695      $109,997     $102,496     $104,447
Capital expenditures....................................    131,967     278,350       233,350     254,838       215,999
Ratio of earnings to fixed charges(a)...................        5.2x        4.4x          5.5x        4.6x          5.7x


                                                           (Pro forma data and
notes thereto continued on following page)

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA
                     OF SWIFT ENERGY COMPANY -- (CONTINUED)


                                                                SIX MONTHS ENDED JUNE 30, 1998
                                      ----------------------------------------------------------------------------------
                                                     100% CASE PARTNERSHIP PROPERTIES   50% CASE PARTNERSHIP PROPERTIES
                                                      ACQUISITION & SONAT PROPERTIES     ACQUISITION & SONAT PROPERTIES
                                                          ACQUISITION PRO FORMA              ACQUISITION PRO FORMA
                                                     --------------------------------   --------------------------------
                                      HISTORICAL       ALL CASH        EQUITY/CASH        ALL CASH         ALL EQUITY
                                      ----------     -------------   ----------------   -------------    ---------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
Revenues:
  Oil and gas sales.................   $ 31,483        $ 73,987          $ 73,987         $ 70,040          $ 70,040
  Fees from limited partnerships....        205             155               155              182               182
  Interest income...................         63              63                63               63                63
  Other, net........................      1,065           1,141             1,141            1,115             1,115
                                       --------        --------          --------         --------          --------
                                         32,816          75,346            75,346           71,400            71,400
                                       --------        --------          --------         --------          --------
Costs and Expenses:
  General and administrative, net of
    reimbursement...................      1,880           3,764             3,764            3,180             3,180
  Depreciation, depletion, and
    amortization....................     13,985          29,928            29,928           28,639            28,639
  Oil and gas production............      4,875          14,909            14,909           13,288            13,288
  Interest expense, net.............      2,970           8,260             6,516            7,357             5,877
                                       --------        --------          --------         --------          --------
                                         23,710          56,861            55,117           52,464            50,984
                                       --------        --------          --------         --------          --------
Income before Income Taxes..........      9,106          18,485            20,229           18,936            20,416
Provision for Income Taxes..........      2,980           6,169             6,762            6,322             6,825
                                       --------        --------          --------         --------          --------
Net Income..........................   $  6,126        $ 12,316          $ 13,467         $ 12,614          $ 13,591
                                       ========        ========          ========         ========          ========
Per share amounts
  Basic: ...........................   $   0.37        $   0.75          $   0.71         $   0.76          $   0.73
                                       ========        ========          ========         ========          ========
  Diluted: .........................   $   0.37        $   0.71          $   0.68         $   0.72          $   0.70
                                       ========        ========          ========         ========          ========
Weighted Average Shares
  Outstanding.......................     16,513          16,513            19,013           16,513            18,635
                                       ========        ========          ========         ========          ========
  Net cash provided by operating
    activities......................   $ 25,491        $ 47,624          $ 48,775         $ 46,633          $ 47,610
Capital Expenditures................     66,968          66,968            66,968           66,968            66,968
Ratio of Earnings to fixed
  charges...........................        2.6x            2.7x              3.3x             2.9x              3.5x
Balance Sheet
Working Capital.....................     10,345             839               839              839               839
Total Assets........................    404,259         537,299           537,299          515,138           515,138
Long-term debt
  6.25% convertible subordinated
    notes...........................    115,000         115,000           115,000          115,000           115,000
  Existing Credit Facility..........     64,000          64,000            64,000           64,000            64,000
  New Credit Facility...............         --         136,526            91,526          113,226            75,026
Stockholder's equity................    165,937         165,937           210,937          165,937           204,137


---------------

(a) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represents income before income taxes from continuing operations before fixed charges. The Company's management uses the ratio of earnings to fixed charges to determine the extent to which the Company's earnings are adequate to cover fixed charges (as defined).

                      SUMMARY RESERVES AND PRODUCTION DATA
                            OF SWIFT ENERGY COMPANY

     The following tables set forth certain summary information with respect to estimates of oil and gas reserves and production data. The Company's historical oil and gas reserves, the future net revenues therefrom and their PV-10 Value have been prepared by the Company, and audited by H.J. Gruy and Associates, Inc., independent petroleum engineers ("Gruy"). The reserve information is based upon numerous assumptions and is subject to change due to numerous factors. See "Business and Properties -- Oil and Gas Reserves" and "Risk
Factors -- Uncertainty of Estimates of Reserves and Future Net Revenues."


                                                                   YEAR ENDED DECEMBER 31,
                             ----------------------------------------------------------------------------------------------------
                             100% CASE PARTNERSHIP     50% CASE PARTNERSHIP
                             PROPERTIES ACQUISITION   PROPERTIES ACQUISITION
                               & SONAT PROPERTIES       & SONAT PROPERTIES                         HISTORICAL
                                  ACQUISITION              ACQUISITION         --------------------------------------------------
                               1997 PRO FORMA(A)        1997 PRO FORMA(A)        1997       1996       1995      1994      1993
                             ----------------------   ----------------------   --------   --------   --------   -------   -------
ESTIMATED PROVED OIL AND
  GAS RESERVES:
Net natural gas reserves
  (MMcf):
  Proved developed.........          276,706                  257,216           191,108    135,425     81,532    46,406    50,937
  Proved undeveloped.......          159,053                  154,279           123,198     90,333     62,036    29,858    13,526
                                    --------                 --------          --------   --------   --------   -------   -------
        Total..............          435,759                  411,495           314,306    225,758    143,568    76,264    64,463
                                    ========                 ========          ========   ========   ========   =======   =======
Net oil reserves (MBbl):
  Proved developed.........           11,639                   10,565             4,289      3,622      3,313     3,209     3,110
  Proved undeveloped.......            8,172                    7,778             3,570      1,862      2,109     1,344     1,161
                                    --------                 --------          --------   --------   --------   -------   -------
        Total..............           19,811                   18,343             7,859      5,484      5,422     4,553     4,271
                                    ========                 ========          ========   ========   ========   =======   =======
ESTIMATED PRESENT VALUE OF
  PROVED RESERVES:
Estimated present value of
  future net cash flows
  from proved reserves
  discounted at 10% per
  annum (dollars in
  thousands):
  Proved developed.........         $417,438                 $392,457          $244,365   $310,409   $ 85,537   $47,172   $66,310
  Proved undeveloped.......          161,025                  153,733           105,980    160,776     61,501    22,223    17,451
                                    --------                 --------          --------   --------   --------   -------   -------
        Total PV-10 Value
          (before income
          taxes)(b)........         $578,463                 $546,190          $350,345   $471,185   $147,038   $69,395   $83,761
                                    ========                 ========          ========   ========   ========   =======   =======
Standardized measure of
  discounted estimated
  future net cash flows
  after income taxes.......         $471,737                 $446,427          $292,838   $367,232   $128,904   $66,472   $74,968
                                    ========                 ========          ========   ========   ========   =======   =======
Prices used in calculating
  end of year proved
  reserves:
  Oil (Per Bbl)............         $  15.97                 $  15.98          $  15.76   $  23.75   $  18.07   $ 15.09   $ 12.87
                                    ========                 ========          ========   ========   ========   =======   =======
  Gas (Per Mcf)............         $   2.77                 $   2.77          $   2.78   $   4.47   $   2.41   $  1.85   $  2.50
                                    ========                 ========          ========   ========   ========   =======   =======
OTHER RESERVES DATA:
Reserve replacement
  cost(c)..................              N/A                      N/A          $   0.73   $   0.67   $   0.61   $  0.79   $  0.70
Exploration and development
  reserves added (MMcfe)...              N/A                      N/A           120,150    118,235     72,425    24,804    13,502
Acquisition reserves added
  (MMcfe)..................              N/A                      N/A            33,824      3,259      5,692    12,879    26,469


---------------

(a) Adjusted to give effect to the Acquisitions as if they had occurred January 1, 1997.

(b) Changes in quantity estimates and the PV-10 Value and standardized measure are affected by the change in crude oil and gas prices at the end of each year. While the Company's total proved reserves quantities (on an MMcfe basis) at year end 1997 increased by 40% over reserves quantities a year earlier, the PV-10 Value and standardized measure of those reserves decreased 26% and 20%, respectively, from the PV-10 Value and standardized measure at year end 1996. This decrease was almost totally due to the higher year end 1996 prices. If year end 1997 PV-10 Value and standardized measure used year end 1996 prices, there would have been an increase in the PV-10 Value and standardized measure from year end 1996 to year end 1997 comparable to the 40% increase in the total proved reserves quantities during that same period.

(c) Calculated for a three-year period ending with the year presented by dividing total acquisition, exploration and development costs (excluding future development costs) incurred during such period by net reserves added during the period (excluding revisions).

(Production data continued on following page)

     The following table sets forth summary operating data with respect to the production and sales of oil and natural gas for the periods indicated.


                                                                    YEAR ENDED DECEMBER 31,
                                -----------------------------------------------------------------------------------------------
                                100% CASE PARTNERSHIP     50% CASE PARTNERSHIP
                                PROPERTIES ACQUISITION   PROPERTIES ACQUISITION
                                  & SONAT PROPERTIES       & SONAT PROPERTIES
                                     ACQUISITION              ACQUISITION
                                  1997 PRO FORMA(A)        1997 PRO FORMA(A)       1997      1996      1995      1994     1993
                                ----------------------   ----------------------   -------   -------   -------   ------   ------
PRODUCTION:
Net Sales Volume:
  Oil (MBbls).................           3,193                    2,962               672       623       545      467      324
  Gas (MMcf)(b)...............          42,113                   38,804            21,359    15,697     7,914    6,799    5,422
  Gas equivalents (MMcfe).....          61,271                   56,574            25,394    19,437    11,187    9,601    7,369
WEIGHTED AVERAGE SALES PRICES:
Oil (Per Bbl).................         $ 17.88                  $ 17.90           $ 17.59   $ 19.82   $ 15.66   $14.35   $15.10
Gas (Per Mcf).................         $  2.67                  $  2.76           $  2.68   $  2.57   $  1.77   $ 1.93   $ 1.96
SELECTED DATA PER MCFE:
Production Costs..............         $  0.52                  $  0.48           $  0.35   $  0.31   $  0.44   $ 0.39   $ 0.36
Depreciation, depletion, and
  amortization................         $  0.92                  $  0.94           $  0.95   $  0.85   $  0.79   $ 0.82   $ 0.99
General and administrative,
  net of reimbursement........         $  0.13                  $  0.11           $  0.14   $  0.21   $  0.30   $ 0.35   $ 0.44
WELLS DRILLED:
Gross.........................             N/A                      N/A               182       153        76       44       34
Net...........................             N/A                      N/A               135       116        42       16        9


---------------

(a) Adjusted to give effect to the Acquisitions as if they had occurred January 1, 1997.

(b) Natural gas production for 1997, 1996, 1995, 1994, and 1993 includes 1,015, 1,156, 1,211, 1,358, and 1,581 MMcf, respectively, delivered under the volumetric production payment agreement pursuant to which the Company is obligated to deliver certain monthly quantities of natural gas. Future volumes associated with the volumetric production payment are not included in the Company's estimate of net reserves.

         SUMMARY HISTORICAL COMBINED FINANCIAL DATA OF THE PARTNERSHIPS


     The summary combined financial data as of December 31, 1997 and for the year then ended were derived from the audited combined financial statements of the Partnerships included herein. The summary combined financial data as of December 31, 1996, 1995, 1994 and 1993, and for each of the four years in the period ended December 31, 1996 are unaudited and were derived from the accounting records of the Managing General Partner. The summary combined financial data as of and for the six months ended June 30, 1998 and 1997 were derived from the unaudited combined financial statements of the Partnerships. In the opinion of the Managing General Partner of the Partnerships, the summary combined financial data of the Partnerships as of December 31, 1996, 1995, 1994 and 1993, and for each of the four years in the period ended December 31, 1996, and as of and for the six months ended June 30, 1998 and 1997 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the six months ended June 30, 1998 should not be regarded as indicative of the results that may be expected for the full year.


     The information presented below should be read in conjunction with the Combined Financial Statements of the Partnerships and related notes thereto and other financial information included elsewhere in the Joint Proxy
Statement/Prospectus.


                                        SIX MONTHS ENDED
                                            JUNE 30,                      YEAR ENDED DECEMBER 31,
                                       ------------------   ----------------------------------------------------
                                         1998      1997       1997       1996       1995       1994       1993
                                       --------   -------   --------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER INVESTMENT AMOUNTS)
INCOME STATEMENT DATA:
Oil and gas revenues.................  $ 11,463   $21,743   $ 42,228   $ 52,512   $ 43,430   $ 54,902   $ 58,061
Net income (loss)....................  $ (7,075)  $ 1,563   $  6,966   $ 11,938   $ (8,346)  $(14,094)  $ 13,573
Investors' net income (loss)
  per $100 investment(a).............  $  (2.13)  $  0.23   $   1.64   $   2.91   $  (2.62)  $  (8.39)  $   2.93
BALANCE SHEET DATA:
Cash and cash equivalents............  $  6,805             $  7,429   $  7,169   $  3,622   $ 11,904   $ 16,269
Total assets.........................  $ 92,241             $108,597   $127,839   $144,418   $174,105   $195,942
Total liabilities....................  $  6,568             $  4,680   $  5,403   $ 14,755   $ 17,606   $ 28,179
Investors' equity....................  $ 84,280             $101,783   $119,714   $127,264   $154,111   $165,006
General Partners' equity.............  $  1,393             $  2,134   $  2,722   $  2,399   $  2,388   $  2,757
Investors' book value per $100
  investment(a)......................  $  25.43             $  30.71   $  36.12   $  38.40   $  48.26   $  58.11
OTHER DATA:
Net cash provided by operating
  activities.........................  $ 11,324             $ 23,742   $ 20,694   $ 24,305   $ 32,788   $ 33,679
Net increase (decrease) in cash and
  cash equivalents...................  $   (624)            $    260   $  3,547   $ (8,282)  $ (4,365)  $ 16,269
Total assets at the value assigned
  for the Transaction(b).............                       $ 75,291
Investors' value assigned for the
  Transaction Per $100
  investment(a)......................                       $  19.53
Cash distributions...................  $ 11,169   $14,345   $ 25,485   $ 19,165   $ 18,490   $ 29,243   $ 29,471
Investors' cash distributions per
  $100 investment(a).................  $   2.96   $  3.66   $   6.69   $   4.75   $   4.91   $   7.85   $   8.87
Ratio of earnings to fixed
  charges(c).........................        NM     188.1x     325.6x      59.3x        NM         NM       42.2x


---------------


(a) The Investors' per $100 investment calculations are based upon the number of $100 investments into the total combined Partnerships' Investor original capital contributions. The Investors' original capital contributions for the combined Partnerships totaled $331,427,600 for 1995 through June 30, 1998, $319,308,800 for 1994 and $283,970,600 for 1993. The per $100 investment is presented in order to achieve a comparable measure for all Partnerships, as interests in the Partnerships were sold on a basis of either $1.00 units, $100 units or $1,000 units.


(b) Represents the total combined Partnerships fair market value of the Partnerships' Property Interests. The fair market value was derived from the higher of the Appraisers' fair market valuation estimates for each Partnership and was used in determining the purchase price for the Partnership Property Acquisitions. See "Summary -- Summary Partnership Information" for the fair market value of each Partnership.

(c) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense capitalized interest, amortization of debt issuance costs and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represents income before income taxes from continuing operations before fixed charges.

                                  RISK FACTORS


         In addition to the other information contained in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby. The statements contained herein that are not historical facts are "forward-looking statements" as that term is defined in Section 21E of the 1934 Act, and therefore involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, the Company's future financial position, business strategy, budgets, projected costs, plans, capital expenditures, drilling activity, development activities, cost savings, production efforts and volumes, hydrocarbon reserves, hydrocarbon prices, liquidity, regulatory matters and competition. Such forward-looking statements generally are accompanied by words such as "plan," "budget," "estimate," "expect," "predict," "anticipate," "projected," "should," "believe," or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company, including those regarding the Company's financial results, levels of oil and gas production or revenues, capital expenditures, and capital resource activities. Among the factors that could cause actual results to differ materially are: fluctuations of the prices received or demand for the Company's oil and natural gas; the uncertainty of drilling results and reserve estimates; operating hazards; requirements for capital; general economic conditions; competition and government regulations; as well as the risks and uncertainties set forth in "Risk Factors" below, including, without limitation, the portions referenced above and the uncertainties set forth from time to time in the Company's other public reports, filings and public statements (collectively, "Cautionary Statements"). Also, because of the volatility in oil and gas prices and other factors, interim results are not necessarily indicative of those for a full year. All subsequent, written and oral forward-looking statements attributable to the Company or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.


         Prior to making an investment decision, Investors should consider all of the information in this Joint Proxy Statement/Prospectus and in their specific Partnership Supplement and should give careful consideration to the risks involved, including those summarized below:

RISKS OF THE PROPOSALS

CONFLICTS OF INTEREST


         If the Proposals are approved, the Partnerships' Property Interests ultimately would be sold to the Managing General Partner at a purchase price that has been set by the Special Transactions Committee of the Board of Directors of the Company based on the valuation estimates of the Appraisers plus a 7.5% premium. This purchase price may not represent the highest possible prices that might be received for the Partnerships' Property Interests in all circumstances. It is possible that a higher or lower price might be received if the properties were sold on an individual basis. A different price (either higher or lower) might also be received if certain properties were sold at auction or in a negotiated sale. The Company has not attempted to sell or locate partners for the Partnerships' Property Interests by any of these means.

NO FAIRNESS OPINION

         Although the fair market value of the Property Interests forming the basis for the proposed purchase price to be paid by the Managing General Partner was determined by three independent Appraisers, no opinion was acquired as to the fairness of the 7.5% premium over the highest of the Appraisers' fair market value for each Partnership's Property Interests. The 7.5% premium was determined in the Managing General Partner's sole judgment and was not based upon a determination by an impartial third party. It is possible that another party intent upon purchasing the Property Interests in the Partnerships would have offered a different Purchase Price.

LACK OF INDEPENDENT REPRESENTATION


         No independent representative was retained to act on behalf of the Investors in structuring and negotiating the terms and conditions (including the consideration to be received) of the Proposals. The proposed purchase prices have not been negotiated at arm's length and are subject to significant conflicts of interests between the Company acting both as the purchaser of the Partnerships' Property Interests and as the Managing General Partner of the Partnerships. If an independent representative had been retained for the Investors, the terms of the Proposals might have been different and possibly more favorable to the Investors.


TIMING OF SALE AND PRICE VOLATILITY


         The fair market values (which does not include the 7.5% premium) forming the basis of the purchase price to be paid by the Managing General Partner for the Partnerships' Property Interests are based upon the Appraisers estimations of such values. Year-end 1997 prices, along with other then-current market factors, were used as a starting point for the Appraisers' analyses. The petroleum engineer consultants then made the determination to escalate prices and costs at a rate of 3.5% per year over 15 years. Greater increases in the prices or lesser increases in costs in the future might result and Investors would receive higher distributions from continued operations of the Partnerships than estimated. However, the effect of any higher prices or lower costs is somewhat limited because the Partnerships have already produced a substantial majority of their oil and gas reserves.


DEPENDENCE ON VOTE OF COMPANION PARTNERSHIP

         If a Partnership's companion Partnership does not approve its Proposal to sell all of its oil and gas assets and liquidate, it is likely that the Proposals to both such Partnerships will be withdrawn and the value of their Property Interests reassessed. This could occur, even though a Proposal is approved by Investors of the other Partnership, due to the decrease in value of the Property Interests involved when the working and non-operating interests are separated. All but ten of the 63 Partnerships have companion Partnerships. See "The Proposal--Simultaneous Proposal to Companion Partnership" for additional information including, but not limited to, which Partnerships do not have companions. Although in such event the Managing General Partner will attempt to provide a different approach for sale of such Partnerships' Property Interests, it is possible that such Partnerships' assets may not be sold.

VOLATILITY OF AND RELATIONSHIP BETWEEN VALUE OF PROPERTY INTERESTS AND STOCK
PRICE

         The Managing General Partner intends to invest capital in drilling activities in the fields that comprise the Property Interests it proposes to purchase from the Partnerships. Such investment may and future drilling activity by third parties in or near such fields could increase the value of
such Property Interests.   Investors will not share in any possible increase in
value of such Property Interests. In addition, certain of this drilling activity is likely to consist of higher risk development or exploratory drilling. However, the Company is hereby offering up to 2,500,000 shares of Common Stock directly to Investors of Partnerships that along with their Companion Partnerships, if any, approve the Proposals. Investors who elect to receive such stock may share indirectly in any increase in the value of the Property Interests purchased by the Company through increase in the price of the Common Stock, however, such Investors are also subject to the risk that the price of the Common Stock could decline even if the value of such Property Interests purchased by the Company increase.


         For the 18 Partnerships formed in the fourth quarter of 1986, the first three quarters of 1987, and between the fourth quarter of 1992 and the second quarter of 1994, a majority of their proved oil and gas reserves are non- producing. Because non-producing reserves are traditionally discounted due to future costs which must be incurred to recover those reserves and the risk that any drilling will be unsuccessful, there is a risk that the discount applied to the non-producing reserves by the Petroleum Engineering Consultants could be greater than the discount applied by third party purchaser. Likewise, it is likely that any drilling conducted on Property Interests acquired from these Partnerships has upside potential. The benefit of which will go to the Managing General Partner if it acquires those properties.

POSSIBLE DECREASE IN DISTRIBUTIONS TO INVESTORS DUE TO INTERIM PRODUCTION

         The amounts available for distribution to Investors if the Proposals are approved are estimated under "The Proposal--Estimates of Liquidating Distribution Amount." The amounts estimated thereon have been reduced by estimated cash distributions to Investors between January 1, 1998 and [June 30,] 1998. Thus in analyzing the Proposal, amounts distributed upon liquidation could be smaller than, or vary from, those shown.

RISKS OF ELECTING TO TAKE COMMON STOCK

TRADING PRICE OF SHARES

         There is substantial uncertainty as to the prices at which the Shares will trade following consummation of the Proposals. It is not known whether the prices at which the Shares will trade will be greater or less than the (i) price at which the Shares will be sold hereunder or (ii) the cash distribution the Investor could receive in lieu of subscribing for any Shares. As with other equity securities, the value of the Shares will depend upon various market conditions, which change from time to time. The conditions that may affect the value of the Shares include, but are not limited to, the following: the price of oil and gas; institutional interest in the Company; the Company's financial performance; and general stock market conditions.

DEMAND IN MARKET

         There can be no assurance that demand will rise for the Shares after the consummation of the Proposals. Whether such demand rises will depend on, among other things, the Company's performance, market yield expectations, institutional interest in the Company and perceptions regarding the Company's growth potential.

UNCERTAINTIES AT TIME OF VOTING

         Prior to completion of the solicitation to which this Joint Proxy Statement/Prospectus relates, it is not known which of the Partnerships will approve the Proposals. Investors, therefore, do not know the extent to which the Company will draw upon its line of credit to purchase the Property Interest or the extent of dilution to shareholder ownership as a result of this Offering.

CHANGE IN NATURE OF INVESTMENT

         By electing to receive shares of Common Stock instead of continuing to hold Units, the nature of an Investor's investment fundamentally changes.
These changes are due in part to differences in the governing documents under which the Company and Partnerships are organized and the fact that the Company is subject to federal and state statutes, regulations and laws applicable to corporations and, subject to the provisions of the Code applicable to corporations. The Partnerships are instead subject to the state statutes, regulations and laws applicable to partnerships and subject to the provisions of the Code applicable to entities taxed as partnerships. Certain of these differences are summarized under "Comparison of Ownership of Units and Shares" and should be carefully considered by the Investors in assessing how to vote on the Proposals. Several of these factors may increase the risks of the Investors if they elect to receive Shares of Common Stock in lieu of cash distributions or continuing to hold Units in the Partnerships.

         Length of Investments. Investors in each of the Partnerships expect liquidation of their investment when the assets of the Partnership are liquidated, which liquidations were to occur within 5 to 10 years of the Partnership's organization. In contrast, shareholders are dependent upon the secondary securities markets to achieve liquidity of their investments by trading the Shares. Such secondary market may not fully reflect the liquidation value of the Company's assets.

         Potential Leverage. It is expected that the Company may incur indebtedness substantially beyond that incurred for any of the Partnerships. None of the Partnerships has incurred significant indebtedness, nor is it expected that any such indebtedness would be incurred by the Partnerships in the future. Investment in the Shares would, accordingly, expose the Investors to the risks associated with substantial leverage.

RETAINED EARNINGS IMPACT UPON MARKET VALUE


         The market value of the Company's Common Stock is generally believed to be based primarily upon a multiple of net cash receipts, whether from operations or sales or refinancings, and a factor for the market's expectation of the likelihood of a continuation of that cash flow and secondarily upon the appraised value of the underlying assets. For such reasons, the Shares may trade at prices below the value of the underlying assets divided by the number of outstanding shares of Common Stock. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, such retention of funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market value of the Shares. Furthermore, the Company has never paid any cash dividends and does not expect to do so in the foreseeable future.

DILUTION UPON ISSUANCE OF SHARES

         The issuance of the Shares will have the effect of diluting existing shareholders of the Company. The Company has the right to issue, at the discretion of the Board of Directors, additional equity securities, including additional shares of Common Stock. Such equity securities can be issued upon such terms and at such prices as the Board of Directors may establish. Should additional equity securities be sold, such sales would dilute the interests of all Shareholders. In addition, the Company may in the future issue preferred stock that might have priority over the Common Stock as to distributions and liquidation proceeds. See "Investment Policies and Restrictions--Capitalizations--Common and Preferred Stock."

RISKS OF INVESTMENT IN THE COMPANY

VOLATILITY OF OIL AND GAS PRICES AND MARKETS; CEILING TEST WRITEDOWNS


         The Company's revenue and profitability are substantially dependent upon prevailing prices of oil and natural gas. In the months preceding the date of this Joint Proxy Statement/Prospectus, oil prices dropped to 12-year lows and gas prices remained volatile. There can be no assurance that oil and gas prices will improve. Continued declines, or prolonged pricing at current levels, could have a material adverse effect on the Company's results of operations and financial condition, could impact the Company's ability to find drilling partners or to otherwise fund development and exploration programs, and may reduce the amount of the Company's reserves that can be produced economically.

         Prices for oil and natural gas are also subject to considerable volatility. Price volatility makes it difficult to estimate the value of producing properties for acquisition and often causes disruption in the market for oil and natural gas producing properties, as buyers and sellers have difficulty agreeing on such value. Furthermore, price volatility makes it difficult to budget for and project the return on acquisitions and development and exploration projects. Prices for oil and natural gas are likely to continue to be subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, world political conditions, the foreign supply of oil and natural gas, the price of oil and gas imports and overall economic conditions. From time to time, oil and gas prices have been depressed by excess domestic and imported supplies, as is the current situation. In addition, as a result of changes in recent years in the natural gas market regulatory structure and volatility in the market price of natural gas, most producers and purchasers are unwilling to enter into long-term purchase and sale contracts.
Accordingly, most of the Company's gas production is sold on the "spot market," where producers and purchasers negotiate sales on a short-term (usually a 30-day) basis. Accordingly, the stability of the Company's future revenues is vulnerable to short-term fluctuations in the price of natural gas. See --Effect of Price Risk Management.

         Under Commission regulations applicable to entities that account for their investments in oil and gas properties using the full-cost accounting rules, on a quarterly basis the Company confirms that the after-tax PV-10 Value of its proved reserves (plus certain amounts for unproved properties) exceeds the capitalized costs of oil and gas properties and deferred taxes carried on its balance sheet. This "ceiling test" must be performed using oil and gas prices at the end of the applicable period, rather than historical amounts or averages calculated over longer periods. In addition, the quantity of reserves to which the test is applied may be reduced to the extent depressed pricing makes it uneconomic to produce. As of June 30, 1998, gas prices were $2.59 per Mcf and oil prices were $12.32 per Bbl. Applying such prices to the Company's June 30, 1998 estimated reserves results in a ceiling test cushion of approximately $23.4 million. Declines in oil and gas prices below the June 30, 1998 levels could require a writedown of the value of the Company's oil and gas properties. Additionally, the Company calculates its ceiling test on a country by country basis, and a negative outlook in a particular country could result in a writedown even if prospects in other countries remain positive. Although any such writedown would not affect cash flow from operating activities, it would constitute a charge to earnings and would decrease stockholders' equity. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations--General--Proved Oil and Gas Reserves."

LEVERAGE AND DEBT SERVICE

         After giving effect to the Sonat Properties Acquisition and the Proposals (assuming the 100% Case All Cash Partnership Properties Acquisition), the Company will have indebtedness that is substantial in relation to its stockholders' equity. As of June 30, 1998, on a pro forma basis after giving effect to these transactions, the Company would have had approximately [$275] million of outstanding total consolidated indebtedness and stockholders' equity of approximately [$163] million. The Company's level of indebtedness will have several important effects on its future operations, including (i) a significant portion of the Company's cash flow from operations will be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Company's debt obligations will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, (iii) the Company's ability to obtain financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired and (iv) the Company's leveraged position may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will depend upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


REPLACEMENT AND EXPANSION OF RESERVES


         The Company's continued success is largely dependent on its ability to replace and expand its oil and gas reserves through the development of and exploration for oil and gas reserves and the acquisition of producing properties, both of which involve substantial risks. Without successful drilling or acquisition ventures, the Company will be unable to replace the reserves being depleted by production, and its assets, revenues, cash flows and reserves would decline. There can be no assurance that the Company's development and exploration and acquisition activities will result in the replacement of, or additions to, the Company's reserves, or that it will have continuing success at drilling productive wells at economically viable costs.

DEVELOPMENT AND EXPLORATION RISKS

         Development and exploration of oil and gas reserves involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain and during the past several years such costs paid by the Company to providers in the service sector of the industry have increased, due primarily to higher demand for drilling rigs and other equipment and services (as reflected in the Company's increasing reserve replacement costs). The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. See "Business and Properties--Development and Exploration Drilling Activities."

         The Company currently emphasizes development and exploration of natural gas reserves. The marketability of the Company's production depends upon the availability and capacity of gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity thereof could result in the shut-in of producing wells or the delay or discontinuation of development plans for properties. In addition, the effects of the foregoing could be exacerbated by the fact that the Company's operations are geographically concentrated in its two core areas, making the Company more vulnerable to an adverse change in conditions in its operating area than more geographically diversified competitors might be.


RISKS ASSOCIATED WITH ACQUISITIONS

         The Company's growth since its inception has been attributable in significant part to acquisitions of producing properties. The Company expects to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms management considers favorable to the Company. There can be no assurance that suitable acquisition candidates will be identified in the future, or that the Company will be able to finance such acquisitions on favorable terms. In addition, the Company competes against other companies for acquisitions, and there can be no assurance that the Company will be successful in the acquisition of any material property interests. Furthermore, there can be no assurances that any future acquisitions made by the Company will be integrated successfully into the Company's operations or will achieve desired profitability objectives.

         The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors beyond the Company's control. In connection with such an assessment, the Company performs a review of the subject properties that it believes to be generally consistent with industry practices. Nonetheless, the resulting assessments are necessarily inexact and their accuracy inherently uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit the Company to become sufficiently familiar with the properties to fully assess their merits and deficiencies. It is generally not feasible for the Company to review in detail every property it purchases and all records with respect to such properties. Moreover, even a detailed review of properties and records may not necessarily reveal existing or potential problems, nor will it permit a buyer to become familiar enough with the properties to assess fully their deficiencies and capabilities. Evaluation of future recoverable reserves of oil, gas and natural gas liquids, which is an integral part of the property selection process, is a process that depends upon evaluation of existing geological, engineering and production data, some or all of which may prove to be unreliable or not indicative of future performance. See "--Uncertainty of Estimates of Reserves and Future Net Revenues." To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems and the Company may decide to assume environmental and other liabilities in connection with acquired properties. See "Business and Properties--Oil and Gas Acreage."


         As is customary in the industry, the Company generally acquires oil and gas acreage without any warranty of title except as to claims made by, through or under the transferor. Although the Company has title to developed acreage examined prior to acquisition in those cases in which the economic significance of the acreage justifies the cost, title opinions may not be obtained if, in the Company's judgment, it would be uneconomical or impractical to do so, and there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights.

         Additionally, significant acquisitions can change the nature of the operations and business of the Company depending upon the character of the acquired properties, which may be substantially different in operating and geologic characteristics or geographic location from existing properties.
While the Company's current operations are located primarily in Texas, there is no assurance that the Company will not pursue acquisitions or properties located in other geographic areas.





FUTURE CAPITAL REQUIREMENTS


         The Company makes and will continue to make substantial capital expenditures to further explore and develop its properties and to acquire additional oil and gas properties. These expenditures are currently anticipated to be approximately $171.5 million for the second half of 1998. Cash flow from operations will be used to fund these expenditures. The Company may also seek additional capital from traditional reserve base borrowings, equity and debt offerings, joint ventures and other sources. The Company's ability to access additional capital will depend on its continued success in exploring for and developing its reserves and the status of the capital markets at the time such capital is sought. In addition, the Company's ability to obtain financing from existing or future partners in its drilling joint ventures will depend on the continued cooperation of such partners, whose interests may not be the same as those of the Company. Accordingly, there can be no assurance that capital will be available to the Company from any source or that, if available, it will be on terms acceptable to the Company. In such an event, the development and exploration of the Company's properties could be delayed and, accordingly, the implementation of the Company's business strategy would be adversely affected.


UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES


         Estimates of the Company's proved developed oil and gas reserves and future net revenues therefrom appearing elsewhere herein are based on reserve reports audited by independent petroleum engineers. The estimation of reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Estimates of proved undeveloped reserves, which comprise a significant portion of the Company's total reserves, are by their nature less certain. The accuracy of any reserve estimate depends on the quality of available data as well as engineering and geological interpretation and judgment. Actual future production, oil and gas prices, revenues, taxes, capital expenditures, operating expenses, geologic success and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates, may result in revisions to such estimates and could materially affect the estimated quantities and related PV-10 Value of reserves set forth in this Joint Proxy Statement/Prospectus. Although cost and reserve estimates attributable to the Company's oil and gas reserves have been prepared in accordance with industry standards, no assurance can be given that the estimated costs are accurate, that development will occur as scheduled or that the results will be as estimated.


         The present value of future net revenues referred to in this Joint Proxy Statement/Prospectus should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower, except where changes in prices were fixed under existing contracts. There can be no assurance, however, that such prices will be realized or that the estimated production volumes will be produced during the periods indicated. Future performance that deviates significantly from the reserve reports could have a material adverse effect on the Company. See "Business and Properties--Properties" and "--Oil and Gas Reserves."

OPERATING HAZARDS AND UNINSURED RISKS

         Hazards such as unusual or unexpected geologic formations, pressures, downhole fires, mechanical failures, blowouts, cratering, explosions, uncontrollable flow of oil, gas or well fluids, pollution and other environmental risks such as oil spills, gas leaks, ruptures or discharges of toxic gases are inherent in oil and gas exploration and production. These hazards could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Because the Company's drilling operations are conducted by independent contractors, the Company does not have the benefit of workmen's compensation insurance for liabilities arising out of the injuries to employees of such contractors. The Company carries insurance which it believes is in accordance with customary industry practices, but, as is common in the oil and gas industry, the Company does not fully insure against all risks associated with its business either because such insurance is not available or because the cost thereof is prohibitive.

EFFECT OF PRICE RISK MANAGEMENT


         The Company may, from time to time, enter into hedging transactions with respect to a portion of its expected future production. While such transactions would be entered into with the objective of reducing risks associated with price volatility, such transactions may limit potential gains by the Company if oil and gas prices were to rise substantially over the price established by a hedge. In addition, such transactions may expose the Company to the risk of financial loss in certain circumstances, including instances in which (i) production is less than expected, (ii) there is a widening of price differential between delivery points for the Company's production and the delivery point assumed in the hedge arrangement, (iii) the counter parties to the Company's futures contracts fail to perform on a contract or (iv) a sudden, unexpected event materially impacts oil or gas prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." To the extent that price floors are purchased for a portion of the Company's production but are not needed, or to the extent that future sales are made at prices below ultimate future market prices, funds so spent will have been lost or income realized from sale of production may be reduced. See "Business and Properties--Price Risk Management."


FOREIGN ACTIVITIES


         In the last five years, the Company has undertaken development and exploration activities in New Zealand and Russia, and is also pursuing opportunities in Venezuela. The Company's investment in these projects was approximately $15.1 million at December 31, 1997. Russia has experienced and continues to experience social, political and economic instability, and all of the Company's operations overseas are subject to various additional risks, including risks associated with foreign currency fluctuations, currency controls, changes in laws (including laws regulating the import and export of hydrocarbons) and political instability. There can be no assurance that future developments in these regions, over which the Company has no control, will not impair the Company's operations in these regions or result in a loss of part or all of the Company's investment. See "--Leverage and Debt Service" and "Business and Properties--Foreign Activities."

COMPETITION

         The Company operates in a highly competitive environment, competing with major integrated and independent energy companies for customers, for the acquisition of desirable oil and natural gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than those of the Company. See "Business and Properties--Competition."


CONCENTRATION OF CREDIT

         The Company extends credit, primarily in the form of monthly oil and gas sales and joint interest owners receivables, to various companies in the oil and gas industry, which results in a concentration of credit risk. The concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk.
During the year ended December 31, 1997, three oil or gas purchasers each accounted for 10% or more of the Company's revenues, with those purchasers together accounting for approximately 42% of revenues. An economic downturn or similar occurrence that affects such purchasers concurrently could prevent the Company from collecting significant amounts of revenue owed to it by such purchasers, and could thereby result in a material adverse effect on the Company's financial condition and results of operations.


DEPENDENCE ON KEY PERSONNEL

         The Company depends, and will continue to depend in the foreseeable future, on the services of its officers and key employees with extensive experience and expertise in evaluating and analyzing producing oil and gas properties and drilling prospects, maximizing production from oil and gas properties and marketing oil and gas production. The ability of the Company to retain its officers and key employees is important to the continued success and growth of the Company. There can be no assurance that the Company will be successful in retaining such employees, and the loss of key personnel could have a material adverse effect on the Company. See "Management."

GOVERNMENTAL AND ENVIRONMENTAL REGULATION


         The Company's operations are subject to regulation under a wide range of foreign, federal, state and local laws, rules, orders and regulations relating to the development, production, marketing, transportation and storage of crude oil and natural gas, protection of the environment and employee health and safety. In particular, such laws, rules and regulations govern air and water emissions, the use, management and disposal of hazardous and non-hazardous substances and wastes, and investigation and cleanup obligations relating to contaminated properties. Certain such laws and regulations require well and facility sites to be closed and reclaimed in accordance with requirements that may vary from one jurisdiction to another. The Company frequently buys and sells interests in properties that have been operated in the past, and as a result of such transactions may have retained or assumed cleanup or reclamation obligations relating to its own former operations or those of third parties. The Company is required to obtain and maintain compliance with permits and other approvals for its drilling, reworking and recompletion operations, for transporting hydrocarbons and other materials and wastes, and for other aspects of its operations. The various government authorities that issue such permits may modify, renew or revoke them under certain circumstances. Failure to comply with requirements under its permits or other applicable laws and regulations could subject the Company to substantial civil or criminal penalties and to the temporary or permanent curtailment or cessation of all or a portion of its operations. Under certain laws and regulations, the Company may also be subject to strict, joint and several liability in connection with releases, or threatened releases, of hazardous substances. In addition, the Company may be subject to personal injury or property damage claims relating to violations of environmental laws and regulations, the cleanup of contaminated properties or reclamation of former fields or exposure to hazardous substances. The Company's costs of maintaining compliance with its permit requirements and with other environmental laws and regulations can be substantial, and there can be no assurance that such requirements will not have a material adverse effect on the Company's business results of operations and financial condition.


         Certain laws and regulations also require the Company to demonstrate financial responsibility for drilling and operations, and impose various reporting requirements. In addition, most states in which the Company owns and operates properties have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells and the regulation of the spacing, plugging and abandonment of wells. Many states also restrict production to the market demand for oil and natural gas and several states have indicated interest in revising applicable regulations in light of the persistent oversupply and low prices for oil and natural gas production. These regulations may limit the rate at which oil and natural gas could otherwise be produced from the Company's properties. Some states have also enacted statutes prescribing ceiling prices for natural gas sold within the state. The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on the Company's business, results of operations or financial condition. See "Business and Properties--Regulations--Environmental Regulations."




YEAR 2000 ISSUE


         The Year 2000 issue results from computer programs written with date fields that cannot distinguish between the year 1900 and 2000. The Company is currently studying the steps necessary to make the Company's operations Year 2000 compliant. These steps include upgrading, testing and certifying its computer systems and field operation services and obtaining Year 2000 compliance certification from all of the Company's important business suppliers. The Company does not believe that costs incurred to address the Year 2000 issue with respect to its financial and administrative systems will have a material effect on the Company. The Company is uncertain, however, as to the impact that the Year 2000 issue will have on its field operation systems or as to how the Company will be indirectly affected by the impact that the Year 2000 issue will have on the companies with which it conducts business.
For example, the pipeline operators to whom the Company sells gas, as well as other customers and suppliers, could be prone to Year 2000 problems that could not be assessed or detected by the Company. In these cases, the effect of the Year 2000 issue may be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

TAX RISKS

         The following is a discussion of the material federal income tax consequences that are generally applicable under existing United States federal income tax law to Investors that vote to liquidate the Partnership in which such Investors are partners for federal income tax purposes and also for those that elect to subscribe to shares of Company stock in lieu of receiving all or some of their Partnership liquidating distribution. The discussion is based upon the Code, Treasury Regulations, judicial authority, published positions of the Internal Revenue Service (the "Service") and other applicable authorities (including to the extent applicable, certain private letter rulings, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be material or relevant to particular investors in light of their own personal circumstances. This discussion does not address any aspect of state, local or foreign tax law or certain aspects of tax law solely applicable to qualified plans and individual retirement accounts, all as defined under the Code, and is not applicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceedings, or an investment company, financial institution or insurance company. No ruling has been sought from the Service in connection with tax aspects related to the proposed transactions. Accordingly, no assurance can be given that the Service will not take a position contrary to any of the tax aspects described below. For a more complete discussion of the federal income tax consequences to Investors in Partnerships that sell their properties and for those that elect to subscribe to shares of Company stock see "Federal Income Tax Consequences of the Proposals" and "Material Federal Income Tax Considerations of Electing to Receive Common Stock in lieu of Cash Upon Partnership Liquidation." Additionally, a summary discussion of the tax consequences upon the sale of Partnership properties is contained in each supplement to this Proxy. See "Summary of Federal Income Tax Consequences."

INVESTORS THAT ARE TAX EXEMPT PLANS

         Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, or that have invested in Partnerships that own interests in operating properties may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership. See "Federal Income Tax Consequences of Adoption of the Proposal--Tax Treatment of Tax Exempt Plans--Debt-Financed Property." Tax Exempt Plans, other than those described above, are not expected to be subject to federal income tax on the sale of properties.

INVESTORS SUBJECT TO FEDERAL INCOME TAX

         Investors that are subject to federal income tax are expected to recognize and realize taxable gain or loss, or a combination of both gain and loss on the sale of Partnership property and the subsequent liquidation of the Partnerships. The character of the gain or loss depends on certain factors specific to the Partnerships and to the Investors. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposal."

PAYMENT FOR STOCK WITH LIQUIDATING DISTRIBUTION

         Investors that subscribe for Company stock pursuant to this offering will not actually receive some or all of the cash liquidating distribution of their partnership interests to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this offering. For federal





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
income tax purposes, Investors subscribing for shares of Company stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their partnership interests will not affect the federal income tax consequences attending the liquidation of their partnership interests. Because the purchase of shares of Company stock will reduce the cash received by the Investor on partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distributions from their partnership.

                                SPECIAL FACTORS

BACKGROUND

         The Partnerships were formed between 1986 and 1994, with approximately 60% of the Partnerships having been in existence for over seven years. As contemplated when the Partnerships were organized, the hydrocarbon production of the producing properties in which the Partnerships own interests have steadily declined over time. All of the Partnerships own interests in properties with substantial natural gas reserves, and many of the Partnerships' reserves are comprised almost totally of natural gas. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the age of the Partnerships, to consider Proposals to sell their Property Interests. For the reasons set out below, the Managing General Partner believes that the Proposals under which it would purchase all of the oil and gas assets owned by the Partnerships are fair to Investors and are structured in a manner that attempts to realize the highest value for each Partnership's Property Interests, given that the purchase prices are based upon the higher of two estimates on a Partnership-by-Partnership basis of the fair market value of the Partnerships' Property Interests by three independent Appraisers to which has been added a 7.5% premium. The purchase of the oil and gas assets of any particular Partnership is not conditioned upon the purchase of the oil and gas assets of any Partnership other than a Partnership's companion Partnership.

PURPOSE AND EFFECT OF THE PROPOSALS

         By selling all of their respective oil and gas assets to the Managing General Partner, proceeds from such liquidating sale will be distributed to the partners in the Partnerships and the Partnerships will be liquidated, dissolved and terminated. These Proposals are subject to a number of conflicts of interest, all of which are discussed in greater detail below. The purpose of the Proposals is to provide for the sale of the Partnerships' oil and gas assets because it is time that the business of the Partnerships be concluded, and to do so in a way intended to maximize the sale price of the Partnership's oil and gas assets. The Managing General Partner is proposing to purchase these oil and gas assets from the Partnerships because it believes that its knowledge of the Properties allows it to pay the highest price for such assets. The reasons for proposing the sale of the Partnerships' Property Interests at this time are described below under "Reasons for the Proposal--Reasons for Sale of Assets at this Time."

         Approval of the Proposals will have the following effects:

1. The Managing General Partner will purchase all of the oil and gas assets of each Partnership, and if applicable, its Companion Partnership which approve their respective Proposals;

2. Such Partnerships, having sold all of their respective oil and gas assets, will be required to liquidate and distribute their assets (principally the cash proceeds from sale of their Property Interests) to their partners (including the general partners) in accordance with their respective ownership interests in the Partnerships;

3. Investors will be given the option of receiving shares of Common Stock in amounts that they choose on an individual basis in lieu of some or all of the cash they would be entitled to receive upon their Partnerships' liquidation, as discussed in detail below under "Investor Election to Participate in Offering of 2,500,000 shares of Common Stock to Eligible Purchasers";

4. The Managing General Partner intends to spend capital needed to develop non-producing reserves on certain of the Partnerships' Property Interests which it acquires, although the properties in which such investment will be made have not yet been determined; and

5. Investors in the Partnerships will be taxed on the sale of their Partnerships' oil and gas assets, which will result in a gain or a loss depending upon the particular Partnership in which an Investor has an ownership interest, and dependent upon the individual tax status of that Investor.

PARTNERSHIP PROPERTY INTERESTS

         Tabulations presenting information specific to a Partnership are set out in each Partnership's specific Partnership Supplement on those fields in which such Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. A Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to such Partnership's Property Interests, discounted to present value at 10% per annum (See "Glossary of Terms"). The information set forth in the Partnership Supplement includes the location of each field, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997, attributable to each of these fields. Information is also provided regarding such percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields.

REASONS FOR THE PROPOSALS

         THE REASONS FOR PROPOSING THE SALE OF THE PARTNERSHIP'S PROPERTY INTERESTS AT THIS TIME ARE DESCRIBED IN DETAIL FOR EACH PARTNERSHIP IN THAT PARTNERSHIP'S SUPPLEMENT INCLUDED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER "SPECIAL FACTORS--REASONS FOR THE PROPOSAL," AND VARY FROM PARTNERSHIP TO PARTNERSHIP DEPENDING UPON, AMONG OTHER FACTORS, A PARTNERSHIP'S AGE AND THE NATURE OF PROPERTY INTERESTS WHICH IT OWNS. The Managing General Partner believes that it is in the best interest of the Investors for their Partnerships to sell their Property Interests at this time and to dissolve the Partnerships and make a final liquidating distribution to its Partners for the reasons discussed below. Certain reasons are common to all Partnerships.
Other reasons vary from Partnership to Partnership and are highlighted below.

         Current Liquidating Distribution Lowers Volatility Risk

         The Partnerships have been in existence for between four and twelve years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum currently, rather than smaller amounts over a longer period, is one of the benefits of the Proposals, without the risk of such distributions being negatively affected by oil and gas price changes. Receiving the value of the Partnerships' assets at one time avoids the risk of subjecting future revenues and cash distributions of Investors to the continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks, which could affect future returns. It is also the Managing General Partner's belief that improvements over the last several years in the level of natural gas prices, relative to such prices in the mid-1990's, make this an appropriate time to consider the sale of the Partnerships' Property Interests and increases the likelihood of maximizing the value of the Partnerships' assets, although the future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue

         Although the amount differs among Partnerships, other than as to the 16 Partnerships formed in 1993 and 1994 a majority of the estimated ultimate recoverable reserves in which the Partnerships have an interest have been produced. As a result of the depletion of the Partnerships' oil and gas reserves, the Managing General Partner believes the asset base and future net revenues of the Partnerships formed between 1986 and 1992 no longer justify the continuation of operations. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will occur while operating costs and general and administrative expenses continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnerships.


         Effect of Oil and Gas Prices on Value

         The Managing General Partner believes that the key factor affecting the Partnerships' long-term performance has been the decrease in oil and particularly gas prices that occurred subsequent to the purchase of Partnership Property Interests. Additionally, prices are expected to continue to vary widely over the remaining life of the Partnerships, and such changes in prices will affect future estimates of revenues from continued operations of the Partnerships, especially for the 39 Partnerships with less than a third of their estimated remaining recoverable reserves remaining for future production (all but two of the Partnerships formed prior to the second quarter of 1992). Many Partnerships have only a small amount of their ultimate recoverable reserves remaining for future production. Because of small amounts of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a material positive impact on the total return on investment to Investors in view of the expenses of the Partnerships as described above.


         Non-Producing Reserves

         For those 18 Partnerships formed in the fourth quarter of 1986, in the first three quarters of 1987, and in the period from the fourth quarter of 1992 through the second quarter of 1994, a majority of the estimated remaining recoverable reserves attributable to those Partnerships' Property Interests are proved non-producing reserves. Non- producing reserves generally fall into two categories: (1) undeveloped reserves, which require substantial expenditures by the working interest owners for the drilling of new wells to recover such reserves; and (2) behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone. Recovery in amounts great enough to significantly impact the results of those Partnerships' operations and their ultimate cash distributions can only occur after currently producing zones are depleted in many years, or with the investment of new capital. As provided in the Partnership Agreements, the Partnerships expended all of the Investors' net commitments for the acquisition of Property Interests many years ago, and they no longer have capital to invest in improvement of the properties through secondary or tertiary recovery.

         The most important factor leading to the significant proportion of behind-pipe or undeveloped reserves currently owned by the Partnerships has been the depletion of most of the Partnerships' proved producing reserves, resulting in the growth over time in the proportion of the Partnerships' total assets comprised of non- producing reserves. Thus, non-producing reserves which were a small proportion of each Partnership's reserves when its oil and gas assets were purchased have remained and grown to comprise a larger proportion of the Partnerships' remaining assets.

         A limited amount (less than 10%) of the capital of the Operating Partnerships was reserved for workover, completion or development activity, the Partnerships were not intended to engage in material drilling activities. The Partnerships were formed to distribute cash from sale of Partnership's oil and gas production to Investors on a current basis. The current level of cash flow of the Partnerships is not sufficient to pay for meaningful drilling activities or to support borrowing activities for that purpose. Even if cash flow were allowed to be used for drilling by a Partnership's limited partnership agreement, this would require suspension of cash distributions for an extended period.

         Reasons for Sale of Assets at this Time


         The Managing General Partner believes that this is an appropriate time for the Partnerships to sell their Property Interests due to its perception of the marketplace, including estimates as to future oil and gas prices, the cash flow of the Partnerships and the character of their reserves. The Managing General Partner believes that after significantly depleting producing oil and gas properties, they become less attractive to prospective purchasers because of less cash flow. Additionally, the Partnerships' limitations on capital invested in drilling activities in recent years also makes the Property Interests less attractive to prospective purchasers. Although the price of oil has fallen significantly in 1998, gas prices have declined but to a lesser degree. Given the fact that the reserves of the Partnership Properties and their recent production consist principally of gas, this is believed to be a good time to sell the Partnership Properties to avoid the risk that gas prices might fall to levels equivalent to those for oil. At the current time the marketplace's perception is that gas prices are likely to increase. Based upon its experience in the industry and past historical trends, the Managing General Partner believes that it is often preferable to sell based upon perceptions of future prices. Moreover, the sale at this time by any Partnership in conjunction with the other 62 Partnerships to whom Proposals have been made allows the costs of the transactions to be spread among a larger number of entities, which costs are likely to be much higher if such asset sales were made on an individual Partnership basis or by small groups of Partnerships over an extended period of time.


         Investors' Tax Reporting

         Investors will continue to have a partnership income tax reporting obligation with respect to his Units as long as the Partnerships continue to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Business of the Partnership--No Trading Market." Following the approval of the Proposal and the sale of the Partnerships' Property Interests and dissolution of the Partnerships, Investors will realize gain or loss, or a combination of both, under federal income tax laws. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnerships. The dissolution of the Partnerships will also allow certain Investors to take a capital loss deduction for syndication
costs incurred in connection with formation of their Partnerships.   See
"Federal Income Tax Consequences of Adoption of the Proposal."

INDEPENDENT APPRAISAL OF THE FAIR MARKET VALUE OF PROPERTY INTERESTS OF THE PARTNERSHIPS

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer") to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The Special Transactions Committee determined that having three independent appraisers collectively determine the fair market value for a cash purchase of the Partnerships' Property Interests would protect Investors by attempting to address the conflicts of interest in the sale of such Property Interests to the Managing General Partner. The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using the three Appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnerships the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market value which is both independent and comprehensive.

         One of the three Appraisers, H.J. Gruy, is the independent petroleum engineering firm most familiar with the properties in which the Partnerships have interests and has prepared the annual reserves audit and independent reserve report upon the Partnerships' reserves since inception of each of the Partnerships. J.R. Butler and H.J. Gruy together are actively involved as a principal part of their businesses in the evaluation of producing oil and gas properties, and both are widely recognized in their field. The Petroleum Engineering Consultants are independent consulting firms as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers ("SPE"). As an internationally known investment banking firm with broad experience in the oil and gas industry, CIBC Oppenheimer has used additional methods of analysis and considered other factors and perspectives in evaluating the Partnerships' Property Interests.

         The Managing General Partner did not instruct the Appraisers as to pricing, cost or other economic parameters or methods or the assessment of reserves characteristics, nor did it limit the scope of their investigation for purposes of preparing their appraisals. The Managing General Partner provided the Petroleum Engineering Consultants with basic evaluation data for their use in determining each Partnership's reserves and their value. The Petroleum Engineering Consultants prepared their own reserves audit of the Property Interests. The Managing General Partner did not set the amount of consideration to be paid to the Partnerships for their Property Interests nor provide any information to the Appraisers on amounts to be paid to the Investors. The amount of consideration to be paid was determined by the Special Transactions Committee based upon the Appraisers' assessment of the fair market value of those interests. The Appraisers did not opine on the fairness of the transaction to the Investors, and the Managing General Partner has not acquired separate reports or opinions regarding the fairness to the Investors of the prices at which the Partnerships' Property Interests will be sold to the Managing General Partner if the Proposals are approved by the Investors.

QUALIFICATIONS OF APPRAISERS

         Gruy is an established independent petroleum engineering firm in Houston, Texas. Gruy's predecessor firms were founded by its current Chairman, H.J. Gruy in 1950. Gruy is engaged solely in the business of petroleum evaluation and engineering studies for public and private oil and gas companies with oil and gas properties in North and South America, Africa, Russia and the Far East. Gruy has extensive experience evaluating properties in all of the areas in which the Partnerships own Property Interests. Gruy has completed over 17,000 assignments for oil and gas companies, commercial banks, investment banks, and governments. Over the past four years, Gruy has added more than 280 new clients.

         J.R. Butler is an established worldwide oil and gas consulting firm organized in 1948 by Mr. J.R. Butler, Sr. and has been headquartered in Houston, Texas since its founding. J.R. Butler has extensive experience in reserves estimation, property evaluation, formation evaluation, petrophysical support for geophysical and exploration geology, drilling operations, production surveillance, unitization and design and supervision of workovers. Over the last 20 years Butler has performed projects for more than 350 clients, which include law firms, financial institutions, oil and gas operators, research/academic institutions, service companies, individual investors and government bodies, and has been involved with more than 140 major consulting projects involving evaluation of U.S. oil and gas properties. Approximately 50% of Butler's work in 1997 was devoted to property evaluations. Butler administered and analyzed the annual "Evaluation Parameters Survey" for the Society of Petroleum Evaluation Engineers ("SPEE") during the first 15 years of its publication from 1982 to 1996.

         CIBC Oppenheimer, a CIBC World Markets Company, is an internationally recognized investment banking firm with 31 offices worldwide and over 8,000 employees. CIBC Oppenheimer was selected by the Special Transactions Committee to serve with the Petroleum Engineering Consultants as an appraiser based upon CIBC Oppenheimer's substantial experience in oil and gas property purchase and sale transactions, familiarity with the Managing General Partner, and familiarity with oil and gas company operations and the oil and gas industry in general. CIBC Oppenheimer regularly engages in the valuation of oil and gas businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and other corporate purposes.

FAIR MARKET VALUE

         For each Partnership, the Petroleum Engineering Consultants estimated the aggregate fair market value of each Partnership's Property Interests as of December 31, 1997. CIBC Oppenheimer also estimated a fair market value of the same Property Interests at the same date. For each Partnership, the Special Transactions Committee chose the higher of these two determinations as the Fair Market Value for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium above the fair market value to purchase the Partnerships' Property Interests. The valuation estimates of the Appraisers are attached to specific Partnership's Supplement. The PV-10 Value for each Partnership prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is also set out in the specific Partnership's Supplement. The valuations of the Appraisers do not in any manner address the underlying business decision to sell these Property Interests. Moreover, the valuation estimates of the Appraisers are necessarily based upon the market, economic and other conditions as they existed on the dates specified or could be evaluated as of the date of preparation of the valuations.

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate, which is discussed in detail under "--Valuation by Petroleum Engineering Consultants" below and is based upon appraisal of the projected discounted cash flow from the various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate for each Partnership based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         Although CIBC Oppenheimer was not directly involved in the work performed by the Petroleum Consultants, it did review both the methodology employed and the resulting analysis from the application of the approach used by the Petroleum Engineering Consultants. In turn, although the Petroleum Engineering

Consultants were not directly involved in the evaluation work performed by CIBC Oppenheimer, they provided input to, and consulted with, CIBC Oppenheimer as to the characteristics of certain groups of Property Interests. As a result of their individual and collective work, the Petroleum Engineering Consultants estimated a fair market valuation for groups of properties that are related geographically, geologically or by time of acquisition by the Partnerships (a "Partnership Group") in which the Partnerships have Property Interests, and CIBC Oppenheimer estimated a fair market valuation for each such property group. These valuation amounts were then divided among the Partnerships which own Property Interests in each property group in proportion to their respective ownership interests therein. This generated valuation estimates for each Partnership. After presentation of the two valuation estimates for each Partnership to the Special Transactions Committee, the committee determined that the Fair Market Value for each Partnership was the higher of the two values estimated by the Petroleum Engineering Consultants and CIBC Oppenheimer. This necessarily matches the definition of "Fair Market Value," which is the maximum price that a willing buyer will pay and at which a willing seller will sell at a given point in time at which the buyer is under no compulsion to buy and the seller is not compelled to sell, both having reasonable knowledge of all the material circumstances.

VALUATION BY PETROLEUM ENGINEERING CONSULTANTS

         The value estimate from the Petroleum Engineering Consultants uses the "income approach." The income approach for proved producing properties reduces the discounted future net cash flows before federal income tax to a fair market value by multiplying such cash flow by a suitable fraction that accounts for the risk associated with the purchase of that cash flow stream. For proved developed non-producing and proved undeveloped reserves, the risk adjustments are generally more severe for a variety of reasons, including the necessity of making a capital investment when it is assumed that the capital is invested with certainty and the resulting operating cash income stream is burdened with the uncertainty.

         The Petroleum Engineering Consultants audited the estimates of proved, probable and possible reserves and future net revenues therefrom prepared by the Managing General Partner utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the undeveloped locations, reserves were determined by a combination of volumetric calculations (geologic mapping) and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserve estimates supported by established production decline curves and/or material balance calculations.
The Petroleum Engineering Consultants audited the determination and classification of proved reserves in accordance with Securities and Exchange Commission guidelines (with the exception of having employed escalated prices and costs). The definitions used by the Petroleum Engineering Consultants for the unproved reserves conform to those promulgated by the Society of Petroleum Engineers, Inc. (SPE) and the World Petroleum Congresses (WPC).

         Basic evaluation data used by the Petroleum Engineering Consultants, including ownership and other data, logs, maps, production data, tests, technical information, estimates of drilling, completion and workover costs and operating costs, were obtained principally from the Managing General Partner. Benchmark gas and oil prices were $2.38 per MMBtu and $16.00 per barrel for West Texas Intermediate, respectively, which were based upon year-end 1997 prices (before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and then escalated at a rate of 3.5% per annum for a period of 15 years. Operating costs and projected investments were also escalated at the rate of 3.5% per year for 15 years. The Petroleum Engineering Consultants recommended this escalation scenario based on rates being used by banks, oil and gas industry sources, the U.S. government and other oil and gas companies which acquire producing properties. The estimates of future net cash flow consisted of those revenues expected to be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, excess costs and required capital expenditures, when applicable. Future net cash flow was determined before the deduction of federal income tax. The Petroleum Engineering Consultants prepared their value estimates by applying qualitative risk adjustments considered by them to be appropriate for the various reserves categories against the spread of discounted future net cash flow values obtained from an escalated pricing scenario.

         The reserves and the resulting "value estimates" made by the Petroleum Engineering Consultants are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Furthermore, any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment and such estimates should be used with the understanding that additional information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

         In summary, the evaluation procedures used by the Petroleum Engineering Consultants included:

         o Reviewing technical and economic data presented by the Managing General Partner relative to proved, probable and possible reserves as of December 31, 1997.

         o Examining the cash flow forecasts for individual wells and/or production units for their quantified probable and possible reserves.

         o Reviewing the lease operating costs for individual wells and/or production units for reasonableness.

         o Preparing reserves and future performance estimates for the audit evaluation utilizing standard petroleum engineering methods. For wells and/or production units with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy.

         o Estimating of drilling, completion and workover costs, which was based on information supplied by the Managing General Partner. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the cash flow projections.

VALUATION BY CIBC OPPENHEIMER

         In performing its analysis of the value of each Partnership's Property Interests, CIBC Oppenheimer first reviewed the PV-10 Value at December 31, 1997 for each property group in which such Partnership has a Property Interest (a "Property"). In addition, CIBC Oppenheimer reviewed the valuation estimates prepared by the Petroleum Engineering Consultants for each Property.
Individual Partnerships own interests in a number of different Properties. Therefore, CIBC Oppenheimer first focused upon valuing the individual Properties and then subsequently valuing the Property Interests of each Partnership in various Properties by allocating to each Partnership its relevant share of the value attributable to different Properties in which it has an interest.

         Working with the Petroleum Engineering Consultants, CIBC Oppenheimer reviewed the Properties for characteristics which would allow them to be divided into separate classifications. Of the total of 44 Properties, the reserves of 34 Properties were determined to be comprised primarily of Proved Developed Producing reserves ("PDP") which have comparable reserve characteristics ("Conventional Case"). The remaining 10 Properties were determined to have distinguishing or unique reserves characteristics in that their reserves are comprised predominately of reserves in the Proved Developed but Not Producing ("PDNP") and Proved but Undeveloped "(PUD") categories (collectively, the "Non- Conventional Case").

         The individual Properties in the Conventional Case group and the Non-Conventional Case group were valued according to the following three criteria (collectively and individually, the "Valuation Multiples"): value as a percentage of PV-10 Value; value as a multiple of barrels of oil equivalent on a revenue interest basis ("BOE") (See "Glossary of Terms"); and value as a multiple of projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") for 1998.

         The Valuation Multiples were, in turn, developed from the application of multiple quantitative and qualitative factors. The quantitative factors include a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies (the "Analysis Factors").

         The Valuation Multiples determined for the Properties in the Conventional Case group and the Non-Conventional Case group were unique, reflecting the different reserves characteristics of the two groups. Based upon conversations with the Petroleum Engineering Consultants, CIBC Oppenheimer applied a 20% adjustment factor to the Valuation Multiples used in the Conventional Case in order to determine Valuation Multiples applied to the Non-Conventional Case. The adjustment factor was applied to the Non-Conventional Case because PDNP and PUD reserves are less valuable than PDP reserves, and PDNP and PUD reserves have additional costs and risks involved in bringing known reserves into production. Also associated with these types of reserves are uncertainties as to the estimated quantities of oil and gas included in such reserves and in the timing of first production and initial production rates once such reserves are placed into production.

         CIBC Oppenheimer applied its set of Valuation Multiples to a mathematical model, with each valuation multiple given equal weight (e.g., 33.3% each) to compute a weighted average value for each individual Property. Each Partnership was allotted its respective proportionate share of individual Properties ("Property Share") based upon the Partnership's Property Interest in such Property in order to convert the value determined for the Properties into values for an individual Partnership's Property Interests in each Property. The CIBC Oppenheimer valuation estimate for each individual Partnership is the cumulative total of that Partnership's respective Property Shares.

         Analysis Factors

         Analysis of Relevant Publicly Traded Companies. Using publicly available information, CIBC Oppenheimer compared selected projected operating and financial data and ratios of the Managing General Partner to the corresponding data and ratios of certain publicly traded oil and gas companies considered by CIBC Oppenheimer to be reasonably comparable to the Managing General Partner due to their focus primarily on exploring and developing oil and gas reserves in the Mid-Continent and onshore Gulf Coast regions of the U.S. and their similar business strategies, operations and market capabilities (the "Selected Companies"). The Selected Companies consist of Abraxas Petroleum, Bellwether Exploration, Comstock Resources, Cross Timbers Oil, Gothic Energy, National Energy Group, Titan Exploration and Wiser Oil Company.

         Analysis of Comparable Property Acquisitions. CIBC Oppenheimer reviewed publicly available information relating to certain acquisitions of U.S. oil and gas companies that closed between March 10, 1994 and October 23, 1997, and had total transactions values between $20 million and $150 million. These transactions consisted of 10 transactions in many of the same operating regions in which the Partnerships own Property Interests and included the following: Comstock Resources and Black Stone Oil; National Energy and Alexander Energy; Alliance Resources and LaTex Resources; Melrose Petroleum Group and Pentex Energy; PANACO and Goldking Companies; Alexander Energy and American Natural Resources; Gothic Energy and Buttonwood Energy; Key Production and Brock Exploration; ONEOK and PSEC; and ONEOK and Washita Production. These selected transactions are not intended to represent the complete list of oil and gas transactions which have occurred or been announced during this period; rather, such transactions represent recent transactions involving publicly traded oil and gas companies engaged in oil and gas exploration and production activities that were deemed by CIBC Oppenheimer to operate in comparable producing basins or have comparable financial and operating characteristics to the Managing General Partner.

         No company or transaction described above was directly comparable to the Partnerships, their reserves, the Managing General Partner or the proposed transaction. Accordingly, analysis of the results of the foregoing was not simply mathematical or necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

         Analysis of Comparable Reserve Acquisitions. CIBC Oppenheimer reviewed selected acquisitions of oil and gas reserves from January 24, 1995 to December 18, 1997, with aggregate purchase prices up to $150 million. The selected acquisitions were in comparable geographic regions as the Partnerships' Property Interests and these were reviewed for the consideration paid in such transactions in terms of the aggregate purchase price paid as a multiple of the reported total proved reserves on a BOE basis. This analysis relies primarily on information obtained from John S. Herold, Inc. and may not represent the complete list of oil and gas transactions with the given search parameters that have occurred or been announced.

         Valuation Multiples

         Value as a Percentage of PV-10. CIBC Oppenheimer's analysis included, among other things, the consideration of a company's market capitalization of common stock as of April 7, 1998 plus total debt and preferred stock, less cash and cash equivalents ("Aggregate Value") as a multiple of the Company's PV-10 Value as of the most recently reported date. Given the difficulty of identifying truly comparable companies to the Managing General Partner which are at the same stage of reserve exploration and development and have similar financial and technical resources, none of the Selected Companies are identical to the Managing General Partner. In addition, the Properties which comprise the Non- Conventional Case are comprised predominately of PDNP and PUD reserves which tend to be inherently difficult to analyze, given the significant impact which future development capital could have relative to existing operations. CIBC Oppenheimer applied its reference value of 78% to the Property's PV-10 Value. This reference value reflects a slight discount to the adjusted average value at which comparable properties are acquired. This discount reflects (i) the fact that the Managing General Partner itself trades at a discount to the adjusted average value of its peers on a PV-10 Value basis, and (ii) that certain oil and gas properties in the Properties are generally near the end of their economic lives and require additional capital investment to attain sustained and/or enhanced production. In the Non-Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         Value as a Multiple of BOE. CIBC Oppenheimer reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus total debt, preferred stock and transaction costs less cash and cash equivalents of such transactions as a multiple of the reported total proved reserves on a BOE basis. Using comparable company acquisitions data, the analysis of purchase price as a multiple of proved reserves on a BOE basis indicated an adjusted average value of $4.90 per BOE for acquisitions of comparable onshore Gulf Coast and Mid-Continent oil and gas companies while comparable onshore Gulf Coast and Mid-Continent oil and gas properties were acquired for $4.83 per BOE. Relative to other acquisition values, CIBC Oppenheimer applied a $4.70 per BOE reference value, which represents a slight discount to the aforementioned acquisition values, to reflect the fact that certain individual properties in the Properties are near the end of their economic lives. The degree of this discount was reduced, however, by the fact that the Properties exhibit an above average gas reserve component. In the Non-Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         Value as a Multiple of EBITDA. CIBC Oppenheimer's analysis included, among other things, Aggregate Value as a multiple of projected EBITDA. Projected EBITDA for the Managing General Partner and the Selected Companies were based on estimates compiled by Institutional Brokers Estimate Service and published estimates of selected investment banking firms, including CIBC Oppenheimer.

         CIBC Oppenheimer's reference value of 3.5x is slightly lower than the trading value of the Managing General Partner relative to its projected 1998 EBITDA. This value is used to reflect the fact that certain oil and gas assets in the Properties require significant additional capital investment to extend their productive lives. In the Non- Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         No company or transaction used in the analysis described above was directly comparable to the Properties, the Managing General Partner or the proposed transaction. Accordingly, analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex consideration and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

         Valuation Letters of CIBC Oppenheimer

         The Special Transactions Committee retained CIBC Oppenheimer to prepare for each of the Partnerships an independent fair market valuation of the Property Interests held by the Partnerships. On April 20, 1998, CIBC Oppenheimer delivered to the Special Transactions Committee letters for each of the Partnerships (the "Valuation Letters") stating that, as of a certain date and based upon and subject to the factors and assumptions set forth therein, CIBC Oppenheimer's estimate of the value of the Partnership's Property Interests. The appraisal report of CIBC Oppenheimer will be available to Investors or representatives designated in writing for inspection and copying during the solicitation period for the Proposals at the office of the Managing General Partners, 16825 Northchase, Suite 400, Houston, Texas 77060 from 9:00 a.m. to 5:00 p.m. Monday to Friday during such period.

         The full text of each of the Valuation Letters, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by CIBC Oppenheimer, is attached to the specific Partnership's Supplement and is incorporated herein by reference. The summary of the

Valuation Letters set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such letters. Investors of the Partnerships are urged to read such letters in their entirety. The Valuation Letters were provided to the Special Transactions Committee for its information and is directed only to the estimates, from a financial point of view, of the value of the Partnerships' Property Interests and does not address the merits of the underlying decision by the Managing General Partner or the Partnerships to engage in the sale of the Property Interests to the Managing General Partner and does not constitute a recommendation to the Partnerships' Investors as to how such Investors should vote on the approval of the Proposals or any matter related thereto.

         The summary set forth above does not purport to be a complete description of the analyses performed by CIBC Oppenheimer. The fair market value estimates involve various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such estimates are not readily susceptible to summary description. These estimations of fair market value required CIBC Oppenheimer to exercise its professional judgment based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by CIBC Oppenheimer was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. CIBC Oppenheimer did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support any one valuation methodology. Rather, in reaching its conclusion, CIBC Oppenheimer considered the results of the analyses in light of each other and ultimately reached its value estimate based on the results of all analyses taken as a whole. Except as described herein, CIBC Oppenheimer did not place particular reliance or weight on any individual analysis, but instead concluded that its analysis, taken as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its value estimate. In performing its analyses, CIBC Oppenheimer made numerous assumptions with respect to industry performances, business and economic conditions and other matters. The analyses performed by CIBC Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analysis.

COLLECTIVE ANALYSIS OF PURCHASE PRICE

         Thus, as described above, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell substantially all of their assets and liquidate their Partnerships. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation of the fair market values of Property Interests owned by the Partnerships as of December 31, 1997, which estimates are set out for each Partnership in its specific Partnership Supplement.

         CIBC Oppenheimer's evaluation of the Partnerships' Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy reserve report is attached to each Partnership Supplement as Attachment D. CIBC Oppenheimer then divided the property groups ("Property") into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Valuation Multiples" above in this section to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBITDA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of the each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interest in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests which are set out for each Partnership in its specific Supplement.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, represents the Fair Market Value of the Partnerships' Property Interests, which are set out for each Partnership in its specific Supplement. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two for each Partnership was chosen as the Fair Market Value of the Property Interests owned by that Partnership. The variations between the fair market value estimates prepared by the Petroleum Consulting Engineers and CIBC Oppenheimer had a weighted average deviation which ranged from 0.025% to 16%, with an average of 1%.

DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY

         Choice of Higher of Two Appraisals

         The Special Transactions Committee presented their recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnerships. The proposed sale of the Partnerships' Property Interests to the Managing General Partner and the procedures established for the appraisal of fair market value for such interests was approved by vote of all of the members of the Board of Directors (other than one absent director) of the Company based upon the recommendation of the Special Transactions Committee. The Board of Directors also determined to consider whether it was appropriate to pay a premium over the Fair Market Value in purchasing the Property Interests from each of the Partnerships.

         Decision to Add 7.5% Premium

         The Company determined that paying a 7.5% premium over the appraised fair market value of the Partnerships' Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential. Because the Managing General Partner has served in that capacity on behalf of all of the Partnerships for a number of years, it is intimately familiar with the Property Interests owned by each of the Partnerships. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser who was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and perceived potential risks. If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.

Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions.

         In the judgment of the Company, the purchase of any Partnership's Property Interests, together with interests in many of the same properties owned by other Partnerships at approximately the same time, will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.

         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential. No attempt was made to distinguish between the Property Interests owned by any particular Partnership, nor was any statistical or analytical study prepared by the Company on a separate basis in the course of determining the amount of this premium.

         Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent determination to pay this premium or of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnerships to purchase their Property Interests is fair.

         Amounts to be Paid to Investors Upon Liquidation of their Partnerships.

         The evaluation of the fair market values of the Property Interests of the Partnerships were based upon values as of December 31, 1997, including the fair market value estimates by the Petroleum Engineering Consultants (using pricing assumptions and reserve quantities at that time) which were in turn based upon the audit of each of the Partnerships' total proved reserves at that date by H.J. Gruy. As is the case with all oil and gas purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). Obviously, the quantities of reserves being purchased are reduced by production which takes place after the evaluation date (net of the lease operating cost incurred to produce such reserves) but before the purchase takes place.

         Therefore, the actual purchase price to be paid to each Partnership for its oil and gas assets is the purchase price set out in the table contained in the Summary and the individual Partnership Supplement for each Partnership, reduced by the net revenues that have been received by that Partnership for production during 1998. Money received by each Partnership from the sale of such production during 1998 has been paid to such Partnership. The Partnerships have continued to make quarterly cash distributions during 1998.
A portion of 1998 revenues, therefore, have already been distributed to their partners during 1998 and the remainder of revenues from 1998 production will be distributed as part of that Partnership's liquidating distribution.

         Portion of Purchase Price Payable to the Managing General Partner

         The total purchase price for the oil and gas assets of all 63 Partnerships is approximately $81 million. Of this amount, approximately $14 million represents the portion of the purchase price which is payable to the Managing General Partner by virtue of the Managing General Partner's interest in the Partnerships. Approximately $11 million of this is attributable to its interests as a general partner and $3 million attributable to the units which it has purchased under the right of presentment set out in the various Partnership Agreements. Therefore, the amount payable to purchase all of the oil and gas assets of all 63 Partnerships net of the amount distributable to the Managing General Partner itself upon liquidation of the Partnerships is approximately $67 million as of December 31, 1997 before any reduction for 1998 production.

FAIRNESS OF PROPOSED SALE


         The Managing General Partner believes that the entire transaction related to the Proposals involving the proposed method of sales of the Partnerships' Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:


         1. The Managing General Partner believes that the most important element of the Proposals is the determination of the Fair Market Values of the Partnerships' Property Interests. The prices to be paid by the Company to purchase the Partnerships' Property Interests was determined in the Managing General Partners' sole judgment by adding a 7.5% premium to the higher of the Appraisers' two estimates of the fair market value on a Partnership-by-Partnership basis of the Partnerships' Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Independent Appraisal of the Fair Market Value of Partnerships' Property Interests."

         2. No transaction will take place in a particular Partnership unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by such Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If any of the Proposals are approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to develop various non-producing reserves on the Property Interests purchased by the Managing General
                 Partner.   If all of the Property Interests which are
                 the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer to Eligible Purchasers" below.

         5. In structuring the Proposals and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on the amount of any taxable income resulting from the liquidation of that Investor's Partnership, whether or not the Investor has available cash proceeds remaining from his liquidating distribution after some or all of such proceeds are used to purchase Common Stock.

         The individual Partnership Supplements contain an estimate of the liquidating net cash distributions payable to Investors if their Partnership's Proposal is approved, along with an estimate of the net cash distributions to Investors from their Partnership continuing to operate for the remaining life of that Partnership's reserves. In all but three Partnerships the estimated amount receivable from continuing operations is higher than the amount which Investors will receive if the Proposals are approved. Despite this difference, which ranges from 3% to 48%, depending upon the particular Partnership, the Managing General Partner believes that the Proposals are fair. The estimates of distributions from continuing operations are based upon continuation of current oil and gas prices over a 17 to 20 year period. Continued volatility in the markets for oil and gas therefore make this estimation subject to significant variance based upon pricing changes. In addition, there are significant operational risks over such a long period of time to which each of
the Partnerships would be subject.   Current cash distributions paid in one
lump sum currently are not subject to these risks.

         The fairness of the Proposals for the 18 Partnerships formed in the fourth quarter of 1986, the first three quarters of 1987, and between the fourth quarter of 1992 and the second quarter of 1994, the majority of whose proved reserves are non-producing, should be assessed in light of the benefit to the Managing General Partner of being able to use its capital resources to drill wells to develop undeveloped reserves, in addition to the possible benefit of holding such interests for a period of time sufficient to allow completion of wells in different zones in order to produce behind-pipe reserves.

         Notwithstanding the above, determinations made by the Special Transactions Committee, the independent Appraisers' determination of the fair market value of the properties, and the payment of a 7.5% premium does not necessarily remove the substantial conflicts of interest which exist due to the Managing General Partner acting on behalf of the Partnerships and also acting as the purchaser of the Property Interests from the Partnerships. No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Managing General Partner to purchase the Partnerships' oil and gas or assets. Rather than setting the purchase price for Partnership Property Interests itself, the Managing General Partner determined it would be preferable to request three different independent Appraisers, using two different appraisal methods to determine fair market values at which such Property Interests should be purchased. The Managing General Partner then chose the higher of the two values for each Partnership. The Managing General Partner believes that adding a 7.5% premium to the highest of the fair market value determinations made by the three Appraisers only increases the amount to be paid to Investors upon liquidation of their Partnerships and does not require a separate fairness opinion. The Managing General Partner believes that when the Appraisers rendered their opinion as to the "fair market value" of each Partnership's Property Interests, inherent within that appraisal was the appraiser's determination that these "fair market values" were "fair," or such determination would not have been made. Consequently, no independent fairness opinion upon the premium was requested. The determination of a different third party purchaser as to the purchase price to be paid might be more or less than that being proposed to be paid by the Managing General Partner.

         The determination to submit proposals to Investors in which the Managing General Partner would purchase the Property Interests of the Partnerships was deemed by the Managing General Partner to be the most preferable means of addressing the appropriate time for liquidation of the Partnerships and the method of doing so. This decision was made after full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the properties, rather than the Managing General Partner setting that value and requesting a fairness opinion and the decision to add the 7.5% premium, was based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby, which are detailed herein.


          FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS

GENERAL

         In the opinion of Hoops & Levy, L.L.P., Special Tax Counsel, the following summarizes material federal income tax consequences to the Investors arising from the Partnerships' proposed sale of their oil and gas operating and non- operating properties and liquidation pursuant to the Proposals. This Section of the Registration Statement is subject to and conditioned upon all matters set forth in the written opinion of Special Tax Counsel dated ________, and included as an exhibit to the Registration Statement. As set forth herein, statements of legal conclusions regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnerships constitute partnerships for federal tax purposes and that the Partnerships will be liquidated as described herein. Statements of legal conclusions regarding tax consequences also are based upon private letter rulings dated October 5, 1987 and August 22, 1991, with respect to Swift Energy Managed Pension Assets Partnerships and February 6, 1991, with respect to Swift Energy Pension Partnerships. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors. Although the Special Tax Counsel understands that Investors will rely to a degree on its opinion, Investors should recognize that an opinion of Special Tax Counsel represents merely such counsel's best legal judgment and has no binding effect on any federal or state governmental entity or courts or official status of any kind. For a discussion of the tax consequences that may result from an Investor's election to receive common stock in lieu of cash upon a partnership's liquidation reference should be made to "Material Federal Income Tax Consequences of Electing to Receive Common stock in Lieu of Cash upon Partnership Liquidation."

         Under written request of an Investor or his or her representative, the Company will promptly transmit a copy of the tax opinion, without charge to the Investor. Requests should be directed to Mr. Steven Yakle, Assistant Controller, Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060.

         This summary does not describe all the tax aspects which may affect Investors because the tax consequences may vary depending upon the individual circumstances of an Investor. It is generally directed to Investors that are individuals, qualified plans and trusts under Code Section 401(a) or individual retirement accounts ("IRAs") under Code Section 408 (collectively "Tax Exempt Plans") and that are the original purchasers of the Units and hold interests in the Partnerships as "capital assets" (generally, property held for investment). Each Investor is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to such Investor. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign






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

corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAX TREATMENT OF TAX EXEMPT PLANS

         This section applies to Tax Exempt Plans that are Investors in either of the two series of partnerships which invested in only non-operating interests, the 13 Swift Energy Managed Pension Assets Partnerships ("SEMPAP") partnerships formed between 1988 and 1990, or the 13 Swift Energy Pension Partners ("SEPP") partnerships formed between 1991 and 1994.

         Sale of Property Interests and Liquidation of Partnerships

         The Managing General Partner is proposing to sell the Partnerships' Property Interests as well as any other royalties and overriding royalties the Partnerships may own. After the sale of the properties, the Partnerships' assets will consist solely of cash, which will be distributed to the Investors in complete liquidation of the Partnerships.

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). UBTI is income derived by an organization from the conduct of a trade or business that is substantially unrelated to its performance of the function that constitutes the basis of its tax exemption (aside from the need of such organization for funds). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Service has previously ruled that the Partnerships' Property Interests, as structured under the net profits agreements, are royalties, as are any overriding royalties the Partnerships may own. To the extent that the Property Interests are not debt-financed property, neither the sale of the Property Interests by the Partnerships nor the liquidation of the Partnerships are expected to cause Investors that are Tax Exempt Plans to recognize taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interests for federal income tax purposes. The foregoing assumes Investors have not borrowed funds to acquire their partnership interests.

         Debt-Financed Property

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. Generally, property acquired subject to a mortgage or similar lien is considered debt-financed property even if the organization acquiring the property does not assume or agree to pay the debt. Notwithstanding the foregoing, acquisition indebtedness excludes certain indebtedness incurred by Tax Exempt Plans other than IRAs to acquire or improve real property. Although this exception may apply, its usefulness may be limited due to its technical requirements and the fact that the debt excluded from classification as acquisition indebtedness appears to be debt incurred by a partnership and not debt incurred by a partner directly or indirectly in acquiring a partnership interest.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its partnership interest or had borrowed funds either before or after it acquired its partnership interest, its pro rata share of Partnership gain on the sale of the Property Interests may be UBTI, see "Tax Treatment of Investors Subject to Federal Income Tax" below. The Managing General Partner has represented that
(i) the Partnerships did not borrow money to acquire their Property Interests, and (ii) that the Property Interests of the Partnerships are not subject to any debt, mortgages or similar liens that will cause the Partnerships' Property Interests to be debt-financed property under Code Section 514. If a Tax Exempt Plan has not caused its partnership interest to be debt-financed property, and based upon the representations of the Managing General, the Property Interests are not expected to be considered debt-financed property.

TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX

         All references to Investors in this section refer solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans (a) whose Partnership Interests are debt-financed or (b) that have invested in the Swift Energy Income Partnerships ("SEIP") formed between 1986 and 1990, or in the Swift Energy Operating Partnerships formed between 1991 and 1994.


         Tax Treatment of Tax-Exempt Plans Subject to Federal Income Tax Due to Debt-financing

         To the extent that a Tax Exempt Plan's partnership interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interests and liquidation of the Partnerships that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage").

         A similar calculation is used to determine the allowable deductions. For each debt-financed property, the amount of the deductions directly attributable to the property are multiplied by the debt/basis percentage, which yields the allowable deductions. If the average acquisition indebtedness is equal to the average adjusted basis, the debt/basis percentage is zero and all the income and deductions are included within UBTI. The debt/basis percentage is calculated on an annual basis.

         Tax Exempt Plans with debt-financed partnership interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnerships Property Interests and the liquidation of the Partnerships assumes that all of an Investor's income, gain, loss and deduction from his Partnership is subject to federal taxation.

         Taxable Gain or Loss Upon Sale of Properties

         An Investor will realize and recognize gain or loss, or a combination of both, upon his Partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each property, or related asset, will be an amount equal to the excess of the amount realized by such Partnership and allocated to such Investor (i.e., cash or consideration received) over the Investor's adjusted tax basis for such property.
Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the Investor's tax basis over the amount realized by such Partnership for such property and allocated to such Investor. Investors in Swift Energy Income Partnerships ("SEIP") or Swift Energy Operating Partnerships ("SEOP") are not expected to realize any gain or loss on property acquired from a SEMPAP or SEPP partnership and immediately sold by the acquiring Partnership to the Managing General Partner. It is projected that SEIP and SEOP Partnerships will realize taxable gain upon the sale of the Partnership properties (other than those acquired from SEMPAP or SEPP partnerships) and that SEMPAP and SEPP Partnerships will realize taxable loss upon the sale of Partnerships properties. Such gain or loss will be allocated among the Investors in accordance with the Partnership Agreements. The Partnership Agreements include allocation provisions that require allocations pursuant to a liquidation be made among partners in a fashion that equalizes capital accounts of the partners so that the amount in each partner's capital account will reflect such partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

         Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each Investor will realize and recognize his allocable share of gains and losses in his tax year within which the Partnership properties are sold.

         Factors Solely Applicable to All Investors in SEIP and SEOP Partnerships (Partnerships holding working interests)

         Because the oil and gas properties, and related assets owned by the SEIP and SEOP Partnerships are properties used in a trade or business, the character of gains and losses realized by the Partners generally will be governed by Section 1231 of the Code. Deductions for intangible drilling and development costs, depletion and depreciation expenses with respect to these properties, however, may be subject to recapture as ordinary income, in an amount which does not exceed gain recognized. With respect to properties placed in service after 1986, Code Section 1254 recaptures all intangible drilling and development costs and depletion (to the extent of basis) as ordinary income. The SEIP and SEOP Partnerships did not incur material amounts of intangible drilling and development costs, and accordingly the recapture of same is not expected to be material.

         Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         Liquidation of the Partnerships

         After sale of their properties, the Partnerships' assets will consist solely of cash which they will distribute to their partners in complete liquidation. The Partnerships will not realize gain or loss upon such distribution of cash to their partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess. Investors in SEIP and SEMPAP Partnerships paid a portion of syndication and formation costs upon entering his or its Partnership, neither of which costs were deductible expenses, therefore it is anticipated that liquidating distributions to Investors in SEIP and SEMPAP Partnerships will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         Capital Gains Tax

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%. With respect to net capital losses, other than Section 1231 net losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Investor during the tax year, plus $3,000 ($1,500, in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. Corporations are taxed on net long- term capital gains at their ordinary Section 11 rates and are allowed to carry net capital losses back three years and forward five years.

         Passive Loss Limitations

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. A SEMPAP or SEPP Investor's allocable share of any gain realized on sale of his Partnership's net profits interest is expected to be characterized as portfolio income and may not offset, or be offset by, passive activity gains or losses.

         An SEIP or SEOP Investor's allocable share of any gain realized on sale of Partnership properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. Moreover, because the sale of properties and liquidation of such Partnerships will terminate the Investors' interest in the passive activity, an Investor's allocable share of any loss (i) previously realized as an Investor in such Partnership and suspended because of its passive characterization, (ii) realized on the liquidating sale of Partnership properties, or (iii) realized by the Investor upon liquidation of his Partnership interest, will not be characterized as losses from a passive activity.


         THE FOREGOING DISCUSSION IS INTENDED TO BE A SUMMARY OF MATERIAL INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION OF THE PARTNERSHIPS. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING SUCH INVESTOR'S PARTICULAR TAX CIRCUMSTANCES AND THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF HIS OR ITS PARTNERSHIP.

CONSIDERATION OF ALTERNATIVE TRANSACTIONS

         The Managing General Partner has given consideration to a number of different alternatives prior to submitting the Proposals to Investors for their approval. These alternatives included continued operation of the properties for a longer period, offering the Partnerships' remaining property interests at auction or selling them in negotiated transactions. For the reasons discussed at greater length under "The Proposal--Reasons for the Proposal" below, the Managing General Partner believes that a sale at this time is preferable to continued operations of the Partnerships. Although in the past certain marginal Property Interests have been sold in negotiated transactions or at auction, the Managing General Partner does not believe that such methods of sale are likely to maximize the value of the Partnerships' Property Interests, as discussed below.

         Continuing Operations

                 As discussed above under "Fairness of Proposed Sale," the estimates of the liquidating net cash distributions payable to Investors if the Partnerships' Proposals are approved is less than the estimate of net cash distributions to Investors if their Partnerships continue to operate for the remaining lives of their reserves. For reasons discussed at greater length under "Special Factors--Reasons for the Proposal" above, the Managing General Partner believes that a sale at this time is preferable to continuing operations of the Partnerships. There are a number of assumptions contained in the estimates of distributions from continued operations that may or may not prove to be true over the remaining life of the Partnerships' reserves. Such distributions would be subject to the risks of oil and gas operations, in addition to the risk of continued price volatility for oil and gas.

         Auction

         Although offering oil and gas properties for sale at auction is often an efficient means of selling smaller interests in properties in which the seller is not the operator of the property, auctions are generally unsuited to the offer and sale of substantial property interests, may exceed the normal size of properties offered at auction, and may well be beyond the purchasing capacity of the parties which typically are bidders at such auctions or might lower the price or the number of interested bidders.

     o Many of the Partnerships organized by the Managing General Partner own significant interests in the same fields. Consequently, if a substantial majority of these Partnerships approve sale of their properties, the size of the interests in many properties would exceed the normal size of properties offered at auction, and may well be beyond the purchasing capacity of the parties which typically are bidders at such auctions. Larger consolidated property interests normally bring higher prices, and thus there are significant reasons to sell the interests in the same properties owned by all of the Partnerships affiliated with the Managing General Partner at one time. On the other hand, doing so at auction would cause such properties to dominate each auction and would likely lower the price or the number of interested bidders. In order to avoid this consequence, the interests in properties to be sold could be divided into smaller pieces and offered at auction on multiple occasions over several years, but this might be counterproductive in terms of prices received at auction, thus minimizing many of the benefits of taking properties to auction for sale.

     o A portion of the value of the properties in which the Partnerships own interests would remain operated by the Managing General Partner because it controls other interests in fields in which they are located. This often negatively affects the amount a third party is willing to pay and the overall interest of third parties in buying such properties. On the other hand, because of its control of such properties, the Managing General Partner is the party in the position to pay the highest price for such interests and the one most likely to do so.

     o A significant portion of the proved reserves attributed to many of the Partnerships' Property Interests are non-producing reserves. Typically auction buyers base the prices they pay at auction upon a multiple of cash flow. This methodology of auction pricing significantly discounts the value of non-producing reserves.

     o Because of the necessity of preparing and disseminating auction information on properties to be offered and soliciting attendance by prospective bidders, and then screening and qualifying such purchasers, the transaction costs for offering properties at auction are substantial, and often higher than other means of sale.

Because of the various factors discussed above, the Special Transactions Committee has determined that it would not be in the best interests of the Partnerships to offer substantially all of their properties and assets to third parties.

         Negotiated Sale

         Many of the same factors discussed above affect whether the Partnerships would benefit from attempting to sell their Property Interests in negotiated transactions, such as:

     o The fact that buyers would be purchasing many Property Interests they would neither control nor operate applies equally in negotiated sales, and might discourage interest and prices offered for such interests.

     o Likewise, the discount for non-producing reserves could exceed the discounts applied by the Appraisers in the case of negotiated sales of properties with substantial amounts of such reserves. This factor is minimized to the greatest extent through the Managing General Partner's purchase of such Property Interests, because the Managing General Partner is familiar with all of these properties through its management of the Partnerships' interests therein over several years.

     o Lastly, sale of properties on a direct basis often involves substantial periods of time for due diligence, negotiation and execution of agreements and closings, often with different purchases for different properties, in addition to the necessity of taking large amounts of time to create and supervise data rooms or disseminate data to possible purchasers, plus the time needed to deal directly with multiple prospective purchasers. Furthermore, certain issues, such as environmental and title matters, may come to light in the late stages of a negotiated sale, which may delay or preclude the consummation of the sale.

         Although the Company did sell the properties of other partnerships whose assets were liquidated between 1996 and 1998 both by means of auction and negotiated transactions, neither form of transaction has been attempted for the Property Interests owned by the Partnerships because of the smaller size of the properties placed in auction in the former liquidations and the other reasons noted above. No offers have been received to purchase the properties owned by the Partnerships from any third party, nor has the Managing General Partner undertaken an effort to sell the Property Interests on behalf of any of the Partnerships through the alternatives discussed above.

         Assessment of Investors

         The limited partnership agreements under which the Partnerships were formed do not provide for any form of voluntary or mandatory assessment for further capital contributions by the Investors in the Partnerships. Given the purpose of the Partnerships when they were formed, and the explicit Partnership provisions and disclosures that no assessments would be made, the Managing General Partner did not consider it to be appropriate to consider this as an alternative for funding development of non-producing reserves of the Partnerships or otherwise invest further capital in the Partnerships' activities. Engaging in extensive drilling operations is contrary to the purposes of the Partnerships and represents a higher degree of risk than contemplated when the Partnerships were formed. In certain Partnerships, borrowing was forbidden or restricted by the terms of their limited partnership agreements. Although there was limited borrowing in the early years by certain Partnerships, at this time lower levels of cash flow are not sufficient to support the additional cost of borrowing and repayment.

         Third Party Tender Offer

         In June 1998, Madison Partnership Liquidity Investors 60, L.L.C. made an offer to purchase up to 4.0% of the outstanding units of Swift Energy Income Partners 1987-B, Ltd. from its limited partners for $5.66 per unit in cash. [FILL IN LATER IF INFORMATION AVAILABLE:] Upon the conclusion of the offer in late July 1998, holders of __% of its outstanding units had tendered their Units to Madison for purchase. It is not known whether other tender offers will be made to purchase Units from Investors in other Partnerships, or the price at which such offers will be made, although based upon various securities regulatory restrictions, it is anticipated that any such offers would cover no more than 4.9% of outstanding Units of any one Partnership.


                  COMPARISON OF OWNERSHIP OF UNITS AND SHARES

         The information below highlights a number of the significant differences between the Partnerships and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain of the respective legal rights associated with the ownership of the Units and Shares. These comparisons are intended to assist Eligible Purchasers in understanding how their investments will be changed if they elect to receive all or any portion of the distribution they are entitled to receive in shares of Common Stock offered hereunder. This comparison is summary in nature and does not constitute a complete discussion of these matters, and Eligible Purchasers should carefully review the balance of this Joint Proxy Statement/Prospectus for additional discussions.



-------------------------------------------------------------------------------------------------------------
                  PARTNERSHIP                                              COMPANY
-------------------------------------------------------------------------------------------------------------
                                             FORM OF ORGANIZATION
 Partnerships formed as Texas limited partnerships,      Company formed as a Texas corporation, which is a
 which are finite life entities.  At the end of the      continuing life entity.
 Partnerships' lives (or upon sale of substantially
 all of its assets, Investors receive net proceeds
 from such sale upon liquidation

-------------------------------------------------------------------------------------------------------------
                 PARTNERSHIP                                                 COMPANY
-------------------------------------------------------------------------------------------------------------
                                          LENGTH OF INVESTMENT

 Investments in the Partnerships were presented to       Unlike the Partnerships, the Company intends to
 Investors as finite life investments, with the          continue its operations for an indefinite time
 Investors to receive cash distributions principally     period and has no specific plans for disposition of
 from the sale of oil and gas produced from the          the assets it owns currently, or to be acquired upon
 Partnerships' properties and to receive cash            consummation of the Proposals or that may be
 distributions upon sale of production from, or          subsequently acquired.
 liquidation of, the Partnerships' Property
 Interests.  Under each of the Partnership
 Agreements, the Partnerships' stated terms of
 existence was approximately 25 years, but the
 Managing General Partner stated its intention of
 selling the Partnerships' properties after a
 Partnership's fifth to ninth year, market conditions
 permitting.  See "Background and Reasons for
 Proposals-- Background of the Partnerships."



      Investors in each of the Partnerships expect liquidation of their investment when the assets of the Partnerships are liquidated. In contrast, Shareholders are expected to achieve liquidity for their investments by trading the Shares on the secondary market.



                                        PROPERTIES AND DIVERSIFICATION

 The investment portfolio of each of the Partnerships    The Company is engaged in the exploration,
 is limited to the interests in producing oil and gas    development, acquisition and operation of oil and
 properties acquired with the initial equity raised      gas properties, with its primary focus being
 through the sale of the Units to the Investors.  The    exploration and development drilling in its core
 Partnerships are not authorized to issue additional     areas.  The Company plans to issue debt and/or
 equity securities to expand their investment            equity securities in the future, and to apply all,
 portfolio. See "Background and Reasons for              or substantially all, of the net proceeds from the
 Proposals--Background of the Partnerships."             sale of the Shares offered hereunder towards the
                                                         purchase of the Property Interests.  To the extent
                                                         the Company sells or refinances its assets, the net
                                                         proceeds therefrom will, generally speaking, be
                                                         retained by the Company for new investments rather
                                                         than being distributed to Shareholders in the form
                                                         of dividends.  In contrast to the Partnerships, the
                                                         Company will constitute a vehicle for taking
                                                         advantage of future investment opportunities that
                                                         may be available in oil and gas properties.  See
                                                         "Background and Reasons for Proposals--Expected
                                                         Benefits from Proposals--Expected Benefits to
                                                         Investors Partners."

--------------------------------------------------------------------------------
             PARTNERSHIP                                  COMPANY
--------------------------------------------------------------------------------

          The Company owns an oil and gas portfolio substantially larger and more diversified than the portfolio of any of the Partnerships or all of the Partnerships taken together. Whereas the Company is engaged in an active drilling program, which involves a higher degree of risk, the Partnerships were not established for any substantial drilling of the oil and gas wells, and do not have the capital to do so.





                                   CASH DISTRIBUTIONS V. NO CASH DIVIDENDS
 Partnerships have made quarterly cash distributions     Shareholders in the Company cannot expect to receive
 to Investors from sale of oil and gas production.       cash dividends as the Company has never paid any
                                                         cash dividends and does not expect to do so for the
                                                         foreseeable future, although it has since 1995 paid
                                                         two 10% stock dividends.  Any profit or loss from
                                                         investing in Company Common Stock will come from the
                                                         increase or decrease in the price of that stock.

                                             PERMITTED INVESTMENTS

 Each of the Partnerships are only authorized to         The Company may invest in such investments as
 acquire, manage and ultimately sell interests in        specifically approved by the Board of Directors.
 properties that are producing oil and gas in
 commercial quantities or which contain shut-in-wells
 capable of such production with the initial equity
 raised through the sale of Units.  All such funds
 was required to be used or committed to be used
 within two years of the formation of the
 Partnerships.

-------------------------------------------------------------------------------------------------------------
                 PARTNERSHIP                                                   COMPANY
-------------------------------------------------------------------------------------------------------------
                                            ADDITIONAL EQUITY

 None of the Partnerships are authorized to issue        The Board of Directors may, it its discretion, issue
 equity securities other than the Units.                 additional equity securities consisting of Common
                                                         Stock or Preferred Stock, provided that the total
                                                         number of shares issued do not exceed the authorized
                                                         number of shares of Common Stock or of Preferred
                                                         Stock set forth in the Company's Articles of
                                                         Incorporation.  The Company expects to raise
                                                         additional equity from time to time to increase its
                                                         available capital.  The Board of Directors is likely
                                                         to issue additional securities (Common Stock or
                                                         Preferred Stock), plus various debt securities,
                                                         which will dilute any interest Investors may have in
                                                         the Company.



      Unlike the Partnerships, the Company has substantial flexibility to raise equity, through the sale of Common Stock or Preferred Stock, to finance its business and affairs.



                                             BORROWING POLICIES

 The Partnership Agreement of each of the                The Company is permitted to borrow, on a
 Partnerships places various restrictions on the         secured or unsecured basis, funds to finance its
 authority of the Partnership to borrow funds.           business, subject to restrictions contained in its
 Furthermore, as a matter of overall policy, each of     revolving credit agreement.
 the Partnerships limited the amount it borrowed, if
 any, to finance the Partnership's activities.



      In conducting its business, the Company may incur Indebtedness to the extent believed appropriate. The incurrence of Indebtedness will increase the risk of loss of an Investment. As a general rule, each of the Partnerships has not incurred significant indebtedness in acquiring its assets or conducting its business.

-------------------------------------------------------------------------------------------------------------
                 PARTNERSHIP                                                   COMPANY
-------------------------------------------------------------------------------------------------------------

                              MANAGEMENT CONTROL AND RESPONSIBILITY

 Under each of the Partnership Agreements, the           The Board of Directors controls the Company's
 Managing General Partner is, subject to certain         business and affairs subject only to the
 narrow limitations, vested with all management          restrictions in the Articles of Incorporation and
 authority to conduct the business of the                the By-Laws.  Shareholders have the right to elect
 Partnership, including authority and responsibility     members of the Board of Directors on a staggered
 for overseeing all executive, supervisory and           basis at each annual meeting of the Shareholders.
 administrative services rendered to the Partnership.    The Directors are accountable to the Company as
 The Special General Partner assists and consults        fiduciaries and are required to exercise good faith
 with the Managing General Partner regarding certain     and integrity in conducting the Company's affairs.
 financial and administrative aspects of the
 Partnerships' business.  The General Partners have
 the right to continue to serve in such capacities
 unless either or both are removed by Investors
 holding at least a majority of the Units.  Investors
 have no right to participate in the management and
 control of the Partnerships and have no voice in its
 affairs except for certain limited matters that may
 be submitted to a vote of the Investors under the
 terms of the Partnership Agreements.  See "--Voting
 Rights" below.  The General Partners are accountable
 as fiduciaries to the Partnerships and are required
 to exercise good faith and integrity in their
 dealings in conducting the Partnerships' affairs.



      Shareholders have greater control over management of the Company than the Investors have over the Partnerships because members of the Board of Directors are elected on a staggered basis annually by the Shareholders at the Company's annual meeting. However, in both cases, Investors and Shareholders must rely upon management for the prudent administration of their investments.

-------------------------------------------------------------------------------------------------------------
                 PARTNERSHIP                                                   COMPANY
-------------------------------------------------------------------------------------------------------------

                                 MANAGEMENT LIABILITY AND INDEMNIFICATION

 As a matter of state law, the General Partners have     The Articles of Incorporation provide that directors
 liability for the payment of Partnership obligations    shall be indemnified to the full extent permitted
 and debts, unless limitations upon such liability       under Texas law.  The By-Laws and Texas law provide
 are expressly stated in the obligations.  Under         broad indemnification rights to directors and
 state law, the General Partners are liable to the       officers who act in good faith, and in a manner
 Investors for a breach of a Partnership Agreement or    reasonably believed to be in or not opposed to the
 a violation of a duty to a Partnership that causes      best interests of the Company.  Pursuant to the By-
 harm to such Partnership.  In addition, the             Laws and Texas law, the Company has the power to (a)
 Partnership Agreements indemnify the General            indemnify against judgments, penalties (including
 Partners and their affiliates against expenses,         excise and similar taxes), fines, settlements and
 including attorneys' fees, judgments and amounts        reasonable expenses actually incurred by the party
 paid in settlement, actually and reasonably incurred    seeking indemnification, and (b) advance reasonable
 by them in conducting the Partnerships' business,       expenses incurred by a director who was, is, or is
 if, in good faith, they determined their course of      threatened to be made a named defendant in a
 conduct was in or not opposed to the best interests     proceeding, in advance of final disposition of the
 of the Partnership and if the conduct of such entity    proceeding after the Company receives a written
 did not constitute negligence, misconduct or a          affirmation by the director of his good faith belief
 breach of fiduciary obligations to the Investors        that he has met the standard of conduct necessary
 except in the event of fraud, misconduct, bad faith     for indemnification and a written undertaking by
 or negligence.                                          such director to repay the amount if it is
                                                         ultimately determined that the standard was not met.
                                                         In addition, to the extent a director has been
                                                         successful on the merits or otherwise in defense of
                                                         any action, suit or proceeding to which he was
                                                         subject by reason of fact that he is or was a
                                                         director, he shall be entitled to mandatory
                                                         indemnification against reasonable expenses
                                                         incurred by him in connection therewith.



         The General Partners of the Partnerships have limited liability to the Partnerships for acts or omissions undertaken by them when performed in good faith, in a manner reasonably believed to be within the scope of their authority and in the best interests of the Partnerships. The General Partners also have, under specified circumstances, a right to be advanced expenses or reimbursed for any loss, claim, liability, damage and expenses (including attorneys' fees) actually and reasonably incurred by them by virtue of serving as General Partners. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the directors and officers of the Company when acting on behalf of the Company and upon the rights of such persons to seek indemnification from the Company.

-------------------------------------------------------------------------------------------------------------
                 PARTNERSHIP                                                   COMPANY
-------------------------------------------------------------------------------------------------------------
                                              VOTING RIGHTS
 Investors by a majority vote may, with or without       Shareholders are entitled to elect the Company's
 the concurrence of the Managing General Partner:        Board of Directors at each annual meeting of the
                                                         Company.
     (a)   Certain amendments to the Partnership
           Agreements;                                   Under Texas law, the following actions may not be
     (b)   Dissolve the Partnerships;                    taken without the approval of Shareholders:
     (c)   Remove either or both of the General
           Partners, with or without cause;                  (a)  Amend the Certificate of Incorporation;
     (d)   Elect a new general partner provided              (b)  Merge with another corporation;
           certain conditions are satisfied; and             (c)  Sell, lease or exchange all or
     (e)   Approve or disapprove the sale, exchange               substantially all of the Company's assets;
           or other disposition of all or                    (d)  Dissolve the Company or revoke a pending
           substantially all of the Partnerships'                 dissolution; and
           assets.                                           (e)  Elect directors.

 Investors may not exercise these rights in a way to extend the term of the Partnerships, change the Partnerships to general partnerships, change the limited liability of the Investors or affect the status of the Partnerships for federal income tax purposes.



         Shareholders have broader voting rights (i.e. the right to elect the members of the Board of Directors on a staggered basis at each annual meeting) than those currently afforded to Investors.



                                      LIMITED LIABILITY OF INVESTORS

 Under each of the Partnership Agreements and            Under Texas law, Shareholders will not be liable for
 applicable state law, the liability of Investors for    Company debts or obligations.  The Shares, upon
 the Partnerships' debts and obligations is generally    issuance, will be fully paid and nonassessable.
 limited to the amount of their investment in their
 Partnership, together with an interest in
 undistributed income, if any.  The Units are fully
 paid and nonassessable.



         The limitation on personal liability of Shareholders of the Company is substantially the same as that of Investors in the Partnerships.

         The following compares certain of the investment attributes and legal rights associated with the ownership of Units and Shares.



-------------------------------------------------------------------------------------------------------------
                    UNITS                                                    SHARES
-------------------------------------------------------------------------------------------------------------
                                           NATURE OF INVESTMENT

 The Units of each Partnership constitute equity         The Shares constitute equity interests in the
 interests entitling each Investor to his pro rata       Company.  Each Shareholder will be entitled to his
 share of cash distributions made to the Investors of    pro rata share of the dividends made with respect to
 a Partnership.  Each of the Partnership Agreements      the Common Stock.  The dividends payable to the
 specifies how the cash available for distribution.      Shareholders are not fixed in amount and are only
                                                         paid when declared by the Company's Board of
                                                         Directors.  Since the Company's inception, no cash
                                                         dividends have been declared on its Common Stock,
                                                         and the Company does not expect to declare cash
                                                         dividends in the foreseeable future.  The Company
                                                         did, however, declare a 10% Common Stock dividend in
                                                         October 1997.



         Both the Units and Shares represent equity interests entitling the holders thereof to participate in the growth of the Partnerships and the Company, respectively. Distributions and dividends payable with respect to the Units and Shares depend upon the performance of the Partnerships and the Company, respectively.



                                    POTENTIAL DILUTION OF PAYMENT RIGHTS

 Since the Partnerships are not authorized to issue      The Board of Directors may, in its discretion, issue
 additional equity securities, there can be no           additional Shares of Common Stock or issue Preferred
 dilution of the distributive share of the Investors     Stock with such powers, preferences and rights as
 to cash available for distribution.                     the Board of Directors may at the time designate.
                                                         The issuance of additional Shares of either Common
                                                         Stock or Preferred Stock, beyond the Shares to be
                                                         issued pursuant to this Offering, may result in the
                                                         dilution of the interests of the Shareholders.  See
                                                         "Investment Policies and
                                                         Restrictions--Capitalization."

         The Shareholders will be subject to potential dilution if the Company issues additional equity securities at prices below the then current value represented by such securities. Furthermore, the Company may issue Preferred Stock with priorities or preferences with respect to individuals and liquidation proceeds.



-------------------------------------------------------------------------------------------------------------
                    UNITS                                                    SHARES
-------------------------------------------------------------------------------------------------------------
                                                 LIQUIDITY

 The transfer of the Units is subject to a number of     The Shares will be freely transferable.  The Common
 restrictions imposed by the Partnership Agreements,     Stock will be listed on the NYSE and the Pacific
 which are designed primarily to preserve the tax        Exchange.  A public market for the Shares exists,
 status of the Partnerships as "partnerships" under      but the breadth and strength of this secondary
 the Code.  No transferee of a Unit or SDI has the       market will depend, among other things upon the
 right to become a substitute Investor (entitling        number of Shares outstanding, the Company's
 such person to vote on matters submitted to a vote      financial results and prospects, and the relative
 of the Investors) unless, among other things, such      attractiveness of the Company's yields compared to
 substitution is approved by the Managing General        those of other equity securities.
 Partner, who may grant or withhold such consent in
 its absolute discretion.  Furthermore, transfers
 would not be permitted if the transfers would result
 in the termination of the Partnership under Section
 708 of the Code or, in some cases, if the transfer
 would effect the partnership status of the
 Partnership for federal income tax purposes.  In
 view of the foregoing, the secondary market for the
 Units has been either non-existent or limited, thin
 and sporadic.



         The Shares will be listed on the NYSE and the Pacific Exchange. While there has been a limited secondary market for the Units, trading on that market has been sporadic and limited.

-------------------------------------------------------------------------------------------------------------
                    UNITS                                                    SHARES
-------------------------------------------------------------------------------------------------------------
                           TAXATION OF TAXABLE INVESTORS IN SEIP AND SEOP PARTNERSHIPS

 Income or loss earned by each of the Partnerships is    Any dividends received by Shareholders from the
 not taxed at the partnership level.  Investors are      Company generally will constitute portfolio income,
 required to report their allocable share of             which cannot offset "passive" loss from other
 Partnership income and loss on their respective tax     investments.  Losses and credits generated within
 returns.  Income and loss from the Partnerships         the Company do not pass through to the Shareholders.
 generally constitute "passive" income and loss,         After the end of the Company's calendar year,
 which can generally offset "passive" income and loss    Shareholders will receive the less complicated Form
 from other investments.  Due to depletion and other     1099-DIV used by corporations to report any dividend
 non-cash items, cash distributions are not generally    income.  See "Federal Income Tax Considerations--
 equivalent to the income and loss allocated to          Taxation of Taxable Shareholders."
 Investors.  During operations, such cash
 distributions are partially sheltered.  After the
 end of each fiscal year, Investors receive annual
 Schedule K-1 forms showing their allocable shares of
 Partnership income and loss for inclusion on their
 federal income tax returns.  Investors may also be
 required to file state income tax returns and/or pay
 state income taxes in states other than Texas where
 their Partnership owns properties.



         Each of the Partnerships is a pass-through entity, whose income and loss is not taxed at the entity level but instead allocated directly to the General Partners and Investors. Investors are taxed on income or loss allocate to them, whether or not cash distributions are made to the Investors. To the extent the Company has net income, such income will be taxed at the Company's level at the standard corporate tax rates. Any dividends paid to Shareholders will constitute portfolio income and not passive income.



                      TAXATION OF TAX-EXEMPT INVESTORS IN SEMPAP AND SEPP PARTNERSHIPS

 Partnership income, gain or loss earned by each of      Any dividends received from the Company by Tax-
 the Partnerships is generally treated as nontaxable     Exempt Shareholders should not constitute UBTI if
 unless the Investor has caused its interest in a        such Shareholders did not finance the acquisition of
 Partnership to be debt financed in which case the       their Shares.  The amount of dividends paid to Tax-
 income would be UBTI.  Therefore, it is uncertain       Exempt Shareholders is expected to be less than the
 whether the gain or loss received by the                distributions made to such entities from their
 Partnerships in connection with the sale of their       respective Partnerships.  See "Federal Income Tax
 net profits interests constitutes taxable gain or       Considerations-- Taxation of Tax-Exempt
 loss for UBTI purposes.  Accordingly, there is risk     Shareholders."
 that the Partnership's gain or loss could be taxable
 for certain Tax-Exempt Partners.

         A tax-exempt entity is treated as owning and carrying on any business activity conducted by a partnership in which such entity owns an interest. Accordingly, to the extent a Tax-Exempt Partner owns an interest in a Partnership, the income received by such Partnership must not constitute UBTI in order for the Tax-Exempt Partner to avoid taxation. The income received from the Partnership appears not to be UBTI for these purposes; however, the actions of each Tax-Exempt Partner may affect whether the
income is taxable to such Partner.   Any income attributable  to the Shares is
not UBTI  unless such shares are  debt financed.

NO UNAFFILIATED REPRESENTATIVE OR FAIRNESS REPORT

         Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnerships' Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

CONSEQUENCES OF A PARTNERSHIP NOT APPROVING ITS PROPOSAL

         If the Investors in a Partnership do not approve its Proposal, such nonparticipating Partnership will continue to operate as a separate legal entity with its own assets and liabilities. There will be no change in its investment objectives, policies or restrictions, and the nonparticipating Partnerships will continue to be operated in accordance with the terms of their Partnership Agreement. It is also likely that the Proposal to the companion Partnership of any such nonparticipating Partnership will be withdrawn even if a Proposal is approved by Investors of such companion Partnership.

PRIOR RELATIONSHIPS BETWEEN THE APPRAISERS, THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER

         H.J. Gruy has audited the reserve evaluations for the Partnerships, other partnerships managed by the Managing General Partner, and the Managing General Partner itself since their respective inceptions. The amount paid to H.J. Gruy over the two most recent fiscal years by each specific Partnership is set out in its specific Supplement. Approximately $72,300 over the past two years has been paid by the Managing General Partner and its affiliates to H.J. Gruy. In 1997, J.R. Butler provided an appraisal of the fair market value of certain Property Interests in a particular field owned by seven limited partnerships (not including the Partnerships) formed by the Managing General Partner, which was the price for which those property interests were purchased in 1998 from those seven partnerships by the Managing General Partner. J.R. Butler was paid approximately $38,500 over the last two years for such appraisal services and other work performed for the Managing General Partner, none of which was performed for any of the Partnerships. Additionally, J.R. Butler performed four technical studies for the Company during the period November 1990 to October 1994. Otherwise, there has been no preexisting relationship between the Managing General Partner and J.R. Butler. CIBC Oppenheimer acted as managing underwriter of a public offering of $48.875 million of common stock for the Managing General Partner in 1995, in which the gross underwriting discount was 5.64% and participated as an underwriter of the Managing General Partner's 1996 public offering of $115 million of Convertible Subordinated Notes, in which the gross underwriting discount was 3.5%. CIBC Oppenheimer also may be involved in future investment banking activities on behalf of the Managing General Partner. None of the Appraisers nor any of their personnel have any direct or indirect interest in the Managing General Partner or the Partnerships, and the Appraisers' compensation is not contingent upon the results of their fair market value opinions resulting from their review of the Partnerships' properties.

         In preparing their valuation estimates, the Appraisers assumed the accuracy and completeness of the financial and other information provided by the Managing General Partner or which was publicly available and did not attempt to independently verify such information. The Appraisers did not make field inspections or judgments relative to environmental or other legal liabilities.

EXPENSES

         The total expenses associated with the Proposals is estimated to be 3% of the Fair Market Value of the Property Interests of all of the Partnerships, or $2,250,000, comprised principally of appraisal fees of $575,000, mailing costs of $325,000, legal and accounting fees of $750,000, printing costs of $350,000 and other expenses (travel, telephone and other solicitation expenses, filing fees, etc.) of $250,000. The appraisal fees are to be paid by the Partnerships and allocated in percentages proportionate to the Fair Market Value of each Partnership's oil and gas assets determined by the Appraisers. Printing, mailing and solicitation costs will be allocated among the Partnerships according to the number of Investors in each Partnership. The remaining costs will be allocated according to percentages proportionate to the Fair Market Value. Consequently, it is estimated that the maximum amount of these expenses allocated to any Partnership will be $127,500, and the minimum amount will be $7,800, which generally is proportionate to the original capitalization of each Partnership.

         The general and administrative costs of the Managing General Partner anticipated to be incurred in connection with the Proposals and related transactions will be covered by the normal ongoing general and administrative cost reimbursement to it set out in each Partnership's Partnership Agreement. The Managing General Partner has received this reimbursement on an annual basis since inception of the Partnerships.

SOURCE OF FUNDS TO PURCHASE PARTNERSHIP PROPERTY INTERESTS


         The Company will use internally generated cash resources and borrowings available under the New Credit Facility to purchase the Partnerships' Property Interests, the net purchase price of which is expected to be approximately $70.6 million, subject to certain reductions based on cash flow distributions to the Partnerships prior to closing. The principal terms and restrictions of the New Credit Facility are described in detail in this Joint Proxy Statement/Prospectus under "Summary--Recent Developments--New Credit Facility." It is anticipated that these borrowings will be repaid through, and other capital needs will be met by, internally generated cash flows, and other forms of debt and/or equity financing.


MANAGING GENERAL PARTNER BENEFITS

         The Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner's interest and any units it owns) and receiving the same value for those interests as Investors.

         The Managing General Partner will purchase the Partnerships' Property Interests if the Proposals are approved by the companion Partnerships. See "The Proposals--Estimates of Liquidating Distribution Amount." Additionally, by purchasing the Partnerships' Property Interests itself, the Managing General Partner will be able to maintain its position as operator of many of the properties in which the Partnerships own interests and for which it will continue to receive operating fees. The sale of any one Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the Managing General Partner is making similar Proposals to Investors in 63 Partnerships organized for the same purposes between the years 1986 and 1994. If the Investors in all of these Partnerships approve the Proposals to sell all of their properties to the Managing General Partner, the Managing General Partner anticipates, when comparing the year-end 1997 "100% Case" reserve and balance sheet proforma information to December 31, 1997

Company historical data, that the oil and gas interests acquired would increase the Company's total proved reserves on a gas equivalent basis by approximately 26%, and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively. Furthermore, the Company intends to invest capital in developing certain of the properties' non-producing reserves acquired from the Partnerships which approve the sale of their Property Interests to the Company, depending upon the Company's assessment of each property, characteristics and changes from time to time in the price of oil and gas. The Company intends to profit from this activity through a return on the capital used and purchase such assets and invest in their development. The Managing General Partner is making its recommendations as set forth below, on the basis of its fiduciary duty to the Investors, rather than on the basis of the direct economic impact on it in its corporate capacity.

         If individual Investors in Partnerships which approve the Proposals to sell their oil and gas assets elect to purchase Company Common Stock, rather than receiving cash upon liquidation of their Partnership, the Company will benefit through not having to use its available cash resources or borrowing facilities to pay for the purchase of Partnership Property Interests, through instead being able to issue stock to pay for a proportion of the Property Interests purchased.

         No sale of a Partnership's Property Interests can take place without approval by that Partnership's Investors, including any future sale to the Managing General Partner if the Partnership does not approve its Proposal. If a Partnership rejects its Proposal, the Managing General Partner does not contemplate presenting a similar proposal to that Partnership in the near future, nor is there any assurance that any other proposal for liquidation of that Partnership would be presented, or if so whether it would be similar to the Proposals.

         The advantages to the Company from acquiring the Partnerships' Property Interests at this time, as opposed to a future date, are: (1) the Company currently has access to capital resources which could be used to further develop the Property Interests being acquired; (2) the price of oil and gas could increase subsequent to the date of acquisition; (3) the Company is in the business of purchasing oil and gas properties and increasing its reserves, and the acquisition of the Property Interests at this time allows it to do so currently; (4) and the drilling costs could increase at a future date.

    INVESTORS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND
            TO RETURN IT TO THE MANAGING GENERAL PARTNER NO LATER
                       THAN ___________________, 1998.

                                 THE PROPOSALS

GENERAL

         The Managing General Partner has proposed that the Partnerships' Property Interests be sold, the Partnerships be dissolved and that the Managing General Partner, acting as liquidator, wind up the Partnerships' affairs and make final distributions to Investors.

         Pursuant to the terms of the Partnership Agreements, the Partnerships, if not terminated earlier, will continue in being for a finite period specified in their Partnership Agreements (usually 25 years), at which point they will terminate automatically.

         This Joint Proxy Statement/Prospectus is being provided by the Company in its capacity as the Managing General Partner of the particular Partnership designated on the Notice of Special Meeting contained in the package with this Joint Proxy Statement/Prospectus. It is being provided to holders of either the units of limited partnership interests representing an initial investment of $100 or $1,000, depending on the particular Partnership, per unit in those Partnerships formed prior to April 1, 1991 and to holders of depositary interests (singly, the "SDIs," and collectively with the units, the "Units" unless the context requires otherwise) representing an initial investment of $1.00 per SDI in those Partnerships formed after April 1, 1991. This Joint Proxy Statement/Prospectus and the enclosed Form of Proxy are being provided for use at the Special Meetings of Investors of each of the Partnerships and at any adjournment of any of such meetings (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on ______, 1998.
The Meetings are being called for the purpose of considering and voting upon the proposal to sell all of the oil and gas assets of the Partnerships to Swift Energy Company, and to dissolve, wind up and terminate the Partnerships (the "Proposals"), and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof, all in accordance with the terms and provisions of each Partnership's Limited Partnership Agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about August ___, 1998.

VOTE REQUIRED

         Under the Partnership Agreements, the Proposals must be approved by the affirmative vote of Investors holding either (1) a majority or (2) at least 51% of the Units or SDIs, respectively, then held by Investors in each particular Partnership as of the Record Date (as defined). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposals (which will result in liquidation and dissolution of the Partnerships). The number of Units outstanding (excluding the Managing General Partner's Units) and the number of record holders are set out in each Partnership's specific Supplement. Each Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of their respective Meeting and is entitled to one vote for each Unit or SDI held by such Investor, as the case may be. VJM Corporation, a California corporation, is the Special General Partner of the Partnerships, and owns between a 0.5% and 1.5% interest in each of the Partnerships as a General Partner, but owns no Units or SDIs. The Managing General Partner owns a general partner's interest in each of the Partnerships, which varies between 9.0% and 14.25%, depending upon the particular Partnership and whether it has reached payout. Additionally, the Managing General Partner owns a certain percentage of the outstanding Units or SDIs in many Partnerships, which ownership results from the Managing General Partner's purchase over the life of the Partnerships of Units or SDIs from Investors under the Right of Presentment, which is contained in each of the Partnership Agreements. Under the Partnership Agreement of each of the Partnerships, the Managing General Partner may not vote any Units or SDIs owned by it for matters such as the Proposals. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposals its Units are excluded from the total number of voting Units.

         See "The Proposal--General" herein. See "The Proposal--Reasons for the Proposal" and "Business of The Partnership--Transactions Between the Managing General Partner and the Partnership."

PROXIES; REVOCATION


         A sample of the form of proxy is attached to this Joint Proxy Statement/Prospectus. The actual proxy to be used to register your vote on your Proposal before you is the separate green sheet of paper included with this Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.


         If a proxy is properly signed and is not revoked by an Investor, the Units it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the Units will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston Texas 77060 prior to the time the vote is taken.

SOLICITATION

         The solicitations are being made by the Partnerships. The Partnerships will bear the costs of the preparation of this Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs for each Partnership will be allocated to the Investors and to the General Partners according to their respective percentage interests set out, usually either 90% and 10% respectively, or 85% and 15%, respectively, pursuant to the Partnership Agreement. If, for example, the Managing General Partner holds approximately 5% of the Units held by all Investors, 5% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to its portion borne as a General Partner. Solicitations will be made primarily by mail. In addition to solicitations by mail, a number of regular or temporary employees of the Managing General Partner may, to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS

         Simultaneous Proposals are being made to Investors of so-called companion Partnerships. For example, simultaneously with the Proposal to Investors to ultimately sell all of a specific Partnership's Property Interests, a similar Proposal is being made to the Investors of the companion Partnership which owns either the working interest or the non-operating interest in the same properties. If both Partnerships do not approve the Proposal, it is likely to affect the ability of both Partnerships to consummate the sale of their Property Interests. Although the Investors in one Partnership may desire to sell their Property Interests, the separation of the working interest and the non-operating interests in the same properties may affect the salability of those interests on a permanent basis. The value of a working interest burdened by a large non-operating interest is likely to be lowered significantly. Conversely, the value of a non-operating interest is likely to be negatively affected by the lack of control over operations. If the two Partnerships owning the operating and non-operating interests in the same properties do not both approve the Proposals to sell their Property Interests and liquidate the Partnerships, it is likely that the Proposals to both Partnerships will be withdrawn and the value of both Partnerships' Property Interests will be reassessed. If a Pension Partnership's companion Operating Partnership does not approve its Proposal to liquidate and sell its Property Interests, and the Managing General Partner is the operator of that Partnership's properties, then it is possible but not certain that the Pension Partnership's Property Interest might be sold under the terms set out in the Proposal. If one of the two companion Partnerships does not approve its Proposal, then the Managing General Partner will advise the Investors of such Partnerships accordingly.

         If the Investors of companion Partnerships do not vote in favor of the Proposals, then it is likely that the Partnerships will continue operations and will produce their reserves until depletion with steadily decreasing rates of cash flow and consequently steadily decreasing amounts of cash distributions to the Investors.

         The following ten Partnerships, all formed as Swift Energy Income Partners Partnerships, do not have Companion Partnerships: 1986-D, Ltd.; 1987-A, Ltd.; 1987-B, Ltd.; 1987-C, Ltd.; 1987-D, Ltd.; 1988-A, Ltd.; 1989-3,
Ltd.; 1989-4, Ltd.; 1990-1, Ltd.; and 1990-2, Ltd.

STEPS TO IMPLEMENT THE PROPOSALS

         Following the approval of the Proposals by companion Partnerships, the Managing General Partner intends to take the following steps to implement the proposals:

         i. Pay the purchase prices of the Property Interests, transfer the Pension Partnerships' Property Interests to their companion Operating Partnerships, and execute assignments and other instruments to accomplish such sale (including documents to be executed together by the companion Partnerships);

         ii. Pay or provide for payment of the Partnerships' liabilities and obligations to creditors, if any, using the Partnerships' cash on hand and sales proceeds;

         iii. Conduct final accountings in accordance with the Partnership Agreements and make final liquidating distributions;

         iv. Cause final Partnerships' tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

         v.      Distribute to the Investors final Form K-1 tax information; and

         vi. File Certificates of Cancellation on behalf of the Partnerships with the Secretary of State of the State of Texas.

ESTIMATED SELLING COSTS

         The expenses associated with the sale of the Partnerships' Property Interests are expected to be approximately 3% of the Fair Market Value of the Partnerships' Property Interests, primarily comprised of third party costs incurred, including the costs of the Appraisers, legal counsel and auditors, printing and mailing costs and related out-of-pocket expenses. The general and administrative costs of the Managing General Partner anticipated to be incurred in connection with the Proposals and related transactions will be met through the normal ongoing fee set out in the Partnerships' Limited Partnership Agreements. See "Voting on the Proposals--Solicitation."

RECOMMENDATION OF THE MANAGING GENERAL PARTNER


         The Managing General Partner believes that it is in the best interests of the Investors to liquidate and dissolve the Partnerships. Liquidation will allow the Investors to receive the remaining value of Partnerships' reserves currently, rather than receiving distributions over the remaining life of the Partnerships, and to redeploy such assets. This removes the risk of future decreases and continued volatility in oil and gas prices during the lengthy period necessary to produce the Partnerships' interests in remaining reserves. The Managing General Partner believes that general improvements over the last several years in the level of natural gas prices relative to prices in the mid-1990's make this an appropriate time to consider the sale of the Partnerships' Property Interests. If operations continue over many years, revenues will continue to decline while direct, operating, general and administrative expenses continue, reducing cash distributions. Continued operations also mean continuation of the additional costs incurred by the Investors, including the costs associated with inclusion of information from the Schedule K-1 relating to the Partnerships in their personal income tax returns, while reserves continue to decline. Termination of the Partnerships will allow preparation of final tax returns and certain additional deductions may be generated in connection with these terminations.


                THE MANAGING GENERAL PARTNER RECOMMENDS THAT THE
                       INVESTORS VOTE FOR THE PROPOSALS.

                             CONFLICTS OF INTEREST

         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of all 63 Partnerships while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnerships. Furthermore, the Company proposes to offer shares of its Common Stock to those Investors which own interests in Partnerships that sell their oil and gas properties to the Company and liquidate. These conflicts of interest are discussed below. See also "Special Factors--Managing General Partner Benefits."

FIDUCIARY DUTIES OF MANAGING GENERAL PARTNER

         The Managing General Partner has fiduciary duties to each of the Partnerships that go beyond the specific duties and obligations imposed upon them under the partnership agreements. The Managing General Partner in handling the affairs of the Partnerships is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the Investor. Under these fiduciary duties, the Managing General Partner is obligated to ensure that each Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the Managing General Partner, being opposed to, or not totally consistent with, the interests of the Investors. Accordingly, the Managing General Partner is required to assess whether the Company's offer to each Partnership is fair and equitable, taking into account the unique characteristics of each Partnership which affect the value of such Partnership's assets, and comparing these factors against similar factors affecting the value of the oil and gas assets held by the other Partnerships. As discussed in "The Proposals--Reasons for the Proposals" in detail, after consideration of the terms and conditions of the Proposals, the Managing General Partner is recommending that Investors vote for the Proposals.

LACK OF INDEPENDENT REPRESENTATION

         The Managing General Partner has not retained an independent representative or representatives to act on behalf of the Investors of each of the Partnerships in structuring and negotiating the terms and conditions (including the consideration to be received) upon implementation of the Proposals. No group of Investors was empowered to negotiate the terms and conditions of the Proposals or to determine what procedures should be in place to safeguard the rights and interests of the Investors. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Investors. On the contrary, the Managing General Partner and the executive management of the Company have been the parties responsible for structuring all the terms and conditions of the Proposals. Legal counsel engaged to assist with the preparation of the documentation for the Proposals, including the Joint Proxy Statement/Prospectus, was engaged by the Company and did not serve, or purport to serve, as legal counsel for the Investors. If an independent representative or representatives had been retained for the Partnerships, the terms of the Proposals might have been different and possibly more favorable to the Investors.

         The Managing General Partner does not believe it was necessary to engage as independent representative to represent the interests of Investors in order to structure a program fair to the Investors. In addition, the Managing General Partner believes the interests of the Investors were protected in a number of other ways described under "Fairness of the Proposals," including retention of independent Appraisers. The Managing General Partner believes that many of the benefits which might be obtained through retention of such a representative are present by virtue of the use of three Appraisers, rather than one Appraiser, and by asking the Appraisers to determine the "fair market value" of each Partnership's Property Interests. If an independent representative had been hired, there is a high likelihood that the representative would have retained a single appraiser to value the oil and gas assets to be sold. By virtue of the Special Transactions Committee choosing the higher of the two values on a Partnership-by-Partnership basis, determined by two different types of Appraisers, it is believed that many of the elements of an auction and negotiation were present in the method of setting the value for purchase of Partnership assets.

BENEFITS TO THE MANAGING GENERAL PARTNER OF UNDEVELOPED RESERVES

         The conflicts of interest are heightened as to those 18 Partnerships formed in the fourth quarter of 1986, the first three quarters of 1987, and between the fourth quarter of 1992 and the second quarter of 1994, that have a majority of their reserves in the non-producing category. If these Property Interests are acquired by the Managing General Partner and it spends capital to develop undeveloped reserves, the Managing General Partner will benefit from this activity, possibly to a greater extent than the value given to such undeveloped reserves.

                           FIDUCIARY RESPONSIBILITY

MANAGING GENERAL PARTNER OF THE PARTNERSHIPS

         Under Texas partnership law, the Managing General Partner is accountable to the Partnerships as a fiduciary and is required to exercise good faith and integrity in all its dealings in each Partnership's affairs. The partnership agreements generally provide that neither the Managing General Partner nor any of its affiliates performing services on behalf of the Partnerships will be liable to the Partnerships or any of the Investors for any conduct by any such person performed in good faith pursuant to authority granted to such person by the partnership agreements, or in accordance with its provisions, and any manner reasonably believed by such person to be within the scope of authority granted to such person and in the best interests of the Partnerships, provided that such conduct did not constitute negligence, misconduct or a breach of fiduciary obligations to the Investors or the Partnerships. As a result, Investors might have a more limited right of action in certain circumstances than they would have in the absence of such provisions in the partnership agreements.

         Under the partnerships agreements of the Partnerships, the Managing General Partner is essentially granted the full and exclusive power and authority to control and manage the Partnerships and the Investors are granted various rights and powers in accordance with Texas partnership law with respect to, among others, removal of general partners, dissolution, amendment, meetings and voting rights. Further, under Texas partnership law, a limited partner may bring a derivative action on behalf of the partnership if all of the general partners with authority to do so have refused to bring the action or if an effort to cause those general partners to bring such an action is likely to fail.

                      INVESTOR ELECTION TO PARTICIPATE IN
                        OFFERING OF 2,500,000 SHARES OF
                      COMMON STOCK TO ELIGIBLE PURCHASERS

INVESTOR ELECTION TO PURCHASE SHARES

         In connection with the concurrent Proposals for sale of substantially all of the assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering (the "Offering) up to 2,500,000 shares of the Company's Common Stock to Investors of Partnerships which approve such Proposals. This offering is made solely to those Investors of Partnerships in which the Proposals are approved by it and its companion Partnership ("Eligible Purchasers"). Upon approval of the Proposals and sale of the Partnerships' properties, the Partnerships' assets will consist solely of cash which each Investor of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or (ii) additional shares in excess of the number for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

PURCHASE PRICE

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         A Prospectus Supplement to this Joint Proxy Statement/Prospectus will be sent to Eligible Purchasers advising as to which Partnerships approved the Proposals and the purchase price of the Shares offered hereby.

SHARES OUTSTANDING


         At _______ ___, 1998, [16,515,038] shares of Common Stock were issued and outstanding. As of such date, the 2,500,000 Shares constitute approximately [15.1]% of the Company's issued and outstanding Common Stock.


NEW YORK STOCK EXCHANGE LISTING

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares of Common Stock offered hereby on the NYSE and the Pacific Exchange.

CLOSING DATE

         The Company will issue checks representing full or partial distributions and/or stock certificates representing shares of Common Stock subscribed for hereunder on the Closing Date (approximately forty-five (45) days after the date of the Prospectus Supplement), unless earlier terminated or extended by the Company.

DUE DATE

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received by the Due Date (no later than thirty
(30) days after the date of the Prospectus Supplement), unless extended by the Company.

OVERSUBSCRIPTION

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

REVOCATION

         Eligible Purchasers may revoke their subscriptions to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated proxy, either of which must be signed by all subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention: Investor Relations Department.

OFFERS TO THIRD PARTIES

         In the event this Offering is not fully subscribed by Eligible Purchasers, the Company may offer any remaining Shares from time to time to third parties including, but not limited to, underwriters and institutional investors. Specific terms of the offer for the unsubscribed Shares of Common Stock in respect of which this Prospectus is being delivered will be set forth in one or more accompanying prospectus supplements. Such prospectus supplement(s) will set forth, without limitation, the number of shares of Common Stock and the terms of the offering and sale thereof.

METHOD OF PURCHASE

         In addition to this Joint Proxy Statement/Prospectus, Investors are being provided with (i) the relevant Partnership Supplement relating to the Proposal before their Partnership, (ii) a proxy upon which to vote regarding the Proposal, and (iii) a Subscription Agreement by which Investors can purchase shares of the Common Stock offered hereby contingent upon their becoming Eligible Purchasers. In order to purchase shares of Common Stock offered hereby, a Subscription Agreement must be returned. If a Subscription Agreement is not returned, an Investor will receive the cash distribution. Provided their cash distribution is more than the amount required to purchase the minimum number of shares, Investors may indicate on the Subscription Agreement that they elect to (i) apply all of their cash distribution to purchase shares of Common Stock rounded down to the nearest whole share (fractional shares will be paid in cash), (ii) apply all of their cash distribution toward the purchase of a designated number of shares of Common Stock for an amount in excess of their cash distribution for which additional consideration will be paid to the Company, (iii) apply all of their cash distribution plus an additional designated dollar amount toward the purchase of shares of Common Stock, or (iv) purchase shares of Common Stock with a designated dollar amount or percentage of their cash distribution and receive the remainder of their distribution in cash. An Eligible Purchaser whose cash distribution is less than the amount required to purchase the minimum 100 shares may elect to apply all of his cash distribution towards the minimum purchase of 100 shares, or a designated number in excess thereof, in either case additional consideration will be paid to the Company.
A second Subscription Agreement will be sent to Eligible Purchasers accompanied by the Prospectus Supplement advising as to which Partnerships approved the Proposals. Eligible Purchasers may subscribe, or revoke their previous subscription, to purchase shares of the Common Stock offered hereby from the date of this Prospectus until the Due Date, unless earlier terminated or extended by the Company.

         In the event Eligible Purchasers chose to apply all of their cash distribution to purchase shares of Common Stock and such distribution is more than the purchase price required to purchase a round lot of 100 shares, such Eligible Purchasers will receive that number of shares of Common Stock rounded down to the nearest whole share as can be purchased for such amount. If such Eligible Purchaser elects to purchase shares of Common Stock in addition to the number of shares purchasable with his or her cash distribution, the Eligible Purchaser will receive a request from the Company for the additional required purchase price. If the additional purchase price is not received by the Due Date, the Company will deem the Eligible Purchaser's subscription for additional shares revoked. Upon receipt of the remaining purchase price in the form of a personal check, a certificate or certificates representing such shares of Common Stock will be issued on the Closing Date and registered in the name of or for the account of the Eligible Purchaser.

         In the event an Eligible Purchaser subscribes for the minimum purchase of 100 shares of Common Stock and his or her cash distribution is less than the required purchase price for such shares, a request by the Company for the additional purchase price required will be sent to such Eligible Purchaser. If the additional purchase price is not received by the Due Date, the Eligible Purchaser's subscription will be deemed revoked and the cash distribution will be sent to such Eligible Purchaser.

           MATERIAL FEDERAL INCOME TAX CONSIDERATIONS OF ELECTING TO
                      RECEIVE COMMON STOCK IN LIEU OF CASH
                          UPON PARTNERSHIP LIQUIDATION

         The following is a discussion of the material federal income tax consequences that are generally applicable under existing United States federal income tax law to Investors that elect to subscribe to shares of Common Stock in lieu of receiving all or some of their Partnership liquidating distribution. The discussion is based upon the Code, Treasury Regulations, judicial authority, published positions of the Service and other applicable authorities, all as in effect on the date hereof and all of which is subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be material or relevant to particular investors in light of their own personal circumstances. This discussion does not address any aspect of state, local or foreign tax law or any aspect of tax law solely applicable to qualified plans and individual retirement accounts, all as defined under the Code, and is not applicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceedings, or an investment company, financial institution or insurance company. No ruling has been sought from the Service in connection with tax aspects related to the proposed transactions. Accordingly, no assurance can be given that the Service will not take a position contrary to any of the tax aspects described below.

PAYMENT FOR STOCK WITH LIQUIDATING DISTRIBUTION

         As currently proposed, Investors that subscribe for Common Stock pursuant to this Offering will not actually receive some or all of the cash liquidating distribution of their Partnership interest to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Investors should refer to Federal Income Tax Consequences of Adoption of the Proposals in this Prospectus for a discussion of the federal income tax consequences related to the liquidation of their Partnership interests. Because the purchase of shares of Common Stock will reduce the cash received by the Investor on the Partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distributions from their Partnership.

STOCK PURCHASE WITH CASH LIQUIDATING DISTRIBUTION

         Subject to unusual individual circumstances of an Investor, Investors that elect to purchase shares of Common Stock will hold such shares as capital assets and will have a holding period that begins on the day they acquire such shares.

PARTNERS THAT ARE TAX EXEMPT PLANS

         Investors in SEMPAP or SEPP Partnerships that are Tax Exempt Plans that elect to subscribe for Common Stock and that are not subject to the debt financing rules, are not expected to realize any current tax consequences upon liquidation of their Partnership or the acquisition of Common Stock. See "Federal Income Tax Consequences of Adoption of the Proposals--Tax Treatment of Tax Exempt Plans."

         PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY OF THE COMPANY

         The Common Stock trades on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "SFY." At June 30, 1998, the Company had approximately 554 stockholders of record. The following table sets forth the range of high and low quarterly sales prices for the Common Stock of the Company as reported by the New York Stock Exchange for the periods indicated.

                                                                 High             Low
                                                             ----------       ----------
           1998
           Third Quarter (Through July 24) . . . . . .       $    16.75       $    11.13
           Second Quarter  . . . . . . . . . . . . . .            20.75            15.00
           First Quarter . . . . . . . . . . . . . . .            21.00            15.88

           1997
           Fourth Quarter  . . . . . . . . . . . . . .            29.50            19.25
           Third Quarter . . . . . . . . . . . . . . .            27.22            18.86
           Second Quarter  . . . . . . . . . . . . . .            26.02            16.93
           First Quarter . . . . . . . . . . . . . . .            34.20            19.32

           1996
           Fourth Quarter  . . . . . . . . . . . . . .            28.86            20.91
           Third Quarter . . . . . . . . . . . . . . .            22.61            15.91
           Second Quarter  . . . . . . . . . . . . . .            16.48            11.82
           First Quarter . . . . . . . . . . . . . . .            12.84             9.89


         The above prices for 1996 and 1997 have been revised to reflect a 10% Common Stock dividend declared and paid in October 1997. On July 24, 1998, the last reported sale price for the Common Stock on the New York Stock Exchange was $11.94 per share.

         Since the Company's inception, no cash dividends have been declared on its Common Stock, and the Company does not expect to declare cash dividends in the foreseeable future. The Company currently intends to continue a policy of using retained earnings for expansion of its business. Under its current credit arrangements, the Company may not declare cash dividends on its Common Stock that exceed $2.0 million in any fiscal year.

                     CAPITALIZATION OF SWIFT ENERGY COMPANY


     The following table sets forth as of June 30, 1998 the actual capitalization of the Company and the capitalization of the Company as adjusted to give effect to the Partnership Properties Acquisition and the Sonat Properties Acquisition and the borrowings under the New Credit Facility assuming
(i) the Partnership Properties Acquisition (100% Case) is consummated for (a) all cash ("All Cash") or (b) cash and 2.5 million shares of Common Stock ("Equity/Cash") at an assumed price of $18 per share, or the Partnership Properties Acquisition (50% Case) is consummated for (a) all cash or (b) 2.1 million shares of Common Stock ("All Equity") at an assumed price of $18 per share and (ii) the Sonat Properties Acquisition is consummated for all cash. This table should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                             AS OF JUNE 30, 1998
                                                       ---------------------------------------------------------------
                                                                       AS ADJUSTED FOR THE       AS ADJUSTED FOR THE
                                                                     PARTNERSHIP PROPERTIES     PARTNERSHIP PROPERTIES
                                                                          ACQUISITION &             ACQUISITION &
                                                                        SONAT PROPERTIES           SONAT PROPERTIES
                                                                           ACQUISITION               ACQUISITION
                                                                            100% CASE                  50% CASE
                                                        COMPANY      -----------------------    ----------------------
                                                       HISTORICAL    ALL CASH    EQUITY/CASH    ALL CASH    ALL EQUITY
                                                       ----------    --------    -----------    --------    ----------
                                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents..........................   $ 11,506     $ 2,000      $  2,000      $ 2,000      $  2,000
                                                        ========     ========     ========      ========     ========
Long-Term Debt:
  Existing Credit Facility...........................   $ 64,000     $64,000      $ 64,000      $64,000      $ 64,000
  New Credit Facility................................         --     136,526        91,526      113,226        75,026
  6.25% Convertible Subordinated Notes...............    115,000     115,000       115,000      115,000       115,000
                                                        --------     --------     --------      --------     --------
        Total Long-Term Debt.........................    179,000     315,526       270,526      292,226       254,026
                                                        --------     --------     --------      --------     --------
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding.....................         --          --            --           --            --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,969,631 shares issued and
    16,534,357 shares outstanding, respectively(a)...        170         170           195          170           191
  Additional paid-in capital.........................    148,696     148,696       193,671      148,696       186,875
  Treasury stock held, at cost, 435,274 shares.......     (9,347)     (9,347)       (9,347)      (9,347)       (9,347)
  Unearned ESOP compensation.........................        (67)        (67)          (67)         (67)          (67)
  Retained earnings..................................     26,485      26,485        26,485       26,485        26,485
                                                        --------     --------     --------      --------     --------
                                                         165,937     165,937       210,937      165,937       204,137
                                                        --------     --------     --------      --------     --------
        Total Capitalization.........................   $344,937     $481,463     $481,463      $458,163     $458,163
                                                        ========     ========     ========      ========     ========


---------------


(a) Excludes 1,792,582 shares issuable upon exercise of employee and director stock options outstanding as of June 30, 1998.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1997 and for the six months ended June 30, 1998, and the unaudited pro forma consolidated balance sheets as of June 30, 1998 (collectively, the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of the Company, the historical combined financial statements of all the Partnerships (See Note 1 to the Combined Financial Statements of the Partnerships for a listing of the 63 Partnerships whose oil and gas assets are proposed to be acquired) under the 100% Case and the 50% Case scenarios, and the historical statements of revenues and direct operating expenses of the oil and gas properties acquired from Sonat, adjusted to give effect to the Partnership Properties Acquisition and the Sonat Properties Acquisition and borrowings under the New Credit Facility under the scenarios described below.



     The Company has no reason to believe that any Partnership or group of Partnerships is more or less likely than any other to withhold approval of the Proposals to sell their assets and liquidate their respective Partnerships. Accordingly the Partnership Properties Acquisition adjustments in the 100% Case Pro Forma Financial Statements assume that all 63 Partnerships will approve their respective Proposals. However, for purposes of presenting a pro forma case should there be only partial approval of the Proposals, the 50% Case shows the effect of approval of the Proposals only by those 48 Partnerships with the lowest levels of net cash provided by operating activities, selected in ascending order until the group of such Partnerships collectively represents approximately 50% of the combined net cash provided by operating activities for the six months ended June 30, 1998 of all 63 Partnerships.



     The unaudited pro forma consolidated statements of income for the year ended December 31, 1997 and for the six months ended June 30, 1998 give effect to the Acquisitions and the borrowings under the New Credit Facility as if they had occurred as of January 1, 1997. The unaudited pro forma consolidated balance sheets give effect to the Acquisitions and the borrowings under the New Credit Facility as if they had occurred as of June 30, 1998. The Pro Forma Financial Statements assume (i) the Partnership Properties Acquisition (100% Case) is consummated for (a) all Cash ("All Cash") or (b) cash and 2.5 million shares of Common Stock ("Equity/Cash") at an assumed price of $18 per share, or the Partnership Properties Acquisition (50% Case) is consummated for (a) all cash or
(b) 2.1 million shares of Common Stock ("All Equity") at an assumed price of $18 per share and (ii) the Sonat Properties Acquisition is consummated for all cash. The Pro Forma Financial Statements present the following Acquisitions and financing scenarios:


          a) 100% Case All Cash Partnership Properties Acquisition, the Sonat Properties Acquisition and borrowings under the New Credit Facility;

          b) 100% Case Equity/Cash Partnership Properties Acquisition, the Sonat Properties Acquisition and borrowings under the New Credit Facility;

          c) 50% Case All Cash Partnership Properties Acquisition, the Sonat Properties Acquisition and borrowings under the New Credit Facility; and

          d) 50% Case All Equity Partnership Properties Acquisition, the Sonat Properties Acquisition and borrowings under the New Credit Facility.

     The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements and are based upon available information and certain assumptions that Management believes are reasonable.


     The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Acquisitions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The Pro Forma Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements of the Company and related notes thereto, the Combined Financial Statements of the Partnerships and related notes thereto, and the Historical Statements of Revenues and Direct Operating Expenses of the Sonat Properties Acquisition and related notes thereto all included elsewhere in this Joint Proxy Statement/Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (100% CASE -- ALL CASH)

                                     ASSETS


                                                                                   AS OF JUNE 30, 1998
                                                         ------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                    PARTNERSHIP       SONAT        100% ALL CASH
                                                                      PARTNERSHIP   PROPERTIES     PROPERTIES       PARTNERSHIP
                                                                      PROPERTIES    ACQUISITION    ACQUISITION    PROPERTIES ACQ.
                                                          COMPANY     ACQUISITION    PRO FORMA      PRO FORMA         & SONAT
                                                         HISTORICAL   HISTORICAL    ADJUSTMENTS    ADJUSTMENTS    PROPERTIES ACQ.
                                                         ----------   -----------   -----------    -----------    ---------------
                                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents............................   $ 11,506     $   6,805     $  (6,805)(c)   $  (500)(j)     $  2,000
                                                                                        (9,006)(n)
  Accounts receivable --
    Oil and gas sales..................................     10,385         6,249        (1,094)(a)        --           10,385
                                                                                        (5,155)(k)
    Associated limited partnerships and joint
      ventures.........................................      7,932            --        (4,337)(h)        --            3,595
    Joint interest owners and other....................      7,711           223          (223)(k)        --            7,711
  Other current assets.................................      1,748           179          (179)(k)        --            1,748
                                                          --------     ---------     ---------       -------         --------
        Total Current Assets...........................     39,282        13,456       (26,799)         (500)          25,439
                                                          --------     ---------     ---------       -------         --------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized..................    387,960       329,152       (57,361)(a)    76,532(g)       526,843
                                                                                        62,351(g)
                                                                                      (271,791)(k)
    Unproved properties not being amortized............     49,936            --            --         7,500(g)        57,436
                                                          --------     ---------     ---------       -------         --------
                                                           437,896       329,152      (266,801)       84,032          584,279
  Furniture, fixtures, and other equipment.............      6,488            --            --            --            6,488
                                                          --------     ---------     ---------       -------         --------
                                                           444,384       329,152      (266,801)       84,032          590,767
  Less -- Accumulated depreciation, depletion, and
    amortization.......................................    (84,615)     (250,367)       36,125(a)         --          (84,615)
                                                                                       214,242(k)
                                                          --------     ---------     ---------       -------         --------
                                                           359,769        78,785       (16,434)       84,032          506,152
                                                          --------     ---------     ---------       -------         --------
Other Assets:
  Receivables from associated limited partnerships, net
    of current portion.................................        425            --            --            --              425
  Limited partnership formation and marketing costs....        775            --            --            --              775
  Deferred charges.....................................      4,008            --            --           500(j)         4,508
                                                          --------     ---------     ---------       -------         --------
                                                             5,208            --            --           500            5,708
                                                          --------     ---------     ---------       -------         --------
        Total Assets...................................   $404,259     $  92,241     $ (43,233)      $84,032         $537,299
                                                          ========     =========     =========       =======         ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.............   $ 22,190     $   1,474     $    (884)(a)   $    --         $ 17,853
                                                                                          (590)(k)
                                                                                        (4,337)(h)
  Payable to associated limited partnerships...........        284         4,039        (4,039)(h)        --              284
  Undistributed oil and gas revenues...................      6,463            --            --            --            6,463
                                                          --------     ---------     ---------       -------         --------
        Total Current Liabilities......................     28,937         5,513        (9,850)           --           24,600
                                                          --------     ---------     ---------       -------         --------
Existing Credit Facility...............................     64,000            --            --            --           64,000
New Credit Facility....................................         --            --        52,494(g)     84,032(g)       136,526
6.25% Convertible Subordinated Notes...................    115,000            --            --            --          115,000
Deferred Revenues......................................      2,302         1,055          (204)(a)        --            3,153
Deferred Income Taxes..................................     28,083            --            --            --           28,083
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding.......................         --            --            --            --               --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,969,631 shares issued, and
    16,534,357 shares outstanding, respectively........        170            --            --            --              170
  Additional paid-in capital...........................    148,696            --            --            --          148,696
  Treasury stock held, at cost, 435,274 shares.........     (9,347)           --            --            --           (9,347)
  Unearned ESOP compensation...........................        (67)           --            --            --              (67)
  Retained earnings....................................     26,485            --            --            --           26,485
  Partners' capital....................................         --        85,673       (85,673)(k)        --               --
                                                          --------     ---------     ---------       -------         --------
                                                           165,937        85,673       (85,673)           --          165,937
                                                          --------     ---------     ---------       -------         --------
        Total Liabilities and Stockholders' Equity.....   $404,259     $  92,241     $ (43,233)      $84,032         $537,299
                                                          ========     =========     =========       =======         ========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                            (100% CASE -- ALL CASH)



                                                                       YEAR ENDED DECEMBER 31, 1997
                                         ----------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                  PARTNERSHIP        SONAT         100% ALL CASH
                                                      PARTNERSHIP      SONAT      PROPERTIES      PROPERTIES        PARTNERSHIP
                                                      PROPERTIES    PROPERTIES    ACQUISITION     ACQUISITION     PROPERTIES ACQ.
                                          COMPANY     ACQUISITION   ACQUISITION    PRO FORMA       PRO FORMA          & SONAT
                                         HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS     ADJUSTMENTS     PROPERTIES ACQ.
                                         ----------   -----------   -----------   -----------     -----------     ---------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales....................  $  69,015      $42,228       $64,872       $(6,748)(a)    $     --          $ 169,367
  Fees from limited partnerships.......        746           --            --          (204)(b)          --                542
  Interest income......................      2,395          330            --          (330)(c)          --              2,395
  Other, net...........................      2,556          266            --           (44)(a)          --              2,778
                                         ---------      -------       -------       -------        --------          ---------
                                            74,712       42,824        64,872        (7,326)             --            175,082
                                         ---------      -------       -------       -------        --------          ---------
Costs and Expenses:
  General and administrative, net of
    reimbursement......................      3,524        5,206            --          (843)(a)          --              7,683
                                                                                       (204)(b)
  Depreciation, depletion, and
    amortization.......................     24,247       16,857            --        (2,150)(a)      22,897(d)          56,660
                                                                                     (5,191)(d)
  Oil and gas production...............      8,779       13,774        11,322        (2,221)(a)          --             31,654
  Interest expense, net................      5,033           21            --         4,047(e)        6,512(e)          15,613
                                         ---------      -------       -------       -------        --------          ---------
                                            41,583       35,858        11,322        (6,562)         29,409            111,610
                                         ---------      -------       -------       -------        --------          ---------
Income before Income Taxes.............     33,129        6,966        53,550          (764)        (29,409)            63,472
Provision for Income Taxes.............     10,819           --            --         2,109(f)        8,208(f)          21,136
                                         ---------      -------       -------       -------        --------          ---------
Net Income.............................  $  22,310      $ 6,966       $53,550       $(2,873)       $(37,617)         $  42,336
                                         =========      =======       =======       =======        ========          =========
Per share amounts --
  Basic:...............................  $    1.35                                                                   $    2.57
                                         =========                                                                   =========
  Diluted:.............................  $    1.26                                                                   $    2.23
                                         =========                                                                   =========
Weighted Average Shares Outstanding....     16,493                                                                      16,493
                                         =========                                                                   =========

Ratio of earnings to fixed
  charges(l)...........................        5.2x                                                                        4.4x
                                         =========                                                                   =========

SUPPLEMENTAL CASH FLOW INFORMATION(M):
  Net cash provided by operating
    activities.........................  $  55,256                                                                   $ 107,695
  Net cash used in investing
    activities.........................   (132,788)                                                                   (279,171)
  Net cash provided by financing
    activities.........................      1,784                                                                     138,310
                                         ---------                                                                   ---------
  Net increase (decrease) in cash and
    cash equivalents...................  $ (75,748)                                                                  $ (33,166)
                                         =========                                                                   =========


       See accompanying notes to Unaudited Pro Forma Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            (100% CASE -- ALL CASH)


                                                                       SIX MONTHS ENDED JUNE 30, 1998
                                           --------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                    PARTNERSHIP       SONAT        100% ALL CASH
                                                        PARTNERSHIP      SONAT      PROPERTIES     PROPERTIES       PARTNERSHIP
                                                        PROPERTIES    PROPERTIES    ACQUISITION    ACQUISITION    PROPERTIES ACQ.
                                            COMPANY     ACQUISITION   ACQUISITION    PRO FORMA      PRO FORMA         & SONAT
                                           HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS    ADJUSTMENTS    PROPERTIES ACQ.
                                           ----------   -----------   -----------   -----------    -----------    ---------------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales......................   $ 31,483      $11,463       $32,925       $(1,884)(a)   $     --         $ 73,987
  Fees from limited partnerships.........        205           --            --           (50)(b)         --              155
  Interest income........................         63          201            --          (201)(c)         --               63
  Other, net.............................      1,065           91            --           (15)(a)         --            1,141
                                            --------      -------       -------       -------       --------         --------
                                              32,816       11,755        32,925        (2,150)            --           75,346
                                            --------      -------       -------       -------       --------         --------
Costs and Expenses:
  General and administrative, net of
    reimbursement........................      1,880        2,329            --          (395)(a)         --            3,764
                                                                                          (50)(b)
  Depreciation, depletion, and
    amortization.........................     13,985       11,323            --          (828)(a)     12,581(d)        29,928
                                                                                       (7,133)(d)
  Oil and gas production.................      4,875        5,144         5,744          (854)(a)         --           14,909
  Interest expense, net..................      2,970           34            --         2,000(e)       3,256(e)         8,260
                                            --------      -------       -------       -------       --------         --------
                                              23,710       18,830         5,744        (7,260)        15,837           56,861
                                            --------      -------       -------       -------       --------         --------
Income before Income Taxes...............      9,106       (7,075)       27,181         5,110        (15,837)          18,485
Provision for Income Taxes...............      2,980           --            --          (668)(f)      3,857(f)         6,169
                                            --------      -------       -------       -------       --------         --------
Net Income...............................   $  6,126      $(7,075)      $27,181       $ 5,778       $(19,694)        $ 12,316
                                            ========      =======       =======       =======       ========         ========
Per share amounts --
  Basic:.................................   $   0.37                                                                 $   0.75
                                            ========                                                                 ========
  Diluted:...............................   $   0.37                                                                 $   0.71
                                            ========                                                                 ========
Weighted Average Shares Outstanding......     16,513                                                                   16,513
                                            ========                                                                 ========

Ratio of earnings to fixed charges(l)....        2.6x                                                                     2.7x
                                            ========                                                                 ========

SUPPLEMENTAL CASH FLOW INFORMATION(M):
  Net cash provided by operating
    activities...........................   $ 25,491                                                                 $ 47,624
  Net cash used in investing
    activities...........................    (72,469)                                                                 (72,469)
  Net cash provided by financing
    activities...........................     56,437                                                                   56,437
                                            --------                                                                 --------
  Net increase (decrease) in cash and
    cash equivalents.....................   $  9,459                                                                 $ 31,592
                                            ========                                                                 ========


       See accompanying notes to Unaudited Pro Forma Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                           (100% CASE -- EQUITY/CASH)



                                     ASSETS



                                                                                    AS OF JUNE 30, 1998
                                                          -----------------------------------------------------------------------
                                                                                                                    PRO FORMA
                                                                                     PARTNERSHIP      SONAT      100% EQUITY/CASH
                                                                       PARTNERSHIP   PROPERTIES    PROPERTIES      PARTNERSHIP
                                                                       PROPERTIES    ACQUISITION   ACQUISITION   PROPERTIES ACQ.
                                                           COMPANY     ACQUISITION    PRO FORMA     PRO FORMA        & SONAT
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS   ADJUSTMENTS   PROPERTIES ACQ.
                                                          ----------   -----------   -----------   -----------   ----------------
                                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
 Cash and cash equivalents..............................   $ 11,506     $   6,805     $  (6,805)(c)   $  (500)(j)     $  2,000
                                                                                         (9,006)(n)
 Accounts receivable --
   Oil and gas sales....................................     10,385         6,249        (1,094)(a)        --          10,385
                                                                                         (5,155)(k)
   Associated limited partnerships and joint ventures...      7,932            --        (4,337)(h)        --           3,595
   Joint interest owners and other......................      7,711           223          (223)(k)        --           7,711
 Other current assets...................................      1,748           179          (179)(k)        --           1,748
                                                           --------     ---------     ---------      -------         --------
       Total Current Assets.............................     39,282        13,456       (26,799)        (500)          25,439
                                                           --------     ---------     ---------      -------         --------
Property and Equipment:
 Oil and gas, using full-cost accounting
   Proved properties being amortized....................    387,960       329,152       (57,361)(a)    76,532(g)      526,843
                                                                                         62,351(g)
                                                                                       (271,791)(k)
   Unproved properties not being amortized..............     49,936            --            --        7,500(g)        57,436
                                                           --------     ---------     ---------      -------         --------
                                                            437,896       329,152      (266,801)      84,032          584,279
 Furniture, fixtures, and other equipment...............      6,488            --            --           --            6,488
                                                           --------     ---------     ---------      -------         --------
                                                            444,384       329,152      (266,801)      84,032          590,767
 Less -- Accumulated depreciation, depletion, and
   amortization.........................................    (84,615)     (250,367)       36,125(a)        --          (84,615)
                                                                                        214,242(k)
                                                           --------     ---------     ---------      -------         --------
                                                            359,769        78,785       (16,434)      84,032          506,152
                                                           --------     ---------     ---------      -------         --------
Other Assets:
 Receivables from associated limited partnerships, net
   of current portion...................................        425            --            --           --              425
 Limited partnership formation and marketing costs......        775            --            --           --              775
 Deferred charges.......................................      4,008            --            --          500(j)         4,508
                                                           --------     ---------     ---------      -------         --------
                                                              5,208            --            --          500            5,708
                                                           --------     ---------     ---------      -------         --------
       Total Assets.....................................   $404,259     $  92,241     $ (43,233)     $84,032         $537,299
                                                           ========     =========     =========      =======         ========
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and accrued liabilities...............   $ 22,190     $   1,474     $    (884)(a)   $    --        $ 17,853
                                                                                           (590)(k)
                                                                                         (4,337)(h)
 Payable to associated limited partnerships.............        284         4,039        (4,039)(h)        --             284
 Undistributed oil and gas revenues.....................      6,463            --            --           --            6,463
                                                           --------     ---------     ---------      -------         --------
       Total Current Liabilities........................     28,937         5,513        (9,850)          --           24,600
                                                           --------     ---------     ---------      -------         --------
Existing Credit Facility................................     64,000            --            --           --           64,000
New Credit Facility.....................................         --            --         7,494(g)    84,032(g)        91,526
6.25% Convertible Subordinated Notes....................    115,000            --            --           --          115,000
Deferred Revenues.......................................      2,302         1,055          (204)(a)        --           3,153
Deferred Income Taxes...................................     28,083            --            --           --           28,083
Stockholders' Equity:
 Preferred stock, $.01 par value, 5,000,000 shares
   authorized, none outstanding.........................         --            --            --           --               --
 Common stock, $.01 par value, 35,000,000 shares
   authorized, 16,969,631 shares issued, and 16,534,357
   shares outstanding, 19,469,631 issued and 19,034,357
   outstanding as adjusted for the 100%
   Case -- Equity/Cash, respectively....................        170            --            25(i)        --              195
 Additional paid-in capital.............................    148,696            --        44,975(i)        --          193,671
 Treasury stock held, at cost, 435,274 shares...........     (9,347)           --            --           --           (9,347)
 Unearned ESOP compensation.............................        (67)           --            --           --              (67)
 Retained earnings......................................     26,485            --            --           --           26,485
 Partners' capital......................................         --        85,673       (85,673)(k)        --              --
                                                           --------     ---------     ---------      -------         --------
                                                            165,937        85,673       (40,673)          --          210,937
                                                           --------     ---------     ---------      -------         --------
       Total Liabilities and Stockholders' Equity.......   $404,259     $  92,241     $ (43,233)     $84,032         $537,299
                                                           ========     =========     =========      =======         ========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                           (100% CASE -- EQUITY/CASH)




                                                                      YEAR ENDED DECEMBER 31, 1997
                                        -----------------------------------------------------------------------------------------
                                                                                                                    PRO FORMA
                                                                                 PARTNERSHIP        SONAT        100% EQUITY/CASH
                                                     PARTNERSHIP      SONAT      PROPERTIES      PROPERTIES        PARTNERSHIP
                                                     PROPERTIES    PROPERTIES    ACQUISITION     ACQUISITION     PROPERTIES ACQ.
                                         COMPANY     ACQUISITION   ACQUISITION    PRO FORMA       PRO FORMA          & SONAT
                                        HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS     ADJUSTMENTS     PROPERTIES ACQ.
                                        ----------   -----------   -----------   -----------     -----------     ----------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales...................  $  69,015      $42,228       $64,872       $(6,748)(a)    $     --          $ 169,367
  Fees from limited partnerships......        746           --            --          (204)(b)          --                542
  Interest income.....................      2,395          330            --          (330)(c)          --              2,395
  Other, net..........................      2,556          266            --           (44)(a)          --              2,778
                                        ---------      -------       -------       -------        --------          ---------
                                           74,712       42,824        64,872        (7,326)             --            175,082
                                        ---------      -------       -------       -------        --------          ---------
Costs and Expenses:
  General and administrative, net of
    reimbursement.....................      3,524        5,206            --          (843)(a)          --              7,683
                                                                                      (204)(b)
  Depreciation, depletion, and
    amortization......................     24,247       16,857            --        (2,150)(a)      22,897(d)          56,660
                                                                                    (5,191)(d)
  Oil and gas production..............      8,779       13,774        11,322        (2,221)(a)          --             31,654
  Interest expense, net...............      5,033           21            --           560(e)        6,512(e)          12,126
                                        ---------      -------       -------       -------        --------          ---------
                                           41,583       35,858        11,322       (10,049)         29,409            108,123
                                        ---------      -------       -------       -------        --------          ---------
Income before Income Taxes............     33,129        6,966        53,550         2,723         (29,409)            66,959
Provision for Income Taxes............     10,819           --            --         3,294(f)        8,208(f)          22,321
                                        ---------      -------       -------       -------        --------          ---------
Net Income............................  $  22,310      $ 6,966       $53,550       $  (571)       $(37,617)         $  44,638
                                        =========      =======       =======       =======        ========          =========
Per share amounts --
  Basic:..............................  $    1.35                                                                   $    2.35
                                        =========                                                                   =========
  Diluted:............................  $    1.26                                                                   $    2.09
                                        =========                                                                   =========
Weighted Average Shares Outstanding...     16,493                                                                      18,993
                                        =========                                                                   =========
Ratio of earnings to fixed
  charges(l)..........................        5.2x                                                                        5.5x
                                        =========                                                                   =========

SUPPLEMENTAL CASH FLOW INFORMATION(M):
  Net cash provided by operating
    activities........................  $  55,256                                                                   $ 109,997
  Net cash used in investing
    activities........................   (132,788)                                                                   (234,171)
  Net cash provided by financing
    activities........................      1,784                                                                      93,310
                                        ---------                                                                   ---------
  Net increase (decrease) in cash and
    cash equivalents..................  $ (75,748)                                                                  $ (30,864)
                                        =========                                                                   =========


       See accompanying notes to Unaudited Pro Forma Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                           (100% CASE -- EQUITY/CASH)


                                                                      SIX MONTHS ENDED JUNE 30, 1998
                                          --------------------------------------------------------------------------------------
                                                                                                                   PRO FORMA
                                                                                   PARTNERSHIP       SONAT      100% EQUITY/CASH
                                                       PARTNERSHIP      SONAT      PROPERTIES     PROPERTIES      PARTNERSHIP
                                                       PROPERTIES    PROPERTIES    ACQUISITION    ACQUISITION   PROPERTIES ACQ.
                                           COMPANY     ACQUISITION   ACQUISITION    PRO FORMA      PRO FORMA        & SONAT
                                          HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS    ADJUSTMENTS   PROPERTIES ACQ.
                                          ----------   -----------   -----------   -----------    -----------   ----------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales.....................   $ 31,483      $11,463       $32,925       $(1,884)(a)   $     --         $73,987
  Fees from limited partnerships........        205           --            --           (50)(b)         --             155
  Interest income.......................         63          201            --          (201)(c)         --              63
  Other, net............................      1,065           91            --           (15)(a)         --           1,141
                                           --------      -------       -------       -------       --------         -------
                                             32,816       11,755        32,925        (2,150)            --          75,346
                                           --------      -------       -------       -------       --------         -------
Costs and Expenses:
  General and administrative, net of
    reimbursement.......................      1,880        2,329            --          (395)(a)         --           3,764
                                                                                         (50)(b)
  Depreciation, depletion, and
    amortization........................     13,985       11,323            --          (828)(a)     12,581(d)       29,928
                                                                                      (7,133)(d)
  Oil and gas production................      4,875        5,144         5,744          (854)(a)         --          14,909
  Interest expense, net.................      2,970           34            --           256(e)       3,256(e)        6,516
                                           --------      -------       -------       -------       --------         -------
                                             23,710       18,830         5,744        (9,004)        15,837          55,117
                                           --------      -------       -------       -------       --------         -------
Income before Income Taxes..............      9,106       (7,075)       27,181         6,854        (15,837)         20,229
Provision for Income Taxes..............      2,980           --            --           (75)(f)      3,857(f)        6,762
                                           --------      -------       -------       -------       --------         -------
Net Income..............................   $  6,126      $(7,075)      $27,181       $ 6,929       $(19,694)        $13,467
                                           ========      =======       =======       =======       ========         =======
Per share amounts --
  Basic:................................   $   0.37                                                                 $  0.71
                                           ========                                                                 =======
  Diluted:..............................   $   0.37                                                                 $  0.68
                                           ========                                                                 =======
Weighted Average Shares Outstanding.....     16,513                                                                  19,013
                                           ========                                                                 =======
Ratio of earnings to fixed charges(l)...        2.6x                                                                    3.3x
                                           ========                                                                 =======

SUPPLEMENTAL CASH FLOW INFORMATION(M):
  Net cash provided by operating
    activities..........................   $ 25,491                                                                 $48,775
  Net cash used in investing
    activities..........................    (72,469)                                                                (72,469)
  Net cash provided by financing
    activities..........................     56,437                                                                  56,437
                                           --------                                                                 -------
  Net increase (decrease) in cash and
    cash equivalents....................   $  9,459                                                                 $32,743
                                           ========                                                                 =======


       See accompanying notes to Unaudited Pro Forma Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             (50% CASE -- ALL CASH)

                                     ASSETS


                                                                              AS OF JUNE 30, 1998
                                                     ----------------------------------------------------------------------
                                                                                                               PRO FORMA
                                                                                PARTNERSHIP      SONAT       50% ALL CASH
                                                                  PARTNERSHIP   PROPERTIES    PROPERTIES      PARTNERSHIP
                                                                  PROPERTIES    ACQUISITION   ACQUISITION   PROPERTIES ACQ.
                                                      COMPANY     ACQUISITION    PRO FORMA     PRO FORMA        & SONAT
                                                     HISTORICAL   HISTORICAL    ADJUSTMENTS   ADJUSTMENTS   PROPERTIES ACQ.
                                                     ----------   -----------   -----------   -----------   ---------------
                                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents........................   $ 11,506     $   4,003     $  (4,003)(c)   $  (500)(j)    $  2,000
                                                                                    (9,006)(n)
  Accounts receivable --
    Oil and gas sales..............................     10,385         3,762          (657)(a)        --         10,385
                                                                                    (3,105)(k)
    Associated limited partnerships and joint
      ventures.....................................      7,932            --        (2,986)(h)        --          4,946
    Joint interest owners and other................      7,711            57           (57)(k)        --          7,711
  Other current assets.............................      1,748            82           (82)(k)        --          1,748
                                                      --------     ---------     ---------      -------        --------
        Total Current Assets.......................     39,282         7,904       (19,896)        (500)         26,790
                                                      --------     ---------     ---------      -------        --------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized..............    387,960       237,711       (42,317)(a)    76,532(g)     503,331
                                                                                    38,839(g)
                                                                                  (195,394)(k)
    Unproved properties not being amortized........     49,936            --            --        7,500(g)       57,436
                                                      --------     ---------     ---------      -------        --------
                                                       437,896       237,711      (198,872)      84,032         560,767
  Furniture, fixtures, and other equipment.........      6,488            --            --           --           6,488
                                                      --------     ---------     ---------      -------        --------
                                                       444,384       237,711      (198,872)      84,032         567,255
  Less -- Accumulated depreciation, depletion, and
    amortization...................................    (84,615)     (184,219)       27,311(a)        --         (84,615)
                                                                                   156,908(k)
                                                      --------     ---------     ---------      -------        --------
                                                       359,769        53,492       (14,653)      84,032         482,640
                                                      --------     ---------     ---------      -------        --------
Other Assets:
  Receivables from associated limited partnerships,
    net of current portion.........................        425            --            --           --             425
  Limited partnership formation and marketing
    costs..........................................        775            --            --           --             775
  Deferred charges.................................      4,008            --            --          500(j)        4,508
                                                      --------     ---------     ---------      -------        --------
                                                         5,208            --            --          500           5,708
                                                      --------     ---------     ---------      -------        --------
        Total Assets...............................   $404,259     $  61,396     $ (34,549)     $84,032        $515,138
                                                      ========     =========     =========      =======        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.........   $ 22,190     $     825     $    (569)(a)   $    --       $ 19,204
                                                                                      (256)(k)
                                                                                    (2,986)(h)
  Payable to associated limited partnerships.......        284         2,689        (2,689)(h)        --            284
  Undistributed oil and gas revenues...............      6,463            --            --           --           6,463
                                                      --------     ---------     ---------      -------        --------
        Total Current Liabilities..................     28,937         3,514        (6,500)          --          25,951
                                                      --------     ---------     ---------      -------        --------
Existing Credit Facility...........................     64,000            --            --           --          64,000
New Credit Facility................................         --            --        29,194(g)    84,032(g)      113,226
6.25% Convertible Subordinated Notes...............    115,000            --            --           --         115,000
Deferred Revenues..................................      2,302           809          (170)(a)        --          2,941
Deferred Income Taxes..............................     28,083            --            --           --          28,083
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding...................         --            --            --           --              --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,969,631 shares issued, and
    16,534,357 shares outstanding, respectively....        170            --            --           --             170
Additional paid-in capital.........................    148,696            --            --           --         148,696
Treasury stock held, at cost, 435,274 shares.......     (9,347)           --            --           --          (9,347)
Unearned ESOP compensation.........................        (67)           --            --           --             (67)
Retained earnings..................................     26,485            --            --           --          26,485
Partners' capital..................................         --        57,073       (57,073)(k)        --             --
                                                      --------     ---------     ---------      -------        --------
                                                       165,937        57,073       (57,073)          --         165,937
                                                      --------     ---------     ---------      -------        --------
        Total Liabilities and Stockholders'
          Equity...................................   $404,259     $  61,396     $ (34,549)     $84,032        $515,138
                                                      ========     =========     =========      =======        ========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                             (50% CASE -- ALL CASH)


                                                                       YEAR ENDED DECEMBER 31, 1997
                                          ---------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                   PARTNERSHIP        SONAT        50% ALL CASH
                                                       PARTNERSHIP      SONAT      PROPERTIES      PROPERTIES       PARTNERSHIP
                                                       PROPERTIES    PROPERTIES    ACQUISITION     ACQUISITION    PROPERTIES ACQ.
                                           COMPANY     ACQUISITION   ACQUISITION    PRO FORMA       PRO FORMA         & SONAT
                                          HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS     ADJUSTMENTS    PROPERTIES ACQ.
                                          ----------   -----------   -----------   -----------     -----------    ---------------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales.....................  $  69,015      $26,410       $64,872       $(4,333)(a)    $     --         $ 155,964
  Fees from limited partnerships........        746           --            --          (126)(b)          --               620
  Interest income.......................      2,395          188            --          (188)(c)          --             2,395
  Other, net............................      2,556          177            --           (30)(a)          --             2,703
                                          ---------      -------       -------       -------        --------         ---------
                                             74,712       26,775        64,872        (4,677)             --           161,682
                                          ---------      -------       -------       -------        --------         ---------
Costs and Expenses:
  General and administrative, net of
    reimbursement.......................      3,524        3,509            --          (583)(a)          --             6,324
                                                                                        (126)(b)
  Depreciation, depletion, and
    amortization........................     24,247       11,294            --        (1,312)(a)      22,978(d)         53,018
                                                                                      (4,189)(d)
  Oil and gas production................      8,779        8,777        11,322        (1,456)(a)          --            27,422
  Interest expense, net.................      5,033           17            --         2,245(e)        6,512(e)         13,807
                                          ---------      -------       -------       -------        --------         ---------
                                             41,583       23,597        11,322        (5,421)         29,490           100,571
                                          ---------      -------       -------       -------        --------         ---------
Income before Income Taxes..............     33,129        3,178        53,550           744         (29,490)           61,111
Provision for Income Taxes..............     10,819           --            --         1,333(f)        8,180(f)         20,332
                                          ---------      -------       -------       -------        --------         ---------
Net Income..............................  $  22,310      $ 3,178       $53,550       $  (589)       $(37,670)        $  40,779
                                          =========      =======       =======       =======        ========         =========
Per share amounts --
  Basic:................................  $    1.35                                                                  $    2.47
                                          =========                                                                  =========
  Diluted:..............................  $    1.26                                                                  $    2.15
                                          =========                                                                  =========
Weighted Average Shares Outstanding.....     16,493                                                                     16,493
                                          =========                                                                  =========

Ratio of earnings to fixed charges(l)...        5.2x                                                                       4.6x
                                          =========                                                                  =========

SUPPLEMENTAL CASH FLOW INFORMATION(m):
  Net cash provided by operating
    activities..........................  $  55,256                                                                  $ 102,496
  Net cash used in investing
    activities..........................   (132,788)                                                                  (255,659)
  Net cash provided by financing
    activities..........................      1,784                                                                    115,010
                                          ---------                                                                  ---------
  Net increase (decrease) in cash and
    cash equivalents....................  $ (75,748)                                                                 $ (38,153)
                                          =========                                                                  =========


       See accompanying notes to Unaudited Pro Forma Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                             (50% CASE -- ALL CASH)



                                                                       SIX MONTHS ENDED JUNE 30, 1998
                                           --------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                    PARTNERSHIP       SONAT        50% ALL CASH
                                                        PARTNERSHIP      SONAT      PROPERTIES     PROPERTIES       PARTNERSHIP
                                                        PROPERTIES    PROPERTIES    ACQUISITION    ACQUISITION    PROPERTIES ACQ.
                                            COMPANY     ACQUISITION   ACQUISITION    PRO FORMA      PRO FORMA         & SONAT
                                           HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS    ADJUSTMENTS    PROPERTIES ACQ.
                                           ----------   -----------   -----------   -----------    -----------    ---------------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales......................   $ 31,483      $ 6,726       $32,925       $(1,094)(a)   $     --         $ 70,040
  Fees from limited partnerships.........        205           --            --           (23)(b)         --              182
  Interest income........................         63          121            --          (121)(c)         --               63
  Other, net.............................      1,065           59            --            (9)(a)         --            1,115
                                            --------      -------       -------       -------       --------         --------
                                              32,816        6,906        32,925        (1,247)            --           71,400
                                            --------      -------       -------       -------       --------         --------
Costs and Expenses:
  General and administrative, net of
    reimbursement........................      1,880        1,597            --          (274)(a)         --            3,180
                                                                                          (23)(b)
  Depreciation, depletion, and
    amortization.........................     13,985        7,557            --          (501)(a)     12,664(d)        28,639
                                                                                       (5,066)(d)
  Oil and gas production.................      4,875        3,201         5,744          (532)(a)         --           13,288
  Interest expense, net..................      2,970           23            --         1,108(e)       3,256(e)         7,357
                                            --------      -------       -------       -------       --------         --------
                                              23,710       12,378         5,744        (5,288)        15,920           52,464
                                            --------      -------       -------       -------       --------         --------
Income before Income Taxes...............      9,106       (5,472)       27,181         4,041        (15,920)          18,936
Provision for Income Taxes...............      2,980           --            --          (487)(f)      3,829(f)         6,322
                                            --------      -------       -------       -------       --------         --------
Net Income...............................   $  6,126      $(5,472)      $27,181       $ 4,528       $(19,749)        $ 12,614
                                            ========      =======       =======       =======       ========         ========
Per share amounts --
  Basic:.................................   $   0.37                                                                 $   0.76
                                            ========                                                                 ========
  Diluted:...............................   $   0.37                                                                 $   0.72
                                            ========                                                                 ========
Weighted Average Shares Outstanding......     16,513                                                                   16,513
                                            ========                                                                 ========

Ratio of earnings to fixed charges(l)....        2.6x                                                                     2.9x
                                            ========                                                                 ========

SUPPLEMENTAL CASH FLOW INFORMATION(m):
  Net cash provided by operating
    activities...........................   $ 25,491                                                                 $ 46,633
  Net cash used in investing
    activities...........................    (72,469)                                                                 (72,469)
  Net cash provided by financing
    activities...........................     56,437                                                                   56,437
                                            --------                                                                 --------
  Net increase (decrease) in cash and
    cash equivalents.....................   $  9,459                                                                 $ 30,601
                                            ========                                                                 ========


       See accompanying notes to Unaudited Pro Forma Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (50% CASE -- ALL EQUITY)

                                     ASSETS


                                                                                    AS OF JUNE 30, 1998
                                                           ----------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                      PARTNERSHIP      SONAT      50% ALL EQUITY
                                                                        PARTNERSHIP   PROPERTIES    PROPERTIES      PARTNERSHIP
                                                                        PROPERTIES    ACQUISITION   ACQUISITION   PROPERTIES ACQ.
                                                            COMPANY     ACQUISITION    PRO FORMA     PRO FORMA        & SONAT
                                                           HISTORICAL   HISTORICAL    ADJUSTMENTS   ADJUSTMENTS   PROPERTIES ACQ.
                                                           ----------   -----------   -----------   -----------   ---------------
                                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents..............................   $ 11,506     $   4,003     $  (4,003)(c)   $  (500)(j)    $  2,000
                                                                                                       (9,006)(n)
  Accounts receivable --
    Oil and gas sales....................................     10,385         3,762          (657)(a)        --         10,385
                                                                                          (3,105)(k)
    Associated limited partnerships and joining
      ventures...........................................      7,932            --        (2,986)(h)        --          4,946
    Joint interest owners and other......................      7,711            57           (57)(k)        --          7,711
  Other current assets...................................      1,748            82           (82)(k)        --          1,748
                                                            --------     ---------     ---------      -------        --------
        Total Current Assets.............................     39,282         7,904       (10,890)      (9,506)         26,790
                                                            --------     ---------     ---------      -------        --------
Property and Equipment:
  Oil and gas, using full-cost accounting
  Proved properties being amortized......................    387,960       237,711       (42,317)(a)    76,532(g)     503,331
                                                                                          38,839(g)
                                                                                        (195,394)(k)
  Unproved properties not being amortized................     49,936            --            --        7,500(g)       57,436
                                                            --------     ---------     ---------      -------        --------
                                                             437,896       237,711      (198,872)      84,032         560,767
Furniture, fixtures, and other equipment.................      6,488            --            --           --           6,488
                                                            --------     ---------     ---------      -------        --------
                                                             444,384       237,711      (198,872)      84,032         567,255
Less -- Accumulated depreciation, depletion, and
  amortization...........................................    (84,615)     (184,219)       27,311(a)        --         (84,615)
                                                                                         156,908(k)
                                                            --------     ---------     ---------      -------        --------
                                                             359,769        53,492       (14,653)      84,032         482,640
                                                            --------     ---------     ---------      -------        --------
Other Assets:
  Receivables from associated limited partnerships, net
    of current portion...................................        425            --            --           --             425
  Limited partnership formation and marketing costs......        775            --            --           --             775
  Deferred charges.......................................      4,008            --            --          500(j)        4,508
                                                            --------     ---------     ---------      -------        --------
                                                               5,208            --            --          500           5,708
                                                            --------     ---------     ---------      -------        --------
        Total Assets.....................................   $404,259     $  61,396     $ (25,543)     $75,026        $515,138
                                                            ========     =========     =========      =======        ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities...............   $ 22,190     $     825     $    (569)(a)   $    --       $ 19,204
                                                                                            (256)(k)
                                                                                          (2,986)(h)
  Payable to associated limited partnerships.............        284         2,689        (2,689)(h)        --            284
  Undistributed oil and gas revenues.....................      6,463            --            --           --           6,463
                                                            --------     ---------     ---------      -------        --------
        Total Current Liabilities........................     28,937         3,514        (6,500)          --          25,951
                                                            --------     ---------     ---------      -------        --------
Existing Credit Facility.................................     64,000            --            --           --          64,000
New Credit Facility......................................         --            --            --       75,026(g)       75,026
6.25% Convertible Subordinated Notes.....................    115,000            --            --           --         115,000
Deferred Revenues........................................      2,302           809          (170)(a)        --          2,941
Deferred Income Taxes....................................     28,083            --            --           --          28,083
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding.........................         --            --            --           --              --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,969,631 shares issued and 16,534,357
    shares outstanding, 19,091,853 issued and 18,656,579
    outstanding as adjusted for the 50% Case -- All
    Equity, respectively.................................        170            --            21(i)        --             191
Additional paid-in capital...............................    148,696            --        38,179(i)        --         186,875
Treasury stock held, at cost, 435,274 shares.............     (9,347)           --            --           --          (9,347)
Unearned ESOP compensation...............................        (67)           --            --           --             (67)
Retained earnings........................................     26,485            --            --           --          26,485
Partners' capital........................................         --        57,073       (57,073)(k)        --             --
                                                            --------     ---------     ---------      -------        --------
                                                             165,937        57,073       (18,873)          --         204,137
                                                            --------     ---------     ---------      -------        --------
        Total Liabilities and Stockholders' Equity.......   $404,259     $  61,396     $ (25,543)     $75,026        $515,138
                                                            ========     =========     =========      =======        ========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                            (50% CASE -- ALL EQUITY)



                                                                       YEAR ENDED DECEMBER 31, 1997
                                         ----------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                  PARTNERSHIP        SONAT        50% ALL EQUITY
                                                      PARTNERSHIP      SONAT      PROPERTIES      PROPERTIES        PARTNERSHIP
                                                      PROPERTIES    PROPERTIES    ACQUISITION     ACQUISITION     PROPERTIES ACQ.
                                          COMPANY     ACQUISITION   ACQUISITION    PRO FORMA       PRO FORMA          & SONAT
                                         HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS     ADJUSTMENTS     PROPERTIES ACQ.
                                         ----------   -----------   -----------   -----------     -----------     ---------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales....................  $  69,015      $26,410       $64,872       $(4,333)(a)    $     --          $ 155,964
  Fees from limited partnerships.......        746           --            --          (126)(b)          --                620
  Interest income......................      2,395          188            --          (188)(c)          --              2,395
  Other, net...........................      2,556          177            --           (30)(a)          --              2,703
                                         ---------      -------       -------       -------        --------          ---------
                                            74,712       26,775        64,872        (4,677)             --            161,682
                                         ---------      -------       -------       -------        --------          ---------
Costs and Expenses:
  General and administrative, net of
    reimbursement......................      3,524        3,509            --          (583)(a)          --              6,324
                                                                                       (126)(b)
  Depreciation, depletion, and
    amortization.......................     24,247       11,294            --        (1,312)(a)      22,978(d)          53,018
                                                                                     (4,189)(d)
  Oil and gas production...............      8,779        8,777        11,322        (1,456)(a)          --             27,422
  Interest expense, net................      5,033           17            --           (17)(a)       5,815(e)          10,848
                                         ---------      -------       -------       -------        --------          ---------
                                            41,583       23,597        11,322        (7,683)         28,793             97,612
                                         ---------      -------       -------       -------        --------          ---------
Income before Income Taxes.............     33,129        3,178        53,550         3,006         (28,793)            64,070
Provision for Income Taxes.............     10,819           --            --         2,103(f)        8,418(f)          21,340
                                         ---------      -------       -------       -------        --------          ---------
Net Income.............................  $  22,310      $ 3,178       $53,550       $   903        $(37,211)         $  42,730
                                         =========      =======       =======       =======        ========          =========
Per share amounts --
  Basic:...............................  $    1.35                                                                   $    2.30
                                         =========                                                                   =========
  Diluted:.............................  $    1.26                                                                   $    2.04
                                         =========                                                                   =========
Weighted Average Shares Outstanding....     16,493                                                                      18,615
                                         =========                                                                   =========

Ratio of earnings to fixed
  charges(l)...........................        5.2x                                                                        5.7x
                                         =========                                                                   =========

SUPPLEMENTAL CASH FLOW INFORMATION(m):
  Net cash provided by operating
    activities.........................  $  55,256                                                                   $ 104,447
  Net cash used in investing
    activities.........................   (132,788)                                                                   (216,820)
  Net cash provided by financing
    activities.........................      1,784                                                                      76,810
                                         ---------                                                                   ---------
  Net increase (decrease) in cash and
    cash equivalents...................  $ (75,748)                                                                  $ (35,563)
                                         =========                                                                   =========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                            (50% CASE -- ALL EQUITY)


                                                                       SIX MONTHS ENDED JUNE 30, 1998
                                           --------------------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                    PARTNERSHIP       SONAT       50% ALL EQUITY
                                                        PARTNERSHIP      SONAT      PROPERTIES     PROPERTIES       PARTNERSHIP
                                                        PROPERTIES    PROPERTIES    ACQUISITION    ACQUISITION    PROPERTIES ACQ.
                                            COMPANY     ACQUISITION   ACQUISITION    PRO FORMA      PRO FORMA         & SONAT
                                           HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS    ADJUSTMENTS    PROPERTIES ACQ.
                                           ----------   -----------   -----------   -----------    -----------    ---------------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Oil and gas sales......................   $ 31,483      $ 6,726       $32,925       $(1,094)(a)   $     --         $ 70,040
  Fees from limited partnerships.........        205           --            --           (23)(b)         --              182
  Interest income........................         63          121            --          (121)(c)         --               63
  Other, net.............................      1,065           59            --            (9)(a)         --            1,115
                                            --------      -------       -------       -------       --------         --------
                                              32,816        6,906        32,925        (1,247)            --           71,400
                                            --------      -------       -------       -------       --------         --------
Costs and Expenses:
  General and administrative, net of
    reimbursement........................      1,880        1,597            --          (274)(a)         --            3,180
                                                                                          (23)(b)
  Depreciation, depletion, and
    amortization.........................     13,985        7,557            --          (501)(a)     12,664(d)        28,639
                                                                                       (5,066)(d)
  Oil and gas production.................      4,875        3,201         5,744          (532)(a)         --           13,288
  Interest expense, net..................      2,970           23            --           (23)(e)      2,907(e)         5,877
                                            --------      -------       -------       -------       --------         --------
                                              23,710       12,378         5,744        (6,419)        15,571           50,984
                                            --------      -------       -------       -------       --------         --------
Income before Income Taxes...............      9,106       (5,472)       27,181         5,172        (15,571)          20,416
Provision for Income Taxes...............      2,980           --            --          (102)(f)      3,947(f)         6,825
                                            --------      -------       -------       -------       --------         --------
Net Income...............................   $  6,126      $(5,472)      $27,181       $ 5,274       $(19,518)        $ 13,591
                                            ========      =======       =======       =======       ========         ========
Per share amounts --
  Basic:.................................   $   0.37                                                                 $   0.73
                                            ========                                                                 ========
  Diluted:...............................   $   0.37                                                                 $   0.70
                                            ========                                                                 ========
Weighted Average Shares Outstanding......     16,513                                                                   18,635
                                            ========                                                                 ========
Ratio of earnings to fixed charges(l)....        2.6x                                                                     3.5x
                                            ========                                                                 ========

SUPPLEMENTAL CASH FLOW INFORMATION(m):
  Net cash provided by operating
    activities...........................   $ 25,491                                                                 $ 47,610
  Net cash used in investing
    activities...........................    (72,469)                                                                 (72,469)
  Net cash provided by financing
    activities...........................     56,437                                                                   56,437
                                            --------                                                                 --------
  Net increase (decrease) in cash and
    cash equivalents.....................   $  9,459                                                                 $ 31,578
                                            ========                                                                 ========


       See accompanying notes to Unaudited Pro Forma Financial Statements

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) The Company owns general partnership interests and certain limited partnership interests in the Partnerships, which were derived respectively from its Managing General Partner interests and the purchase of Limited Partners' interests acquired through the right of presentment arrangement provided in the Partnership agreements. This pro forma adjustment represents the elimination of the Company's ownership interests in the Partnerships prior to the Partnership Properties Acquisition.

(b) Represents a management fee provided in the Partnership Agreements, which had the Partnership Properties Acquisition occurred on January 1, 1997 would not have been a source of revenue to the Company nor a general and administrative expense to the Partnerships.

(c) As a result of the Partnership Properties Acquisition, all cash in the Partnerships will be distributed to the Limited Partners.


(d) Represents adjustment to depreciation, depletion, and amortization based on the Company's, the Partnership Properties' Acquisition, and the Sonat Properties' Acquisition combined historical production, reserves, and the Company's new cost basis for the Acquisitions.


(e) Represents an increase in interest expense for the period to reflect borrowings under the New Credit Facility (at an assumed annual interest rate of 7.75%), as follows (in thousands):


                                                              100%
                                      100% ALL CASH       EQUITY/CASH        50% ALL CASH      50% ALL EQUITY
                                       PARTNERSHIP        PARTNERSHIP        PARTNERSHIP        PARTNERSHIP
                                        PROPERTIES         PROPERTIES         PROPERTIES         PROPERTIES
                                     ACQUISITION AND    ACQUISITION AND    ACQUISITION AND    ACQUISITION AND
                                     SONAT PROPERTIES   SONAT PROPERTIES   SONAT PROPERTIES   SONAT PROPERTIES
                                       ACQUISITION        ACQUISITION        ACQUISITION        ACQUISITION
                                     ----------------   ----------------   ----------------   ----------------
Borrowings under New Credit
  Facility.........................      $136,526           $91,526            $113,226           $75,026


     The effects of fluctuations of 0.125% and 0.25% in interest rates in respect to the New Credit Facility on pro forma interest would have been as follows (in thousands):


                                                          YEAR ENDED           SIX MONTHS ENDED
                                                      DECEMBER 31, 1997         JUNE 30, 1998
                                                      ------------------      ------------------
                                                      0.125%      0.25%       0.125%      0.25%
                                                      ------      ------      ------      ------
100% All Cash Partnership Properties Acq. and Sonat
  Properties Acq. ..................................   $171        $341        $86         $171
100% Equity/Cash Partnership Properties Acq. and
  Sonat Properties Acq. ............................   $114        $229        $57         $114
50% All Cash Partnership Properties Acq. and Sonat
  Properties Acq. ..................................   $142        $283        $71         $142
50% All Equity Partnership Properties Acq. and Sonat
  Properties Acq. ..................................   $ 94        $188        $47         $ 94


(f) Represents adjustment to income tax expense (benefit) as a result of the Acquisitions assuming a statutory tax rate of 34.0%.

(g) Represents the recording of the estimated purchase price to oil and gas property costs and borrowings under the New Credit Facility, as follows (in thousands):


                                                            PARTNERSHIP                  SONAT
                                                      PROPERTIES ACQUISITION     PROPERTIES ACQUISITION
                                                      -----------------------    ----------------------
                                                      100% CASE     50% CASE
                                                      ----------    ---------
Estimated net purchase price........................   $61,350       $38,050            $83,532
Estimated acquisition costs.........................       150           150                500
                                                       -------       -------            -------
Estimated purchase price............................   $61,500       $38,200            $84,032
                                                       =======       =======            =======

     The above purchase price is allocated based on the fair value of the assets acquired, as follows (in thousands):


                                                            PARTNERSHIP                  SONAT
                                                      PROPERTIES ACQUISITION     PROPERTIES ACQUISITION
                                                      -----------------------    ----------------------
                                                      100% CASE     50% CASE
                                                      ----------    ---------
Proved oil and gas property costs...................   $62,351       $38,839            $76,532
Unproved oil and gas property costs.................        --            --              7,500
Deferred revenues...................................      (851)         (639)                --
                                                       -------       -------            -------
          Total Purchase Price......................   $61,500       $38,200            $84,032
                                                       =======       =======            =======


(h) Represents the elimination of intercompany accounts receivables due from the Partnerships and payables due to the Partnerships.


(i) Under the 100% Case - Equity/Cash and the 50% Case - All Equity, this reflects the issuance of 2.5 million and 2.1 million shares, respectively of Common Stock ($0.01 par value) at an assumed price of $18 per share.


(j) The pro forma adjustments to deferred charges and cash represents the costs incurred to establish the New Credit Facility.

(k) Represents the elimination of the Partnerships' historical asset and liability balances (excluding the Company's ownership interests) and Partners' Capital.

(l) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and that portion of non-capitalized rental expense deemed to be the equivalent to interest. Earnings represents income before income taxes from continuing operations before fixed charges. The Company's Management uses the ratio of earnings to fixed charges to determine the extent to which the Company's earnings are adequate to cover fixed charges (as defined).

(m) The "Supplemental Cash Flow Information" for each scenario presented was calculated as follows:

         (i) Pro forma operating cash flows was calculated by adding to the Company's historical operating cash flows the pro forma incremental increase in net income and depreciation, depletion, and amortization resulting from the Acquisitions.

        (ii) Pro forma investing cash flows was calculated by adding to the Company's historical investing cash flows the cash outlay, if any, required to consummate the Acquisitions.

        (iii) Pro forma financing cash flows was calculated by adding to the Company's historical financing cash flows the necessary funds required to be borrowed under the Company's New Credit Facility to consummate the Acquisitions.


(n) Represents the use of available cash to partially fund the cash outlay required for the Acquisitions.

    SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SWIFT ENERGY COMPANY


                                   SIX MONTHS ENDED
                                       JUNE 30,                        YEAR ENDED DECEMBER 31,
                                  -------------------   ------------------------------------------------------
                                  1998(A)    1997(A)    1997(A)    1996(A)    1995(A)      1994         1993
                                  --------   --------   --------   --------   --------   --------     --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.............  $ 31,483   $ 32,441   $ 69,015   $ 52,771   $ 22,528   $ 19,802     $ 15,536
  Fees and Earned
    Interests(b)................       205        264        746        937        590        702        4,072
  Interest income...............        63      1,750      2,395        433        212         48          201
  Other, net....................     1,065      1,195      2,556      2,157      1,762      1,073          604
                                  --------   --------   --------   --------   --------   --------     --------
         Total Revenues.........    32,816     35,650     74,712     56,298     25,092     21,625       20,413
                                  --------   --------   --------   --------   --------   --------     --------
Costs and Expenses:
  General and administrative,
    net of reimbursement........     1,880      1,808      3,524      4,150      3,336      3,323        3,206
  Depreciation, depletion, and
    amortization................    13,985     11,108     24,247     16,526      8,839      7,905        7,301
  Oil and gas production........     4,875      4,172      8,779      6,142      4,907      3,764        2,680
  Interest expense, net.........     2,970      2,393      5,033        694      1,115      1,795          598
                                  --------   --------   --------   --------   --------   --------     --------
         Total Costs and
           Expenses.............    23,710     19,481     41,583     27,512     18,197     16,787       13,785
                                  --------   --------   --------   --------   --------   --------     --------
Income before Income Taxes......     9,106     16,169     33,129     28,786      6,895      4,838        6,628
Provision for Income Taxes......     2,980      5,286     10,819      9,760      1,982      1,112        1,732
                                  --------   --------   --------   --------   --------   --------     --------
Income Before Cumulative Effect
  of Change in Accounting
  Principle.....................     6,126     10,883     22,310     19,026      4,913      3,726        4,896
Cumulative Effect of Change in
  Accounting Principle(b).......        --         --         --         --         --    (16,773)          --
                                  --------   --------   --------   --------   --------   --------     --------
Net Income (Loss)...............  $  6,126   $ 10,883   $ 22,310   $ 19,026   $  4,913   $(13,047)    $  4,896
                                  ========   ========   ========   ========   ========   ========     ========
Per share amounts (c)--
  Basic.........................  $   0.37   $   0.66   $   1.35   $   1.27   $   0.49   $  (1.79)(d) $   0.68(d)
                                  ========   ========   ========   ========   ========   ========     ========
  Diluted.......................  $   0.37   $   0.61   $   1.26   $   1.25   $   0.49   $  (1.79)(d) $   0.64(d)
                                  ========   ========   ========   ========   ========   ========     ========
Weighted Average Shares
  Outstanding(c)................    16,513     16,552     16,493     15,001     10,035      7,309        7,247
                                  ========   ========   ========   ========   ========   ========     ========
OTHER FINANCIAL DATA:
Net cash provided by operating
  activities....................  $ 25,491   $ 30,285   $ 55,256   $ 37,103   $ 14,376   $ 10,395     $  7,238
Capital expenditures............    66,968     64,043    131,967     91,487     40,033     34,531       24,229
BALANCE SHEET DATA:
Working capital.................  $ 10,345   $ 25,543   $  1,464   $ 68,704   $  3,247   $(13,137)    $  9,742
Total assets....................   404,259    315,219    339,115    310,375    175,253    135,673      160,893
Long-term debt:
  6.25% Convertible Subordinated
    Notes.......................   115,000    115,000    115,000    115,000         --         --           --
  6.5% Convertible Subordinated
    Debentures..................        --         --         --         --     28,750     28,750       28,750
  Existing Credit Facility......    64,000         --      7,915         --         --         --           --
Stockholders' equity............   165,937    147,115    159,401    142,762     93,346     42,127       54,466


---------------


(a) For a discussion of the significant items affecting comparability of 1997, 1996, 1995 and for the six months ended June 30, 1998 and 1997, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.



(b) As of January 1, 1994, the Company changed its revenue recognition policy for earned interests. Accordingly, for 1997, 1996, 1995, and 1994, and for the six months ended June 30, 1998 and 1997 "Fees and Earned Interests" does not include earned interests. In 1994, the Company recognized a charge of $16.7 million related to the change in its revenue recognition policy as a cumulative effect of change in accounting principle.


(c) Amounts have been retroactively restated in all periods presented to: (a) an equivalent change in capital structure as a result of two 10% stock dividends, one in September 1994, the other in October 1997 (see Note 2 to the Consolidated Financial Statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Consolidated Financial Statements).

(d) On a pro forma basis, assuming the 1994 change in accounting principle is applied retroactively, basic and diluted earnings per share would have been $0.51 for 1994 and $0.60 and $0.57, respectively, for 1993.

        SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE PARTNERSHIPS


                                  SIX MONTHS ENDED
                                      JUNE 30,                      YEAR ENDED DECEMBER 31,
                                 ------------------   ----------------------------------------------------
                                   1998      1997       1997       1996       1995       1994       1993
                                 --------   -------   --------   --------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT PER INVESTMENT AMOUNTS)
INCOME STATEMENT DATA:
Oil and gas revenues...........  $ 11,463   $21,743   $ 42,228   $ 52,512   $ 43,430   $ 54,902   $ 58,061
Net income (loss)..............  $ (7,075)  $ 1,563   $  6,966   $ 11,938   $ (8,346)  $(14,094)  $ 13,573
Investors' net income (loss)
  per $100 investment(a).......  $  (2.13)  $  0.23   $   1.64   $   2.91   $  (2.62)  $  (8.39)  $   2.93
BALANCE SHEET DATA:
Cash and cash equivalents......  $  6,805             $  7,429   $  7,169   $  3,622   $ 11,904   $ 16,269
Total assets...................  $ 92,241             $108,597   $127,839   $144,418   $174,105   $195,942
Total liabilities..............  $  6,568             $  4,680   $  5,403   $ 14,755   $ 17,606   $ 28,179
Investors' equity..............  $ 84,280             $101,783   $119,714   $127,264   $154,111   $165,006
General Partners' equity.......  $  1,393             $  2,134   $  2,722   $  2,399   $  2,388   $  2,757
Investors' book value per $100
  investment(a)................  $  25.43             $  30.71   $  36.12   $  38.40   $  48.26   $  58.11
OTHER DATA:
Net cash provided by operating
  activities...................  $ 11,324             $ 23,742   $ 20,694   $ 24,305   $ 32,788   $ 33,679
Net increase (decrease) in cash
  and cash equivalents.........  $   (624)            $    260   $  3,547   $ (8,282)  $ (4,365)  $ 16,269
Cash distributions.............  $ 11,169   $14,345   $ 25,485   $ 19,165   $ 18,490   $ 29,243   $ 29,471
Investors' cash distributions
  per $100 investment(a).......  $   2.96   $  3.66   $   6.69   $   4.75   $   4.91   $   7.85   $   8.87



(a) The Investors' per $100 investment calculations are based upon the number of $100 investments into the total combined Partnerships' Investor original capital contributions. The Investors' original capital contributions for the combined Partnerships totaled $331,427,600 for 1995 through June 30, 1998, $319,308,800 for 1994 and $283,970,600 for 1993. The per $100 investment is presented in order to achieve a comparable measure for all partnerships, as interests in the Partnerships were sold on a basis of either $1.00 units, $100 units or $1,000 units.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto set forth elsewhere in this Joint Proxy Statement/Prospectus.

GENERAL


         The Company's principal corporate objectives are the accumulation of crude oil and natural gas reserves for production and sale and the enhancement of the net present value of those reserves. The Company was formed in 1979 and, from 1985 to 1991, grew primarily through the acquisition of producing properties funded through limited partnership financing. Commencing in 1991, the Company began to emphasize the addition of reserves through increased development and exploration drilling activity. This emphasis on development and exploration drilling has led to additions of increasing quantities of reserves in each of the years 1995 through 1997, and in the first six months of 1998. The Company's revenues are primarily comprised of oil and gas sales attributable to properties in which the Company owns a direct or indirect interest.


         Proved Oil and Gas Reserves


         In 1997, the Company's proved natural gas reserves increased 88.5 Bcf (39%) and its proved oil reserves increased 2,374,609 barrels (43%) or a total of 102.8 Bcfe (40%). From 1995 to 1996, the Company's proved natural gas reserves increased 82.2 Bcf (57%) and its proved oil reserves increased 62,328 barrels (1%). The Company's additions to proved reserves from its development and exploration program were 120.2 Bcfe in 1997, 118.2 Bcfe in 1996 and 72.4 Bcfe in 1995. A substantial portion of these reserves are proved undeveloped reserves comprising 144.6 Bcfe (40%) of total proved reserves at year-end 1997,
101.5 Bcfe (39%) of total proved reserves at year-end 1996 and 74.7 Bcfe (42%) of total proved reserves at year-end 1995. This reflects the emphasis on development and exploration activities.

         Proved developed reserves additions in 1997 resulted from drilling activity (which also increased undeveloped reserves) and the purchases of minerals in place, offset somewhat by revisions of previous estimates. The change in the Standardized Measure of Discounted Future Net Cash Flows (see Supplemental Information to the Company's Consolidated Financial Statements and in the Estimated Present Value of Proved Reserves (see "Business and Properties --Oil and Gas Reserves") from year-end 1996 to year-end 1997 is also due to the addition of reserves through the Company's drilling activity (primarily in the AWP Olmos Field and the Austin Chalk trend) and the purchases of minerals in place (primarily in the AWP Olmos Field), offset by revisions of previous estimates and by the 38% decrease in year-end 1997 natural gas prices ($2.78 per Mcf at year-end 1997 versus $4.47 per Mcf at year-end 1996), and to the 34% decrease in year-end 1997 oil prices ($15.76 per Bbl at year-end 1997, compared to $23.75 per Bbl the prior year). While the Company's total proved reserves quantities at year-end 1997 increased by 40% over reserves quantities the prior year, the PV-10 Value of those reserves decreased 26% from the PV-10 Value at year-end 1996. This decrease was due almost entirely to pricing declines at year-end 1997 as compared to year-end 1996, which more than offset the 40% Bcfe increase in reserve quantities.


         Under Commission guidelines, the Company's estimates of cash flows from proved reserves are made using oil and gas sales prices and operating costs in effect as of the dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternative treatment, including, in the case of gas contracts, the use of fixed and determinable contractual price escalations.
The $2.78 per Mcf and the $15.76 per Bbl used to calculate the PV-10 Value at year-end 1997 were the Company's sales prices in effect as of the year-end 1997. Such prices, however, may not be indicative of future sales prices ultimately received. As of June 30, 1998, gas prices had declined slightly to $2.59 per Mcf and oil prices had declined to $12.32 per barrel. This price decline was the primary cause for the decrease in the Company's ceiling test cushion from $60.1 million at year- end 1997 to an estimated $23.4 million at June 30, 1998. See "Risk Factors--Risks of Investment in the Company--Volatility of Oil and Gas Prices and Market; Ceiling Test Writedowns."


LIQUIDITY AND CAPITAL RESOURCES


         During the first six months of 1998, the Company relied upon its internally generated cash flows, along with $56.1 million of bank borrowings to fund its capital expenditures. Cash and working capital for the remainder of 1998 are expected to be provided through internally generated cash flows, bank borrowings and debt or equity financings. During 1997, the Company relied upon net proceeds from its $115.0 million Convertible Notes and its internally generated cash flows, along with $7.9 million of bank borrowings.


         Net Cash Provided by Operating Activities


         For the six month period ended June 30, 1998, net cash provided by operating activities decreased 16% to $25.5 million, as compared to $30.3 million during the first six months of 1997. The 1998 decrease of $4.8 million was primarily due to a decrease in cash flows from oil and gas sales, which decreased by $0.8 million (3%), exclusive of the non-cash amortization of deferred revenues associated with the Company's volumetric production payment, along with the $1.7 million decrease in interest income and the $0.6 million increase in interest expense, a result of having expended all the net proceeds of the $115.0 million Convertible Notes offering, as well as the $0.7 million increase in production costs which relates to the increase in production volumes. The decrease in oil and gas sales was due to substantially lower product prices, somewhat offset by increased production volumes, as discussed below.

         In 1997, 1996 and 1995, the Company's operating activities provided net cash of $55.3 million, $37.1 million and $14.4 million, respectively. These increases were primarily due to increased production volumes, as discussed below. The 1997 increase of $18.2 million was primarily due to an increase in cash flows from oil and gas sales, which increased $16.5 million (32%), exclusive of the non-cash amortization of deferred revenues associated with the Company's volumetric production payment. The 1996 increase of $22.7 million in net cash from operations was primarily due to the cash flows from oil and gas sales, which increased $30.4 million (146%), exclusive of the non-cash amortization of deferred revenues associated with the Company's volumetric production payment, partially offset by a $1.6 million increase in oil and gas production costs, a $1.1 million increase in general and administrative costs, plus changes to assets and liabilities and deferred income taxes. These 1997 and 1996 increases in oil and gas sales were primarily the result of the Company's increased drilling activity, as well as its being affected by product price fluctuations.

         Sale of Convertible Notes


         In November 1996, the Company issued $115.0 million of the Convertible Notes in a public offering. Proceeds of the offering were used to repay all of the Company's bank borrowings ($33.1 million on November 25, 1996) and, together with internally generated cash flows, to fund capital expenditures and working capital needs through 1997. The principal terms of these Convertible Notes are more fully described in Note 4 to the Company's Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.


         Credit Facilities


         At June 30, 1998, the Company had outstanding borrowings of $64.0 million under its Credit Facilities. Such Credit Facilities consisted of a $100.0 million revolving line of credit with an $80.0 million borrowing base and a $7.0 million revolving line of credit with a $5.1 million borrowing base.

         On August 18, 1998, the Company closed on the New Credit Facility, consisting of a $250.0 million revolving line of credit, of which Bank One, Texas, National Association, the lead bank, has committed $37.5 million and has syndicated the balance with a group of nine other banks. The New Credit Facility is subject to an initial borrowing base of $170.0 million. However, an additional $30.0 million will be added to this borrowing base upon consummation of the Partnership Properties Acquisition. As of September 1, 1998, $19.2 million of the $170.0 million borrowing base was available to the Company. The New Credit Facility replaces all of the Company's prior bank credit facilities. The borrowing base will be redetermined semi-annually on the basis of reserve reports and other information available to the lenders.
In addition, the lenders may, at their discretion, make a redetermination of the borrowing base at any time including in connection with a request by the Company to redetermine the borrowing base, the incurrence of additional debt and the sale or transfer of properties by the Company.

         Borrowings under the New Credit Facility bear interest, at the option of the Company, either at (i) the lead bank's prime rate, currently 8.5%, or
(ii) adjusted LIBOR plus the applicable margin, which increases as the level of outstanding debt increases. The terms of the New Credit Facility include restrictions such as limitations on debt obligations, certain liens, dividends (not to exceed $2.0 million annually), a $15.0 million limit on repurchases by the Company of its Common Stock, as well requirements as to maintenance of certain minimum financial ratios (principally pertaining to working capital, debt and equity ratios).

         Debt Maturities

         The New Credit Facility extends until August 18, 2002. The Company's $115.0 million Convertible Notes mature November 15, 2006.


         Working Capital


         The Company's working capital increased in the first six months of 1998, from $1.5 million at December 31, 1997, to $10.3 million at June 30, 1998. This increase is primarily the result of approximately $8.8 million in cash previously escrowed on the Sonat Properties (originally drawn on the revolving line of credit) being refunded to the Company and increasing cash and cash equivalents at period end.

         Due to the nature of the Company's business highlighted above, the individual components of its working capital fluctuate considerably from period to period. The Company incurs significant working capital requirements in connection with its role as operator of approximately 650 wells, its drilling programs and the management of affiliated partnerships. In this capacity, the Company is responsible for certain day-to-day cash management, including the collection and disbursement of oil and gas revenues and related expenses.


         Common Stock Repurchase Program

         In March 1997, the Company's Board of Directors approved a Common Stock repurchase program for up to $20.0 million of the Company's Common Stock and subsequently extended the program through June 30, 1998. Purchases of shares were made in the open market. Under this program, through June 30, 1998, the Company used $9.35 million of working capital to acquire 435,274 shares at an average cost of $21.47 per share. Although this program was completed at June 30, 1998, the Board of Directors approved a new repurchase program on July 23, 1998 for up to $10.0 million of the Company's common stock.

         Common Stock Dividend

         In October 1997, the Company declared a 10% stock dividend to shareholders of record. The transaction was valued based on the closing price ($28.8125) of the Company's Common Stock on the New York Stock Exchange on October 1, 1997. As a result of the issuance of 1,494,606 shares of the Company's Common Stock as a dividend, retained earnings were reduced by approximately $43.1 million, with the Common Stock and additional paid-in capital account increased by the same amount.

         Capital Expenditures


         Capital expenditures for property, plant, and equipment during the first six months of 1998 were $70.0 million. These capital expenditures included: (a) $45.7 million of drilling costs, both development (25 wells) and exploratory (5 wells) (primarily in the AWP Olmos Field and Austin Chalk trend), (b) $14.3 million of prospect costs (principally prospect leasehold, seismic and geological costs of unproved prospects for the Company's account),
(c) $1.3 million invested in foreign business opportunities in New Zealand (approximately $0.6 million), in Venezuela (approximately $0.3 million) and Russia (approximately $0.4 million), (d) $1.5 million spent on field facilities and production equipment and (e) $4.0 million on producing property acquisitions, with the remainder spent primarily for computer equipment and furniture and fixtures.

         The consummation of the Acquisitions, estimated at a capital cost of $145.8 million, could impact the anticipated timing and nature of the remaining 1998 capital expenditures. The Company has budgeted capital expenditures of $241.5 million for 1998, comprised of $145.8 million for acquisitions and $95.7 million for development and exploration. The Company currently plans to participate in the drilling of 67 gross wells this year, compared to 182 wells in 1997. Approximately 59% of the $95.7 million is targeted for the continued development of the Company's two core areas. In the remaining six months of 1998, the Company expects capital expenditures to be approximately $171.5 million, including investments in all areas in which investments were made during the first six months of the year as described above, with a particular focus on the acquisition of producing properties. The Company currently plans to participate in the drilling of 77 gross wells this year, compared to 182 wells in 1997. Through June 30, 1998, the

Company has participated in drilling 55 wells (44 development and 11 exploratory wells with 38 development and 5 exploratory successes) at a capital cost of approximately $45.7 million to the Company. The steady growth in the Company's unproved property account which is not being amortized is indicative of the Company's continued focus on drilling, as the Company acquires prospect acreage, and continued foreign activities.

         The Company believes that 1998's anticipated internally generated cash flows (expected to increase as the Company's production base increases as a result of its drilling program and the Acquisitions), together with bank borrowings will be sufficient to finance the costs associated with its currently budgeted 1998 capital expenditures.

         The Company's capital expenditures were approximately $132.0 million, $91.5 million and $40.0 million for 1997, 1996 and 1995, respectively. The 1997 capital expenditures included (a) $90.3 million (68% of 1997 capital expenditures) on development drilling (primarily in the AWP Olmos Field and Austin Chalk trend), (b) $10.7 million (8%) on exploratory drilling, (c) $18.4 million (14%) on domestic prospect costs (principally prospect leasehold, seismic and geological costs of unproven prospects for the Company's account),
(d) the purchase of $8.4 million (6%) of producing property interests, $7.1 million from third parties (primarily in the AWP Olmos Field), along with the purchase of $1.3 million of limited partner interests in previously formed partnerships through the right of presentment arrangement provided in those partnerships, (e) $3.2 million (3%) invested in foreign business opportunities in Russia ($0.7 million), Venezuela ($0.8 million) and New Zealand ($1.7 million), as described in Note 8 to the Company's Consolidated Financial Statements and (f) $0.9 million (1%) spent on fixed assets. In 1997, the Company participated in drilling 182 wells (167 development and 15 exploratory wells with 159 development and 15 exploratory successes). The steady growth in the Company's unproved property account ($41.8 million), which is not being amortized, is indicative of the shift to a focus on drilling activity as the Company acquires prospect acreage, including $3.2 million of capital expenditures in 1997 made in relation to the Company's foreign business opportunities, as described above.

         Sonat Properties Acquisition

         On July 2, 1998, the Company entered into an agreement to purchase from Sonat, effective April 1, 1998, certain producing oil and gas properties located in the Texas and Louisiana Austin Chalk trend for approximately $87.6 million in cash. As of April 1, 1998, estimated proved reserves for the Sonat Properties were 91.1 Bcfe, of which approximately 56% was natural gas, with 1997 production of 22.0 Bcfe, of which approximately 51% was natural gas. The properties include 156 producing oil and natural gas wells in the Brookeland Field in Southeast Texas and the Masters Creed Field in Western Louisiana, 21 saltwater disposal wells, a 20% interest in two natural gas plants, associated production facilities and working interests in approximately 200,000 undeveloped net acres containing more than 50 drilling locations. The company will become operator of 113 of the 156 wells. The two gas plants have combined capacity of 250.0 Mmcfe per day, and in 1997 had operating cash flow of $2.8 million. UPRC is the operator of both plants. Certain other owners of oil and gas interests in the Sonat Properties have the preferential right to acquire certain additional interests which, if acquired, would reduce the interest acquired by the Company. The acquisition is expected to close in August 1998.

         Partnership Programs


         Since late 1993, the Company has offered interests in private partnerships formed to drill for oil and gas. During the second quarter of 1998, the Company formed a drilling partnership with subscriptions of approximately $3.5 million. During 1997, the Company formed three drilling partnerships with subscriptions of approximately $16.8 million and in 1996 formed three partnerships with subscriptions of approximately $22.0 million. The Company anticipates that it will continue to offer such drilling partnerships for the foreseeable future.

         At June 30, 1998, limited partnership formation and marketing costs (which under the current drilling partnership offerings are borne by the Company as part of the Company's general partner contribution) amounted to $0.8 million, an increase of $0.5 million when compared with the balance at December 31, 1997.

         During 1996, the limited partners in 18 partnerships, which had been in operation over nine years and had produced a substantial majority of their reserves, voted to sell their remaining properties and liquidate the limited partnerships. Of these partnerships, 10 were the earliest public income partnerships (formed in 1984 to 1986) and were liquidated in 1996, and in early 1997 eight private drilling partnerships (formed in 1979 to 1985) were liquidated. Similarly, during 1997, the limited partners in an additional 11 partnerships (formed in 1990 and 1991) voted to sell their properties and liquidate the limited partnerships, which liquidation occurred in June 1998.


         Other Financing Activities


         During the third quarter of 1995, the Company sold 5.75 million shares of Common Stock in a public offering at $8.50 per share, with net proceeds of $45.7 million principally used to repay outstanding indebtedness and finance the Company's development and exploration activities. In addition, as described in Note 4 to the Company's Consolidated Financial Statements included herein, following the Company's July 1996 announcement of their redemption, the Debentures were converted by their holders into 2.34 million shares of the Company's Common Stock. As a result of this conversion, the Company's stockholders' equity increased approximately $27.0 million.

RESULTS OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1998 AND 1997


         Revenues


         The Company's revenues decreased 8% during the first six months of 1998 as compared to the same period in 1997, due primarily to the decrease in oil and gas sales, a result of lower commodity prices, and the decrease in interest income, resulting from expenditure of the net proceeds from the Convertible Notes by year-end 1997.

         Oil and Gas Sales. Oil and gas sales decreased 3% to $31.5 million in the first six months of 1998, compared to $32.4 million for the comparable period in 1997. The 20% increase in natural gas production and the 18% increase in oil production were primarily the result of production from recent drilling activity, most notably from one of the Company's two primary development areas, the Austin Chalk trend. The company's other primary development area, the AWP Olmost Field, experiences a slight increase (3%) in equivalent production when compared to 1997. The Company's net sales volume (including the volumetric production payment volumes) of in the first six months of 1998 increased by 19% or 2.3 Bcfe over volumes in the comparable 1997 period. The increases in volume were more than offset by a 36% decrease in oil prices and a 15% decrease in gas prices received between the two periods, as highlighted in the table below.

         The elements of the Company's $1.0 million decrease in oil and gas sales during the first six months of 1998 included: (1) volume increases that added $5.1 million of sales from a 2.0 Bcf increase in gas sales volumes and $1.1 million of increased sales from the 58,800 barrel increase in oil sales volumes and (2) price variances that had a $7.2 million unfavorable impact on sales due to the decrease in average oil prices received ($4.6 million), and a decrease in average oil prices received ($2.6 million). Oil and gas sales for the first six months of 1998 from the AWP Olmos Field were $17.2 million ($20.3 million in 1997) from 7.8 Bcfe of net sales volumes (7.6 Bcfe in 1997) for an increase of 0.2 Bcfe, while the Austin Chalk trend generated oil and gas sales of $8.9 million ($5.5 million in 1997) from 3.9 Bcfe of net sales volume (2.1 Bcfe in 1997) for an increase of 1.8 Bcfe.

         Revenues from oil and gas sales comprised 96% and 91%, respectively, of total revenues for the first six months of 1998 and 1997. The majority (85% and 81%, respectively) of these revenues were derived from the sale of the Company's gas production. The Company expects oil and gas production to continue to increase due to both of the addition of oil and gas reserves through the Company's active drilling program and from the Acquisitions.


         The following table provides additional information regarding the Company's oil and gas sales.


                                   Net Sales Volume                  Average Sales Price
                                   ----------------                  -------------------
                              Oil (Bbl)         Gas (Mcf)        Oil (Bbl)        Gas (Mcf)
                              ---------         ---------        ---------        ---------
3 Months ended 03-31-98 . .   195,114            5,858,509       $ 12.61          $ 2.28

3 Months ended 06-30-98 . .   190,225            6,159,255         11.20            2.20
                              -------           ----------

6 Months ended 06-30-98 . .   385,339           12,017,764         11.91            2.24
                              =======           ==========

3 Months ended 03-31-97 . .   166,240            4,903,206       $ 20.13          $ 3.06


3 Months ended 06-30-97 . .   160,341            5,154,947         17.08            2.20
                              -------           ----------
6 Months ended 06-30-97 . .   326,581           10,046,153         18.64            2.62
                              =======           ==========






         Costs and Expenses


         General and administrative expenses for the first six months of 1998 increased by approximately $72,000, or 4%, when compared to the same period in 1997. This increase in costs reflects the increase in the Company's activities. However, the Company's general and administrative expenses per Mcfe produced decreased by 13% from $0.15 per Mcfe produced for the first six months of 1997 to $0.13 per Mcfe produced for the comparable period in 1998. Supervision fees netted from general and administrative expenses for the first six months of 1998 and 1997 were $1.4 million and $1.3 million, respectively.

         Depreciation, depletion, and amortization ("DD&A") increased 26% (approximately $2.9 million) for the first six months of 1998, primarily due to the Company's reserves additions and associated costs and to the related sale of increased quantities of oil and gas produced therefrom. The Company's DD&A rate per Mcfe of production has increased from $0.93 per Mcfe produced in the 1997 period to $0.98 per Mcfe produced in the 1998 period, reflecting increases in the per unit cost of reserve additions.

         Production costs per Mcfe decreased from $0.35 per Mcfe produced in the 1997 period to $0.34 per Mcfe produced in the 1998 period. Primarily due to the 19% increase in production volumes, oil and gas production costs increased 17% (approximately $0.7 million) in the first six months of 1998 when compared to the first six months of 1997. Supervision fees netted from production costs for the first six months of 1998 and 1997 were $1.4 million and $1.3 million, respectively.

         Interest expense in the first six months of 1998 on the Convertible Notes, including amortization of debt issuance costs, totaled approximately $3.8 million (approximately $3.8 million in the 1997 period), while interest expense on the Existing Credit Facilities, including commitment fees, totaled $1.1 million ($24,000 in the 1997 period for commitment fees alone) for total interest payments of $4.8 million (of which $1.9 million was capitalized). In the first six months of 1997, these payments totaled $3.8 million (of which $1.4 million was capitalized). The Company capitalizes that portion of interest related to its exploration, partnership and foreign business development activities. The increase in interest expense in 1998 is attributable to the increase in interest incurred on the credit amounts outstanding on its Existing Credit Facilities.


         Net Income


         Net income of $6.1 million and earnings per share of $0.37 for the first six months of 1998 were both 44% lower than net income of $10.9 million and earnings per share of $0.66 in the same period for 1997. This decrease in net income primarily reflected the effect of a decrease in oil and gas revenues as a result of a 36% and 15% decrease in oil and gas prices.

RESULTS OF OPERATIONS -- YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


         Revenues

         The Company's revenues in 1997 increased by 32% over revenues in 1996 and by 110% in 1996 over 1995 revenues, principally due to increases in oil and gas production volumes and gas prices.


         Oil and Gas Sales. The Company's net sales volumes in 1997 (including the volumetric production payment associated with each year's production) increased by 31% (6.0 Bcfe) over net sales volumes in 1996, while 1996 net sales volumes increased by 74% (8.3 Bcfe) over net sales volumes in 1995. Oil and gas sales in 1997 increased by 31% ($16.2 million) over those revenues for 1996, while in 1996 those revenues increased by 134% ($30.2 million) over oil and gas sales in 1995. Average prices for oil increased from $15.66 per Bbl in 1995 to $19.82 per Bbl in 1996 and then decreased to $17.59 per Bbl in 1997, while average gas prices increased from $1.77 per Mcf in 1995 to $2.57 per Mcf in 1996 and to $2.68 per Mcf in 1997. The Company's $16.2 million increase in oil and gas sales during 1997 was comprised of volume increases that added $14.5 million of sales from the 5.7 Bcf increase in gas sales volumes and $1.0 million of sales from the 49,000 barrel increase in oil sales volumes, while price variances contributed $2.2 million in increased sales from the increase in average gas prices received, offset somewhat by a $1.5 million decrease in sales from the decrease in average oil prices received. The Company's $30.2 million increase in oil and gas sales during 1996 was comprised of volume increases that added $13.8 million of sales from the 7.8 Bcf increase in gas sales volumes and $1.2 million of sales from the 78,000 barrel increase in oil sales volumes, while price variances contributed $12.7 million in increased sales from the increase in average gas prices received and $2.5 million in increased sales from the increase in average oil prices received.


         The increases in oil and gas sales for 1997 and 1996 were primarily the result of production from the Company's active drilling program, most notably from the Company's two core areas, the AWP Olmos Field and the Austin Chalk trend. The Company's 1997 oil and gas sales from the AWP Olmos Field were $42.2 million ($29.9 million in 1996) from 15.5 Bcfe of net sales volumes (11.2 Bcfe in 1996) for an increase of 4.3 Bcfe, while the Austin Chalk trend generated 1997 oil and gas sales of $12.9 million ($9.4 million in 1996) from
4.9 Bcfe of net sales volumes (3.4 Bcfe in 1996) for an increase of 1.5 Bcfe.


         Revenues from oil and gas sales comprised 86%, 87% and 78%, respectively, of total revenues for 1997, 1996 and 1995. The majority (83%, 77% and 62%, respectively) of these oil and gas revenues in these periods were derived from the sale of the Company's gas production. The Company expects oil and gas sales to continue to increase as a direct consequence of the addition of oil and gas reserves through the Company's active drilling program and from the Acquisitions.




         Costs and Expenses


         General and administrative expenses in 1997 decreased $0.3 million (4%) from the level of such expenses in 1996, while 1996 general and administrative expenses increased $1.1 million (21%) over 1995 levels. The slight decrease in these costs in 1997 over 1996 reflected the Company's ability to continue increasing its drilling activity without increasing such costs in 1997. The increase in costs in 1996 over 1995 reflected the increase in the Company's activities. The Company's general and administrative expenses per Mcfe produced have decreased in each of the past three years from $0.30 per Mcfe produced in 1995 to $0.21 per Mcfe produced in 1996 to $0.14 per Mcfe produced in 1997. Supervision fees netted from general and administrative expenses for 1997, 1996 and 1995 were $2.6 million, $2.4 million and $1.9 million, respectively.

         DD&A has steadily increased, primarily due to the Company's reserves additions and associated costs and to the related sale of increased quantities of oil and gas produced therefrom. The Company's DD&A rate per Mcfe of production was $0.95 in 1997, $0.95 in 1996, and $0.79 in 1995, reflecting variations in the per unit cost of reserves additions.

         Production costs in 1997 increased $3.0 million (36%) over such expenses in 1996, while those expenses in 1996 increased $1.6 million (23%) over 1995. The increases in each of the periods primarily relate to the increase in the Company's oil and gas sales volumes. The Company's production costs per Mcfe produced were $0.35 in 1997, $0.31 in 1996 and $0.44 in 1995.
As discussed above, the Company's increase in production is primarily through its drilling activities in the AWP Olmos Field and Austin Chalk trend, where the Company already has an established operating base. The increase in production costs has been partially offset by an exemption in these same fields from the 7.5% Texas severance tax applicable to gas production from certain natural gas wells certified to be in tight formations or to be deep wells by the Texas Railroad Commission. This exemption in 1996 was a major contributor in reducing the Company's production costs per Mcfe produced from the 1995 rate of $0.44 to the 1996 rate of $0.31. Additionally, commencing September 1, 1996, certain wells certified as "high cost gas" wells are entitled to a reduction of severance tax based upon a formula amount but not the full exemption of 7.5% received on certified wells drilled prior to September 1, 1996. This tax exemption had a favorable impact on the Company's production costs during 1996 and 1997, although under the new rules, the proportionate amount of the exemption was decreased in the 1997 period, thus contributing to the $0.04 increase in production costs per Mcfe produced in 1997 when compared to 1996. Supervision fees netted from production costs for 1997, 1996 and 1995 were $2.6 million, $2.4 million and $1.9 million, respectively.

         Interest expense in 1997 on the Convertible Notes, including amortization of debt issuance costs, totaled $7.5 million, compared to $0.7 million on the Convertible Notes and $1.0 million on the 6.5% Convertible Subordinated Debentures due 2003 (the "Debentures") in 1996 and $2.0 million on only the Debentures in 1995, while interest expense on the Credit Facilities, including commitment fees, totaled $0.1 million ($1.1 million in 1996 and $1.7 million in 1995), for a 1997 total of $7.6 million (of which $2.6 million was capitalized). The 1996 total was $2.8 million (of which $2.1 million was capitalized), while the 1995 total was $3.7 million (of which $2.6 million was capitalized). The Company capitalizes a portion of interest related to certain exploration, partnership and foreign business development activities. The increase in interest expense in 1997 is attributable to the larger outstanding principal amount on the Convertible Notes ($115.0 million) compared to the Debentures ($28.8 million), offset to some degree by larger outstanding balances under the Credit Facilities in 1996 and by the $2.4 million in interest income earned in 1997 on the portion of the net proceeds of the Convertible Notes invested pending use. The lower amount of interest expense in 1996, compared to 1995 was attributable to a smaller average balance under the Company's credit lines necessary to finance the Company's capital expenditures, as well as to the Company's paying only six months of interest on the Debentures due to their conversion into Common Stock in the third quarter of 1996.


         Net Income

         Net income of $22.3 million and earnings per share of $1.35 for 1997 were 17% and 6% higher, respectively, than net income of $19.0 million and earnings per share of $1.27 in 1996. This increase in net income primarily reflected the effect of a 31% increase in oil and gas sales revenues as a result of a 36% increase in natural gas production, an 8% increase in crude oil production and a 4% increase in gas prices received, offset somewhat by an 11% decrease in oil prices received. The lower percentage increase in earnings per share reflects a 10% increase in weighted average shares outstanding in 1997 as a result of the conversion of the Debentures into 2.34 million shares of Common Stock in the third quarter of 1996. The Company's consolidated effective tax rate was 32.7%, 33.9% and 28.7% in 1997, 1996 and 1995, respectively.

         Net income of $19.0 million and earnings per share of $1.27 for 1996 were 287% and 159% higher, respectively, than net income of $4.9 million and earnings per share of $0.49 in 1995. This increase in net income primarily reflected the effect of a 134% increase in oil and gas sales revenues as a result of a 98% increase in natural gas production, a 14% increase in crude oil production and product price improvements. The lower percentage increase in earnings per share reflects a 49% increase in weighted average shares outstanding for 1996 as a result of the sale of 5.75 million shares of Common Stock in the third quarter of 1995 and the conversion of the Debentures into
2.34 million shares of Common Stock in the third quarter of 1996.

YEAR 2000


         A comprehensive assessment of the Year 2000 issue has been conducted and a compliance plan is currently underway. The Company is in the process of receiving verification of Year 2000 compliance from all hardware and software vendors. The Company does not expect that the cost to modify its information technology infrastructure will be material to its financial condition or results of operation. The Company also does not anticipate any material disruption in its operations as a result of any Year 2000 compliance issues.

                            BUSINESS AND PROPERTIES

GENERAL


         The Company is engaged in the development, exploration, acquisition and operation of oil and gas properties, with a primary focus on U.S. onshore natural gas reserves. As of December 31, 1997, the Company had interests in over 1,500 oil and gas wells located in 10 states, of which the Company operated 650 wells representing 91% of its proved reserve base. At such date, the Company had proved reserves of 361.5 Bcfe, of which approximately 87% were natural gas, 60% were proved developed and 93% were located in Texas. The Company's primary focus is development and exploration drilling in its two core areas: the AWP Olmos Field located in South Texas and the Texas Austin Chalk trend. The AWP Olmos Field is characterized by long-lived reserves, while the Austin Chalk trend is characterized by short-lived reserves with high initial production and rapid decline rates. These fields accounted for approximately 74% and 15%, respectively, of the Company's proved reserves as of December 31, 1997, and approximately 61% and 19%, respectively, of the Company's production during 1997.

         On August 26, 1998, the Company purchased the Sonat Properties from Sonat. As a result of the Sonat Property Acquisition and assuming the Proposals are approved by all the Partnerships, the Acquisitions provide the Company with significant proved reserves as well as additional development and exploratory opportunities in its core areas. The Company expects to utilize its operating expertise in these areas to successfully develop and exploit these properties. As a result of these Acquisitions, the Company will increase its interest in oil and gas wells to over 1,650 wells, of which the Company will operate approximately 765 wells. The Company expects reserves in the Austin Chalk trend to increase to approximately 26% of proved reserves as a result of the Acquisitions.

         The Company maintains a flexible capital spending program in order to take advantage of the relative economic attractiveness of either drilling or acquisition opportunities. Over the last several years, the Company's growth in reserves and production has resulted primarily from its increased acreage position and drilling activities in the AWP Olmos Field and the Austin Chalk trend. Capital expenditures for development and exploration drilling, primarily in the Company's core areas, were $25.8 million, $71.8 million and $101.0 million in 1995, 1996 and 1997, respectively, while capital expenditures for acquisitions were $3.5 million, $1.5 million and $8.4 million. The Company has budgeted capital expenditures of $241.5 million for 1998, comprised of $145.8 million for the Acquisitions and $95.7 million for development and exploration. Approximately 59% of the $95.7 million is targeted for the continued development of the Company's two core areas. The Company is also actively pursuing exploratory drilling opportunities in high potential projects elsewhere in the Gulf Coast region and in New Zealand.

         In 1997, the Company increased its proved reserves by 40% primarily from additions through drilling, resulting in the replacement of 522% of 1997 production. The Company's five-year average reserve replacement costs were $0.76 per Mcfe. As a result of increased drilling activity, 1997 production increased 31% over 1996 production. Due to economies of scale, geographic concentration and increased production, general and administrative expenses and production costs have fallen from $0.57 and $0.39 per Mcfe, respectively, in 1992 to $0.14 and $0.35 per Mcfe, respectively, in 1997. For the six months ended June 30, 1998, such costs were $0.13 and $0.34 per Mcfe, respectively.

BUSINESS STRATEGY


         The Company pursues a balanced growth strategy that includes an active drilling program, strategic acquisitions and advanced technologies. The Company's operating philosophy is to increase its reserve base through both drilling and acquisitions, shifting the balance between the two in response to market conditions.


         Key elements of the Company's strategy include the following:


         Active Drilling Program.   With the expanded inventory of drilling
prospects that the Company will have following the consummation of the Acquisitions and when economic drilling conditions improve, the Company intends to pursue an active program of development drilling in its core areas together with selected step-out and exploratory drilling on its undeveloped acreage. Exploratory drilling is based on a "controlled risk" approach, focusing on regions where the exploration objective would allow the Company to utilize its technological or geological expertise and that are in close proximity to known production. In 1997, the Company drilled 128 net development wells, 127 of which were in the Company's AWP Olmos Field and Austin Chalk trend core areas, and seven net exploration wells, of which two were in such core areas. During this period, the Company had net drilling success rates of 97% for development wells and 38% for exploratory wells. The Company expects to drill a total of 77 gross wells in 1998, 55 of which had been drilled as of June 30, 1998 at a capital cost of approximately $45.7 million to the Company. The Company anticipates that drilling activity in the AWP Olmos Field and the Austin Chalk trend will represent 59% of the total 1998 drilling budget. The Company looks to reduce its overall risk exposure with respect to development and exploration activities by entering into joint development agreements with industry partners to share capital exposure for any individual well. As an example of this strategy, the Company has active joint development projects with, among others, UPRC and Chevron in the Austin Chalk trend, in which the Company serves as operator of a majority of the wells. See "Business and Properties-- Properties" and "Foreign Activities."

         Strategic Acquisitions. The Company continuously reviews acquisition opportunities, including opportunities to acquire properties with significant proved producing reserves and substantial undeveloped acreage for future drilling activities. The Company targets properties located in close proximity to its current reserves, where such reserves can be increased through development drilling and where operating efficiencies can be achieved. Using these criteria, the Company employs a disciplined, market-driven approach to acquisitions to augment its drilling program. The Company has conducted an ongoing acquisition program since its inception.

         Advanced Technologies. In order to minimize the risks associated with development and exploration drilling and enhance operating efficiencies, the Company has devoted considerable resources to developing advanced technological expertise. These technologies include 2-D and 3-D seismic analysis, amplitude versus offset studies (AVO) and detailed formation depletion studies. The Company has also attained substantial expertise in horizontal well drilling technology, having participated as of June 30, 1998 in 70 such wells in the Austin Chalk trend, 62 of which have been successful. Additionally, the Company uses innovative fracturing methods, coiled tubing technology and computer telemetry to monitor well performance. As a result of these technologies, the Company has enhanced its production yields while reducing its costs per Mcfe. Application of these technologies has enabled the Company to achieve historical drilling success rates that exceed applicable U.S. industry averages.

RECENT DEVELOPMENTS


         In accordance with its business strategy described above, the Company plans to enter into the following transactions:

         Sonat Properties Acquisition. On August 26, 1998 the Company purchased from Sonat, effective April 1, 1998, certain producing oil and gas properties located in the Texas and Louisiana Austin Chalk trend for approximately $87.6 million in cash, with a majority of the purchase price being allocated to proved reserves. As of April 1, 1998, estimated proved reserves for the Sonat Properties were 91.1 Bcfe, of which approximately 56% was natural gas, with 1997 production of 22.0 Bcfe, of which approximately 51% was natural gas. The properties include 156 producing oil and natural gas wells in the Brookeland Field in Southeast Texas and the Masters Creek Field in Western Louisiana, 21 saltwater disposal wells, a 20% interest in two natural gas plants, associated production facilities and working interests in approximately 200,000 undeveloped net acres containing more than 50 drilling locations. The Company became operator of 113 of the 156 wells. Net production averaged 8,997 barrels per day and 34.5 Mmcf per day (88.5 Mmcfe per day) during February 1998. Production is expected to rise to 12,000 barrels per day and 49.0 Mmcf per day (121.0 Mmcfe per day) during the third quarter of 1998 when equipment repairs involving seven Sonat-operated wells are completed at the Masters Creek gas processing facility. The two gas plants have combined capacity of 250 Mmcfe per day, and in 1997 had operating cash flow of $2.8 million. UORC is the operator of both plants.

         The Sonat Properties Acquisition extends one of the Company's core areas by adding producing reserves that the Company believes will significantly increase its production on a short-term basis. Furthermore, as a result of the Company's extensive experience in other parts of the Austin Chalk trend, the Company believes that it can successfully exploit incremental drilling opportunities in the future.

         Partnership Properties Acquisition. The Company hereby offers to purchase all of the Partnership Properties owned by each of the 63 Partnerships, subject to approval by the investors in each such Partnership.
As of December 31, 1997, estimated proved reserves of the Partnership Properties were 93.5 Bcfe, with 1997 production of 12.4 Bcfe. As of January 1, 1998, the net purchase price for the Partnership Properties (after deducting the portion of the total purchase price allocated to the Company through its ownership interests in the Partnerships) is expected to be approximately $70.6 million, subject to certain reductions based on cash flow distributions to the Partnerships prior to closing. A portion of the purchase price for the Partnership Properties may be funded by the issuance of up to 2.5 million shares of Common Stock to Investors in the Partnerships who elect to receive Common Stock in lieu of some or all of the cash that they will be entitled to receive upon their Partnership's liquidation.

         The Company believes that the Partnership Properties Acquisition represents an opportunity to acquire properties having development and exploration potential, without incurring additional overhead. As a result of the Company's geological and operating experience with most of the Partnership Properties, with its technological and drilling expertise, the Company expects to enhance the recovery of the reserves on these properties.

PROPERTIES

         The Company's proved reserves are geographically concentrated, with approximately 89% of the Company's proved reserves at December 31, 1997, attributable to its two largest properties, the AWP Olmos Field and the Austin Chalk trend.

         AWP Olmos Field


         The Company's most significant property is located in the AWP Olmos Field in South Texas. The Company has extensive expertise in the AWP Olmos Field and a long history of experience with low-permeability tight-sand formations typical of this field. Since acquiring its first AWP Olmos Field acreage in 1988, the Company has made detailed studies of drainage patterns in the formation and has introduced innovations in fracture design and implementation methods and coiled tubing technology, all of which reduce overall costs and improve recoveries.

         The AWP Olmos Field represented approximately 74% of the Company's proved reserves at December 31, 1997, and approximately 61% of the Company's 1997 production. As a result of the Acquisitions, the Company expects the AWP Olmost Field to decrease to approximately 52% of the Company's proved reserves. At December 31, 1997, the Company owned interests in and was the operator of approximately 400 wells producing natural gas from the Olmos Sand Formation at a depth of approximately 10,000 feet. The Company has engaged in extensive fracturing operations to increase the permeability of the formation and flow of gas from the wells. In addition, the Company has used coiled tubing velocity strings in several wells to improve production rates and is able to monitor fracturing operations from its Houston headquarters through direct computer access to the field.

         During 1997, the Company purchased, for approximately $3.8 million, Olmos producing properties strategically located in the heart of its existing leasehold in the AWP Olmos Field. The purchase included 35 producing wells, 35 new development drilling locations, and a related 20-mile pipeline. Net proved reserves attributable to the purchase are approximately 25.0 Bcfe, with current production of approximately 2.0 Mmcfe per day. Since the purchase, the Company's efforts to improve production have resulted in an increase to 2.5 Mmcfe per day.

         In 1997, the Company drilled 142 gross (137 successful) development wells (120.4 net) in this field and one unsuccessful exploratory well northwest of the field. The Company or entities managed by the Company own 100% of the working interest in this field. During 1997, the Company maintained its leasehold position in this area. The Company anticipates further acquisition of acreage in this area in the future, if warranted. The Company plans to drill approximately 57 additional development wells and four exploratory wells to the Olmos formation in 1998.


         Austin Chalk Trend


         At December 31, 1997, the Company owned drilling and production rights in 175,022 gross acres and 112,918 net acres in the Austin Chalk trend containing substantial proved undeveloped reserves. The Austin Chalk trend represented approximately 15% of the Company's proved reserves at December 31, 1997. As a result of the Acquisitions, the Company expects the Austin Chalk trend to approximately 26% of the Company's proved reserves. Production from this field constituted 19% of oil and gas production in 1997. The wells in this trend are all horizontal, primarily natural gas, that deliver high initial flow rates and strong initial cash flows which decline rapidly. The Company believes these reserves complement its long-lived reserves in the AWP Olmos Field.
Since 1992, the Company has participated in 55 horizontal wells in the trend with a 91% success rate, including 16 successful development wells out of 17 gross (6.3 net) drilled and two successful exploratory wells out of five drilled in 1997. The Company believes its success is attributable to its ability to identify hydrocarbon-bearing fractures, relying on its expertise in seismic data analysis, and its ability to drill and operate horizontal wells. The Company anticipates drilling 30 development wells and three exploratory wells in the Austin Chalk during 1998. The acquisition of seismic data in the Cougar Run and Nimitz areas in Fayette County has helped in upgrading locations to drill numerous horizontal wells targeting the Austin Chalk formation determined from previous seismic data acquisitions and subsequent successful drilling in the Rocky Creek and North Fayetteville prospects.

         Substantial portions of its property interests in the Austin Chalk trend have been acquired through joint development arrangements with industry partners who are active participants in exploration of the Austin Chalk trend. The Company entered into its first such venture in 1993, in an arrangement that covered approximately 8,800 acres, in which the Company currently has an average working interest of 25%. In September 1995, the Company entered into another joint development agreement providing for an area of mutual interest covering 19,500 gross acres and pursuant to which the Company and its industry partner in the venture alternate serving as operator of any wells drilled on the acreage. During 1996, the Company purchased its partner's interest in 9,500 of these gross acres, and the joint development arrangement now covers a 10,000 gross acre block in which the Company expects to have an average working interest of 30% to 35% based on certain assumptions relating to elections with respect to the drilling of various wells. The Company has a 100% working interest in the 9,500 acres.

         In 1996, the Company reached joint development arrangement covering approximately 8,000 acres in Washington County, Texas, in which the Company owns a 25% working interest with an industry partner. This joint development area has been further expanded to encompass approximately 17,000 gross acres. Simultaneously, the Company entered into two additional joint development agreements covering an approximate 6,300 gross acre area, in which the Company owns a 50% working interest, and an approximate 8,100 gross acre area, in which the Company owns a 75% working interest and serves as operator.


         Also in 1997, the Company acquired a 50% working interest in 20,000 net acres adjoining the North Fayetteville Prospect area, for which it will serve as operator. The initial test well was spudded in December 1997.

         The Company signed a joint development agreement with Chevron encompassing 144,000 gross (64,000 net) acres in central Texas where the Company and Chevron will participate together in the drilling of a number of wells targeted for the Edwards Limestone, Sligo, Austin Chalk and other formations in Fayette, Colorado and Austin counties. The Company and Chevron will each own an undivided 50% working interest within the area of mutual interest (AMI), with the Company serving as the operator. The initial test well within the AMI will be the Swift-Coufal #1-H well, which is targeted as a horizontal Austin Chalk completion.

EXPLORATION AND DEVELOPMENT DRILLING ACTIVITIES


         In 1991, the Company began to develop an inventory of development and exploration drilling prospects. Drilling locations were selected through intensive geological and geophysical studies of the Company's undeveloped acreage and other prospects. During 1995, the Company added 72 Bcfe of proved reserves through drilling, and in 1996, reserves added by drilling increased to 118 Bcfe. In 1997, reserves added by drilling increased to 120 Bcfe, with the Company's success rate at 47% for exploratory wells (seven out of 15 drilled) and 95% for development wells (159 out of 167 drilled). These successful drilling results have led to acquisition by the Company of additional acreage during 1997 in the area of its two core properties, the AWP Olmos Field in South Texas and the Austin Chalk trend in Austin, Colorado, Fayette, Walker and Washington counties in central and eastern Texas.

         The Company pursues a "controlled risk" approach to exploratory drilling, focusing on specific U.S. regions where its technical staff has considerable experience, that are in close proximity to known production and where the potential for significant reserves exists. The Company seeks to minimize its exploration risk by investing in multiple prospects, farming out interests to industry partners and drilling funds, utilizing advanced technologies and drilling in different types of geological formations. The Company utilizes basin studies to analyze targeted formations based on their potential size, risk profile and economic parameters.


         The Company's development strategy is designed to maximize the value and productivity of its existing properties through development drilling and recovery methods, enhancing production results through improved field production techniques, lowering production costs and applying the Company's technical expertise and resources to exploit producing properties efficiently. The Company employs various recovery techniques, including water flooding, fracturing reservoir rock through the injection of high-pressure fluid, inserting coiled tubing velocity strings to speed gas flow and acid treatments. The Company believes that the application of fracturing technology and coiled tubing has resulted in significant increases in production and decreases in drilling and operating costs, particularly in the Company's largest single property, the AWP Olmos Field.


         The Company's development and exploration activities are conducted by its in-house exploration staff, assisted by professionals from other departments, including reservoir engineers, geologists, geophysicists, petrophysicists, landmen and drilling and operations engineers. The Company believes that one of the keys to its success has been its team approach, which integrates multiple disciplines to maximize efficient utilization of information leading to drillable projects.

         The Company has increasingly utilized advanced seismic technology to enhance the quality of its drilling efforts, including two-dimensional (2-D) and three-dimensional (3-D) seismic analysis and amplitude versus offset (AVO) studies. During 1997, the Company completed its first international seismic acquisition program in two key areas of its holding in New Zealand. In New Zealand's Rimu prospect, the Company acquired a 30 kilometer cross-swath, as well as 2-D seismic data in the Tawa prospect, complementing existing 2-D and 3-D data. It also acquired 21 miles of 2-D data in the Wheeler Ranch Olmos trend in South Texas and 51 miles of data in the Fayette County Austin Chalk trend. Two more prospects in the Ark-La-Tex region were shot in the form of 2-D swaths of approximately 16 miles each.

         In addition to exploration and development activities in the AWP Olmos Field and the Austin Chalk trend, the Company is currently focusing its exploration activities in three main geographical areas: the Gulf Coast Basin, the Wyoming Powder River Basin and the North Louisiana Salt Basin.

         Gulf Coast Basin


         The Company defines this area as including all the Texas counties and Louisiana parishes along the Gulf Coast and extending into Mississippi and Alabama, which includes all target formations present except the Austin Chalk trend and the Olmos sand. In 1997, one successful development well (out of three) and four successful exploratory wells (out of six) were drilled in the Gulf Coast Basin, following two successful development wells and one successful exploratory wells drilled in 1996. In 1998, 11 development and exploratory wells and three exploratory wells are scheduled for drilling in the Gulf Coast Basin. The locations were selected utilizing traditional geologic studies combined with analyses of available seismic data.

         During 1997, the Company acquired 1,920 gross acres in Jim Hogg County in which the Company owns a minimum 75% working interest. [Additionally, the Company has an oil and gas lease option on an additional 8,500 gross acres in the area until August 1, 1998.] A well drilled by the Company to the Queen City formation, the Chaparral #1, in 1997 was highly successful. Of the [11] development wells expected to be drilled in the Gulf Coast Basin in 1998, [six] will be drilled on this acreage. Three of those [six] have already been successfully drilled in the first half of 1998, [with the fourth well currently being drilled.] Further work in the area through licensing additional 2-D data and acquiring 3-D data jointly with a third party will help complete the analysis and the interpretation of the acreage for future development in 1998.

         In the Sherburne prospect in south central Louisiana, the Company has been working with 2-D seismic data to identify the location of a Sparta formation, which was successfully tested in the second quarter of 1998, and has designed a 2-D seismic cross-swath acquired in March 1998, to identify deeper high-yield structures in the Wilcox trend. A Sparta development well is planned for the fourth quarter of 1998.


         Wyoming Powder River Basin


         The Company intends to drill [one] development and [two] exploratory wells and in 1998. In 1997, the Company successfully drilled one out of two exploratory wells in the Minnelusa trend in Campbell County, Wyoming. In 1996, the Company successfully drilled one out of three development wells and one out of three exploratory wells in the trend. The Minnelusa trend has been the subject of extensive study by the Company's multi-disciplinary teams in order to identify the location of stratigraphic hydrocarbon traps. Recently, the Company has shifted its emphasis to pursue the Cretaceous trend in southern Campbell County and northern Converse County in Wyoming, as well as north into the Williston Basin in Daniels County, Montana. The Company has licensed various existing 2-D seismic data to help map the structural and stratigraphic traps that have been identified for drilling in 1998.


         North Louisiana Salt Basin


         The North Louisiana Salt Basin covers the neighboring corners of Arkansas, Louisiana, and Texas (Ark-La-Tex region). In 1997, the Company drilled two wells, one development and one exploratory, one of which (the development well) was successful. In 1996, the Company drilled five successful wells, four of which were exploratory. The Company plans to drill [two] exploratory wells in the region in 1998. In this area, the Smackover formation is a prolific hydrocarbon producer from multiple levels and from a variety of structures, including fault traps, salt anticlines, basement structures and stratigraphic traps. In northern Louisiana and southern Arkansas in the Smackover trend, in 1997 the Company acquired and completed processing two sets of 2-D seismic swaths that have been interpreted to yield numerous exploratory locations. Additional seismic acquisitions are planned in Bossier Parish, Louisiana, to delineate a prospect pending the drilling of a test well to determine the presence of hydrocarbon sands in the area.

The following table sets forth the results of the Company's drilling activities during the three fiscal years ended December 31, 1997:


                                               Gross Wells                               Net Wells
                                  ------------------------------------      -----------------------------------
  Year         Type of Well        Total        Producing         Dry        Total        Producing        Dry
 ------      ----------------     ------      --------------     -----      -------      -----------      -----
 1997        Development           167            159              8          127.5          123.8          3.9
             Exploratory            15              7              8            7.2            2.7          4.5


 1996        Development           142            134              8          110.5          106.7          3.8
             Exploratory            11              7              4            5.9            3.7          2.2

 1995        Development            68             65              3           38.7           38.0          0.7
             Exploratory             8              4              4            3.5            1.5          2.0



OPERATIONS

         The Company generally seeks to be named as operator for wells in which it or its affiliated limited partnerships and joint ventures have acquired a significant interest, although this typically occurs only when it or its affiliates own the major portion of the working interest in a particular well or field. The Company acts as operator of approximately 650 wells at December 31, 1997, which comprise approximately 91% of the Company's total proved reserves.

         As operator, the Company is able to exercise substantial influence over development and enhancement of a well and to supervise operation and maintenance activities on a day-to-day basis. The Company does not conduct the actual drilling of wells on properties for which it acts as operator. Drilling operations are conducted by independent contractors engaged and supervised by the Company. The Company employs petroleum engineers, geologists and other operations and production specialists who strive to improve production rates, increase reserves and lower the cost of operating its oil and gas properties.

         Oil and gas properties are customarily operated under the terms of a joint operating agreement, which provides for reimbursement of the operator's direct expenses and monthly per-well supervision fees. Per-well supervision fees vary widely depending on the geographic location and producing formation of the well, whether the well produces oil or gas, and other factors. Such fees received by the Company in 1997 ranged from $200 to $1,481 per well per month.

MARKETING OF PRODUCTION

         The Company typically sells its gas production at or near the wellhead, although in some cases gas must be gathered by the Company or other operators and delivered to a central point. Gas production is generally sold in the spot market at prevailing prices. The Company generally sells its oil production at prevailing market prices. The Company does not refine any oil it produces. During the year ended December 31, 1997, three oil or gas purchasers each accounted for 10% or more of the Company's revenues, with those purchasers together accounting for 42%. Three oil or gas purchasers accounted for 10% or more of the Company's revenues during the year ended December 31, 1996, with those purchasers accounting for approximately 51%. Because of the availability of other purchasers, the Company does not believe that the loss of any single oil or gas purchaser or contract would materially affect its sales.


         The Company has entered into gas processing and gas transportation agreements with respect to its natural gas production in the AWP Olmos Field with Valero Transmission, L.P. and its affiliates ("Valero") for up to 75.0 Mmcf per day. These contracts have initial six-year terms, with automatic one-year extensions unless earlier terminated. The Company believes that these arrangements adequately provide for its gas transportation and processing needs in the AWP Olmos Field for the foreseeable future. Additionally, at the discretion of the Company and Valero, the gas processed and transported under these agreements may be sold to Valero at monthly indexed prices based upon the current natural gas price. Effective July 31, 1997, Valero was merged with
Pacific Gas & Electric Corporation ("PG&E").   This merger did not affect the
contractual obligations between the Company and Valero.


         Much of the Company's Austin Chalk production from Fayette and Washington counties, Texas, is currently dedicated under long-term gas purchase and gas processing contracts with Aquila Southwest Pipeline Corporation ("Aquila"). The Company believes that these contracts adequately provide for the gas purchase and processing needs of its Austin Chalk production, subject to practical limitations inherent in gas field operations. The prices received are redetermined monthly to reflect the current natural gas price.

         The following table summarizes sales volumes, sales prices and production cost information for the Company's net oil and gas production for the three-year period ended December 31, 1997. "Net" production is production that is owned by the Company either directly or indirectly through partnerships or joint venture interests and produced to its interest after deducting royalty, limited partner and other similar interests.

                                                                  Year Ended December 31,
                                             ---------------------------------------------------------------
                                                     1997                  1996                   1995
                                             -------------------  ---------------------   ------------------
  Net Sales Volume:

   Oil (Bbls)                                        672,385                 623,386              545,435
   Gas (Mcf)(1)                                   21,359,434              15,696,798            7,913,963

   Gas Equivalents (Mcfe)                         25,393,744              19,437,114           11,186,573
 Average Sales Price:

   Oil (Per Bbl)                                $      17.59            $      19.82         $      15.66
   Gas (Per Mcf)                                $       2.68            $       2.57         $       1.77

 Average Production Cost (per Mcfe)             $       0.45            $       0.43         $       0.61

_______________

(1) Natural gas production for 1997, 1996 and 1995 includes 1,015,226, 1,156,361 and 1,211,255 Mcf, respectively, delivered under the volumetric production payment agreement pursuant to which the Company is obligated to deliver certain monthly quantities of natural gas (see Note 1 to the Company's Consolidated Financial Statements). Under the volumetric production payment entered into in 1992, as of December 31, 1997, the Company has a remaining commitment to deliver approximately 2.0 Bcf of gas meeting certain heating equivalent and quality standards through the later of October 2000 or such time as the Company has delivered the requisite amount of gas under the agreement when such agreement expires. Since entering into this agreement, these properties have produced in excess of the required monthly delivery requirements.

PRICE RISK MANAGEMENT


         The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results. To reduce some of this risk, the Company does engage periodically in certain limited hedging activities, but only to the extent of buying protection price floors for portions of its and
the limited partnerships' oil and gas production.   Costs and benefits
associated with these price floors are recorded accordingly as a reduction or increase, respectively, in oil and gas sales revenue and were not significant for any year presented. The cost to purchase a put options is amortized over the option period.

         For the first [seven] months of 1998, the Company had entered into hedging contracts covering 11,000,000 MMBtu and 120,000 barrels of the Company's and its affiliated Partnerships' production, representing 48% and 13% of oil and gas production, respectively, at a total cost of approximately $0.4 million with benefits of approximately $0.1 million being received, resulting in a net cash outlay of approximately $0.3 million.


ACQUISITION ACTIVITIES


         Since 1979, the Company has acquired approximately $478.0 million of producing oil and natural gas properties on behalf of itself and its co-investors in 129 separate transactions. In recent years, the Company's acquisition activities have declined, as it has fulfilled its obligation to buy producing properties for the remaining partnerships that invested in such properties. As of December 31, 1997, all such partnerships investing in producing properties had spent their available capital resources on producing properties. Therefore, the Company anticipates all future acquisition activity will be for its own behalf. Cumulatively, the Company has acquired for its own account approximately $121.5 million of producing properties, with original proved reserves estimated at 182.2 Bcfe. The Company's acquisition expenditures in the past three years were approximately $8.4 million, $1.5 million and $3.5 million for properties acquired in 1997, 1996 and 1995, respectively. The Company's acquisition costs have averaged $0.31 per Mcfe over this three-year period.

         The Company uses a disciplined, market-driven approach to acquisitions, generally seeking to acquire properties located in close proximity to its current reserves with the potential to add reserves and production through additional development and exploration efforts.

FOREIGN ACTIVITIES

         New Zealand


         During 1996, the Company was issued two Petroleum Exploration Permits by the New Zealand Minister of Energy. The first permit covered approximately 65,000 acres in the Onshore Taranaki Basin of New Zealand's North Island, and the second covered approximately 69,300 adjacent acres. The Company formed a wholly owned subsidiary, Swift Energy New Zealand Limited, for the purpose of conducting its New Zealand activities and assigned its interest in the permits to that subsidiary during the third quarter of 1997. In March 1998, the Company surrendered approximately 46,400 acres covered in the first permit and the remaining acreage has been included as an extension of the area covered in the second permit. Under the terms of the expanded permit, the Company is obligated to drill one exploratory well prior to August 12, 1999. All other obligations under the permit have been fulfilled including the reinterpretation of existing seismic data and the acquisition and processing of new seismic data. On April 1, 1998, the Company reached an agreement in principle with Bligh Oil & Minerals N.L. ("Bligh"), an Australian company, to obtain from Bligh a 25% working interest in two additional New Zealand Petroleum Exploration Permits, which cover approximately 51,900 acres, in exchange for a 5% working interest in the Company's permit. At December 31, 1997, the Company's investment in New Zealand was approximately $2.5 million, which is included in the unproved properties portion of oil and gas properties.


         Russia

         On September 3, 1993, the Company signed a Participation Agreement with Senega, a Russian Federation joint stock company (in which the Company has an indirect interest of less than 1%), to assist in the development and production of reserves from two fields in Western Siberia. The agreement provides the Company with a minimum of 5% net profits interest from the sale of hydrocarbon products from the fields in exchange for the Company's managerial, technical and financial support to Senega. Additionally, the Company purchased a 1% net profits interest from Senega for $0.3 million.


         On December 10, 1997, the Company amended and restated a Participation Agreement with Senega that it originally entered into in 1995. Under the amended and restated Participation Agreement, the Company retains its 6% net profits interest in the Samburg Field and has agreed to assist Senega in obtaining investments necessary to develop the field. Senega is charged with the management and control of the field development. At December 31, 1997, the Company's investment in Russia was approximately $10.2 million and is included in the unproved properties portion of oil and gas properties.

         Venezuela

         The Company formed a wholly owned subsidiary, Swift Energy de Venezuela, C.A., for the purpose of submitting a bid on August 5, 1993, under the Venezuelan Marginal Oil Field Reactivation Program. Although the Company did not win the bid, it has continued to pursue cooperative ventures involving other fields and opportunities in Venezuela. The Company evaluated a number of blocks being offered by Petroleos de Venezuela, S.A. under the Third Operating Agreement Round in 1997, but decided against submitting any bid on these blocks. The Company has entered into an agreement with Tecnoconsult, S.A., a Venezuelan company, to jointly formulate and submit a proposal to Petroleos de Venezuela, S.A. for the construction and operation of a methane pipeline. Currently, the technical and economic feasibility of the project is under study. At December 31, 1997, the Company's investment in Venezuela was approximately $2.4 million and is included in the unproved properties portion of oil and gas properties, net of impairments of $45,668.

OIL AND GAS RESERVES


         The following table presents information regarding proved reserves of oil and gas attributable to the Company's interests in producing properties as of December 31, 1997, 1996 and 1995. The information set forth in the table is based on proved reserves reports prepared by the Company and audited by H.J. Gruy, independent petroleum engineers. H.J. Gruy's estimates were based upon review of production histories and other geological, economic, ownership and engineering data provided by the Company. In accordance with Commission guidelines, the Company's estimates of future net revenues from the Company's proved reserves and the PV-10 Value are made using oil and gas sales prices in effect as of the dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including, in the case of gas contracts, the use of fixed and determinable contractual price escalations. Proved reserves as of December 31, 1997, were estimated based upon weighted average prices of $2.78 per Mcf and $15.76 per barrel, compared to $4.47 and $2.41 per Mcf and $23.75 and $18.07 per barrel as of December 31, 1996 and 1995, respectively. As of June 30, 1998, such prices were $2.59 per Mcf and $12.32 per barrel. The Company has interests in certain tracts that are estimated to have additional hydrocarbon reserves that cannot be classified as proved and are not reflected in the following table. The proved reserves presented for all periods also exclude any reserves attributable to the volumetric production payment.


                                                                              Year Ended December 31,
                                                    -------------------------------------------------------------------
                                                           1997                  1996                      1995
                                                    ------------------  ----------------------   ----------------------
ESTIMATED PROVED OIL AND GAS RESERVES
Net natural gas reserves (Mcf):
     Proved developed                                  191,108,214              135,424,880              81,532,025

     Proved undeveloped                                123,197,455               90,333,321              62,035,495
                                                    --------------          ---------------         ---------------
       Total                                           314,305,669              225,758,201             143,567,520
                                                    ==============          ===============         ===============

Net oil reserves (Bbl):
     Proved developed                                    4,288,696                3,622,480               3,313,226
     Proved undeveloped                                  3,570,222                1,861,829               2,108,755
                                                    --------------          ---------------         ---------------

      Total                                              7,858,918                5,484,309               5,421,981
                                                    ==============          ===============         ===============

ESTIMATED PRESENT VALUE OF PROVED RESERVES
Estimated present value of future net cash flows from proved reserves discounted at 10% per annum:

     Proved developed                               $  244,365,044          $   310,408,949         $    85,536,873
     Proved undeveloped                                105,979,738              160,776,008              61,501,536
                                                    --------------          ---------------         ---------------
      Total                                         $  350,344,782          $   471,184,957         $   147,038,409
                                                    ==============          ===============         ===============


         The table also sets forth estimates of future net revenues presented on the basis of unescalated prices and costs in accordance with criteria prescribed by the Commission and their PV-10 Value. Operating costs, development costs and certain production-related taxes were deducted in arriving at the estimated future net revenues. No provision was made for income taxes. The estimates of future net revenues and their present value differ in this respect from the standardized measure of discounted future net cash flows set forth in Supplemental Information to the Consolidated Financial Statements of the Company, which is calculated after provision for future income taxes. In cases where producing properties are subject to gas purchase contracts and the amount of gas purchased thereunder was reduced during 1997, gas projections used to estimate future net revenues were based on the reduced gas purchases for the affected producing properties. The assumption was made that purchases in 1998 and thereafter will be made at an unrestricted level.


         The Company's total proved developed and undeveloped reserves have increased substantially (40%) at December 31, 1997, when compared to December 31, 1996, as shown above and in Supplemental Information to the Company's Consolidated Financial Statements. A substantial portion (40%) of the reserves are proved undeveloped reserves, which reflects the increased emphasis on development and exploration activities, and is consistent with the proportions in 1996 of 39% proved undeveloped and 61% proved developed.

         Changes in quantity estimates and the estimated present value of proved reserves are affected by the change in crude oil and natural gas prices at the end of each year. While the Company's total proved reserves quantities (on an equivalent Bcfe basis) at year-end 1997 increased by 40% over reserves quantities a year earlier, the PV-10 Value of those reserves decreased 26% from the PV-10 Value at year-end 1996. This decrease was primarily due to high product prices at year-end 1997, with the price of gas declining 38% during 1997 from $4.47 at December 31, 1996, to $2.78 at year-end 1997, matched by a 34% decrease in the price of oil between the two dates, from $23.75 to $15.76. Estimations of the PV-10 Value and other reserve data are subject to a number of factors. [See "Risk Factors - Uncertainty of Estimates of Reserves and Future Net Revenues."]

         A portion of the Company's proved reserves has been accumulated through the Company's interests in the limited partnerships for which it serves as general partner. The estimates of future net cash flows and their present values, based on period end prices, assume that some of the limited partnerships in which the Company owns interests will achieve payout status in the future. Four of the limited partnerships had achieved payout status at June 30, 1998.

         No other reports on the Company's reserves have been filed with any federal agency. Estimates of the PV-10 Value and other reserve data are subject to a number of factors. [See "Risk Factors - Uncertainty of Estimates of Reserves and Future Net Revenues."]

OIL AND GAS WELLS

         The following table sets forth the gross and net wells in which the Company owned an interest at the following dates:

                                          Oil Wells              Gas Wells            Total Wells(1)
                                    --------------------    -------------------     ------------------
December 31, 1997
         Gross  . . . . . . . .                 625                   926                   1,551
         Net  . . . . . . . . .                48.1                 381.7                   429.8
December 31, 1996
         Gross  . . . . . . . .                 734                 1,068                   1,802
         Net  . . . . . . . . .                59.5                 222.9                   282.4

December 31, 1995
         Gross  . . . . . . . .               3,049                   995                   4,044
         Net  . . . . . . . . .                88.5                 121.6                   210.1

_________________
(1) Excludes 16 service wells in 1997, 26 service wells in 1996 and 39 service wells in 1995.

OIL AND GAS ACREAGE


         As is customary in the industry, the Company generally acquires oil and gas acreage without any warranty of title except as to claims made by, through or under the transferor. See "Risk Factors--Risks Associated with Acquisitions" for a discussion of the risks associated with such a policy. The following table sets forth the developed and undeveloped domestic leasehold acreage held by the Company at December 31, 1997:



                                                           Developed                             Undeveloped
                                               --------------------------------       ---------------------------------
                                                   Gross               Net                Gross                Net
                                               -------------      -------------       --------------      -------------

  Alabama . . . . . . . . . . . . . . .             4,495.38             616.70               292.00              41.17
  Arkansas  . . . . . . . . . . . . . .             4,139.49           2,070.92             9,608.55           6,858.86
  Kansas  . . . . . . . . . . . . . . .                   --                 --             4,600.00           1,988.80
  Louisiana . . . . . . . . . . . . . .            44,481.57          13,610.37            20,085.44          11,750.85

  Mississippi . . . . . . . . . . . . .             5,236.49           3,379.84             1,828.22             489.42
  Montana . . . . . . . . . . . . . . .                   --                 --             4,851.28           4,851.28
  Nebraska  . . . . . . . . . . . . . .                   --                 --             1,707.04           1,029.53
  Oklahoma  . . . . . . . . . . . . . .            38,554.53          14,976.93             3,733.90           1,251.50
  Texas . . . . . . . . . . . . . . . .           117,016.60          64,543.20           173,589.65         124,198.13

  Wyoming . . . . . . . . . . . . . . .             7,859.27           2,060.84            69,278.53          53,824.64
  All other states  . . . . . . . . . .               157.64               6.80             4,850.44             285.33
                                               -------------      -------------       --------------      -------------

      Total . . . . . . . . . . . . . .           221,940.97         101,265.60           294,425.05         206,569.51
                                               =============      =============       ==============      =============

PARTNERSHIPS


         For many years, the Company relied on limited partnerships as its principal financing vehicle to fund its activities. The Company has formed and served as managing general partner of 108 limited partnerships which have raised a total of approximately $505.6 million at June 30, 1998. However, in recent years as the Company has increasingly shifted its emphasis to development and exploration activities and its reserves base has grown, the Company has significantly reduced its reliance on limited partnership financing. The Company is hereby submitting the Proposals to the Investors in 63 Partnerships to sell substantially all of their oil and gas assets to the Company and thereafter liquidate the Partnerships. If all such proposals are approved, only four public production partnerships and 12 private drilling partnerships will remain.

         The Company intends to continue offering private drilling partnerships in the future. The existing private drilling partnerships have been offered on a no-load basis under which the Company pays all selling and offering expenses of the partnership offering. Amounts paid by the Company are treated as a capital contribution to each partnership. The Company also is entitled to a general and administrative overhead allowance and an incentive amount. In certain partnerships, the Company does not bear any of the costs incurred in acquiring or drilling properties. The Company pays approximately 20% of all continuing costs (approximately 30% after payout and 35% after 200% payout), and the Company is entitled to receive 20% of net revenues distributed by each such partnership prior to payout, 30% distributed after payout, and 35% distributed after 200% payout. As managing general partner of certain other partnerships, the Company pays out of its own corporate funds the capital costs (consisting of all prospect costs and the non-deductible, tangible portion of drilling and completion costs). The Company pays approximately 40% of all continuing costs (approximately 45% after payout and 50% after 200% payout), and the Company is entitled to receive 40% of net revenues distributed by each such partnership prior to payout, 45% distributed after payout and 50% distributed after 200% payout.


         Under the terms of the Company's limited partnership programs, the Company generally retains the right to engage in oil and gas exploration and production for its own account. The partnership agreement for each limited partnership contains detailed provisions regarding the terms upon which a variety of transactions between the Company and the limited partnerships may be carried out. These restrictions, which may limit the ability of the Company to take certain actions, are intended to ensure that transactions between the Company and the limited partnerships are fair to such limited partnerships.




REGULATIONS

         Environmental Regulations

         The Company's operations are subject to numerous laws and regulations governing the use, management and disposal of hazardous and non-hazardous substances and wastes, and otherwise relating to environmental protection and employee health and safety. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness areas, wildlife refuges or preserves, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from the Company's operations. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Although Management believes that the Company is in substantial compliance with current applicable environmental laws and regulations, there can be no assurance the costs of maintaining compliance with existing and future requirements will not have a material adverse impact on the Company's business, results of operations and financial condition.

         The Company frequently buys interests in underdeveloped crude oil and natural gas properties that have been operated by others in the past, and therefore may become liable for damage or pollution caused by the former operators of such properties. Future site restoration, net of salvage values, is estimated on a property-by-property basis and amortized to expense as the Company's capitalized oil and gas property costs are amortized. The Company computes the provision for such amortization on the unit-of-production method. The Company's operations also are subject to all of the risks normally incident to the operation and development of crude oil and natural gas properties, including encountering unexpected formations or pressures, blowouts, cratering and fires, any of which could result in personal injuries, loss of life, pollution damage and other damage to the properties of the Company and others. The Company maintains insurance against certain losses or liabilities arising from its operations in accordance with customary industry practices and in amounts that Management believes to be reasonable. For certain operational risks, however, insurance is either unavailable or prohibitively expensive. A significant liability for which the Company is uninsured or not fully insured could have a material adverse effect on the Company's business, results of operations and financial condition.

         The Oil Pollution Act of 1990 ("OPA") imposes a variety of requirements on "responsible parties" related to the prevention of crude oil spills and liability for damages resulting from such spills into U.S. waters. "Responsible parties" include, among others, the owners and operators of onshore facilities, vessels and pipelines, and such parties may be held strictly, jointly and severally liable for removal costs and certain other damages caused by covered oil spills. Failure to comply with OPA's operating requirements or to cooperate with removal activities after a spill event may result in civil or criminal enforcement. The Company is not subject to any enforcement proceedings under OPA.

         The Federal Water Pollution Control Act of 1972, as amended (the "FWPCA"), imposes restrictions and strict controls regarding the discharge of produced waters and other oil and gas wastes into navigable waters. The Company is required to obtain and maintain compliance with permits authorizing it to discharge pollutants into state and federal waters. Certain state discharge regulations and the Federal national Pollutant Discharge Elimination System permits prohibit the discharge of produced water and sand, drilling fluids, drill cutting and certain other substances related to the oil and gas industry into coastal waters. The FWPCA provides for civil, criminal and administrative penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities and, along with OPA, imposes substantial potential liability for the costs of removal, remediation and damages. State laws for the control of water pollution also provide varying civil, criminal and administrative penalties and impose liability for discharges of petroleum or its derivatives, or other pollutants, into state waters.

         The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), and certain analogous state laws, impose strict, joint and several liability on certain classes of persons concerning the release or threatened release of hazardous substances into the environment. These persons may include the current or past owner or operator of property on which a release occurred, as well as persons that disposed or arranged for the disposal of the hazardous substances found at the site. Responsible parties under CERCLA may be strictly, jointly and severally liable to both the government and private third parties for investigation and cleanup costs, including natural resources damages. In addition, neighboring landowners and other third parties frequently file claims for personal injury and property damage relating to such matters. Currently, the Company is not aware of any pending or threatened claims, actions or investigations under CERCLA or similar state laws.

         The Resource Conversation and Recovery Act ("RCRA") is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements (and liability for failure to meet such requirements) on persons who generate or transport hazardous waste, and so those who own or operate hazardous waste treatment, storage or disposal facilities. At present, RCRA includes a statutory exemption that allows most crude oil and natural gas exploration and production wastes to be classified as non-hazardous waste. A similar exemption is contained in many of the state counterparts to RCRA. At various times in the past, proposals have been made to amend RCRA and various state statutes to rescind the exemption that excludes crude oil and natural gas exploration and production wastes from regulation as hazardous waste under such statutes. Repeal or modification of this exemption by administrative, legislative or judicial process, or through changes in applicable state statutes, would increase the volume of hazardous waste that the Company would be required to manage and dispose. Hazardous wastes are subject to more rigorous and costly disposal requirements than are non-hazardous wastes. Any such change in the applicable statutes may require the Company to make additional capital expenditures or incur increased operating expenses.


         Federal Regulation of Natural Gas

         The transportation and sale of natural gas in interstate commerce is heavily regulated by agencies of the federal government. The following discussion is intended only as a brief summary of the principal statutes, regulations and agency orders that may affect the production and sale of the Company's natural gas. This summary should not be relied upon as a complete review of applicable natural gas regulatory provisions.

         FERC Orders. Several major regulatory changes were implemented by the Federal Energy Regulatory Commission ("FERC") after 1985 that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry that remain subject to the FERC's jurisdiction. In April 1992, the FERC issued Order No. 636 pertaining to pipeline restructuring. This rule requires interstate pipelines to unbundle transportation and sales services by separately stating the price of each service and by providing customers only the particular service desired, without regard to the source for purchase of the gas. The rule also requires pipelines to (i) provide nondiscriminatory "no-notice" service allowing firm commitment shippers to receive delivery of gas on demand up to certain limits without penalties, (ii) establish a basis for release and reallocation of firm upstream pipeline capacity and (iii) provide non-discriminatory access to capacity by firm transportation shippers on a downstream pipeline. The rule requires interstate pipelines to use a straight fixed variable rate design.

         FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resold the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets.


         It is not anticipated that the marketability of and price obtainable for the Company's natural gas production will be significantly affected by FERC Order No. 500. Gas produced normally will be sold to intermediaries who have entered into transportation arrangements with pipeline companies. These intermediaries will accumulate gas purchased from a number of producers and sell the gas to end-users through open access transportation.


         State Regulations

         Production of any oil and gas by the Company will be affected to some degree by state regulations. Many states in which the Company operates have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. Certain state and regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

         Federal Leases


         Some of the Company's properties are located on federal oil and gas leases administered by various federal agencies, including the Bureau of Land Management. Various regulations and orders affect the terms of leases, development and exploration plans, methods of operation and related matters.


EMPLOYEES

         At December 31, 1997, the Company employed 194 persons. None of the Company's employees are represented by a union. Relations with employees are considered to be good.

FACILITIES


         The Company and Swift Energy Marketing Company occupy approximately 75,000 square feet of office space at 16825 Northchase Drive, Houston, Texas, under a ten year lease expiring in 2005. The lease requires payments of approximately $85,000 per month. A subsidiary of the Company maintains an office in Denver, Colorado. The Company has field offices in various locations from which Company employees supervise local oil and gas operations.


LEGAL PROCEEDINGS

         No material legal proceedings are pending other than ordinary routine litigation incidental to the Company's business.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS


   A. Earl Swift  . . . . . . . . .     Chief Executive Officer and Chairman of the Board
   Terry E. Swift . . . . . . . . .     President and Chief Operating Officer
   Virgil N. Swift  . . . . . . . .     Vice Chairman of the Board and Executive Vice President- Business
                                        Development
   John R. Alden  . . . . . . . . .     Senior Vice President-Finance, Chief Financial Officer and Secretary
   Bruce H. Vincent . . . . . . . .     Senior Vice President-Funds Management
   James M. Kitterman . . . . . . .     Senior Vice President-Operations
   Joseph A. D'Amico  . . . . . . .     Senior Vice President-Exploration and Development
   James R. Stewart . . . . . . . .     Vice President-Drilling and Production
   Alton D. Heckaman, Jr. . . . . .     Vice President and Controller
   G. Robert Evans  . . . . . . . .     Director
   Raymond O. Loen  . . . . . . . .     Director
   Henry C. Montgomery  . . . . . .     Director
   Clyde W. Smith, Jr.  . . . . . .     Director
   Harold J. Withrow  . . . . . . .     Director


         A. Earl Swift, 64, is Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a degree of Doctor of Jurisprudence and a Master's degree in Business Administration. He is the father of Terry E. Swift and the brother of Virgil N. Swift.


         Terry E. Swift, 42, was appointed President of the Company in 1997 and Chief Operating Officer of the Company in 1991. He also served as Executive Vice President of the Company from 1991 to 1997, as Senior Vice President-Exploration and Joint Ventures from 1990 to 1991 and as Vice President-Exploration and Joint Ventures from 1988 to 1990. Mr. Swift is a registered professional engineer and holds a degree in Chemical Engineering and a Master's degree in Business Administration.

         Virgil N. Swift, 69, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years, he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering.

         John R. Alden, 52, Senior Vice President-Finance, Chief Financial Officer and Secretary, joined the Company in 1981. Mr. Alden was appointed to his current offices in 1990. Prior to that time, he served the Company as its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

         Bruce H. Vincent, 50, joined the Company as Senior Vice
President-Funds Management in 1990. Mr. Vincent acted as Chief Operating Officer of Energy Assets International Corp. from 1986 to 1988, and as President of Vincent & Company, an investment banking firm, from 1988 to 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

         James M. Kitterman, 54, was appointed Senior Vice President-Operations in May 1993. He had previously served as Vice President-Operations since joining the Company in 1983 with 16 years of prior experience in oil and gas exploration, drilling and production. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

         Joseph A. D'Amico, 50, was appointed Senior Vice President-Exploration and Development of the Company in February 1998. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. He served in the funds management division and as Director of Exploration and Development of the Company from 1988 to 1993. Mr. D'Amico holds a degree in Petroleum Engineering and Master's degrees in Petroleum Engineering and Finance.

         James R. Stewart, 61, was appointed Vice President-Drilling and Production in August 1993. He joined the Company as Manager of Operations in 1990. He has 30 years experience in drilling, production, reservoir engineering and geology. During his 30 years in the oil and gas industry, Mr. Stewart has held a variety of management level positions. Mr. Stewart holds a degree in Petroleum Engineering.

         Alton D. Heckaman, Jr., 41, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President-Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

         G. Robert Evans, 67, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways, Inc. (transportation). From 1990 until 1991, he served as President, Chief Executive Officer and a Director of Corporate Finance Associates of Illinois, Inc., a financial intermediary and consulting firm. From 1987 until 1990, he served as President, Chief Executive Officer and a Director of Bemrose Group USA, a British holding company engaged in value-added manufacturing and sale of products to the advertising specialty industry.

         Raymond O. Loen, 74, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R.O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.


         Henry C. Montgomery, 62, has served as a director of the Company since 1987. Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives from November 1996 through July 1997. He served as President and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry, from March 1995 through November 1996. Since 1980, Mr. Montgomery has been the Chairman of the Board of

Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery also previously served as director of Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995), and Southwall Technologies, Inc., a public company engaged in thin film deposition technologies (1982 to 1995).


         Clyde W. Smith, Jr., 49, has served as a director of the Company since 1984. He has served as President of Somerset Properties, Inc., a real estate and investment company, since 1985, as President of AdVision, Inc., which markets video display merchandising systems, since 1988, as President of H&R Precision, Inc., a general contractor, since 1994, and President of Millennium Technology Services, Inc., a White City, Oregon based electronics manufacturer, since August 1997. On May 5, 1997, Mr. Smith filed a petition under Chapter 7 of the U.S. Bankruptcy Code. Mr. Smith formerly acted as Chief Executive Officer of California Video Sales, Inc. from 1987 to 1990.


         Harold J. Withrow, 70, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.



                             PRINCIPAL SHAREHOLDERS



         The following table sets forth information concerning the shareholdings, as of September 1, 1998 (unless otherwise indicated), of the seven current members of the Board of Directors, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group and each person who beneficially owned more than five percent of the Company's outstanding Common Stock.



                                                                                 Shares of Common Stock
                                                                                  Beneficially Owned at
                                                                                  September 1, 1998(1)
                                                                             ------------------------------
                                                                                                 Percent of
                                                                                                   Class
 Name of Person or Group                          Position                       Number         Outstanding
 -----------------------                          --------                       ------         -----------
 A. Earl Swift . . . . . . . .     Chairman of the Board, Chief Executive      [331,243]           [2.0%]
                                   Officer

 Virgil N. Swift . . . . . . .     Vice Chairman of the Board, Executive       [351,039](2)        [2.1%]
                                   Vice President--Business Development
 G. Robert Evans . . . . . . .     Director                                     [14,960]              (3)

 Raymond O. Loen . . . . . . .     Director                                    [155,601](4)           (3)

 Henry C. Montgomery . . . . .     Director                                     [49,445]              (3)

 Clyde W. Smith, Jr. . . . . .     Director                                     [18,700]              (3)

                                                                                 Shares of Common Stock
                                                                                  Beneficially Owned at
                                                                                  September 1, 1998(1)
                                                                            ---------------------------------
                                                                                                 Percent of
                                                                                                   Class
 Name of Person or Group                          Position                       Number         Outstanding
 -----------------------                          --------                       ------         -----------
 Harold J. Withrow . . . . . .     Director                                     [39,134]           (3)


 Terry E. Swift  . . . . . . .     President, Chief Operating Officer          [130,975]           (3)

 John R. Alden . . . . . . . .     Senior Vice President--Finance, Chief       [108,574]           (3)
                                   Financial Officer, Secretary

 James M. Kitterman  . . . . .     Senior Vice President--Operations            [97,897]           (3)

 All executive officers & directors as a group (13 persons)  . . . . . .     [1,459,650]          8.5%

 FMR Corp  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     [1,772,300](5)      10.8%
   82 Devonshire Street
   Boston, Massachusetts  02109

 Franklin Resources, Inc.  . . . . . . . . . . . . . . . . . . . . . . .     [1,797,444](6)       9.9%
 Franklin Advisers, Inc.
 Charles B. Johnson
 Rupert H. Johnson, Jr.
   777 Mariners Island Blvd.
   San Mateo, California  94403


_________________


(1) Unless otherwise indicated in the footnotes below, the number of shares of Common Stock held and percent outstanding are as of September 1, 1998. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's Common Stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following September 1, 1998 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - [74,408]; Mr. V. N. Swift - [60,095]; Mr. Evans - [10,560]; Mr. Loen - [29,950]; Mr.
         Montgomery - [8,646]; Mr. Smith - [18,700]; Mr.  Withrow - [26,378];
         Mr. T. E. Swift - [109,088]; Mr. Alden - [82,324]; Mr. Kitterman - [79,805]; and all executive officers and directors as a group - [634,245].

(2)      Includes [121] shares held jointly by Mr. Swift and his wife.


(3)      Less than one percent.


(4) Includes [70,000] shares held by Mr. Loen's wife (who holds sole voting and investment power as to those shares and [4,047] shares held in her IRA), and [2,809] shares held in Mr. Loen's IRA.

(5) Based on a Schedule 13G dated March 10, 1998, reflecting shares held at February 28, 1998, filed with the Commission, FMR Corp., as a parent holding company in accordance with Section 240 of the Investment Adviser's Act of 1940, is deemed to be the beneficial owner, with sole power to dispose and direct the disposition of 1,772,300 shares. Fidelity Management & Research Company ("Fidelity"), a wholly- owned subsidiary of FMR Corp., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,770,100 shares of the Company's stock as a result of acting as an investment adviser to several investment companies registered under
         Section 8 of the Investment Company Act of 1940 (the "Funds").
         Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Ms. Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has any power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.


(6) Based on Schedule 13G dated January 30, 1998, reflecting shares held at December 31, 1997, filed with the Commission, Franklin Advisers Inc. ("Advisers"), a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI") and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,797,444 shares of the Company's Common Stock as a result of acting as an investment adviser to one or more open or closed-end investment companies or other managed accounts. All of these shares of the Company's Common Stock are shares that would result upon conversion of 57,000,000 units of the Company's Convertible Notes. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. Accordingly, Messrs. Charles B. and Rupert H. Johnson and FRI may each be deemed to be the beneficial owner of the shares of the Company's Common Stock managed by Advisers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by executive officers in such prospects in 1997 increased significantly over previous years. During 1997, 1996 and 1995, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred as follows, respectively: A. Earl Swift - $322,261, $135,957 and $69,358; Virgil N. Swift - $390,784, $259,379 and $312,122; Terry
E. Swift - $207,426, $106,621 and $66,618; John R.  Alden - $246,270, $95,080
and $79,927; and only during 1997 for: James M. Kitterman - $133,068, and Bruce
H. Vincent - $220,458. In connection with these investments in oil and gas drilling prospects, certain executive officers deferred paying cash for their investments in such properties, instead assigning the proceeds of production which over time repay amounts owed, resulting in indebtedness from time to time, of such officers to the Company. Prior to 1997, the amount of such indebtedness for any one officer never exceeded $60,000. In late 1997, due to increased levels of drilling activity, the balances owed to the Company grew, with the greatest amounts of indebtedness that exceeded $60,000 during 1998 occurring at July 24, 1998 as follows: Virgil N. Swift - $174,200; John R. Alden - $130,000; Bruce H. Vincent - $124,000; and James M. Kitterman - $61,900. Individual executive officers do not pay any interest to the Company on any such loan balances.

         The Company is the operator of a substantial number of properties owned by its affiliated limited partnerships and joint ventures and accordingly charges these entities and third party joint interest owners operating fees. The Company is also reimbursed for direct, administrative and overhead costs incurred in conducting the business of the limited partnerships, which totaled approximately $6,300,000, $6,100,000 and $4,800,000 in 1997, 1996 and 1995,
respectively. The Company was also reimbursed by the limited partnerships and joint ventures for costs incurred in the screening, evaluation and acquisition of producing oil and gas properties on their behalf. Such costs totaled approximately $490,000, $250,000 and $600,000 in 1997, 1996 and 1995,
respectively. In the case where the limited partners voted to sell their remaining properties and liquidate the limited partnerships, the Company was also reimbursed for direct, administrative and overhead costs incurred in the disposition of such properties, which costs totaled approximately $675,000, $805,000 and $80,000 in 1997, 1996 and 1995, respectively.

               DESCRIPTION OF SWIFT ENERGY COMPANY CAPITAL STOCK

         The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation, the bylaws of the Company and to the Certificate of Designation for Series A Junior Participating Preferred Stock, $.01 par value, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

         The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.01, of which no shares have been issued. Under the Company's Articles of Incorporation, the Company's Board of Directors is authorized, without shareholder action, to issue preferred stock in one or more series and to fix the number of shares and the rights, preferences and limitation of each series. Among the specific matters that may be determined by the Board of Directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of the Company and voting rights, if any.

         Preferred Stock Purchase Rights

         On August 1, 1997, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock payable to the stockholders of record on August 12, 1997. Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $150 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 1, 1997, as the same may be amended from time to time (the "Rights Amendment"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced by such Common Stock certificate outstanding on August 12, 1997, together with a copy of the summary of rights.

         The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after August 12, 1997, upon transfer of new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of August 12, 1997, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. Following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 31, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock or other securities or assets having a market value of two times the exercise price of the Right.

         In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void ) will thereafter have the right to receive upon the exercise of a Right that number of shares of Common Stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a dividend payment per share equal to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of $1.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These Rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         The offer and sale of the Preferred Shares or Common Shares issuable upon exercise of the Rights will be registered pursuant to the Securities Act of 1933, as amended; such registration will not become effective until the Rights become exercisable.

         The number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

         At any time prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. At the effective time of such redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

COMMON STOCK


         The Company is authorized to issue 35,000,000 shares of Common Stock, par value $.01, of which [16,515,038] were issued and outstanding at September 1, 1998. Holders of Common Stock are entitled to one vote for each share held. Shareholders do not have preemptive rights or the right to cumulate votes for the election of directors. Shares are not subject to redemption nor to any liability for further calls. All shares of Common Stock issued and outstanding are, and all the shares issued on conversion of the Notes offered by the Company hereby when issued will be, validly issued, fully paid and non-assessable. Holders of the Common Stock are entitled to receive dividends as they are declared by the Board of Directors out of funds legally available therefor and are entitled to participate in the assets of the Company available for distribution in the event of liquidation or dissolution. See "Price Range of Common Stock and Dividend Policy." At September 1, 1998, there were [3,192,933] shares, in the aggregate, reserved for issuance under the Company's stock option or employee benefits plans, of which [1,822,987], in the aggregate, were subject to outstanding options. No shares were reserved for issuance upon the exercise of outstanding options granted outside the Company's option plans. The Company does not currently have any plans to issue additional shares of Common Stock other than pursuant to its 1990 Stock Compensation Plan, its 1990 Non-Qualified Plan or its Employee Stock Purchase Plan.


ANTITAKEOVER MEASURES

         The Board of Directors adopted amendments ("Antitakeover Measures") to the Company's bylaws on August 14, 1995, designed to protect shareholders' rights in the event of an acquisition of control by an outsider that does not have the support of the Board of Directors. The primary amendment classifies the Board of Directors. Other Antitakeover Measures adopted by the Board of Directors include supermajority approval by the shareholders for (i) sale of substantially all of the assets of the Company, merger or issuances of stock to certain shareholders unless approved by Continuing Directors (as herein defined); (ii) removal of directors; and (iii) amendment or repeal of Antitakeover Measures. The Antitakeover Measures could result in a denial or reduction to shareholders of potential premiums over market often afforded by tender offers, the ability of management or less than a majority of shareholders to thwart transactions which may be desirable or beneficial to shareholders and increased difficulty to alter management of the Company.

         As amended, the bylaws provide that the Board of Directors shall consist of seven (7) directors, and the number may be increased or decreased by a majority of the Continuing Directors, provided that the number of directors shall never be less than three (3) nor more than nine (9) members. Under the amended bylaws, at the Annual Meeting held on May 14, 1996, two directors were elected to serve terms expiring at the 1997 Annual Meeting, three directors were elected to serve terms expiring at the 1998 Annual Meeting, and two directors were elected to serve terms expiring at the 1999 Annual Meeting of shareholders. In all cases, the directors will hold office until their respective successors have been duly elected and have qualified. Vacancies occurring on the Board of Directors may be filled by the Board of Directors for the unexpired term of the replacement director's predecessor in office. At future annual meetings, each nominee for director that is elected will be elected to serve a three year term.

         The Antitakeover Measures also provide for the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors ("Supermajority Vote") on certain corporate actions. A Supermajority Vote is required to sell, assign or dispose of the Company's assets or to merge with another corporation or entity if such transaction is not approved by a majority of the directors then in office who were directors for the two-year period ending on the date notice of the meeting or written consent is first provided to shareholders (the "Continuing Directors") or to enter into any transaction, including the issuance or transfer of securities of the Company, to any holder of twenty percent (20%) of the outstanding capital stock of the Company. A Supermajority Vote is also required to remove one or more directors or to amend or repeal the provisions that contain Antitakeover Measures in the bylaws adopted by the Board of Directors.

TRANSFER AGENT

         American Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Notes.

                                 LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, Houston, Texas. The information contained in "Tax Risks", "Federal Income Tax Consequences of Adoption of the Proposals" and "Material Federal Income Tax Considerations of Electing to Receive Common Stock in Lieu of Cash Upon Partnership Liquidation" will be passed upon by Hoops & Levy, L.L.P., Houston, Texas.

                                    EXPERTS


         The following financial statements included or incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports: (i) Swift Energy Company Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference herein; (ii) the Combined Financial Statements of the Partnerships included herein; (iii) the Annual Report on Form 10-K for the year ended December 31, 1997 for those Partnerships referenced in
Note 1 to the Notes to the Combined Financial Statements of the Partnership which are registered under the Securities Exchange Act of 1934 (the "Partnership Forms 10- K"); and (iv) the annual reports for the year ended December 31, 1997 for the remaining Partnerships referenced in Note 1 to the Notes to the Combined Financial Statements of the Partnerships, which are not registered under the 1934 Act, the annual reports of which are incorporated by reference from Swift Energy Company's Form 8-K dated June 5, 1998.


         The historical statements of revenues and direct operating expenses of the Sonat Properties Acquisition for the three years ended December 31, 1997 included in the Joint Proxy Statement/Prospectus of Swift Energy Company, which is referred to and made a part of this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The reference to the appraisals of H.J. Gruy and Associates, Inc., J.
R. Butler and Company and CIBC Oppenheimer Corp. contained herein with respect to the fair market value of Partnerships' Property Interests is made in reliance upon the authority of such firms as experts with respect to such matters.


         The reference to H. J. Gruy and Associates, Inc. as reserve auditors incorporated herein by reference to the Partnership Forms 10-K is made in reliance upon the authority of such firm as experts with respect to such matters.

                               GLOSSARY OF TERMS

         The following abbreviations and terms have the indicated meanings when used in this Joint Proxy Statement/Prospectus:

APPRAISERS mean H. J. Gruy & Associates, Inc., J. R. Butler & Company and CIBC Oppenheimer Corp., who have determined the fair market value of the Partnership's Property Interests.

BBL means barrel or barrels of oil.

BCF means billion cubic feet of natural gas.

BCFE means billion cubic feet of natural gas equivalent (see Mcfe).

BOE means one revenue interests barrel of oil equivalent using the ratio of one barrel of crude oil, condensate or natural gas liquids to six Mcf of natural gas.

BTU means British thermal unit, which is a heating equivalent measure for natural gas (see MMBtu).

DEVELOPMENT WELL means a well drilled within the presently proved productive area of an oil or natural gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

DRY WELL means an exploratory or development well that is not a producing well.

EXPLORATORY WELL means a well drilled either in search of a new, as yet undiscovered oil or natural gas reservoir or to greatly extend the known limits of a previously discovered reservoir.

FAIR MARKET VALUE is defined as the maximum price that a willing buyer will pay and a willing seller will sell at a given point in time at which the buyer is under no compulsion to buy and the seller is not compelled to sell, both having reasonable knowledge of all the material circumstances.

GROSS ACRE means an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

GROSS WELL means a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

MBBL means thousand barrels of oil.

MCF means thousand cubic feet of natural gas.

MCFE means thousand cubic feet of natural gas equivalent, which is determined using the ratio of one barrel of oil, condensate or natural gas liquids to six Mcf of natural gas.

MMBBL means million barrels of oil.

MMBTU means million British thermal units, which is a heating equivalent measure for natural gas and is an alternate measure of natural gas reserves, as opposed to Mcf, which is strictly a measure of natural gas volumes. Typically prices quoted for natural gas are designated as prices per MMBtu, the same basis on which natural gas is contracted for sale.

MMCF means million cubic feet of natural gas.

MMCFE means million cubic feet of natural gas equivalent (see Mcfe).

NET ACRE means the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

NET PROFITS INTEREST means an interest in oil and gas property which entitles the owner to a specified percentage share of the Gross Proceeds generated by such property, net of aggregate operating costs. Under the NP/OR Agreement or Net Profits Agreement, a Pension Partnership receives a Net Profits Interest entitling it to a specified percentage of the aggregate Gross Proceeds generated by, less the aggregate operating costs attributable to, those depths of all Producing Properties acquired pursuant to such agreement that are evaluated at the respective dates of acquisition to contain Proved Reserves, to the extent such depths underlie specified surface acreage.

NP/OR AGREEMENT OR NET PROFITS AGREEMENT means the form of Net Profits and Overriding Royalty Interest Agreement or Net Profits Agreement entered into between a Pension Partnership and an Operating Partnership pursuant to which a Pension Partnership acquired a Net Profits Interest, or in certain instances various Overriding Royalty Interests, from the Operating Partnership in a group of Producing Properties. The Working Interest in such group of properties is held by the Operating Partnership.

PRODUCING WELL means an exploratory or development well found to be capable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

PROVED DEVELOPED OIL AND GAS RESERVES means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

PROVED OIL AND GAS RESERVES means the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made.

PV-10 VALUE means, in accordance with the Commission guidelines, the estimated future net cash flow to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. These amounts are calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as general and administrative expenses, debt services, future income, tax expenses or depreciation, depletion and amortization.

PETROLEUM ENGINEERING CONSULTANTS means the independent petroleum engineering firms of H. J. Gruy & Associates, Inc. and J. R. Butler & Company, both located in Houston, Texas.

PRODUCING PROPERTIES means properties (or interests in properties) producing oil and gas in commercial quantities. Producing Properties include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in Producing Properties may include Working Interests, production payments, Royalty Interests, Overriding Royalty Interest, Net Profits Interests and other non-operating interests. Producing Properties may include gas gathering lines or pipelines. The geographical limits of a Producing Property may be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

PROVED RESERVES means those quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be reasonably expected to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.

RESERVE REPLACEMENT COST means, with respect to proved reserves, a three-year average (unless otherwise indicated) calculated by dividing total incurred acquisition, exploration and development costs (exclusive of future development costs) by net reserves added during the period.

ROYALTY INTEREST means a fractional interest in the gross production, or the gross proceeds therefrom, of oil and gas and other minerals under a lease; free of any expenses of exploration, development, operation and maintenance.

VOLUMETRIC PRODUCTION PAYMENT means the 1992 agreement pursuant to which the Company financed the purchase of certain oil and natural gas interests and committed to deliver certain monthly quantities of natural gas.

WORKING INTEREST means the operating interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land. The owner of a Working Interest has the right to explore for, drill and produce the oil, gas and other minerals covered by such lease or other property interest and the obligation to bear the costs of exploration, development, operation or maintenance applicable to that owner's interest.

                                 OTHER BUSINESS

         The Managing General Partner does not intend to bring any other business before the Meetings and has not been informed that any other matters are to be presented at the Meetings by any other person.



                                              SWIFT ENERGY COMPANY
                                              as Managing General Partner of
                                              each of the Partnerships



                                              ------------------------------
                                              John R. Alden
                                              Secretary

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheets.................................   F-3
Consolidated Statements of Income...........................   F-4
Consolidated Statements of Stockholders' Equity.............   F-5
Consolidated Statements of Cash Flows.......................   F-6
Notes to Consolidated Financial Statements..................   F-7

                         THE PARTNERSHIPS
    INDEX TO COMBINED FINANCIAL STATEMENTS OF THE PARTNERSHIPS

Report of Independent Public Accountants....................  F-23
Combined Balance Sheets.....................................  F-24
Combined Statements of Income...............................  F-25
Combined Statements of Partners' Capital....................  F-26
Combined Statements of Cash Flows...........................  F-27
Notes to Combined Financial Statements......................  F-28

                 THE SONAT PROPERTIES ACQUISITION
          INDEX TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES

Report of Independent Accountants...........................  F-34
Historical Statement of Revenues and Direct Operating
  Expenses..................................................  F-35
Notes to Historical Statement of Revenues and Direct
  Operating Expenses........................................  F-36

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Swift Energy Company:


     We have audited the accompanying consolidated balance sheets of Swift Energy Company (a Texas corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
February 10, 1998

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                    DECEMBER 31,
                                                                JUNE 30,     ---------------------------
                                                                  1998           1997           1996
                                                              ------------   ------------   ------------
                                                              (UNAUDITED)
Current Assets:
  Cash and cash equivalents.................................  $ 11,505,900   $  2,047,332   $ 77,794,974
  Accounts receivable
    Oil and gas sales.......................................    10,384,687     11,143,033     13,637,390
    Associated limited partnerships and joint ventures......     7,931,842      8,498,702      6,396,149
    Joint interest owners...................................     7,711,519      7,357,660      3,079,619
  Other current assets......................................     1,748,143        935,059        711,346
                                                              ------------   ------------   ------------
         Total Current Assets...............................    39,282,091     29,981,786    101,619,478
                                                              ------------   ------------   ------------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized.......................   387,959,666    326,836,431    216,310,033
    Unproved properties not being amortized.................    49,936,056     41,839,809     27,620,462
                                                              ------------   ------------   ------------
                                                               437,895,722    368,676,240    243,930,495
  Furniture, fixtures, and other equipment..................     6,487,617      6,242,927      5,729,228
                                                              ------------   ------------   ------------
                                                               444,383,339    374,919,167    249,659,723
  Less -- Accumulated depreciation, depletion, and
    amortization............................................   (84,614,965)   (70,700,240)   (46,685,736)
                                                              ------------   ------------   ------------
                                                               359,768,374    304,218,927    202,973,987
                                                              ------------   ------------   ------------
Other Assets:
  Receivables from associated limited partnerships, net of
    current portion.........................................       424,461        433,444        759,711
  Limited partnership formation and marketing costs.........       775,267        297,219        510,607
  Deferred charges..........................................     4,008,426      4,184,014      4,511,481
                                                              ------------   ------------   ------------
                                                                 5,208,154      4,914,677      5,781,799
                                                              ------------   ------------   ------------
                                                              $404,258,619   $339,115,390   $310,375,264
                                                              ============   ============   ============
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities..................  $ 22,189,702   $ 16,518,240   $ 20,416,589
  Payable to associated limited partnerships................       284,185      3,245,445      1,444,648
  Undistributed oil and gas revenues........................     6,463,300      8,753,979     11,054,379
                                                              ------------   ------------   ------------
         Total Current Liabilities..........................    28,937,187     28,517,664     32,915,616
                                                              ------------   ------------   ------------
6.25% Convertible Subordinated Notes........................   115,000,000    115,000,000    115,000,000
Bank Borrowings.............................................    64,000,000      7,915,000             --
Deferred Revenues...........................................     2,302,147      2,927,656      4,404,081
Deferred Income Taxes.......................................    28,082,571     25,354,150     15,293,957
Commitments and Contingencies
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding............................            --             --             --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,969,631, 16,846,956, and 15,176,417
    shares issued, and 16,534,357, 16,459,156, and
    15,176,417 shares outstanding, respectively.............       169,696        168,470        151,764
  Additional paid-in capital................................   148,695,638    147,542,977    102,018,861
  Treasury stock held, at cost, 435,274 and 387,800 shares,
    respectively............................................    (9,346,511)    (8,519,665)            --
  Unearned ESOP compensation................................       (66,926)      (150,055)      (521,354)
  Retained earnings.........................................    26,484,817     20,359,193     41,112,339
                                                              ------------   ------------   ------------
                                                               165,936,714    159,400,920    142,761,610
                                                              ------------   ------------   ------------
                                                              $404,258,619   $339,115,390   $310,375,264
                                                              ============   ============   ============


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                SIX MONTHS ENDED JUNE 30,           YEAR ENDED DECEMBER 31,
                                -------------------------   ---------------------------------------
                                   1998          1997          1997          1996          1995
                                -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Revenues:
  Oil and gas sales...........  $31,482,915   $32,441,177   $69,015,189   $52,770,672   $22,527,892
  Fees from limited
     partnerships and joint
     ventures.................      204,879       264,103       745,856       937,238       590,441
  Interest income.............       62,875     1,750,176     2,395,406       433,352       212,329
  Other, net..................    1,065,290     1,195,124     2,555,729     2,156,764     1,761,568
                                -----------   -----------   -----------   -----------   -----------
                                 32,815,959    35,650,580    74,712,180    56,298,026    25,092,230
                                -----------   -----------   -----------   -----------   -----------
Costs and Expenses:
  General and administrative,
     net of reimbursement.....    1,880,424     1,808,430     3,523,604     4,149,964     3,336,776
  Depreciation, depletion, and
     amortization.............   13,985,240    11,108,541    24,247,142    16,526,379     8,838,657
  Oil and gas production......    4,874,997     4,171,782     8,778,876     6,141,941     4,906,899
  Interest expense, net.......    2,969,643     2,393,308     5,032,952       693,959     1,115,361
                                -----------   -----------   -----------   -----------   -----------
                                 23,710,304    19,482,061    41,582,574    27,512,243    18,197,693
                                -----------   -----------   -----------   -----------   -----------
Income Before Income Taxes....    9,105,655    16,168,519    33,129,606    28,785,783     6,894,537
Provision for Income Taxes....    2,979,570     5,285,567    10,819,417     9,760,333     1,982,025
                                -----------   -----------   -----------   -----------   -----------
Net Income....................  $ 6,126,085   $10,882,952   $22,310,189   $19,025,450   $ 4,912,512
                                ===========   ===========   ===========   ===========   ===========
Per Share Amounts
  Basic.......................  $      0.37   $      0.66   $      1.35   $      1.27   $      0.49
                                ===========   ===========   ===========   ===========   ===========
  Diluted.....................  $      0.37   $      0.61   $      1.26   $      1.25   $      0.49
                                ===========   ===========   ===========   ===========   ===========
Weighted Average Shares
  Outstanding.................   16,512,562    16,552,349    16,492,856    15,000,901    10,035,143
                                ===========   ===========   ===========   ===========   ===========


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                           ADDITIONAL                    UNEARNED
                                                COMMON      PAID-IN       TREASURY         ESOP         RETAINED
                                               STOCK(1)     CAPITAL         STOCK      COMPENSATION     EARNINGS        TOTAL
                                               --------   ------------   -----------   ------------   ------------   ------------
Balance, December 31, 1994...................  $66,851    $ 24,885,903   $        --    $      --     $ 17,174,377   $ 42,127,131
  Stock issued for benefit plans (31,113
    shares)..................................      311         283,463            --           --               --        283,774
  Stock options exercised (5,761 shares).....       58          33,736            --           --               --         33,794
  Employee stock purchase plan (37,689
    shares)..................................      377         289,465            --           --               --        289,842
  Stock issued in public offering (5,750,000
    shares)..................................   57,500      45,641,412            --           --               --     45,698,912
  Net income.................................       --              --            --           --        4,912,512      4,912,512
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1995...................  $125,097   $ 71,133,979   $        --    $      --     $ 22,086,889   $ 93,345,965
  Stock issued for benefit plans (30,015
    shares)..................................      300         347,345            --           --               --        347,645
  Stock options exercised (257,207 shares)...    2,572       2,630,959            --           --               --      2,633,531
  Employee stock purchase plan (36,387
    shares)..................................      364         272,178            --           --               --        272,542
  Loan to ESOP for purchase of shares........       --              --            --     (568,750)              --       (568,750)
  Allocation of ESOP shares..................       --           5,382            --       47,396               --         52,778
  Debenture conversion (2,343,108 shares)....   23,431      27,629,018            --           --               --     27,652,449
  Net income.................................       --              --            --           --       19,025,450     19,025,450
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1996...................  $151,764   $102,018,861   $        --    $(521,354)    $ 41,112,339   $142,761,610
  Stock issued for benefit plans (12,227
    shares)..................................      122         371,359            --           --               --        371,481
  Stock options exercised (137,155 shares)...    1,372       1,613,071            --           --               --      1,614,443
  Employee stock purchase plan (26,551
    shares)..................................      266         403,145            --           --               --        403,411
  10% stock dividend (1,494,606 shares)......   14,946      43,048,389            --           --      (43,063,335)            --
  Allocation of ESOP shares..................       --          88,152            --      371,299               --        459,451
  Purchase of 387,800 shares as treasury
    stock....................................       --              --    (8,519,665)          --               --     (8,519,665)
  Net income.................................       --              --            --           --       22,310,189     22,310,189
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1997...................  $168,470   $147,542,977   $(8,519,665)   $(150,055)    $ 20,359,193   $159,400,920
  Stock issued for benefit plans (20,032
    shares)(2)...............................      200         367,058            --           --               --        367,258
  Stock options exercised (81,871
    shares)(2)...............................      818         493,222            --           --               --        494,040
  Employee stock purchase plan (20,756
    shares)(2)...............................      208         317,340            --           --               --        317,548
  10% stock dividend adjustment (16
    shares)(2)...............................       --             461            --           --             (461)            --
  Allocation of ESOP shares(2)...............       --         (25,420)           --       83,129               --         57,709
  Purchase of 47,474 shares as treasury
    stock(2).................................       --              --      (826,846)          --               --       (826,846)
  Net income(2)..............................       --              --            --           --        6,126,085      6,126,085
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, June 30, 1998(2)....................  $169,696   $148,695,638   $(9,346,511)   $ (66,926)    $ 26,484,817   $165,936,714
                                               ========   ============   ===========    =========     ============   ============


---------------

(1) $.01 par value.

(2) Unaudited

          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                              SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                             ---------------------------   -------------------------------------------
                                                 1998           1997           1997            1996           1995
                                             ------------   ------------   -------------   ------------   ------------
                                                     (UNAUDITED)
Cash Flows from Operating Activities:
  Net income...............................  $  6,126,085   $ 10,882,952   $  22,310,189   $ 19,025,450   $  4,912,512
  Adjustments to reconcile net income to
    net cash provided by operating
    activities --
    Depreciation, depletion, and
      amortization.........................    13,985,240     11,108,541      24,247,142     16,526,379      8,838,657
    Deferred income taxes..................     2,728,421      4,767,566      10,060,193      8,449,283      2,326,162
    Deferred revenue amortization related
      to production payment................      (647,279)      (763,088)     (1,449,808)    (1,670,172)    (1,787,974)
    Other..................................       233,297        616,794         786,917        140,047        112,890
    Change in assets and liabilities --
      (Increase) decrease in accounts
        receivable.........................     2,864,171      3,432,911        (204,475)    (5,008,592)      (488,599)
      Increase (decrease) in accounts
        payable and accrued liabilities,
        excluding income taxes payable.....       (20,211)      (294,150)       (564,323)      (444,966)     1,074,532
      Increase (decrease) in income taxes
        payable............................       221,223        533,737          70,130         85,149       (611,717)
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Provided by Operating
          Activities.......................    25,490,947     30,285,263      55,255,965     37,102,578     14,376,463
                                             ------------   ------------   -------------   ------------   ------------
Cash Flows from Investing Activities:
  Additions to property and equipment......   (66,968,334)   (64,042,926)   (131,967,444)   (91,487,176)   (40,032,944)
  Proceeds from the sale of property and
    equipment..............................     1,199,061      1,648,477       3,369,982      2,247,799        230,242
  Net cash received (distributed) as
    operator of oil and gas properties.....    (6,749,156)    (1,740,833)     (1,829,008)    (2,074,104)     7,662,419
  Net cash received (distributed) as
    operator of partnerships and joint
    ventures...............................       575,843      2,364,071      (2,102,553)    11,284,793      5,316,693
  Other....................................      (526,793)       (97,676)       (259,255)           840        (41,181)
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Used in Investing
          Activities.......................   (72,469,379)   (61,868,887)   (132,788,278)   (80,027,848)   (26,864,771)
                                             ------------   ------------   -------------   ------------   ------------
Cash Flows from Financing Activities:
  Proceeds from long-term debt.............            --             --              --    115,000,000             --
  Net proceeds from (payments of) bank
    borrowings.............................    56,085,000             --       7,915,000             --    (27,229,000)
  Net proceeds from issuances of common
    stock..................................     1,178,846      1,428,708       2,389,336      3,264,482     46,306,322
  Purchase of treasury stock...............      (826,846)    (8,417,228)     (8,519,665)            --             --
  Loan to ESOP for purchase of shares......            --             --              --       (568,750)            --
  Payments of debt issuance costs..........            --             --              --     (4,550,000)            --
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Provided by (Used in)
          Financing Activities.............    56,437,000     (6,988,520)      1,784,671    113,145,732     19,077,322
                                             ------------   ------------   -------------   ------------   ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents..............................  $  9,458,568   $(38,572,144)  $ (75,747,642)  $ 70,220,462   $  6,589,014
Cash and Cash Equivalents at Beginning of
  Period...................................     2,047,332     77,794,974      77,794,974      7,574,512        985,498
                                             ------------   ------------   -------------   ------------   ------------
Cash and Cash Equivalents at End of
  Period...................................  $ 11,505,900   $ 39,222,830   $   2,047,332   $ 77,794,974   $  7,574,512
                                             ============   ============   =============   ============   ============
Supplemental Disclosures of Cash Flows
  Information:
  Cash paid during period for interest, net
    of amounts capitalized.................  $  2,794,055   $  2,036,002   $   4,638,308   $    831,516   $     68,097
  Cash paid during period for income
    taxes..................................  $     29,926   $    150,000   $     381,514   $    676,920   $    277,580


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Swift Energy Company (Swift) and its wholly owned subsidiaries (collectively referred to as the "Company"), which are engaged in the acquisition, development, operation, and exploration of oil and natural gas properties, with particular emphasis on U.S. onshore natural gas reserves. The Company also has oil and gas investments in Russia, Venezuela, and New Zealand. The Company's investments in associated oil and gas partnerships and its joint ventures are accounted for using the proportionate consolidation method, whereby the Company's proportionate share of each entity's assets, liabilities, revenues, and expenses is included in the appropriate classifications in the consolidated financial statements. Intercompany balances and transactions have been eliminated in preparing the consolidated statements. In the second quarter 1998, the Company began netting supervision fees against general and administrative expenses and oil and gas production costs. This reclassification has been made to all periods presented. Certain other reclassifications have been made to prior year amounts to conform to the current year presentation.



     Unaudited Interim Information. The unaudited interim consolidated financial statements as of June 30, 1998 and for each of the six month periods ended June 30, 1998 and 1997, included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) to present fairly the information set forth herein. The interim financial results should not be regarded as indicative of operating results for an entire year.


     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

     Property and Equipment. The Company follows the "full-cost" method of accounting for oil and gas property and equipment costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition, exploration, and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment, and certain general and administrative costs directly associated with acquisition, exploration, and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No gains or losses are recognized upon the sale or disposition of oil and gas properties, except in transactions that involve a significant amount of reserves. The proceeds from the sale of oil and gas properties are generally treated as a reduction of oil and gas property costs. Fees from associated oil and gas exploration and development limited partnerships are credited to oil and gas property costs to the extent they do not represent reimbursement of general and administrative expenses currently charged to expense.

     Future development, site restoration, and dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Company's capitalized oil and gas property costs are amortized. The Company's properties are all onshore and historically the salvage value of the tangible equipment offsets the Company's site restoration and dismantlement and abandonment costs. The Company expects this relationship will continue.

     The Company computes the provision for depreciation, depletion, and amortization of oil and gas properties on the unit-of-production method. Under this method, the Company computes the provision by multiplying the total unamortized costs of oil and gas properties -- including future development, site restoration, and dismantlement and abandonment costs but excluding costs of unproved properties -- by an

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
overall rate determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves. This calculation is done on a country by country basis for those countries with oil and gas production. The Company currently has production in the United States only. The cost of unproved properties not being amortized is assessed quarterly to determine whether the value has been impaired below the capitalized cost. Any impairment assessed is added to the cost of proved properties being amortized. To the extent costs accumulated in the Company's international initiatives will not result in the addition of proved reserves, an impairment would be charged to income upon such determination.

     At the end of each quarterly reporting period, the unamortized cost of oil and gas properties, net of related deferred income taxes, is limited to the sum of the estimated future net revenues from proved properties using current prices, discounted at 10%, and the lower of cost or fair value of unproved properties, adjusted for related income tax effects ("Ceiling Limitation"). This calculation is done on a country by country basis for those countries with proved reserves. Currently, the Company has proved reserves in the United States only.

     The calculation of the Ceiling Limitation and provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of oil and gas that are ultimately recovered.

     All other equipment is depreciated by the straight-line method at rates based on the estimated useful lives of the property. Repairs and maintenance are charged to expense as incurred. Renewals and betterments are capitalized.

     Oil and Gas Revenues. Gas revenues generally are recorded using the entitlement method in which the Company recognized its ownership interest in natural gas production as revenue. If the Company's sales exceed its ownership share of production, the differences are recorded as deferred revenue. Natural gas balancing receivables are recorded when the Company's ownership share of production exceeds sales. As of December 31, 1997 the Company did not have any material natural gas imbalances.

     Deferred Charges. Legal and accounting fees, underwriting fees, printing costs, and other direct expenses associated with the issuance of the Company's 6.5% Convertible Subordinated Debentures due 2003 ("Debentures") were capitalized in June 1993 and through June 1996 were being amortized over the life of the Debentures. Due to the conversion of all outstanding Debentures into common stock in August 1996, the related unamortized costs ($1,097,551) were transferred to the Company's appropriate capital accounts in the third quarter of 1996. The issuance costs associated with the public offering in November 1996 of the Company's 6.25% Convertible Subordinated Notes (the "Notes") have been capitalized and are being amortized, using the effective interest method, over the life of the Notes, which mature on November 15, 2006. The balance of these issuance costs at December 31, 1997, ($4,184,014) is net of accumulated amortization of $365,986.

     Limited Partnerships and Joint Ventures. Between 1991 and 1995 (and for prior periods), the Company formed limited partnerships and joint ventures for the purpose of acquiring interests in producing oil and gas properties and, since 1993, partnerships engaged in drilling for oil and gas reserves. The Company serves as managing general partner or manager of these entities. Because the Company serves as the general partner of these entities, under state partnership law it is contingently liable for the liabilities of these partnerships, virtually all of which are owed to the Company and are not material for any of the periods presented in relation to the partnerships' respective assets.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The Company acquired producing oil and gas properties and transferred those properties to the partnership entities which invested in producing oil and gas properties at cost, including interest, other carrying costs, closing costs, and screening and evaluation costs of properties not acquired, or in certain instances at fair market value based upon the opinion of an independent expert. These costs were reduced by net operating revenues from the effective date of the acquisition to the date of transfer to these entities. Such net operating revenue amounts totaled approximately $100,000, $300,000, and $600,000 in 1997, 1996, and 1995, respectively. The Company, with the acquisitions made in 1997, has fulfilled its responsibility of acquiring properties for such partnerships, as these partnerships are fully invested in properties.

     Commencing September 15, 1993, the Company began offering, on a private placement basis, general and limited partnership interests in limited partnerships to be formed to drill for oil and gas. As managing general partner, the Company pays for all front-end costs incurred in connection with these offerings, for which the Company receives an interest in the partnerships. Through December 31, 1997, approximately $58.6 million had been raised in eleven partnerships, one formed in each of 1993 and 1994 and three in each of 1995, 1996, and 1997. In May, July, and September 1997, the Company closed the ninth, tenth, and eleventh partnerships with total subscriptions of approximately $4.4 million, $3.0 million, and $9.4 million, respectively. Costs of syndication and qualification of these limited partnerships incurred by the Company have been deferred. Under the current private limited partnership offerings, selling and formation costs borne by the Company serve as the Company's general partner contribution to such partnerships.

     During 1996, the limited partners in 18 partnerships, which had been in operation over nine years and had produced a substantial majority of their reserves, voted to sell their remaining properties and liquidate the limited partnerships. Of these partnerships, 10 were the earliest public income partnerships (formed in 1984 to 1986) and were liquidated in 1996, and in early 1997 eight private drilling partnerships (formed in 1979 to 1985) were liquidated. During 1997, the limited partners in an additional 11 partnerships, formed in 1990 and 1991, voted to sell their properties and liquidate the limited partnerships, which liquidation is expected in early 1998. As the public income partnerships formed since 1986 grow older, it is anticipated that proposals will continue to be made to the investors in those partnerships to sell their properties and liquidate the partnerships.

     Hedging Activities. The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results. To mitigate some of this risk, the Company does engage periodically in certain limited hedging activities, but only to the extent of buying protection price floors for portions of its and the limited partnerships' oil and gas production. Costs and any benefits derived from these price floors are accordingly recorded as a reduction or increase, as applicable, in oil and gas sales revenue and were not significant for any year presented. The costs to purchase put options are amortized over the option period. The costs related to the open contracts totaled approximately $95,308 and had a market value of $121,600 as of December 31, 1997.

     Income Taxes. The Company accounts for income taxes using Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the liability method, and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

     Deferred Revenues. In May 1992, the Company purchased interests in certain wells using funds provided by the Company's sale of a volumetric production payment in these properties. Under the production payment agreement, the Company is required to deliver to Enron approximately 9.5 Bcf over an eight-year period, or for such longer period as is necessary to deliver a specified heating equivalent quantity at an average price of $1.115 per MMBtu. The Company is responsible for all production-related costs associated with operating these properties. The amount to be delivered varies from month to month in generally decreasing quantities. To the extent monthly gas production from the properties exceeds the agreed upon deliverable quantities (as it has in every year since the purchase date), the Company receives all proceeds from sale of such excess gas at

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
current market prices plus the proceeds from sale of oil or condensate. Volumes remaining to be delivered through October 2000 under the volumetric production payment (approximately 2.0 Bcf at December 31, 1997) are not included in the Company's proved reserves. Net proceeds from the sale of the production payment were recorded as deferred revenues. Deliveries under the production payment agreement are recorded as oil and gas sales revenues and a corresponding reduction of deferred revenues. Hydrocarbons produced in excess of the amount required to be delivered are sold by the Company for its own account.

     Cash and Cash Equivalents. The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents.

     Credit Risk Due to Certain Concentrations. The Company extends credit, primarily in the form of monthly oil and gas sales and joint interest owners receivables, to various companies in the oil and gas industry, which results in a concentration of credit risk. The concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. However, the Company believes that the risk of these unsecured receivables is mitigated by the size, reputation, and nature of the companies to which the Company extends credit.

     During the year ended December 31, 1997, three oil or gas purchasers each accounted for 10% or more of the Company's revenues, with those purchasers together accounting for approximately 42%. Three oil or gas purchasers accounted for 10% or more of the Company's revenues during the year ended December 31, 1996, with those purchasers together accounting for approximately 51%. Because of the availability of other purchasers, the Company does not believe that the loss of any single oil or gas purchaser or contract would materially affect its sales.

     Fair Value of Financial Instruments. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and long-term debt. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments. The fair value of long-term debt was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term debt approximates the carrying amount as of December 31, 1997.

     New Accounting Pronouncements. In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity during the reporting period, including net income and charges directly to equity which are excluded from net income. The adoption of this statement does not have a material impact on the Company or its financial disclosures, as the Company has not historically and currently does not enter into transactions which result in charges (or credits) directly to equity (such as additional minimum pension liability changes, currency translation adjustments, and unrealized gains and losses on available for sale securities.)

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. The statement is effective for financial statements beginning after December 15, 1998. The Company expects to expense currently capitalized costs related to start-up activities as a cumulative effect of a change in accounting principle when the statement is adopted in January 1999. The adoption of this standard is not expected to have a significant effect on the Company's financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allow as derivative's gains

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement SFAS No. 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instrument and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998).

     The Company has not yet quantified the impacts of adopting SFAS No. 133 on its financial statements and has not determined the timing of or method of our adoption of SFAS No. 133.

2. INCOME PER SHARE

     The Company has adopted SFAS No. 128, "Earnings per Share," which establishes new standards for computing and presenting earnings per share. Basic income per share has been computed using the weighted average number of common shares outstanding during the respective periods. Basic income per share has been retroactively restated in all periods presented to give recognition to the adoption of SFAS No. 128, as well as to give recognition to an equivalent change in capital structure as a result of a 10% stock dividend declared in October 1997 that resulted in an additional 1,494,606 shares being issued.

     The calculation of diluted income per share assumes conversion of the Company's Notes as of the beginning of the respective periods and the elimination of the related after-tax interest expense and assumes, as of the beginning of the period, exercise (using the treasury stock method) of stock options and warrants. Diluted income per share has also been retroactively restated for all periods presented to give effect to the adoption of SFAS No. 128 and the 10% stock dividend. For periods presented in which the Notes were outstanding, the original conversion price of $34.6875 was revised to $31.534 to reflect the October 1997 stock dividend declared.


     The following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share for the years ended December 31, 1997, 1996, 1995, and for the six months ended June 30, 1998 and 1997:


                                                               YEAR ENDED DECEMBER 31,
                       --------------------------------------------------------------------------------------------------------
                                     1997                                1996                                1995
                       ---------------------------------   ---------------------------------   --------------------------------
                                                   PER                                 PER                                PER
                           NET                    SHARE        NET                    SHARE       NET                    SHARE
                         INCOME        SHARES     AMOUNT     INCOME        SHARES     AMOUNT     INCOME       SHARES     AMOUNT
                       -----------   ----------   ------   -----------   ----------   ------   ----------   ----------   ------
Basic EPS:
  Net Income and
    Share Amounts....  $22,310,189   16,492,856   $1.35    $19,025,450   15,000,901   $1.27    $4,912,512   10,035,143   $0.49
Dilutive Securities:
  6.25% Convertible
    Notes............    3,525,808    3,646,847                788,710      419,637                    --           --
  Stock Options......           --      428,036                     --      407,108                    --           --
                       -----------   ----------            -----------   ----------            ----------   ----------
Diluted EPS:
  Net Income and
    Assumed Share
    Conversions......  $25,835,997   20,567,739   $1.26    $19,814,160   15,827,646   $1.25    $4,912,512   10,035,143   $0.49
                       ===========   ==========            ===========   ==========            ==========   ==========

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                                                                           SIX MONTHS ENDED JUNE 30,
                                                      --------------------------------------------------------------------
                                                                    1998                               1997
                                                      --------------------------------   ---------------------------------
                                                                                 PER                                 PER
                                                         NET                    SHARE        NET                    SHARE
                                                        INCOME       SHARES     AMOUNT     INCOME        SHARES     AMOUNT
                                                      ----------   ----------   ------   -----------   ----------   ------
Basic EPS:
  Net Income and Share Amounts......................  $6,126,085   16,512,562   $0.37    $10,882,952   16,552,349   $0.66
Dilutive Securities:
  6.25% Convertible Notes...........................   2,092,227    3,646,847              1,818,850    3,646,847
  Stock Options.....................................          --      174,556                     --      493,985
                                                      ----------   ----------            -----------   ----------
Diluted EPS:
  Net Income and Assumed Share Conversions..........  $8,218,312   20,333,965   $0.37    $12,701,802   20,693,181   $0.61
                                                      ==========   ==========            ===========   ==========


3. PROVISION FOR INCOME TAXES

     The following is an analysis of the consolidated income tax provision:

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1997           1996          1995
                                                -----------    ----------    ----------
Current.......................................  $    77,402    $  759,253    $ (344,137)
Deferred......................................   10,742,015     9,001,080     2,326,162
                                                -----------    ----------    ----------
          Total...............................  $10,819,417    $9,760,333    $1,982,025
                                                ===========    ==========    ==========

     There are differences between income taxes computed using the statutory rate (34% for 1997, 1996, and 1995) and the Company's effective income tax rates (32.7%, 33.9%, and 28.7% for 1997, 1996, and 1995, respectively), primarily as the result of certain tax credits available to the Company. Reconciliations of income taxes computed using the statutory rate to the effective income tax rates are as follows:

                                                   1997           1996          1995
                                                -----------    ----------    ----------
Income taxes computed at federal statutory
  rate........................................  $11,264,066    $9,787,166    $2,344,143
State tax provisions, net of federal
  benefits....................................       48,058        75,936        84,202
Nonconventional fuel source credit............     (294,000)     (306,000)     (370,000)
Depletion deductions in excess of basis.......      (51,000)      (26,520)      (34,000)
Other, net....................................     (147,707)      229,751       (42,320)
                                                -----------    ----------    ----------
Provision for income taxes....................  $10,819,417    $9,760,333    $1,982,025
                                                ===========    ==========    ==========

     The tax effects of significant temporary differences representing the net deferred tax liability at December 31, 1997 and 1996, were as follows:

                                                               1997           1996
                                                            -----------    -----------
Deferred tax assets:
  Alternative minimum tax credits.........................  $ 1,831,299    $ 1,517,470
  Other...................................................      237,587             --
                                                            -----------    -----------
          Total deferred tax assets.......................  $ 2,068,886    $ 1,517,470
Deferred tax liabilities:
  Oil and gas properties..................................  $26,785,212    $15,935,855
  Other...................................................      637,824        875,572
                                                            -----------    -----------
          Total deferred tax liabilities..................  $27,423,036    $16,811,427
                                                            -----------    -----------
Net deferred tax liability................................  $25,354,150    $15,293,957
                                                            ===========    ===========

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The Company did not record any valuation allowances against deferred tax assets at December 31, 1997, 1996, and 1995.

     At December 31, 1997, the Company had alternative minimum tax credits of $1,831,299 that carry forward indefinitely available to reduce future regular tax liability to the extent they exceed the related tentative minimum tax otherwise due.

4. LONG-TERM DEBT AND BANK BORROWINGS

     Long-Term Debt. The Company's long-term debt at December 31, 1997 and 1996, consists of $115,000,000 of 6.25% Convertible Subordinated Notes due 2006 ("Notes"). The Notes were issued on November 25, 1996, and will mature on November 15, 2006. The Notes are convertible into common stock of the Company at the option of the holders at any time prior to maturity at an adjusted conversion price of $31.534 per share, subject to adjustment upon the occurrence of certain events. The original conversion price of $34.6875 was adjusted downward to reflect the October 1997 10% stock dividend. Interest on the Notes is payable semiannually on May 15 and November 15, commencing with the first payment on May 15, 1997. On or after November 15, 1999, the Notes are redeemable for cash at the option of the Company, with certain restrictions, at 104.375% of principal, declining to 100.625% in 2005. Upon certain changes in control of the Company, if the price of the Company's common stock is not above certain levels, each holder of Notes will have the right to require the Company to repurchase the Notes at the principal amount thereof, together with accrued and unpaid interest to the date of repurchase but after the repayment of any Senior indebtedness, as defined.

     The Company's long-term debt previously consisted of $28,750,000 of 6.5% Convertible Subordinated Debentures due 2003 ("Debentures") issued on June 30, 1993, which were convertible into common stock of the Company at an adjusted conversion price of $12.27 per share. On July 1, 1996, the Company called all of the Debentures for redemption on August 5, 1996, at 104.55% of their face amount. Prior to the redemption date, the holders of all of the outstanding Debentures elected to convert their Debentures into shares of common stock, resulting in the issuance of 2.34 million shares of common stock in August 1996. Upon conversion of the Debentures into common stock, the approximate $27,650,000 net carrying amount of the debt (the face amount less unamortized deferred charges) was transferred to the Company's appropriate capital accounts during the third quarter of 1996.

     Interest expense on the Notes, including amortization of debt issuance costs, totaled $7,514,967 in 1997, while interest expense on both the Notes and Debentures, including amortization of debt issuance costs, totaled $1,731,194 in 1996.

     Bank Borrowings. At the end of 1996, the Company had available, through a two bank-group, a $100,000,000 unsecured revolving line of credit. The available borrowing base at December 31, 1996, was $5,000,000. Prior to December 1, 1996, the borrowing base was $30,000,000. At the Company's request, it was reduced to the $5,000,000 amount effective December 1, 1996. This was requested in order to reduce the amount of commitment fees paid on this facility, the calculation of which is described below. Depending on the level of outstanding debt, the interest rate is either the bank's base rate (8.25% at December 31, 1996) or the bank's base rate plus 0.25%. This facility also allows, at the Company's option, draws which bear interest for specific periods at the London Interbank Offered Rate ("LIBOR"). The LIBOR option will now vary from LIBOR plus 1% to plus 1.5%. There was no outstanding balance under this line of credit at December 31, 1996.

     Effective December 1, 1997, the available borrowing base was increased to $40,000,000 and will be redetermined periodically. The interest rate was 8.5% at December 31, 1997, with an outstanding balance at that date of $2,431,000. The revolving line of credit extends through September 30, 1999.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The terms of the revolving line of credit include, among other restrictions, a limitation on the level of cash dividends (not to exceed $2,000,000 in any fiscal year), requirements as to maintenance of certain minimum financial ratios (principally pertaining to working capital, debt, and equity ratios), and limitations on incurring other debt. Since inception, no cash dividends have been declared on the Company's common stock. For all periods presented, the Company was in compliance with the provisions of these agreements.

     The Company's other credit facility, which is the Company's only secured facility, is an amended and restated revolving line of credit with the lead bank of the two bank-group, secured by certain Company receivables. Effective April 30, 1996, this facility was increased to $7,000,000, with interest at the bank's base rate less 0.25% (8% at December 31, 1996 and 8.25% at December 31, 1997). The available borrowing base was $2,000,000 at December 31, 1996, and $5,484,000 at December 31, 1997, and is redetermined monthly. There were no outstanding amounts under this facility at December 31, 1996, while at December 31, 1997, the outstanding amount was $5,484,000. The restated credit facility extends through September 30, 1999.

     In addition to interest on these credit facilities, the Company pays a commitment fee to compensate the banks for making funds available. The fee on the revolving line of credit is calculated on the average daily remainder, if any, of the commitment amount less the aggregate principal amounts outstanding, plus the amount of all letters of credit outstanding during the period. The aggregate amounts of commitment fees paid by the Company were $31,000 in 1997 and $120,000 in 1996.

5. COMMITMENTS AND CONTINGENCIES

     Total rental and lease expenses were $1,039,210 in 1997, $957,797 in 1996, and $998,714 in 1995. The Company's remaining minimum annual obligations under non-cancelable operating lease commitments are $1,136,523 for 1998, $1,175,546 for 1999, $1,181,455 for 2000, $1,181,455 for 2001, and $1,303,130 for 2002.

     As of December 31, 1997, the Company is the managing general partner of 89 limited partnerships. Because the Company serves as the general partner of these entities, under state partnership law it is contingently liable for the liabilities of these partnerships, which liabilities are not material for any of the periods presented in relation to the partnerships' respective assets.

     In the ordinary course of business, the Company has been party to various legal actions, which arise primarily from its activities as operator of oil and gas wells. In management's opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the financial position or results of operations of the Company.

6. STOCKHOLDERS' EQUITY

     Common Stock. In October 1997, the Company declared a 10% stock dividend to shareholders of record. The transaction was valued based on the closing price ($28.8125) of the Company's common stock on the New York Stock Exchange on October 1, 1997. As a result of the issuance of 1,494,606 shares of the Company's common stock as a dividend, retained earnings were reduced by $43,063,335, with the common stock and additional paid-in capital accounts increased by the same amount. Basic and diluted income per share was restated for all periods presented to reflect the effect of the stock dividend.

     In August 1996, the holders of the Company's Debentures converted such Debentures into 2,343,108 shares of the Company's common stock, which resulted in a third quarter 1996 increase in the Company's capital accounts of approximately $27,650,000.

     Stock-Based Compensation Plans. The Company has two stock option plans, the 1990 stock compensation plan and the 1990 nonqualified plan, as well as an employee stock purchase plan.

     Under the 1990 compensation plan, incentive stock options and other options and awards may be granted to employees to purchase shares of common stock. Under the 1990 non-qualified plan, non-employee

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
members of the Company's Board of Directors may be granted options to purchase shares of common stock. Both plans provide that the exercise prices equal 100% of the fair value of the common stock on the date of grant. Options become exercisable for 20% of the shares on the first anniversary of the grant of the option and are exercisable for an additional 20% per year thereafter. Options granted expire 10 years after the date of grant or earlier in the event of the optionee's separation from employment. At the time the stock options are exercised, the option price is credited to common stock and additional paid-in capital.

     The Company also granted certain stock options to individuals who were neither employees, officers, nor directors for specific services rendered to the Company. During 1996 all of these remaining options were either exercised (57,555 shares) or canceled (11,195 shares) so that no such options remain outstanding.

     The employee stock purchase plan provides eligible employees the opportunity to acquire shares of Company common stock at a discount through payroll deductions. This plan was approved at the May 11, 1993, shareholders meeting. The plan year is from June 1 to the following May 31. The first year of the plan commenced June 1, 1993. Employees may authorize payroll deductions of up to 10% of their base salary during the plan year by making an election to participate prior to the start of a plan year. The purchase price for stock acquired under the plan will be 85% of the lower of the closing price of the Company's common stock as quoted on the New York Stock Exchange at the beginning or end of the plan year or a date during the year chosen by the participant. Under this plan the Company issued 26,551 shares at a price of $15.19 in 1997, 36,387 shares at a price range of $6.59 to $7.97 in 1996, and 37,689 shares at a price range of $6.80 to $7.92 in 1995. The estimated weighted average fair value of shares issued under this plan was $4.39 in 1997, $2.13 in 1996, and $2.59 in 1995. As of December 31, 1997, there remained 458,204 shares available for issuance under this plan. There are no charges or credits to income in connection with this plan.

     The Company accounts for the two stock option plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the following pro forma amounts (1996 and 1995 amounts have been restated to reflect the October 1997 10% stock dividend):

                                                  1997           1996           1995
                                               -----------    -----------    ----------
Net Income:   As Reported..................    $22,310,189    $19,025,450    $4,912,512
              Pro Forma....................    $21,362,722    $18,750,064    $4,628,678
Basic EPS:    As Reported..................    $      1.35    $      1.27    $     0.49
              Pro Forma....................    $      1.30    $      1.25    $     0.46
Diluted EPS:  As Reported..................    $      1.26    $      1.25    $     0.49
              Pro Forma....................    $      1.21    $      1.23    $     0.46

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The following is a summary of the Company's stock options under these plans as of December 31, 1997, 1996, and 1995:

                                   1997                      1996                      1995
                          -----------------------   -----------------------   -----------------------
                                       WTD. AVG.                 WTD. AVG.                 WTD. AVG.
                           SHARES     EXER. PRICE    SHARES     EXER. PRICE    SHARES     EXER. PRICE
                          ---------   -----------   ---------   -----------   ---------   -----------
Options outstanding,
  beginning of period...  1,399,769     $12.09      1,308,391     $ 8.83      1,166,920      $8.86
Options granted.........    401,390     $26.23        302,281     $23.78        227,502      $8.63
Options terminated......    (31,404)    $12.99        (11,251)    $ 8.81        (80,270)     $8.78
Options exercised.......   (137,155)    $ 8.54       (199,652)    $ 8.65         (5,761)     $7.59
Options adjusted for 10%
  stock dividend........    128,912                        --                        --
                          ---------                 ---------                 ---------
Options outstanding, end
  of period.............  1,761,512     $14.71      1,399,769     $12.09      1,308,391      $8.83
                          =========                 =========                 =========
Options exercisable, end
  of period.............    869,484     $ 9.05        700,271     $ 8.82        722,627      $8.81
                          =========                 =========                 =========
Options available for
  future grant, end of
  period................  1,501,622                    38,546                   343,344
                          =========                 =========                 =========
Estimated weighted
  average fair value per
  share of options
  granted during the
  year..................  $   13.98                 $   15.17                 $    4.76
                          =========                 =========                 =========

     The fair value of each option grant, as opposed to its exercise price, is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 1997, 1996, and 1995, respectively: no dividend yield, expected volatility factors of 38.7%, 40.4%, and 39.7%, risk-free interest rates of 6.02%, 6.42%, and 6.98%, and expected lives of 7.5, 10.0, and 7.7 years. The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              ---------------------------------------    ------------------------
                                              WTD. AVG.                    NUMBER
                                NUMBER        REMAINING     WTD. AVG.    EXERCISABLE    WTD. AVG.
                              OUTSTANDING    CONTRACTUAL    EXERCISE         AT         EXERCISE
 RANGE OF EXERCISE PRICES     AT 12/31/97       LIFE          PRICE       12/13/97        PRICE
 ------------------------     -----------    -----------    ---------    -----------    ---------
$4  to $9.................       787,384         4.8         $ 7.73        606,413       $ 7.63
$9  to $18................       358,900         6.2         $10.67        220,631       $ 9.68
$18 to $27................       615,228         9.5         $26.00         42,440       $25.91
                               ---------                                   -------
$4  to $27................     1,761,512         6.7         $14.71        869,484       $ 9.05
                               =========                                   =======

     Employee Stock Ownership Plan. In 1996, the Company established an Employee Stock Ownership Plan ("ESOP") effective January 1, 1996. All employees over the age of 21 with one year of service are participants. The Plan has a five year cliff vesting, and service is recognized after the Plan effective date. The ESOP is designed to enable employees of the Company to accumulate stock ownership. While there will be no employee contributions, participants will receive an allocation of stock which has been contributed by the Company. Compensation costs are reported when such shares are released to employees. The Plan may also acquire Swift Energy Company common stock purchased at fair market value. The ESOP can borrow money from the Company to buy Company stock. This was done in September 1996 to purchase 25,000 shares (adjusted to 27,500 shares after the October 1, 1997 10% stock dividend) from the Company's chairman. Benefits will be paid in a lump sum or installments, and the participants generally have the choice of receiving

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
cash or stock. At December 31, 1997 and 1996, the unearned portion of the ESOP ($150,055) and ($521,354), respectively, was recorded as a contra-equity account entitled "Unearned ESOP Compensation."

     Common Stock Repurchase Program. In March 1997, the Company's Board of Directors approved a common stock repurchase program for up to $20.0 million of the Company's common stock and subsequently extended this program through June 30, 1998. Purchases of shares are made in the open market. Under the program, through December 31, 1997, 387,800 shares have been acquired at a total cost of $8,519,665 and are included in "Treasury stock held, at cost" on the balance sheet.

     Shareholder Rights Plan. In August 1997, the Board of Directors declared a dividend of one preferred share purchase right on each outstanding share of the Company's common stock. The rights are not currently exercisable, but would become exercisable if certain events occurred relating to any person or group acquiring or attempting to acquire 15% or more of the Company's outstanding shares of common stock. Thereafter, upon certain triggers, each right not owned by an acquiror allows its holder to purchase Company securities with a market value of two times the $150 exercise price.

7. RELATED-PARTY TRANSACTIONS

     The Company is the operator of a substantial number of properties owned by its affiliated limited partnerships and joint ventures and accordingly charges these entities and third party joint interest owners operating fees. The Company is also reimbursed for direct, administrative, and overhead costs incurred in conducting the business of the limited partnerships, which totaled approximately $6,300,000, $6,100,000, and $4,800,000 in 1997, 1996, and 1995, respectively.
The Company was also reimbursed by the limited partnerships and joint ventures for costs incurred in the screening, evaluation, and acquisition of producing oil and gas properties on their behalf. Such costs totaled approximately $490,000, $250,000, and $600,000 in 1997, 1996, and 1995, respectively. In the case where the limited partners voted to sell their remaining properties and liquidate the limited partnerships, the Company was also reimbursed for direct, administrative, and overhead costs incurred in the disposition of such properties, which costs totaled approximately $675,000, $805,000, and $80,000 in 1997, 1996, and 1995, respectively.

8. FOREIGN ACTIVITIES

     On September 3, 1993, the Company signed a Participation Agreement with Senega, a Russian Federation joint stock company (in which the Company has an indirect interest of less than 1%), to assist in the development and production of reserves from two fields in Western Siberia providing the Company with a minimum 5% net profits interest from the sale of hydrocarbon products from the fields for providing managerial, technical, and financial support to Senega. Additionally, the Company purchased a 1% net profits interest from Senega for $300,000. In May 1995, the Company executed a Management Agreement with Senega, under which, in return for undertaking to obtain financing for development of these fields, Swift would be entitled to receive a 49% interest in production income derived by Senega from this project after repayment of costs.

     On December 10, 1997, the Company agreed to terminate the Management Agreement with Senega and to amend and restate the Participation Agreement. Under the amended and restated Participation Agreement, the Company retains its 6% net profits interest in the Samburg Field and has agreed to assist Senega in obtaining investments necessary to develop the field. Senega is charged with the management and control of the field development. At December 31, 1997, the Company's investment in Russia was approximately $10,190,000 and is included in the unproved properties portion of oil and gas properties.

     The Company formed a wholly-owned subsidiary, Swift Energy de Venezuela, C. A., for the purpose of submitting a bid on August 5, 1993, under the Venezuelan Marginal Oil Field Reactivation Program. Although the Company did not win the bid, it has continued to pursue cooperative ventures involving other fields and opportunities in Venezuela. The Company evaluated a number of Blocks being offered by Petroleos

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
de Venezuela, S. A. under the Third Operating Agreement Round in 1997, but decided against submitting any bid on these Blocks. The Company has entered into an agreement with Tecnoconsult, S. A., a Venezuelan company, to jointly formulate and submit a proposal to Petroleos de Venezuela, S. A. for the construction and operation of a methane pipeline. Currently, the technical and economic feasibility of the project is under study. At December 31, 1997, the Company's investment in Venezuela was approximately $2,435,000 and is included in the unproved properties portion of oil and gas properties, net of impairments of $45,668.

     Since October 1995, the Company has been issued two Petroleum Exploration Permits by the New Zealand Minister of Energy. The first permit covers approximately 65,000 acres in the Onshore Taranaki Basin of New Zealand's North Island, and the second covers approximately 69,300 adjacent acres. Under the terms of these permits, the Company is obligated to analyze and interpret certain seismic data, acquire certain new seismic data and drill one exploratory well, to be followed by a development well or additional seismic work, all of which is to be performed on a staged basis in order to maintain the permits, over periods extending through July 2000 for the first permit and August 1999 for the second permit. The Company formed a wholly-owned subsidiary, Swift Energy New Zealand Limited, for the purpose of conducting its New Zealand activities and assigned its interest in the permits to that subsidiary during the third quarter of 1997. At December 31, 1997, the Company's investment in New Zealand was approximately $2,480,000 and is included in the unproved properties portion of oil and gas properties.


(9) SUBSEQUENT EVENTS (SUBSEQUENT TO THE DATE OF AUDITOR'S REPORT AND UNAUDITED)



     Sonat Properties Acquisition. On July 2, 1998, the Company entered into a purchase agreement to acquire from Sonat Exploration Company ("Sonat"), a subsidiary of Sonat Inc., effective April 1, 1998, certain producing oil and gas properties (the "Sonat Properties") located in the Texas and Louisiana Austin Chalk trend for approximately $87.6 million in cash, with a majority of the purchase price being allocated to proved reserves. As of April 1, 1998, estimated proved reserves for the Sonat Properties were 91.1 Bcfe, of which approximately 56% was natural gas, with 1997 production of 22.0 Bcfe, of which approximately 51% was natural gas. The properties include 156 producing oil and natural gas wells in the Brookeland Field in Southeast Texas and the Masters Creek Field in Western Louisiana, 21 saltwater disposal wells, a 20% interest in two natural gas plants, associated production facilities and working interests in approximately 200,000 undeveloped net acres containing more than 50 drilling locations. The Company will become operator of 113 of the 156 wells. The two gas plants are outside operated and have combined capacity of 250 Mmcfe per day, and in 1997 had operating cash flow of $2.8 million. The acquisition was closed on August 26, 1998.



     New Credit Facility. On August 18, 1998, the Company closed on a $250.0 million revolving line of credit (the "New Credit Facility"), of which Bank One, Texas, National Association, the lead bank, has committed $37.5 million and has syndicated the balance with a group of nine other banks. The New Credit Facility is subject to an initial borrowing base of $170.0 million. However, an additional $30.0 million will be added to this borrowing base upon consummation of the acquisition of the Partnership Properties. As of September 1, 1998, $19.2 million of the $170.0 million borrowing base was available to the Company. The New Credit Facility replaces all of the Company's prior bank credit facilities. The borrowing base will be redetermined semi-annually on the basis of reserve reports and other information available to the lenders. In addition, the lenders or the Company may, at their discretion, make a redetermination of the borrowing base at any time including in connection with the incurrence of additional debt and the sale or transfer of properties by the Company.



     Borrowings under the New Credit Facility bear interest, at the option of the Company, either at (i) the lead bank's prime rate, currently 8.5%, or (ii) adjusted LIBOR plus the applicable margin, which increases as the level of outstanding debt increases. The New Credit Facility extends until August 18, 2002. The terms of the New Credit Facility include restrictions such as limitations on debt obligations, certain liens, dividends (not to exceed $2.0 million annually), a $15.0 million limit on repurchases by the Company of its Common Stock, as well requirements as to maintenance of certain minimum financial ratios (principally pertaining to working capital, debt and equity ratios).

                      SUPPLEMENTAL INFORMATION (UNAUDITED)

     Capitalized Costs. The following table presents the Company's aggregate capitalized costs relating to oil and gas producing activities and the related depreciation, depletion, and amortization:

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                              1997            1996
                                                          ------------    ------------
Oil and Gas Properties:
  Proved................................................  $326,836,431    $216,310,033
  Unproved (not being amortized) -- Domestic............    26,735,460      15,733,952
  Unproved (not being amortized) -- Foreign.............    15,104,349      11,886,510
                                                          ------------    ------------
                                                           368,676,240     243,930,495
Accumulated Depreciation, Depletion, and Amortization...   (67,363,393)    (43,920,120)
                                                          ------------    ------------
                                                          $301,312,847    $200,010,375
                                                          ============    ============

     Of the $26,735,460 of net domestic unproved property costs (primarily seismic and lease acquisition costs) at December 31, 1997, being excluded from the amortizable base, $16,902,647 was incurred in 1997, $5,244,450 was incurred in 1996, $1,262,038 was incurred in 1995, and $3,326,325 was incurred in prior years. The Company expects it will complete its evaluation of the properties representing the majority of these domestic costs within the next two to three years.

     Of the $15,104,349 of net foreign unproved property costs at December 31, 1997, being excluded from the amortizable base, $3,217,838 was incurred in 1997, $3,745,856 was incurred in 1996, $3,321,211 was incurred in 1995, and $4,819,444 was incurred in prior years. In New Zealand, the Company expects drilling to commence in either late 1998 or in 1999. At this time the Company cannot predict when it will complete the evaluation of its unproved properties in Russia and Venezuela due to various economic and political factors associated with such investments.

     Capital Expenditures. The following table sets forth capital expenditures related to the Company's oil and gas operations:

                                                      YEAR ENDED DECEMBER 31,
                                             ------------------------------------------
                                                 1997           1996           1995
                                             ------------    -----------    -----------
Acquisition of proved properties...........  $  8,417,318    $ 1,529,611    $ 3,461,091
Lease acquisitions(1)(2)...................    21,603,732     16,426,327      9,742,543
Exploration................................    10,705,115      2,704,281      2,289,814
Development................................    90,329,619     69,067,024     23,555,988
                                             ------------    -----------    -----------
Total(3)...................................  $131,055,784    $89,727,243    $39,049,436
                                             ============    ===========    ===========

---------------

(1) Lease acquisitions for 1997, 1996, and 1995 include expenditures of $658,145, $2,712,278, and $2,814,395, respectively, relating to the
    Company's initiatives in Russia; 1997, 1996, and 1995 expenditures of $828,133, $487,597, and $304,610, respectively, relating to initiatives in Venezuela; and 1997, 1996, and 1995 expenditures of $1,731,561, $545,980, and $202,206, respectively, relating to initiatives in New Zealand.

(2) These are actual amounts as incurred by year, including both proved and unproved lease costs. The annual lease acquisition amounts added to proved oil and gas properties (being amortized) for 1997, 1996, and 1995, respectively, were $7,384,385, $9,458,016, and $3,895,871.

(3) Includes capitalized general and administrative costs directly associated with the acquisition, development, and exploration efforts of approximately $11,700,000, $7,400,000, and $7,100,000 in 1997, 1996, and 1995,
    respectively. In addition, total includes $2,326,691, $1,549,575, and $1,442,022 in 1997, 1996, and 1995, respectively, of capitalized interest on unproved properties.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     Results of Operations. The following table sets forth results of the Company's oil and gas operations:


                                                      YEAR ENDED DECEMBER 31,
                                            -------------------------------------------
                                                1997            1996           1995
                                            ------------    ------------    -----------
Oil and gas sales.........................  $ 69,015,189    $ 52,770,672    $22,527,892
Production costs..........................    (8,778,876)     (6,141,941)    (4,906,899)
Depreciation, depletion, and
  amortization............................   (23,443,273)    (15,812,134)    (8,349,324)
                                            ------------    ------------    -----------
                                              36,793,040      30,816,597      9,271,669
Income taxes..............................   (12,015,797)    (10,446,826)    (2,660,969)
                                            ------------    ------------    -----------
Results of producing activities...........  $ 24,777,243    $ 20,369,771    $ 6,610,700
                                            ============    ============    ===========
Amortization per physical unit of
  production (equivalent Mcf of gas)......  $       0.92    $       0.81    $      0.75
                                            ============    ============    ===========


     Supplemental Reserve Information. The following information presents estimates of the Company's proved oil and gas reserves, which are all located onshore in the United States. All of the Company's reserves were determined by Company personnel and audited by H. J. Gruy and Associates, Inc. ("Gruy"), independent petroleum consultants. Gruy's summary report dated February 9, 1998, is set forth as an exhibit to the Form 10-K Report for the year ended December 31, 1997, and includes definitions and assumptions that served as the basis for the estimates of proved reserves and future net cash flows. Such definitions and assumptions should be referred to in connection with the following information:

  Estimates of Proved Reserves

                                                                              OIL AND
                                                              NATURAL GAS    CONDENSATE
                                                                 (MCF)         (BBLS)
                                                              -----------    ----------
Proved reserves as of December 31, 1994(1)..................   76,263,964    4,553,267
  Revisions of previous estimates(2)........................    6,982,317     (421,901)
  Purchases of minerals in place............................    4,166,922      254,211
  Sales of minerals in place................................      (13,215)     (10,617)
  Extensions, discoveries, and other additions..............   62,870,240    1,592,456
  Production(3).............................................   (6,702,708)    (545,435)
                                                              -----------    ---------
Proved reserves as of December 31, 1995(1)..................  143,567,520    5,421,981
  Revisions of previous estimates(2)........................   (9,544,391)    (816,065)
  Purchases of minerals in place............................    2,676,393       97,178
  Sales of minerals in place................................   (4,163,770)    (340,706)
  Extensions, discoveries, and other additions..............  107,762,886    1,745,307
  Production(3).............................................  (14,540,437)    (623,386)
                                                              -----------    ---------
Proved reserves as of December 31, 1996(1)..................  225,758,201    5,484,309
  Revisions of previous estimates(2)........................  (22,774,899)    (427,412)
  Purchases of minerals in place............................   30,342,398      580,278
  Sales of minerals in place................................   (1,155,706)     (50,909)
  Extensions, discoveries, and other additions..............  102,479,883    2,945,037
  Production(3).............................................  (20,344,208)    (672,385)
                                                              -----------    ---------
Proved reserves as of December 31, 1997(1)..................  314,305,669    7,858,918
                                                              ===========    =========
Proved developed reserves,
  December 31, 1994.........................................   46,406,448    3,209,387
  December 31, 1995.........................................   81,532,025    3,313,226
  December 31, 1996.........................................  135,424,880    3,622,480
  December 31, 1997.........................................  191,108,214    4,288,696

---------------

(1) Proved reserves exclude quantities subject to the Company's volumetric production payment agreement.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

(2) Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics, and reservoir pressure. Additionally, changes in quantity estimates are affected by the increase or decrease in crude oil and natural gas prices at each year end. Proved reserves as of December 31, 1997, were based upon prices of $2.78 per Mcf of natural gas and $15.76 per barrel of oil, compared to $4.47 per Mcf and $23.75 per barrel as of December 31, 1996.

(3) Natural gas production for 1995, 1996, and 1997 excludes 1,211,255, 1,156,361, and 1,015,226 Mcf, respectively, delivered under the Company's volumetric production payment agreement.

     Standardized Measure of Discounted Future Net Cash Flows. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows:

                                                    YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------
                                            1997              1996             1995
                                        -------------    --------------    ------------
Future gross revenues.................  $ 994,828,072    $1,141,831,786    $445,572,715
Future production costs...............   (273,475,056)     (228,626,881)   (121,317,850)
Future development costs..............    (92,946,811)      (59,988,855)    (42,607,921)
                                        -------------    --------------    ------------
Future net cash flows before
  income taxes........................    628,406,205       853,216,050     281,646,944
Future income taxes...................   (135,587,216)     (211,375,632)    (55,469,213)
                                        -------------    --------------    ------------
Future net cash flows after
  income taxes........................    492,818,989       641,840,418     226,177,731
Discount at 10% per annum.............   (199,980,649)     (274,608,116)    (97,273,647)
                                        -------------    --------------    ------------
Standardized measure of discounted
  future net cash flows relating to
  proved oil and gas reserves.........  $ 292,838,340    $  367,232,302    $128,904,084
                                        =============    ==============    ============

     The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

     1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

     2. The estimated future gross revenues of proved reserves are priced on the basis of year-end prices, except in those instances where fixed and determinable gas price escalations are covered by contracts limited to the price the Company reasonably expects to receive.

     3. The future gross revenue streams are reduced by estimated future costs to develop and to produce the proved reserves, as well as certain abandonment costs based on year-end cost estimates and the estimated effect of future income taxes.

     4. Future income taxes are computed by applying the statutory tax rate to future net cash flows reduced by the tax basis of the properties, the estimated permanent differences applicable to future oil and gas producing activities, and tax carry forwards.

     The estimates of cash flows and reserves quantities shown above are based on year-end oil and gas prices. Under Securities and Exchange Commission rules, companies that follow the full-cost accounting method are required to make quarterly Ceiling Limitation calculations, using prices in effect as of the period end date presented (see Note 1). Application of these rules during periods of relatively low oil and gas prices, even if of short-term seasonal duration, may result in write-downs.

     The standardized measure of discounted future net cash flows is not intended to present the fair market value of the Company's oil and gas property reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, an allowance for return on investment, and the risks inherent in reserve estimates.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                             YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------
                                                       1997            1996            1995
                                                   ------------    ------------    ------------
Beginning balance................................  $367,232,302    $128,904,084    $ 66,471,967
                                                   ------------    ------------    ------------
Revisions to reserves proved in prior years --
  Net changes in prices, production costs, and
     future development costs....................  (238,743,291)    144,386,724      25,415,116
  Net changes due to revisions in quantity
     estimates...................................   (27,188,512)    (25,755,091)      4,735,186
  Accretion of discount..........................    47,068,172      14,703,841       6,939,460
  Other..........................................   (38,347,310)      6,649,394     (10,981,721)
                                                   ------------    ------------    ------------
Total revisions..................................  (257,210,941)    139,984,868      26,108,041
New field discoveries and extensions, net of
  future production and development costs........   110,396,029     208,250,909      44,292,042
Purchases of minerals in place...................    29,290,334       6,835,362       4,928,563
Sales of minerals in place.......................    (2,373,547)     (8,084,581)        (74,858)
Sales of oil and gas produced, net of production
  costs..........................................   (56,181,494)    (42,723,456)    (13,913,612)
Previously estimated development costs
  incurred.......................................    55,742,684      19,883,446      16,303,629
Net change in income taxes.......................    45,942,973     (85,818,330)    (15,211,688)
                                                   ------------    ------------    ------------
Net change in standardized measure of discounted
  future net cash flows..........................   (74,393,962)    238,328,218      62,432,117
                                                   ------------    ------------    ------------
Ending balance...................................  $292,838,340    $367,232,302    $128,904,084
                                                   ============    ============    ============


     Quarterly Results. The following table presents summarized quarterly financial information for the years ended December 31, 1996, 1997 and for the six months ended June 30, 1998:



                                                                                BASIC         DILUTED
                                               INCOME BEFORE                    INCOME         INCOME
                                  REVENUES     INCOME TAXES    NET INCOME    PER SHARE(1)   PER SHARE(1)
                                 -----------   -------------   -----------   ------------   ------------
1996
First Quarter..................  $10,157,642    $ 4,561,523    $ 3,082,381      $ .22          $ .20
Second Quarter.................   11,462,114      5,480,944      3,678,316        .26            .24
Third Quarter..................   14,282,064      7,178,573      4,641,953        .30            .29
Fourth Quarter.................   20,396,206     11,564,743      7,622,800        .46            .46
                                 -----------    -----------    -----------
          Total................  $56,298,026    $28,785,783    $19,025,450      $1.27          $1.25
                                 ===========    ===========    ===========
1997
First Quarter..................  $19,997,502    $10,161,045    $ 6,769,263      $ .41          $ .37
Second Quarter.................   15,653,078      6,007,474      4,113,689        .25            .24
Third Quarter..................   17,895,979      7,024,524      4,685,689        .29            .27
Fourth Quarter.................   21,165,621      9,936,563      6,741,548        .41            .37
                                 -----------    -----------    -----------
          Total................  $74,712,180    $33,129,606    $22,310,189      $1.35          $1.26
                                 ===========    ===========    ===========
1998
First Quarter..................  $16,475,229    $ 4,835,502    $ 3,229,615      $ .20          $ .20
Second Quarter.................   16,340,730      4,270,153      2,896,470        .18            .18
                                 -----------    -----------    -----------
          Total................  $32,815,959    $ 9,105,655    $ 6,126,085      $ .37          $ .37
                                 ===========    ===========    ===========


(1) Amounts prior to the fourth quarter of 1997 have been retroactively restated to give recognition to: (a) an equivalent change in capital structure as a result of a 10% stock dividend in October 1997 (see Note 2 to the Company's financial statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Company's financial statements).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Swift Energy Company as Managing General Partner:

     We have audited the accompanying combined balance sheet of the Partnerships (See Note 1) (Texas limited partnerships) as of December 31, 1997 and the related combined statements of income, partners' capital and cash flows for the year then ended. These combined financial statements are the responsibility of the Partnerships' Managing General Partner. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Partnerships as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
April 13, 1998

                      PARTNERSHIPS COMBINED BALANCE SHEETS

                                     ASSETS


                                                               JUNE 30,      DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents.................................   $   6,805      $   7,429
  Accounts receivable --
     Oil and gas sales......................................       6,249          9,965
     Other..................................................         223          1,782
  Other current assets......................................         179             92
                                                               ---------      ---------
          Total Current Assets..............................      13,456         19,268
                                                               ---------      ---------
Property and Equipment:
  Oil and gas, using full-cost accounting
     Proved properties being amortized......................     329,152        328,373
  Less-Accumulated depreciation, depletion, and
     amortization...........................................    (250,367)      (239,044)
                                                               ---------      ---------
                                                                  78,785         89,329
                                                               ---------      ---------
          Total Assets......................................   $  92,241      $ 108,597
                                                               =========      =========

                    LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable..........................................   $   1,474      $   2,718
  Other.....................................................       4,039            711
                                                               ---------      ---------
          Total Current Liabilities.........................       5,513          3,429
                                                               ---------      ---------
Deferred Revenues...........................................       1,055          1,251
Investors' Capital..........................................      84,280        101,783
General Partners' Capital...................................       1,393          2,134
                                                               ---------      ---------
          Total Liabilities and Partners' Capital...........   $  92,241      $ 108,597
                                                               =========      =========


            See accompanying notes to Combined Financial Statements

                   PARTNERSHIPS COMBINED STATEMENTS OF INCOME


                                                               SIX MONTHS ENDED
                                                                   JUNE 30,         YEAR ENDED
                                                              ------------------   DECEMBER 31,
                                                               1998       1997         1997
                                                              -------    -------   ------------
                                                                 (UNAUDITED)
                                                                       (IN THOUSANDS)
Revenues:
  Oil and gas sales.........................................  $11,463    $21,743     $42,228
  Interest income...........................................      201        169         330
  Other.....................................................       91        144         266
                                                              -------    -------     -------
                                                               11,755     22,056      42,824
                                                              -------    -------     -------
Costs and Expenses:
  General and administrative................................    2,329      2,617       5,206
  Depreciation, depletion, and amortization --
     Normal provision.......................................    4,995      7,035      13,012
     Additional provision...................................    6,328      3,664       3,845
  Oil and gas production....................................    5,144      7,170      13,774
  Interest expense..........................................       34          7          21
                                                              -------    -------     -------
                                                               18,830     20,493      35,858
                                                              -------    -------     -------
          Net Income (Loss).................................  $(7,075)   $ 1,563     $ 6,966
                                                              =======    =======     =======

  Investors' Net Income (Loss)..............................  $(7,064)   $   761     $ 5,450
  General Partners' Net Income (Loss).......................      601      1,510       2,740
  Combining Adjustment......................................     (612)      (708)     (1,224)
                                                              -------    -------     -------
          Net Income (Loss).................................  $(7,075)   $ 1,563     $ 6,966
                                                              =======    =======     =======

  Investors' Net Income (Loss) per $100 investment..........  $ (2.13)   $  0.23     $  1.64
                                                              =======    =======     =======


            See accompanying notes to Combined Financial Statements

             PARTNERSHIPS COMBINED STATEMENTS OF PARTNERS' CAPITAL


                                                                 GENERAL    COMBINING
                                                     INVESTORS   PARTNERS   ADJUSTMENT    TOTAL
                                                     ---------   --------   ----------   --------
                                                                    (IN THOUSANDS)
Balance, December 31, 1996.........................  $109,589    $ 2,722     $10,125     $122,436
  Net Income (Loss)................................     5,450      2,740      (1,224)       6,966
  Cash Distributions...............................   (22,157)    (3,328)         --      (25,485)
                                                     --------    -------     -------     --------
Balance, December 31, 1997.........................    92,882      2,134       8,901      103,917
  Net Income (Loss)(1).............................    (7,064)       601        (612)      (7,075)
  Cash Distributions(1)............................    (9,827)    (1,342)         --      (11,169)
                                                     --------    -------     -------     --------
Balance, June 30, 1998(1)..........................  $ 75,991    $ 1,393     $ 8,289     $ 85,673
                                                     ========    =======     =======     ========


---------------

(1) Unaudited

            See accompanying notes to Combined Financial Statements

                 PARTNERSHIPS COMBINED STATEMENTS OF CASH FLOWS


                                                               SIX MONTHS ENDED
                                                                   JUNE 30,         YEAR ENDED
                                                              ------------------   DECEMBER 31,
                                                               1998       1997         1997
                                                              -------    -------   ------------
                                                                 (UNAUDITED)
                                                                       (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net Income (Loss).........................................  $(7,075)   $ 1,563     $  6,966
  Adjustments to reconcile income to net cash provided by
     operations:
     Depreciation, depletion, and amortization..............   11,323     10,699       16,857
     Change in gas imbalance receivable and deferred
       revenues.............................................     (196)       (77)         123
     Change in assets and liabilities:
       Decrease in oil and gas sales receivable.............    5,274      2,796          774
       (Increase) Decrease in other current assets..........      (86)       406          (64)
       Increase (Decrease) in accounts payable..............    2,084     (1,222)        (914)
                                                              -------    -------     --------
          Net Cash Provided by Operating Activities.........   11,324     14,165       23,742
                                                              -------    -------     --------
Cash Flows From Investing Activities:
  Additions to oil and gas properties.......................   (4,236)    (1,923)      (3,503)
  Proceeds from sales of oil and gas properties.............    3,457      1,292        4,491
  Decrease in receivable due to property dispositions.......       --      1,009        1,015
                                                              -------    -------     --------
          Net Cash (Used in) Provided by Investing
            Activities......................................     (779)       378        2,003
                                                              -------    -------     --------
Cash Flows From Financing Activities:
  Cash distributions to partners............................  (11,169)   (14,345)     (25,485)
                                                              -------    -------     --------
          Net Cash Used in Financing Activities.............  (11,169)   (14,345)     (25,485)
                                                              -------    -------     --------
Net Increase (Decrease) In Cash and Cash Equivalents........  $  (624)   $   198     $    260
                                                              -------    -------     --------
Cash and Cash Equivalents At Beginning of Period............    7,429      7,169        7,169
                                                              -------    -------     --------
Cash and Cash Equivalents at End of Period..................  $ 6,805    $ 7,367     $  7,429
                                                              =======    =======     ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................       34          7     $     11
                                                              =======    =======     ========


            See accompanying notes to Combined Financial Statements

           NOTES TO COMBINED FINANCIAL STATEMENTS OF THE PARTNERSHIPS

(1) BASIS OF PRESENTATION --

     Swift Energy Company ("the Company") has proposed the sale of substantially all the oil and gas assets of numerous partnerships for which it serves as Managing General Partner and subsequent liquidation of the Partnerships ("the Partnerships"). Upon approval of the sale of assets and liquidation, the Partnerships' assets will consist solely of cash, which each limited partner or interest holder in the Partnerships (the "Investors") will be entitled to receive as a distribution. The Company is offering each Investor in the Partnerships the opportunity to purchase shares of common stock of the Company with all or part of the cash distribution such Investor will be entitled to receive.

     The accompanying financial statements present in the aggregate the combined financial position, results of operations, and cash flows of the partnerships listed below for the year ended December 31, 1997. The combined financial statements include the Company's general partner and Investor interests. As of December 31, 1997, the Company's share of partners' capital was $6,707,584. Certain Partnerships' net profit ownership interests have been reclassified to the appropriate income statement or balance sheet caption to conform with the combined financial statement presentation.

Swift Energy Income Partners 1986-D, Ltd.
Swift Energy Income Partners 1987-A, Ltd.
Swift Energy Income Partners 1987-B, Ltd.
Swift Energy Income Partners 1987-C, Ltd.
Swift Energy Income Partners 1987-D, Ltd.
Swift Energy Income Partners 1988-A, Ltd.
Swift Energy Income Partners 1988-B, Ltd.
Swift Energy Income Partners 1988-C, Ltd.
Swift Energy Income Partners 1988-D, Ltd.
Swift Energy Income Partners 1989-A, Ltd.
Swift Energy Income Partners 1989-B, Ltd.
Swift Energy Income Partners 1989-C, Ltd.
Swift Energy Income Partners 1989-D, Ltd.
Swift Energy Income Partners 1990-A, Ltd.
Swift Energy Income Partners 1990-B, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-A, Ltd. Swift Energy Managed Pension Assets Partnership 1988-B, Ltd. Swift Energy Managed Pension Assets Partnership 1988-C, Ltd. Swift Energy Managed Pension Assets Partnership 1989-A, Ltd. Swift Energy Managed Pension Assets Partnership 1989-B, Ltd. Swift Energy Managed Pension Assets Partnership 1989-C, Ltd. Swift Energy Managed Pension Assets Partnership 1989-D, Ltd. Swift Energy Managed Pension Assets Partnership 1990-A, Ltd. Swift Energy Managed Pension Assets Partnership 1990-B, Ltd. Swift Energy Operating Partners 1991-C, Ltd.
Swift Energy Operating Partners 1992-A, Ltd.
Swift Energy Operating Partners 1992-B, Ltd.
Swift Energy Operating Partners 1992-C, Ltd.
Swift Energy Operating Partners 1992-D, Ltd.
Swift Energy Operating Partners 1993-A, Ltd.
Swift Energy Operating Partners 1993-B, Ltd.
Swift Energy Operating Partners 1993-C, Ltd.
Swift Energy Operating Partners 1993-D, Ltd.
Swift Energy Operating Partners 1994-A, Ltd.
Swift Energy Operating Partners 1994-B, Ltd.
Swift Energy Operating Partners 1994-C, Ltd.
Swift Energy Operating Partners 1994-D, Ltd.
Swift Energy Income Partners 1988-1, Ltd.
Swift Energy Income Partners 1988-2, Ltd.
Swift Energy Income Partners 1988-3, Ltd.
Swift Energy Income Partners 1989-1, Ltd.
Swift Energy Income Partners 1989-2, Ltd.
Swift Energy Income Partners 1989-3, Ltd.
Swift Energy Income Partners 1989-4, Ltd.
Swift Energy Income Partners 1990-1, Ltd.
Swift Energy Income Partners 1990-2, Ltd.
Swift Energy Pension Partners 1991-C, Ltd.
Swift Energy Pension Partners 1992-A, Ltd.
Swift Energy Pension Partners 1992-B, Ltd.
Swift Energy Pension Partners 1992-C, Ltd.
Swift Energy Pension Partners 1992-D, Ltd.
Swift Energy Pension Partners 1993-A, Ltd.
Swift Energy Pension Partners 1993-B, Ltd.
Swift Energy Pension Partners 1993-C, Ltd.
Swift Energy Pension Partners 1993-D, Ltd.
Swift Energy Pension Partners 1994-A, Ltd.
Swift Energy Pension Partners 1994-B, Ltd.
Swift Energy Pension Partners 1994-C, Ltd.
Swift Energy Pension Partners 1994-D, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-1, Ltd. Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. Swift Energy Managed Pension Assets Partnership 1989-1, Ltd. Swift Energy Managed Pension Assets Partnership 1989-2, Ltd.

     The financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

(2) SIGNIFICANT ACCOUNTING POLICIES --

  Use of Estimates --

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues, and expenses during the reporting period. Actual results could differ from estimates.

  Unaudited Interim Information --


     The unaudited interim combined financial statements as of June 30, 1998 and for each of the six month periods ended June 30, 1998 and 1997, included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Managing General Partner, the unaudited interim combined financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein. The interim financial results should not be regarded as indicative of operating results for an entire year.


  Investors' Net Income (Loss) Per $100 Investment --


     The Investors' net income (loss) per $100 investment is based upon the number of $100 investments into the combined Partnerships' Investor original capital contributions. The per $100 investment is presented in order to achieve a comparable measure for all Partnerships, as interests in the Partnerships were sold on a basis of either $1.00 units, $100 units or $1,000 units.


  Oil and Gas Properties --

     The Partnerships account for their ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnerships' share of assets, liabilities, revenues, and expenses are included in the appropriate classification in the combined financial statements.

     For financial reporting purposes, the Partnerships follow the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment, and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the year ended December 31, 1997.

     Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnerships' capitalized oil and gas property costs are amortized.

     The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnerships, Investors, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

     The Partnerships compute the provision for depreciation, depletion, and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

     The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

  Cash and Cash Equivalents --

     Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

(3) OIL AND GAS CAPITALIZED COSTS --

     The following table sets forth capital expenditures related to the Partnerships' oil and gas operations:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Acquisition of proved properties............................   $   49,542
Development.................................................    3,447,764
                                                               ----------
                                                               $3,497,306
                                                               ==========

     All oil and gas property acquisitions are made by the Company on behalf of the Partnerships. The costs of the properties include the purchase price plus any costs incurred by the Company in the evaluation and acquisition of properties.

     During 1997, the Partnerships' unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitations" resulting in an additional provision for depreciation, depletion, and amortization of $3,845,484. In addition, the Investors' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1997, resulting in a valuation allowance of $3,285,133. This amount is included in the income (loss) attributable to the Investors shown in the statement of partners' capital together with "combining adjustments" for the differences between the Investors' valuation allowances and the Partnerships' full cost ceiling write down. The "combining adjustments" change quarterly as the Partnerships' total depreciation, depletion, and amortization provision is more or less than the combined depreciation, depletion, and amortization provision attributable to the general and Investors.

(4) RELATED-PARTY TRANSACTIONS --

     During 1997, the Partnerships paid Swift $3,728,043 as general and administrative overhead allowances, and $204,448 as incentive amounts.

(5) FEDERAL INCOME TAXES --

     The Partnerships are not tax-paying entities. No provision is made in the accounts of the Partnerships for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

     The tax returns and the amount of distributable Partnerships income are subject to examination by the federal and state taxing authorities. If the Partnerships' ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, accordingly the tax liability of the limited partners could be changed. Ordinary income reported on the Partnerships' federal returns of income for the year ended December 31, 1997, was $21,651,262. The difference between ordinary income for federal income tax purposes reported by the Partnerships and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnerships' federal returns of income.

     For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnerships. Since the amount of depletion on the production of oil and gas is not computed at the Partnerships level, depletion is not included in the Partnerships' income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) GAS IMBALANCES --

     The Partnerships recognize their ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnerships' ownership share in a given period. If the Partnerships' sales exceed their ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded with the Partnerships' ownership share of production exceeds sales.

(7) VULNERABILITY DUE TO CERTAIN CONCENTRATIONS --

     The Partnerships' revenues are primarily the result of sales of their oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

     In the normal course of business, the Partnerships extend credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnerships' overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnerships extend credit. In addition, the Partnerships generally do not require collateral or other security to support customer receivables.

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS --

     The Partnerships' financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

  SUPPLEMENTAL INFORMATION (UNAUDITED)

     The following information presents estimates of the Partnerships' proved oil and gas reserves, which are all located onshore in the United States. All of the Partnerships' reserves were determined by the Managing General Partner's personnel and audited by H.J. Gruy and Associates, Inc., independent petroleum consultants.

                          ESTIMATES OF PROVED RESERVES

                                                                              OIL AND
                                                              NATURAL GAS    CONDENSATE
                                                                 (MCF)         (BBLS)
                                                              -----------    ----------
Proved reserves as of December 31, 1996.....................  101,112,930    6,611,817
  Revisions of previous estimates...........................   (1,017,466)    (206,207)
  Sales of minerals in place................................   (5,896,984)    (394,349)
  Production................................................  (10,199,919)    (747,666)
                                                              -----------    ---------
Proved reserves as of December 31, 1997.....................   83,998,561    5,263,595
                                                              ===========    =========
Proved developed reserves as of December 31, 1997...........   67,715,958    3,857,468
                                                              ===========    =========

     - At December 31, 1997, the Company's general partner and Investor share of proved reserves were 16,227,735 Mcf and 981,541 Bbls.

     The pre-tax standardized measure of discounted future net cash flows related to proved oil and gas reserves is as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS)
Future gross revenues.......................................      $299,765
Future production costs.....................................       (93,074)
Future development costs....................................       (12,949)
                                                                  --------
Future net cash flows.......................................       193,742
Discount at 10% per annum...................................       (85,133)
                                                                  --------
Pre-tax standardized measure of discounted future net cash
  flows.....................................................      $108,609
                                                                  ========

     - The Partnerships are not tax-paying entities and accordingly, standardized measure of discounted future net cash flows does not include future income taxes. Had income taxes been considered, standardized measure of discounted future net cash flows for the year ended December 31, 1997 would have been $85,175,294.

     - The Company's general partner and Investor share of pre-tax standardized measure of discounted future net cash flows for the year ended December 31, 1997 was approximately $18,448,873.

     The pre-tax standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

          1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

          2. The estimated future gross revenues of proved reserves are priced on the basis of year-end prices, except in those instances where fixed and determinable gas price escalations are covered by contracts limited to the price the Partnerships reasonably expect to receive.

          3. The future gross revenue streams are reduced by estimated future costs to develop and to produce the proved reserves, as well as certain abandonment costs based on year-end cost estimates and the estimated effect of future income taxes.

     The estimates of cash flows and reserves quantities shown above are based on year-end oil and gas prices. The standardized measure of discounted future net cash flows is not intended to present the fair market value of the Partnerships' oil and gas property reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, and allowance for return on investment, and the risks inherent in reserve estimates.

     The following are the principal sources of change in the pre-tax standardized measure of discounted future net cash flows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS)
Pre-tax standardized measure at beginning of period.........      $ 252,603
Changes resulting from:
  Net change in prices and revisions of previous
     estimates..............................................       (126,619)
  Sales of production.......................................        (28,454)
  Sales of minerals in place................................        (14,181)
  Accretion of discount.....................................         25,260
                                                                  ---------
Pre-tax standardized measure at end of period...............      $ 108,609
                                                                  =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Swift Energy Company


     We have audited the accompanying historical statements of revenues and direct operating expenses of certain oil and gas properties to be acquired by Swift Energy Company (the "Company") from Sonat Exploration Company (the "Sonat Properties Acquisition") for the years ended December 31, 1997, 1996 and 1995. These historical statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the historical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying historical statements were prepared as described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and direct operating expenses of the Sonat Properties Acquisition.


     In our opinion, the historical statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Sonat Properties Acquisition for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.



                                            Ernst & Young LLP



July 28, 1998

                          SONAT PROPERTIES ACQUISITION

        HISTORICAL STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                               SIX MONTHS ENDED
                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                             ---------------------   ---------------------------
                                                1998        1997      1997      1996      1995
                                             -----------   -------   -------   -------   -------
                                                  (UNAUDITED)
                                                               (IN THOUSANDS)
Revenues:
  Oil and condensate.......................    $17,831     $13,819   $34,294   $42,935   $22,125
  Gas......................................      9,367       9,074    20,003    24,483    17,381
  Plant products...........................      5,727       5,425    10,575    16,007     4,595
                                               -------     -------   -------   -------   -------
                                                32,925      28,318    64,872    83,425    44,101
Direct operating expenses..................      5,744       5,217    11,322     9,800     8,153
                                               -------     -------   -------   -------   -------
Revenues in excess of direct operating
  expenses.................................    $27,181     $23,101   $53,550   $73,625   $35,948
                                               =======     =======   =======   =======   =======


                            See accompanying notes.

                          SONAT PROPERTIES ACQUISITION

                 NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                           DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION


     On July 2, 1998, Swift Energy Company (the "Company") signed an agreement dated June 1, 1998 to acquire from Sonat Exploration Company ("Sonat Exploration"), effective April 1, 1998, certain oil and gas properties located in the Texas and Louisiana Austin Chalk trend (the "Sonat Properties Acquisition") for approximately $87.6 million. The acquisition is expected to close in August 1998.



     The revenues and direct operating expenses associated with the Sonat Properties Acquisition were derived from Sonat Exploration's accounting records. Revenues and direct operating expenses, as set forth in the accompanying historical statements, include oil, gas, and plant product revenues and associated direct operating expenses related to the net revenue interest (and acquired royalty interest, as applicable) and net working interest, respectively, in the acquired properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The historical statements include oil, gas, and plant product revenues net of royalties and applicable transportation costs. Expenses include labor, services, repairs and maintenance, and supplies utilized to operate and maintain the wells and related equipment as well as severance and ad valorem taxes.


     The accompanying historical statements vary from an income statement in that they do not show certain expenses which were incurred in connection with ownership of the acquired properties including general and administrative expenses and income taxes. These costs were not separately allocated to the acquired properties in Sonat Exploration's accounting records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the acquired properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the acquired properties had they been assets of the Company due to the greatly varying size, structure, operations and accounting of the two companies. The accompanying historical statements also do not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by the Company upon allocation of the purchase price.

     For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Sonat Properties Acquisition.

     At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in direct operating expenses.

     With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the acquired properties' proportionate share of the related production.


     The interim financial data for the six months ended June 30, 1998 and 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.


2. RELATED PARTY TRANSACTIONS


     Affiliates of Sonat Exploration acquired substantially all of the natural gas production from the acquired properties during each of the three years ended December 31, 1997. Such sales, attributable to the net revenue interest (and acquired royalty interest, as applicable) of the acquired properties, amounted to $20,003,000, $24,483,000 and $17,381,000 for the years ended December 31,
1997, 1996 and 1995, respectively.

                          SONAT PROPERTIES ACQUISITION

                 NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

3. SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

  Proved Reserve Estimates

     Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life.


     Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. Proved undeveloped reserves are those reserves which can be expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due land owners or others as royalty or operating interests.



     Estimates of proved reserves include and rely upon a production and development strategy. The Company's estimates, as determined by in-house reservoir engineers, are based upon plans developed using current information and reflect the Company's risk tolerance with respect to developing proved undeveloped reserves. Such reserves typically involve a higher degree of uncertainty. As a result, the Company's estimates may not be comparable to other oil and gas producers. In any case, many factors such as changes in prices or costs or errors in sound technical judgment made on the best information available may cause actual production to vary significantly from estimated reserves. Estimates of proved reserves for prior periods reflect the Company's estimate of proved reserves as determined retrospectively using current information.

                          SONAT PROPERTIES ACQUISITION

                 NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)


     Estimated quantities of proved and proved developed oil and gas reserves and of changes in quantities of proved reserves for each of the periods indicated were as follows:



                                                                OIL       GAS
                                                              (MBBLS)   (MMCF)
                                                              -------   -------
Proved reserves at December 31, 1994........................   4,092     43,529
  Production................................................  (1,341)   (11,954)
  Extensions, discoveries and improved recovery.............   2,777     15,058
  Revisions of previous estimates...........................     580      5,748
                                                              ------    -------
Proved reserves at December 31, 1995........................   6,108     52,381
  Production................................................  (2,159)   (13,236)
  Extensions, discoveries and improved recovery.............   2,846     13,179
  Revisions of previous estimates...........................   1,369     10,100
                                                              ------    -------
Proved reserves at December 31, 1996........................   8,164     62,424
  Production................................................  (1,890)   (12,184)
  Extensions, discoveries and improved recovery.............     866      3,831
  Revisions of previous estimates...........................     530       (388)
                                                              ------    -------
Proved reserves at December 31, 1997........................   7,670     53,683
                                                              ======    =======
Proved developed reserves at:
  December 31, 1995.........................................   1,913     21,672
  December 31, 1996.........................................   3,119     30,492
  December 31, 1997.........................................   4,218     31,163


  Standardized Measure of Discounted Future Net Cash Flows

     The following disclosures concerning the standardized measure of discounted future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69 ("SFAS 69"). As prescribed by SFAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of the estimated proved reserves, but they do provide a common benchmark which may enhance the user's ability to project future cash flows.

     The standardized measure of discounted future net cash flows related to proved oil and gas reserves at December 31 was as follows (in thousands):

                                                           1997       1996       1995
                                                         --------   --------   --------
Future cash flows......................................  $269,958   $462,431   $220,903
Future production costs................................   (60,648)   (74,200)   (53,350)
Future development costs...............................   (41,069)   (59,680)   (53,672)
                                                         --------   --------   --------
Future net cash inflows................................   168,241    328,551    113,881
10% annual discount for estimated timing of cash
  flows................................................   (30,283)   (78,852)   (22,776)
                                                         --------   --------   --------
Standardized measure of discounted future net cash
  flows (before income taxes)..........................  $137,958   $249,699   $ 91,105
                                                         ========   ========   ========

                          SONAT PROPERTIES ACQUISITION

                 NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The standardized measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                                               1997     1996     1995
                                                              ------   ------   ------
Oil (per Bbl)...............................................  $16.30   $23.00   $17.30
Gas (per Mcf)...............................................  $ 2.70   $ 4.40   $ 2.20

     The principal sources of changes in the standardized measure for the years ended December 31 were as follows (in thousands):


                                                          1997        1996       1995
                                                        ---------   --------   --------
Balance at beginning of the year......................  $ 249,699   $ 91,105   $ 52,495
Sales and transfers of oil and gas produced, net
  of production costs.................................    (53,550)   (73,625)   (35,948)
Net change in prices and costs........................   (112,881)   134,259     18,874
Extensions, discoveries and improved recovery.........      6,433     21,554     24,105
Development costs incurred during the year............     27,187     22,731     13,388
Revisions of quantity estimates.......................      4,494     59,721     13,822
Accretion of discount.................................     24,970      9,111      5,249
Changes in production rates (timing) and other........     (8,394)   (15,157)      (880)
                                                        ---------   --------   --------
Balance at the end of the year........................  $ 137,958   $249,699   $ 91,105
                                                        =========   ========   ========

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.
                              (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS

                            DATED ___________, 1998

                      SPECIAL MEETINGS OF THE PARTNERSHIPS
                                      AND
                          OFFERING OF COMMON STOCK OF
                              SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships"), including the Partnership, formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is asking limited partners (referred to herein as "Investors") in the Partnership (and similarly in the other 62 Partnerships) to approve a Proposal to ultimately sell all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $373,244, which is a purchase price derived by choosing the higher of two estimates of fair market value of those assets determined by three independent Appraisers, and adding to that higher number a 7.5% premium.

         If the Proposal is approved by Investors in the Partnership and its Companion Partnership, after the ultimate sale of all of its oil and gas assets the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which in turn is to be distributed to the Investors in the Partnership (along with the net of all assets less liabilities of the Partnership) in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, then each Investor can elect, in their sole individual discretion, to receive shares of Common Stock of the Company (without payment of any brokerage commissions) instead of some or all of the cash which they are entitled to receive upon the Partnership's liquidation.


         The reasons for and effects of the Proposals may be different for investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the particular risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors, in connection with the solicitation of proxies by the

Managing General Partner for use at the Special Meeting of the Investors in the Partnership in voting upon the Proposal and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof.

         BOTH THE VOTE UPON THE PROPOSAL AND ANY ELECTION MADE BY AN INDIVIDUAL INVESTOR TO RECEIVE SHARES OF SWIFT ENERGY COMPANY COMMON STOCK ARE SUBJECT TO NUMEROUS RISK FACTORS, INCLUDING THOSE HIGHLIGHTED BELOW. SEE "RISK FACTORS" IN THIS SUPPLEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS FOR A FULL DISCUSSION OF ALL RISK FACTORS.

o Substantial conflicts of interest exist because if the Proposal is approved by the Partnership and its Companion Partnership, the Managing General Partner will purchase all of the oil and gas assets from the Partnership while it serves as its Managing General Partner.

o The purchase price for the Partnership's Property Interests may not be the highest possible price.

o No independent representative negotiated the terms of the purchase price with the Managing General Partner.

o No fairness opinion was acquired regarding the fairness of the purchase price.


o The Managing General Partner may profit from acquisition of the Partnership's oil and gas assets by investing capital in order to develop non-producing reserves of the acquired Property Interests and possibly through improvement in oil and gas prices.



o Estimates of distributions to Investors from continuing operations of the Partnership for the life of its reserves are higher than amounts anticipated to be received if Investors vote in favor of the Proposal. See "Special Factors--Fairness of Proposal of Sale of Assets as Compare to Continuing Operations."


o An election by an Investor to receive shares of Swift Common Stock in lieu of cash distributable to Investors subjects such Investors to the risks of investing in the Company.

                 This Supplement is dated ______________, 1998

                                THE PARTNERSHIP


         The Partnership was formed over ten years ago and owns non-operating Property Interests in producing oil and gas properties in five states in which its companion partnership, Swift Energy Income Partners 1988-B, Ltd. ("Companion Partnership"), formed at approximately the same time and also managed by the Managing General Partner, owns the working interests. The Partnership had expended all of its original capital contributions by the end of February 1989. The Partnership's oil and gas properties are principally natural gas properties, representing approximately 93% of the Partnership's 1997 production and approximately 92% of its total proved reserves at December
31, 1997.    The Companion Partnership has, from time to time, performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner or third parties, to perform these operations, which amounts have been subsequently repaid. The Partnership owns interest in 200 wells in 14 fields.



         The following table presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum. Attachment D to this Supplement is the report dated February 10, 1998 of the audit by H.J. Gruy and Associates, Inc., Independent Petroleum Consultants, of the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, presented both for the Partnership as a whole and as to those reserves solely attributable to the Investors in the Partnership. This report has not been updated to include the effect of production since year-end 1997. In estimating these reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner is not aware of any favorable or adverse event causing a significant change in the estimated amount (as set forth in Attachment D hereto, which is the report of H.J. Gruy and Associates, Inc.) of proved reserves of the properties in which the Partnership owns an interest between December 31, 1997 and the date of this Supplement.



         The information below includes the location of each field in which the Partnership has an interest, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining other fields in which the Partnership owns a Property Interest, four of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other six fields averages less than 5% of the Partnership's PV-10 Value at the same date.

                                                                                              North         10
                                         Ulrich          Grapeland          Reydon           Tuttle        Other
                                         Field             Field             Field            Field        Fields
                                   --------------------------------------------------------------------------------
                                         Harris           Houston            Roger          Canadian       AR(1)
   County and State                     County,           County,            Mills           County,       LA(1)
                                         Texas             Texas            County,            OK          MS(1)
                                                                              OK                           OK(5)
                                                                                                           TX(2)

   Number of Wells                         5                 6                 1                3           185

                                        Marquee           Fair Oil          Apache           Apache      11 others
                                         Corp.;
   Operator(s)                          Columbus
                                         Energy

   % of 12/31/97 PV-10 Value              21%               21%               19%              11%          28%

   % of 1997 Production Volumes           20%               21%               20%              7%           32%



         The Partnership's total assets at year-end 1997 were $480,570 and the PV-10 Value of its total proved reserves at the same date was $484,518. Based upon the audit of the Partnership's Total Proved Reserves at year-end 1997, those reserves were comprised of the following three categories:

                         Proved Producing1              66%
                         Behind-Pipe2                   33%
                         Non-Developed3                  1%
                                                       ---

                                                       100%
                                                       ===

----------------
         (1) Proved producing reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         (2) Behind-pipe reserves are proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

         (3) Non-developed reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

         Attachment Dis the annual reserves audit and independent reserves report prepared by H.J. Gruy and Associates, Inc. as to the Partnership's remaining proved oil and gas reserves available for production over a period in excess of 15 years. These quantities have been given a value based upon prices for oil and gas at December 31, 1997. The value is determined based upon the assumption that these prices will remain in effect over the life of these reserves. This value is then discounted at 10% per year to arrive at the value (in today's dollars) of these revenues ("PV-10 Value"). This PV-10 Value for the Partnership's Property Interests is $484,518. It is also estimated that $13,325 in future capital costs must be spent to develop the Partnership's non-producing reserves. The small amount of these future development costs reflects the very small percentage of the Partnership's proved reserves which require drilling to be produced.


                                  RISK FACTORS


o Although the fair market value of the Property Interests proposed to be purchased from the Partnership by the Managing General Partner was based upon a determination by three independent Appraisers, no opinion was acquired as to the fairness of the ultimate purchase price, which was determined in the Managing General Partner's sole judgment by adding a 7.5% premium over the higher of the two fair market value estimates for the Partnership's Property Interests determined by the Appraisers. Therefore, the purchase price was not determined on an impartial basis by a party not involved in the transaction, and another party intent upon purchasing the Property Interests in the Partnership might have offered a different purchase price. There is no guarantee that the purchase price represents the highest possible price that could be received for the Partnership's Property Interests in all circumstances. It is possible that a higher (or lower) price might be received if these assets were sold on another basis, such as at auction or in negotiated sales. Furthermore, the assessment of the value of the Partnership's proved non-producing reserves could vary widely, given the typical discounting in valuing non-producing reserves.


o The Managing General Partner did not retain an independent representative to act on behalf of the Investors in the Partnership in structuring and negotiating the terms or price of the Proposal or the purchase price. The price at which it is proposed that the Company purchase the Property Interests from the Partnership has not been negotiated at arm's length and is subject to significant conflicts of interest between the Company acting as the purchaser of such properties while serving as the Managing General Partner of the Partnership. If an independent representative had been retained for the Partnership, the terms or price might have been different and possibly more favorable to Investors.

o The fair market value (excluding the 7.5% premium) established for the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.


o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non- operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, even if the Investors in the Partnership approve the Proposal to sell their Property Interests, this may not be done without the approval of a similar Proposal by investors in the Companion Partnership. If either Partnership does not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the investors in each such Partnership.

o Investors that are subject to federal income tax on an investment in the Partnership are required to recognize gain or loss on the sale of oil and gas assets by the Partnership and the subsequent liquidation of the Partnership. The character of the gain or loss depends on certain factors specific to individual Investors. It is anticipated that Investors that acquired their interests in the original offering and that are subject to federal income tax will recognize a loss for federal income tax purposes. Any tax that may be due must be paid even if such Investors choose to acquire Company Common Stock with some or all of their proceeds from property sales. Investors also should consult their individual tax advisors to determine whether they are subject to any state tax. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus, and "Summary of Federal Income Tax Consequences" in this Supplement.



o Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership, while other Tax Exempt Plans are not expected to be subject to taxation on the sale and liquidation. See "Federal Income Tax Consequences of Adoption of the Proposal--Tax Treatment of Tax Exempt Plans--Debt-Financed Property" in this Supplement. It is anticipated that Tax Exempt Plans that acquired their interests in the original offering and that are subject to federal income tax will recognize a loss for federal income tax purposes.



o As currently proposed, Investors that subscribe for Company Common Stock pursuant to this Offering may not receive some or all of the cash which otherwise would be distributed to them as part of the liquidating distribution of their Partnership. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for any Company Common Stock they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Company Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire Company Common Stock rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Because the purchase of shares of Company Common Stock will reduce the cash received by Investors upon the Partnership's liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than any cash liquidating distribution from the Partnership.


See "Risk Factors" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST


         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of the Partnership while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnership. These conflicts of interest are discussed below.


o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an independent representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of the entire transaction.

See "Summary--Conflicts of Interest" and "Conflicts of Interests" in the Joint Proxy Statement/Prospectus.

                                SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE PROPOSAL


         [VARIABLE PARA. BY P'SHIP TYPE] A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit approval of the Proposal by Investors in the Partnership. As contemplated when the Partnership was organized, and given the expenditure of virtually all of the Partnership's capital to purchase producing properties over nine years ago, the production from Partnership oil and gas assets declined over time. It was always anticipated that a time would arrive when the Managing General Partner would propose that the business of the Partnership be concluded, its assets sold or otherwise disposed of and the Partnership liquidated and dissolved.
The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the age of the Partnership and the high percentage of its reserves comprised of natural gas, to consider the Proposal to sell the Partnership's Property Interests. The structure being proposed, which involves the sale of the Partnership's oil and gas assets to the Managing General Partner, is being submitted for approval by Investors in an attempt to realize the highest value for those assets. For the reasons set out below, the Managing General Partner believes that the Proposal is fair to Investors in the Partnership, given that the purchase price for these assets has been determined by taking the higher of two fair market value estimates by three independent Appraisers and adding to it a 7.5% premium.


         Approval of the Proposal will have the following effects:


1. The Managing General Partner will purchase all of the oil and gas assets of the Partnership, provided its Companion Partnership has approved its proposal.



2. When the Partnership sells all of its oil and gas assets, it will be required to liquidate and distribute its remaining assets (principally the cash proceeds from the sale) to its partners (including the general partners) in accordance with their respective ownership interests in the Partnership.

3. Investors will be given the option of electing to receive shares of Swift Common Stock, in amounts that they choose on an individual basis, in lieu of some or all of the cash they would be entitled to receive upon the Partnership's liquidation.


4. Investors in the Partnership may be taxed on the sale of the Partnership's oil and gas assets, although such sale is expected to result in a taxable loss to Investors that acquired their interests in the original offering.



PROPOSED PURCHASE PRICE



         As discussed in greater detail below, the Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $342,030. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $347,204. The Special Transactions Committee chose the higher of these two determinations as the "Fair Market Value" for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($26,040) above the Fair Market Value to purchase the Partnership's Property Interests, resulting in a purchase price of $373,244. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of approximately $81 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference as follows: Attachment A is the fair market value estimate of H.J. Gruy and Associates, Inc., Attachment B is the fair market value estimate of J.R. Butler and Company, and Attachment C is the fair market value estimate of CIBC Oppenheimer Corp. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $484,518.


REASONS FOR THE PROPOSAL


         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its partners for the reasons discussed below.



         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for over ten years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum at this time, rather than in smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices, relative to such prices in the mid-1990's, makes this an appropriate time to consider the sale of the Partnership's Property Interests and increase the likelihood of maximizing the value of the Partnership's assets, although future prices and market volatility cannot be predicted with any accuracy.



         Decreasing Cash Flow While Expenses Continue. As of December 31, 1997, approximately 83% of the Partnership's ultimate recoverable reserves had been produced. As a result of such depletion of the Partnership's oil and gas reserves, the Managing General Partner believes the Partnership's asset base and future net revenues no longer justify the continuation of operations. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will continue to occur while oil field overhead and operating costs ($9,090 in 1997) and direct and general and administrative expenses ($34,649 in 1997) continue, which are relatively fixed amounts. Each producing well requires a certain amount of operating and other costs, which are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses, such as compliance with the securities laws, producing reports to partners and filing partnership tax returns, do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Effect of Gas Prices on Value.   The Managing General Partner believes
that the key factor affecting the Partnership's long-term performance has been the decrease in oil and particularly gas prices that occurred subsequent to the purchase of the Partnership's Property Interests. Additionally, prices are expected to continue to vary widely over the remaining life of the Partnership, and such changes in gas prices will affect future estimates of revenues from continued operations of the Partnership. Based on 1997 year-end reserve calculations, the Partnership had only about 17% of its ultimate recoverable reserves remaining for future production. Because of this small amount of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a material positive impact on the total return on investment to Investors in view of the expenses of the Partnership as described above. Approximately 93% of the Partnership's 1997 production and approximately 92% of its total proved reserves at year-end 1997 were comprised of natural gas. As of the summer of 1998, oil prices are significantly lower than those for natural gas. Historically when there has been significant difference between the price of gas and oil, those prices have adjusted to become reasonably equivalent. Consequently, there may be a benefit in selling the Partnership's Property Interests at this time and avoiding any future decreases in prices of natural gas, although the direction and severity of adjustments in prices for gas and/or oil are impossible to predict.


         Behind-Pipe Reserves. It is estimated that approximately 33% of the remaining reserves attributable to properties in which the Partnership has an interest are behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion of a well in a different producing zone which does not take place until production is depleted from the currently producing zones. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions to partners can only occur with the investment of new capital. As provided in its Partnership Agreement, the Partnership expended all of the Investors' net commitments for the acquisition of Property Interests many years ago and it no longer has capital to invest. No additional development activities are contemplated by the Companion Partnership on the properties in which the Partnership has an interest.



         Limited Partners' Tax Reporting. Each Investor will continue to have an income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Partnership Business and Financial Condition--No Trading Market" in this Supplement. Following the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss, or a combination of both, under federal income tax laws. See "Summary of Federal Income Tax Consequences--Taxable Gain or Loss upon Sale of Properties" herein.
Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Investors to take a capital loss deduction for syndication costs incurred in
connection with formation of the Partnership.   See "Summary of Federal Income
Tax Consequences--Liquidation of the Partnership" in this Supplement.

See "Summary--Background and Reasons for the Proposals," "--Purpose and Effect of the Proposals," "--Reasons for the Proposals" and "--Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.


COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler"), which are both petroleum engineering consultants, and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), an investment banking firm, to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The following subsections of the "Special Factors" section of the Joint Proxy Statement/Prospectus should be reviewed for information concerning the selection and qualification of the Appraisers and the parameters of the valuation estimates: "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "Qualification of Appraisers," and "Fair Market Value."


         The Petroleum Engineering Consultants arrived at a fair market valuation estimate of the Partnership's Property Interests based upon appraisal of the projected discounted cash flow from its various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate of the Partnership's Property Interests based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies that are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.


         The process used by the Petroleum Engineering Consultants in preparing their valuation estimate is discussed at length in the Joint Proxy Statement/Prospectus under "Special Factors--Valuation by Petroleum Engineering Consultants." As described therein, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell all of their oil and gas assets and liquidate their Partnerships. The Partnership owns Property Interests in four of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $342,030 as of December 31, 1997.

         The methodology used by CIBC Oppenheimer to prepare its valuation estimate is discussed at length under "Special Factors--Valuation by CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus. CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy report dated February 10, 1998 is Attachment D to this Supplement. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category.
[NEXT IS VARIABLE SENTENCE:] The Partnership has interests in property groups which were in both the "Conventional Case" and the "Non-Conventional Case" categories. CIBC Oppenheimer then valued each property group (including those groups in both the "Conventional Case" and "Non- Conventional Case" categories) by applying the multiples discussed under "Special Factors--Valuation by CIBC Oppenheimer--Valuation Multiples" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $347,204 on December 31, 1997.



         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $347,204, represents the Fair Market Value of the Partnership's Property Interests. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two was chosen as the Fair Market Value of the Property Interests owned by the Partnership. The variation between the fair market value estimate of the Partnership's Property Interests prepared by the Petroleum Consulting Engineers, on one hand, and CIBC Oppenheimer on the other was 1.0%.


DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY


         The Special Transactions Committee presented its recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnership. The Board of Directors of the Company then determined that paying a 7.5% premium over the Fair Market Value of the Partnership's Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. Because the Company has served as Managing General Partner of the Partnership for over ten years, it is intimately familiar with the Property Interests owned by the Partnership. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser that was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and associated risks. If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.


         In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.


         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential, without any statistical or analytical study prepared by the Company in the course of determining the amount of this premium. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent third party involved in the decision to pay this premium or in the determination of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnership to purchase its Property Interests is fair.


"SPECIAL FACTORS" SECTION IN THE JOINT PROXY STATEMENT/PROSPECTUS


         The Special Factors section in the Joint Proxy Statement/Prospectus contains a full discussion of the determination of the purchase price proposed to be paid by the Managing General Partner to purchase the Partnership's Property Interests. In addition to those topics discussed at length in this Supplement, the Joint Proxy Statement/Prospectus addresses alternative transactions that were considered but not proposed for the Partnership and the other 62 partnerships to whom similar proposals are being made simultaneously. It also contains information regarding the prior relationships between the Appraisers, the Partnerships and the Managing General Partner, the absence of a request that an independent representative negotiate the terms of the purchase of the Partnership's Property Interests by the Managing General Partner, the manner in which expenses are to be borne for the transaction, the Managing General Partner's source of funds to purchase the Partnership's Property Interests, and the benefits that the Managing General Partner would receive from purchasing such Property Interests.


ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT IF THE PROPOSAL IS
APPROVED


         The purchase price proposed to be paid to the Partnership for its oil and gas assets is the Fair Market Value plus the purchase premium. As is the case with all oil and gas properties purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). A portion of the reserves used to establish the Fair Market Value has been produced during 1998. Most of the net revenue received by the Partnership from the sale of such production since the proposed purchase date (December 31, 1997) has been distributed to the partners during 1998 through quarterly cash distributions or, to the extent not already distributed, will be distributed as part of the Partnership's liquidating distributions. Accordingly, the actual purchase price which will be paid to the Partnership will be reduced by the amount of net production revenue received by the Partnership after December 31, 1997.

         Set forth in the table below are estimated net proceeds that the Partnership may realize from the sale of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership and estimated interim net cash distributions from January 1, 1998 until September 30, 1998, resulting in an estimate of the amount of net cash distributions available for partners as a result of such sale.




                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION





         Fair Market Value of Partnership Property Interests(1)                     $          347,204
                 (Gross Sales Proceeds)

         Purchase Premium (7.5% of Fair Market Value)(2)                            $           26,040

         Estimated Selling and Dissolution Expenses(3)                              $          (10,416)
                 (3% of the Fair Market Value)
         Net Assets(4)                                                              $           81,595

         Estimated Interim Cash Distributions(5)                                    $          (77,205)
                                                                                    ------------------
         Estimated Net Distributions to Partners(6)                                 $          367,218
                                                                                    ==================

                 Amount Distributable
                 to Investors(6)                   $         329,881

                 Amount Distributable
                 to General Partners(6)(7)         $          37,337
                                                    ----------------

                                                   $         367,218
                                                    ================

         ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $100 UNIT                $             6.92
                                                                                    ==================
         MINIMUM NUMBER OF UNITS NECESSARY TO PURCHASE 100 SHARES OF SWIFT
         ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                                            261
                                                                                    ==================



------------------------------------------


(1) Represents the higher of two fair market value estimates by the Appraisers.


(2)      As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December
         31, 1997.


(5) Estimated cash distributions paid to the partners from January 1, 1998 to September 30, 1998.


(6) Estimated net cash distributions are allocated to the Investors and the General Partners pursuant to the Partnership's limited partnership agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.


(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers, if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, such Investors will be Eligible Purchasers. The minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $6.92 per $100 Unit, the number of Units shown above is the minimum number of Units which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800. The minimum number of Units shown is subject to change, based upon the price for Swift Common Stock at a future date as specified under "Offering of Shares of Swift Energy Company Common Stock if Investors Approve the Proposal--Offer of Swift Common Stock--Purchase Price" in this Supplement. However, if an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum share purchase requirement of a round lot of 100 shares.


ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS


         If the Partnership were to retain its Property Interests until they have reached their economic limit, the table below estimates the return to Investors, without regard to amounts distributable to the General Partners, discounted to present value, based upon 1997 year-end pricing without escalation and upon the discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by estimates of continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership's Companion Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.

                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS





                   Estimated Future Net Revenues from Continued Operations until         $      811,554
                   Depletion(1)

                   Estimated Interim Net Cash Distributions(2)                           $      (70,400)

                   Estimated Partnership Direct and Administrative Expenses(3)           $     (121,733)

                   Net Assets(4)                                                         $       73,736
                                                                                         --------------
                   Net Cash Distributions to Investors(5)                                $      693,157
                                                                                         ==============

                   NET CASH DISTRIBUTIONS PER $100 UNIT                                  $        14.53

                   PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $100 UNIT(5)(6)           $         7.83


---------------------------------------------

(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "Special Factors--Reasons for the Proposal" in this Supplement. The actual prices that will be received and the associated costs are likely to vary and may be more or less than those projected. See "Partnership Business and Financial Condition" in this Supplement.



(2) Estimated net cash distributions paid to Investors from January 1, 1998 to September 30, 1998 in order to present this information on a comparative basis (in relation to the preceding table) as of September 30, 1998.


(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to the partners in accordance with the Partnership's limited partnership agreement. The amounts finally distributed will depend on results of operations until liquidation of the Partnership, final costs and other contingencies and circumstances.

FAIRNESS OF PROPOSED SALE OF ASSETS TO THE MANAGING GENERAL PARTNER
   AS COMPARED TO CONTINUING OPERATIONS



         Based on the above tables, it is estimated that an Investor could expect to receive $6.92 per $100 Unit upon the sale of the Partnership's Property Interests as of September 30, 1998. In comparison, it is estimated that an Investor could expect to receive $7.83 per $100 Unit, discounted to present value at 10% per annum ($14.53 per $100 Unit on an undiscounted basis) if the Partnership continued operations. The Managing General Partner believes that the Proposal to sell the Partnership's Property Interest as compared to continuing operations is fair to Investors for the reasons discussed below.



         Although the estimates contained in the two tables above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 13% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership currently, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum at this time. The estimates of net cash distributions from continued operations are based upon 1997 year-end pricing. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subject Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.



         Because there is no active trading market for Units in the Partnership, the only other comparable value for Units is the 1997 "Unit Value," which, as explained below, is the amount calculated on an annual basis under the terms of the limited partnership agreement at which the Managing General Partner can offer to repurchase Units from Investors. As of January 1, 1997, this "Unit Value" was $10.66 per $100 Unit. In 1997, the Investors received net cash distributions of $1.50 per $100 Unit, and are estimated to receive another $1.48 per $100 Unit before September 30, 1998, which converts to a comparable value of $7.68 per $100 Unit before any adjustments to quantities of reserves or oil and gas prices during this almost two year period. Under the terms set out in the limited partnership agreement, each year the Managing General Partner is required to furnish to Investors the Unit Value, and Investors have the right to present their Units for purchase by the Managing General Partner for the Unit Value. The Unit Value amount is determined on an entirely different basis than the estimates of fair market value by the Appraisers. Furthermore, the Unit Value was calculated over one year ago, with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of Unit Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. Unit Value is derived by taking 70% of the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis, plus cash and accounts receivable less outstanding debts and obligations of the Partnership.

         Although the PV-10 Value of the Partnership's Property Interests is higher than the purchase price proposed if the Proposal is approved, the Managing General Partner does not believe that the PV-10 Value accurately reflects the amount that oil and gas industry members are currently paying to purchase producing properties on the open market.

FAIRNESS OF PROPOSED SALE


         The Managing General Partner believes that the entire transaction related to the Proposal involving the proposed method of sale of the Partnership's Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:



         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests. The price to be paid by the Company to purchase the Partnership's Property Interests was determined in the Managing General Partner's sole judgment by adding a 7.5% premium to the higher of the two estimates by the Appraisers of the fair market value of the Partnership's Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Property Interests of the Partnership," "--Fair Market Value," "--Valuation by Petroleum Engineering Consultants," "--Valuation by CIBC Oppenheimer" and "--Collective Analysis of Purchase Price" in the Joint Proxy Statement/Prospectus.



         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by the Partnership's Companion Partnership.


         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.


         4. If the Proposals are approved by investors in any of the 63 Partnerships considering similar proposals, it is likely that the Managing General Partner will expend the capital necessary to develop non- producing reserves on the Property Interests purchased by the Managing General Partner from those Partnerships. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer of Swift Common Stock" below.

         5. In structuring the Proposal and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on any taxable income resulting from the Partnership's sale of oil and gas assets, without regard to whether the Investor has cash proceeds remaining from his liquidating distribution to pay such tax. Investors that purchased their interests in the original offering, however, are not expected to recognize gain on the sale.




         The determination by the Special Transactions Committee to pay the purchase premium, the independent Appraisers' determination of the fair market value of the properties and the payment of a 7.5% premium do not necessarily remove the substantial conflicts of interest which exist in the transaction between the Managing General Partner's serving in that capacity on behalf of the Partnership and also acting as the purchaser of the Property Interests from the Partnership. No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Managing General Partner to purchase the Partnership's oil and gas assets. The Managing General Partner determined that rather than setting the purchase price for Partnership Property Interests itself, it would be preferable to instead request three different independent Appraisers to determine two sets of fair market values at which such Property Interests should be purchased, and then to choose the higher of those two values. The Managing General Partner believes that when the Appraisers rendered their opinions as to the "fair market value" of the Partnership's Property Interests, inherent within their appraisal opinions were the Appraisers' determination that these "fair market values" were "fair," or such determinations would not have been made. Consequently, no independent fairness opinion was requested regarding "fair market values" or upon the premium. The Managing General Partner believes that adding a 7.5% premium to the highest of the two fair market value determinations made by the three Appraisers only serves to increase the amount to be paid to Investors upon liquidation of the Partnership and does not require a separate fairness opinion. The determination by a third party purchaser as to the purchase price might be more or less than that being proposed by the Managing General Partner as a purchase price for these Property Interests.



         The determination to submit the Proposal to Investors in which the Company would purchase the Property Interests of the Partnership was deemed by the Managing General Partner to be the most appropriate time and method for liquidation of the Partnership. This decision was made in light of full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the Property Interests, rather than the Managing General Partner setting that value and requesting a fairness opinion, were based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby.


See "Special Factors--Fairness of Proposed Sale" in the Joint Proxy Statement/Prospectus.

MANAGING GENERAL PARTNER BENEFITS


         Benefits accruing to the Company resulting from the purchase of the Partnerships' Property Interests include the following: the Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner interests and any Units it owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnership's Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnership's Property Interests itself, the Managing General Partner will be able to maintain its position as operator of certain properties in which the Partnership owns an interest. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. The sale of the Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets by a significant amount. Lastly, if individual Investors which approve the Proposal elect to purchase Company Common Stock, rather than receiving cash upon liquidation of the Partnership, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.


See "Special Factors--Managing General Partner Benefits" in the Joint Proxy Statement/Prospectus.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS


         Simultaneous Proposals are being made to investors in the Partnership's Companion Partnership. If both the Partnership and its Companion Partnership do not approve their respective Proposals, it is likely to affect the ability of the Partnership to consummate the sale of its Property Interests. Although the Investors in the Partnership may desire to sell their Property Interests, the separation of the working interest and the non-operating interests in the same properties may affect the salability of
those interests on a permanent basis.   If, for example, the Partnership
approves the Proposal but the Companion Partnership does not, the value of a non-operating interest is likely to be negatively affected by the lack of control over operations. [VARIABLE REVERSAL: If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a working interest burdened by a large non- operating interest is likely to be lowered significantly.] If the Partnership's Companion Partnership does not approve its Proposal, then the Managing General Partner will advise the Investors in the Partnership. If the Investors in the Partnership's Companion Partnership do not vote in favor of its Proposal, then it is likely that the Partnership will continue operations and will produce its reserves until depletion, with steadily decreasing rates of cash flow, and consequently steadily decreasing amounts of cash distributions to the Investors.


                             VOTING ON THE PROPOSAL


         The Joint Proxy Statement/Prospectus and the Form of Proxy enclosed with this Supplement are being provided for use at the Special Meeting of Investors of the Partnership and at any adjournment or postponement of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on ______, ___________, 1998. The Meeting is being called for the purpose of considering and voting upon the Proposal to ultimately sell all of the oil and gas assets of the Partnership to the Company, and to dissolve, wind up and terminate the Partnership and to transact such other business as may be properly presented at the Meeting, all in accordance with the terms and provisions of the Partnership's limited partnership agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about _____________, 1998.



         Pursuant to the terms of the Partnership Agreement, the Partnership, if not terminated earlier, will continue in being through January 1, 2021, at which point it will terminate automatically.

         Under the Partnership Agreement, the Proposal must be approved by the affirmative vote of Investors holding 51% or more of the Units in the Partnership as of the Record Date (defined below). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposal (which will result in liquidation and dissolution of the Partnership). As of the Record Date, 45,181 Units were outstanding and held by record holders (excluding the Units held by the Managing General Partner as discussed below). Accordingly, the affirmative vote of holders of at least 23,042 Units is required to approve the Proposal. Each Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of the Meeting and is entitled to one vote for each Unit held by such Investor. VJM Corporation, a California corporation, is the Special General Partner of the Partnership, and owns a 1.0% interest in the Partnership as a general partner, but owns no Units. The Managing General Partner owns a general partner interest in the Partnership of 9.0%. Additionally, the Managing General Partner owns 2,523 outstanding Units in the Partnership, which ownership results from the Managing General Partner's purchase over the life of the Partnership of Units from Investors under the right of presentment, contained in the Partnership Agreement. Under the Partnership Agreement, the Managing General Partner may not vote any Units owned by it for matters such as the Proposal. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposal, its Units are excluded from the total number of voting Units.


VOTE REQUIRED

         The actual proxy to be used to register the vote on the Proposal before you is the separate green sheet of paper included with this Supplement and Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.


         If a proxy is properly signed and is not revoked by an Investor, the Units it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the Units [VARIABLE: SDIS] will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 prior to the time the vote is taken.


SOLICITATION


         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of the Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs will be allocated 90% to the Investors and 10% to the general partners pursuant to the terms of the Partnership Agreement. As the Managing General Partner holds approximately 5.26% [VARIABLE PERCENTAGES] of the Units held by all Investors, 5.26% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to the portion of the Partnership's total costs borne by the general partners by virtue of their interest in the Partnership as general partners. Solicitations will be made primarily by mail. In addition, a number of regular or temporary employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone.
The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.

                  PARTNERSHIP BUSINESS AND FINANCIAL CONDITION


         The Partnership is a Texas limited partnership formed June 2, 1988. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. The Partnership owns non-operating interests in producing oil and gas properties within the continental United States in which the Companion Partnership also managed by the Managing General Partner owns the working interests. By the end of February 1989, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997, approximately 91% of the Partnership's revenue was attributable to natural gas production. From time to time, the Companion Partnership has performed workovers and recompletions of wells in which the Partnership has non-operating interests, using funds advanced by the Managing General Partner or third parties to perform these operations, which amounts have been subsequently repaid. For information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.



         Investors made contributions of $4,770,363 in the aggregate to the Partnership, the net proceeds of which have all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $38,125. Additionally, pursuant to the right of presentment set forth in the Partnership Agreement, it has purchased 2,523 Units from Investors. From inception through July 31, 1998, the Partnership has made net cash distributions to its Investors totaling $2,772,700. Details of the amounts of cash distributions made to partners over the past three years and nine months are set out under "Cash Distributions" below. Through July 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $257,787 with respect to its general partner interest, and $18,515 related to its limited partner interest. On a per Unit basis, Investors had received, as of July 31, 1998, $58.12 per $100 Unit, or approximately 58.1% of their initial capital contributions.



         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $15.37 per barrel of oil and $1.80 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired by the end of February 1989 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $29.37 per barrel of oil and $3.43 per Mcf of natural gas during 1997. The predicted price increases did not occur, and prices fell precipitously from 1990 to 1991. Most of the Partnership's reserves were produced from 1989 to 1993, during which time the oil prices received by the Partnership for its production in fact averaged $18.79 per barrel, but the prices for the Partnership's principal asset, natural gas, averaged approximately $1.67 per Mcf. A comparison of gas prices as described in this paragraph appears in the graph presented below.



         The following graphs illustrate the effect on Partnership performance of the variance between gas prices projected at the time of acquisition of the Partnership's Property Interests and actual gas prices received for production (as illustrated in the second graph) during the Partnership's existence. Information is presented as to gas prices only due to the fact that a substantial majority of the Partnership's production has been natural gas.

                     [GRAPH: 1 page of gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise. At present, because of the small remaining amount of reserves, further price increases would not have a significant impact on the Partnership's performance.

CASH DISTRIBUTIONS


         Cash distributions are made to the partners in the Partnership on a quarterly basis. During the past three years and the first nine months of 1998, aggregate cash distributions made to all partners in the Partnership (including the Managing General Partner) and the cash distributions per Unit made to the Investors were:




         1995                       $       79,856       $    1.55    per $100 Unit
         1996                       $       48,338       $    0.82    per $100 Unit
         1997                       $       84,664       $    1.50    per $100 Unit
         9 Mo. Ended 9/30/98        $       77,205       $    1.48    per $100 Unit


TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP


         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of interests in the Partnership, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or with respect to Units it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:


         o The Managing General Partner has received management fees of $119,259, internal acquisition costs reimbursements of $155,605 and formation costs reimbursements of $95,407 from the Partnership from inception through December 31, 1997, none of which has been received during the two years ended December 31, 1997.


         o In the past, the Managing General Partner has received operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. During the years ended December 31, 1997 and December 31, 1996 the aggregate operating fees paid to the Company as operator by the Partnership were $1,920 and $7,136, respectively. Monthly operating fees ranged from $100 to $125 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well). The Managing General Partner no longer serves as operator of any properties in which the Partnership owns an interest and, consequently, no longer receives per-well operating fees.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $312,053 in the general and administrative overhead allowance from the Partnership, of which $16,058 and $15,140 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.



         o The Managing General Partner has been reimbursed $25,064 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $1,744 and $2,368 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

NO TRADING MARKET


         There is no trading market for the Units, and none is expected to develop, as described above under "Special Factors--Fairness of Proposed Sale of Assets to the Managing General Partner as Compared to Continuing Operations." Under the Partnership Agreement, Investors have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 426 Investors invested in the Partnership. As of __________, 1998, there were 411 Investors (excluding the Managing General Partner). The number of Units in the Partnership issued and outstanding at that date was 47,703.63. Through December 31, 1997, the Managing General Partner had purchased 2,523 Units from Investors pursuant to the right of presentment. The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase.


PRINCIPAL HOLDERS OF INVESTOR UNITS

         The Managing General Partner holds 5.26% of all outstanding Units of the Partnership, resulting from the purchase of Units from Investors under their right of presentment. To the knowledge of the Managing General Partner, there are two other holders of Units that hold more than 5% of the Units, each representing approximately 5.2% of the total Units outstanding.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.



                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following briefly summarizes the federal income tax consequences set forth under "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus. Statements of legal conclusions herein regarding tax consequences are based upon an opinion of Hoops & Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), private letter rulings dated October 6, 1987 and August 22, 1991 and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.



         A MORE COMPLETE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to Tax Exempt Plans that are Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.


TAX TREATMENT OF TAX EXEMPT PLANS

         SALE OF PROPERTY INTEREST AND LIQUIDATION OF PARTNERSHIP

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Internal Revenue Service has previously ruled that the Partnership's net profits interest, as structured under the net profits agreement, is a royalty, as are any overriding royalties the Partnership may own. To the extent that the Property Interest is not debt-financed property, neither the sale of the Property Interest by the Partnership nor the liquidation of the Partnership is expected to cause Investors that are Tax

Exempt Plans either taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interest for federal income tax purposes.

         DEBT-FINANCED PROPERTY

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its Partnership interest or had borrowed funds either before or after it acquired its Partnership Interest, its pro rata share of Partnership gain on the sale of the Property Interest may be UBTI. If a Tax Exempt Plan has not caused its Partnership Interest to be debt-financed property, and based upon representations of the Managing General, the Property Interest is not expected to be considered debt-financed property.


TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING


         All references hereinbelow to Investors refers solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans whose Partnership Interest is debt-financed. To the extent that a Tax Exempt Plan's Partnership Interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interest and liquidation of the Partnership that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage"). A similar calculation is used to determine the allowable deductions.

         Tax Exempt Plans with debt-financed Partnership Interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnership Property Interest and the liquidation of the Partnership assumes that all of an Investor's income, gain, loss and deduction from the Partnership is subject to federal taxation.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES


         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected, however, that Investors will realize a net taxable loss upon the sale of the Partnership properties.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.
Because each Investor paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Investors will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         CAPITAL GAIN TAX


         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.


         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. An Investor's share of any gain or loss realized upon the sale of the net profits interest is expected to be characterized as portfolio income or loss and may not offset, or be offset by, passive activity gains or losses.


         THE FOREGOING DISCUSSION IS A SUMMARY OF THE INCOME TAX CONSEQUENCES SET FORTH UNDER "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS" IN THE JOINT PROXY STATEMENT/PROSPECTUS. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM, HER OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.


                       SELECTED FINANCIAL INFORMATION AND
                         PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 attached hereto.

         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that investors choose to take all of their distributions from sale of the properties in cash) and the effect of the Sonat Properties Acquisition are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".


            OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCK
                       IF INVESTORS APPROVE THE PROPOSAL

VOTING PROCEDURES


         The Joint Proxy Statement/Prospectus contains detailed procedures to be followed by investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the investors marked on the subscription agreement to be effective. The following is a summary of certain of these procedures:


         (a) Investors may make their elections on the subscription agreement signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date (as defined below).


         (b) If Investors in the Partnership (and its Companion Partnership) vote to approve the Proposal, Investors may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.



         (c) Investors failing to submit proxies by the Due Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive, along with non-subscribing investors who timely submitted proxies, their distribution in cash. See "The Proposals--Vote Required" in the Joint Proxy Statement/Prospectus.



OFFER OF SWIFT COMMON STOCK


         Investor Election to Purchase Shares


         In connection with the concurrent Proposals for sale of all of the oil and gas assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering up to 2,500,000 shares of the Company's Common Stock. Upon approval of the Proposals by the Partnership and its Companion Partnership and sale of the Partnership's oil and gas assets, the Partnership's assets will consist solely of cash which each investor as an Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each such Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Eligible Purchaser will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Each such Eligible Purchaser may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or
(ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

                               TABLE OF CONTENTS



THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Background and Purpose of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Proposed Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Reasons for the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Current Liquidating Distribution Lowers Volatility Risk  . . . . . . . . . . . . . . . . . . . . . . . 8
                 Decreasing Cash Flow While Expenses Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Effect of Gas Prices on Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 Behind-Pipe Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 Limited Partners' Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Collective Analysis of Purchase Price; Premium over Fair Market Value  . . . . . . . . . . . . . . . . . . . . 9
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  11
         "Special Factors" Section in the Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . .  12
         Estimates of Liquidating Net Cash Distribution Amount if the Proposal is Approved  . . . . . . . . . . . . .  12
         Estimates of Net Cash Distributions Available from Continued Operations  . . . . . . . . . . . . . . . . . .  14
         Fairness of Proposed Sale of Assets to the Managing General Partner
                 as Compared to Continuing Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

VOTING ON THE PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Transactions Between the Managing General Partner and the Partnership  . . . . . . . . . . . . . . . . . . .  23
         No Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Principal Holders of Investor Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Tax Treatment of Tax Exempt Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Sale of Property Interest and Liquidation of Partnership . . . . . . . . . . . . . . . . . . . . . .  25
                 Debt-Financed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Tax Treatment of Investors Subject to Federal Income Tax Due to Debt-Financing . . . . . . . . . . . . . . .  26






                                      (i)

                 Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Liquidation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Capital Gain Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Passive Loss Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SELECTED FINANCIAL INFORMATION AND PROFORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  27

OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCKIF INVESTORS APPROVE THE PROPOSAL  . . . . . . . . . . . . . .  28
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Offer of Swift Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 New York Stock Exchange and Pacific Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . .  29
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

FORM OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (A)






                                      (ii)

                                  ATTACHMENT A

                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee                FAIR MARKET VALUE ESTIMATE
        Board of Directors                          SWIFT ENERGY MANAGED PENSION
                                                    ASSETS 1988-A, LTD.
                                                    97-003-133

Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Managed Pension Assets 1988-A, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $342,030.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon the risk associated with the reserve category.

Swift Energy Company                  -2-                         April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                   -3-                        April 17, 1998


H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2. Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                              Yours very truly,

                                              H.J. GRUY AND ASSOCIATES, INC.



                                              /s/ JAMES H. HARTSOCK
                                              James H. Hartsock, Ph.D., P.E.

                                              Executive Vice President

JHH:akr

Attachment

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 ATTACHMENT II

                         PETROLEUM RESERVES DEFINITIONS
   SOCIETY OF PETROLEUM ENGINEERS (SPE) AND WORLD PETROLEUM CONGRESS (WPC)(1)

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the SPE and WPC in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage of processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.


--------------------------

(1) Approved by the Board of Directors. Society of Petroleum Engineers (SPE), Inc. on March 7, 1997.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserve which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that project will proceed. Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be a least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be a least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

     DEVELOPED: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be sub-categorized as producing or non-producing.

         PRODUCING: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

         NON-PRODUCING. Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

     UNDEVELOPED RESERVES: Undeveloped reserves are expected to be recovered:
     (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

                                  ATTACHMENT B

APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060

                                        RE: FAIR MARKET VALUE OPINION
                                            AS OF DECEMBER 31, 1997
                                            SWIFT ENERGY MANAGED PENSION ASSETS
                                            1988-A, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY MANAGED PENSION ASSETS 1988-A, LTD. is $342,030.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
---------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE: April 17, 1998
     ----------------------

BEA:mlc

                                  ATTACHMENT C

April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Managed Pension Assets 1988-A Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

          (i) Reviewed the historical financial returns to the limited partners of the Partnership;

          (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20,1998
Page 2


          (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

          (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

          (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

          (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

          (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

          (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

          (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


          (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

          (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

          (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4

The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Managed Pension Assets 1988-A Ltd. interest in the Assets as of the date hereof is $347,204.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC

Swift Energy Company
April 20, 1998
Page 5


Oppenheimer Valuation may be published or otherwise used or referred to, in whole or part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.





Sincerely yours,

/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                  ATTACHMENT D

                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                      SWIFT ENERGY MANAGED PENSION ASSETS 1988-A
                                      97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Managed Pension Assets 1988-A. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                    -2-                    February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                                    Estimated                  Estimated
                                   Net Reserves           Future Net Cash Flow
                            ------------------------   --------------------------
                               Oil &                                   Discounted
                            Condensate                                  at 10%
                             (Barrels)     Gas (Mcf)   Nondiscounted    Per Year
                            ----------     ---------   -------------   ----------
Proved Developed               6,779        475,422      $ 893,122     $ 477,924

Proved Undeveloped               -0-          3,433      $   9,942     $   6,594
                               -----        -------      ---------     ---------
Total Proved                   6,779        478,855      $ 903,064     $ 484,518

G&A                                                      $(135,460)    $ (72,723)
                               -----        -------      ---------     ---------
Total                          6,779        478,855      $ 767,604     $ 411,795


                          LIMITED PARTNERSHIP INTEREST


                                    Estimated                  Estimated
                                   Net Reserves           Future Net Cash Flow
                            ------------------------   --------------------------
                               Oil &                                   Discounted
                            Condensate                                   at 10%
                             (Barrels)     Gas (Mcf)   Nondiscounted    Per Year
                            ----------     ---------   -------------   ----------
Proved Developed               6,101        427,878      $ 802,908     $ 429,709

Proved Undeveloped               -0-          3,090      $   8,646     $   5,661
                               -----        -------      ---------     ---------
Total Proved                   6,101        430,968      $ 811,554     $ 435,370

G&A                                                      $(121,733)    $ (65,353)
                               -----        -------      ---------     ---------
Total                          6,101        430,968      $ 689,821     $ 370,017


                                  PENN88-A.TBL

         H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 FORM OF PROXY

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON _______, 1998


         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, duly authorized officers of Swift Energy Company acting in its capacity as Managing General Partner of the Partnership, or any of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes the Proxies or any of them to represent the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD. (the "Partnership") to be held on ______, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting, and hereby revokes any proxy or proxies heretofore given by the undersigned.



 1.     The  adoption  of  a  proposal          FOR       AGAINST    ABSTAIN
 ("Proposal")  for the  ultimate  sale
 of  substantially  all of  the assets          [ ]         [ ]        [ ]
 of  the  Partnership to  the Managing
 General Partner and the  dissolution,
 winding  up  and termination  of  the
 Partnership.  The undersigned  hereby
 directs said proxies to vote:




2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.





         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS MADE HEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.



         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated ______, 1998 is acknowledged.



    PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN THE PROXY IN THE
      ENCLOSED, POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY _________, 1998.



SIGNATURE                                        DATE
         -----------------------------               ---------------

SIGNATURE                                        DATE
         -----------------------------               ---------------

SIGNATURE                                        DATE
         -----------------------------               ---------------



         IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                   SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.
                              (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS

                             DATED _________, 1998

                      SPECIAL MEETINGS OF THE PARTNERSHIPS
                                      AND
                          OFFERING OF COMMON STOCK OF
                              SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.


         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships"), including the Partnership, formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is asking limited partners (referred to herein as "Investors") in the Partnership (and similarly in the other 62 Partnerships) to approve a Proposal to sell all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $3,314,557, which is a purchase price derived by choosing the higher of two estimates of fair market value of those assets determined by three independent Appraisers, and adding to that higher number a 7.5% premium.



         If the Proposal is approved by Investors in the Partnership and its Companion Partnership, after the sale of all of its oil and gas assets the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which in turn is to be distributed to the Investors in the Partnership (along with the net of all assets less liabilities of the Partnership) in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, then each Investor can elect, in their sole individual discretion, to receive shares of Common Stock of the Company (without payment of any brokerage commissions) instead of some or all of the cash which they are entitled to receive upon the Partnership's liquidation.



         The reasons for and effects of the Proposals may be different for investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the particular risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors, in connection with the solicitation of proxies by the

Managing General Partner for use at the Special Meeting of the Investors in the Partnership in voting upon the Proposal and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof.

         BOTH THE VOTE UPON THE PROPOSAL AND ANY ELECTION MADE BY AN INDIVIDUAL INVESTOR TO RECEIVE SHARES OF SWIFT ENERGY COMPANY COMMON STOCK ARE SUBJECT TO NUMEROUS RISK FACTORS, INCLUDING THOSE HIGHLIGHTED BELOW. SEE "RISK FACTORS" IN THIS SUPPLEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS FOR A FULL DISCUSSION OF ALL RISK FACTORS.

o Substantial conflicts of interest exist because if the Proposal is approved by the Partnership and its Companion Partnership, the Managing General Partner will purchase all of the oil and gas assets from the Partnership while it serves as its Managing General Partner.

o The purchase price for the Partnership's Property Interests may not be the highest possible price.

o No independent representative negotiated the terms of the purchase price with the Managing General Partner.

o No fairness opinion was acquired regarding the fairness of the purchase price.


o The Managing General Partner may profit from acquisition of the Partnership's oil and gas assets by investing capital in order to develop non-producing reserves of the acquired Property Interests and possibly through improvement in oil and gas prices.



o Estimates of distributions to Investors from continuing operations of the Partnership for the life of its reserves are higher than amounts anticipated to be received if Investors vote in favor of the Proposal. See "Special Factors--Fairness of Proposal of Sale of Assets as Compared to Continuing Operations."


o An election by an Investor to receive shares of Swift Common Stock in lieu of cash distributable to Investors subjects such Investors to the risks of investing in the Company.

                 This Supplement is dated ______________, 1998

                                THE PARTNERSHIP


         The Partnership was formed over nine years ago and owns working interests in producing oil and gas properties in six states in which its companion partnership, Swift Energy Managed Pension Assets Partnership 1989-B, Ltd. ("Companion Partnership"), formed at approximately the same time and also managed by the Managing General Partner, owns the non-operating interests. The Partnership had expended all of its original capital contributions by the end of October 1989. The Partnership's oil and gas properties are generally evenly divided between gas and oil properties, with approximately 50% of the Partnership's 1997 production and approximately 60% of its total proved reserves at December 31, 1997, attributable to natural gas. The Partnership has, from time to time, performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner or third parties to perform these operations, which amounts have been subsequently repaid. The Partnership owns interest in 643 wells in 34 fields.



         The following table presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum. Attachment D to this Supplement is the report dated February 10, 1998 of the audit by H.J. Gruy and Associates, Inc., Independent Petroleum Consultants, of the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, presented both for the Partnership as a whole and as to those reserves solely attributable to the Investors in the Partnership. This report has not been updated to include the effect of production since year-end 1997. In estimating these reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner is not aware of any favorable or adverse event causing a significant change in the estimated amount (as set forth in Attachment D hereto, which is the report of H.J. Gruy and Associates, Inc.) of proved reserves of the properties in which the Partnership owns an interest between December 31, 1997 and the date of this Supplement.



         The information below includes the location of each field in which the Partnership has an interest, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining other fields in which the Partnership owns a Property Interest, 21 of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other ten fields averages less than 3% of the Partnership's PV- 10 Value at the same date.

                                                           Shawnee                           31
                                           AWP             Townsite           Caprito      Other
                                          Field             Field              Field       Fields
                                        ---------------------------------------------------------
                                        McMullen         Pottawatomie          Ward        AL(2)
County and State                         County,           County,            County,      AR(3)
                                          Texas               OK                OK         LA(5)

                                                                                           OK(10)
                                                                                           TX(7)
                                                                                           WY(4)

Number of Wells                            96                 34                36          477

                                          Swift            Vintage             Titan       Swift
                                                          Petroleum;         Resources     and 42
Operator(s)                                                Estoril                         others
                                                          Producing

% of 12/31/97 PV-10 Value                  40%               14%                 8%         38%

% of 1997 Production Volumes               25%               18%                10%         47%


         The Partnership's total assets at year-end 1997 were $3,871,732 and the PV-10 Value of its total proved reserves at the same date was $4,009,417. Based upon the audit of the Partnership's Total Proved Reserves at year-end 1997, those reserves were comprised of the following three categories:

                  Proved Producing(1)              83%
                  Behind-Pipe(2)                    5%
                  Non-Developed(3)                 12%
                                                  ---
                                                  100%
                                                  ===

-------------

         (1) Proved producing reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         (2) Behind-pipe reserves are proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

         (3) Non-developed reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

         Attachment Dis the annual reserves audit and independent reserves report prepared by H.J. Gruy and Associates, Inc. as to the Partnership's remaining proved oil and gas reserves available for production over a period in excess of 15 years. These quantities have been given a value based upon prices for oil and gas at December 31, 1997. The value is determined based upon the assumption that these prices will remain in effect over the life of these reserves. This value is then discounted at 10% per year to arrive at the value (in today's dollars) of these revenues ("PV-10 Value"). This PV-10 Value for the Partnership's Property Interests is $4,009,417. It is also estimated that $343,575 in future capital costs must be spent to develop the Partnership's non-producing reserves.


                                  RISK FACTORS


o Although the fair market value of the Property Interests proposed to be purchased from the Partnership by the Managing General Partner was based upon a determination by three independent Appraisers, no opinion was acquired as to the fairness of the ultimate purchase price, which was determined in the Managing General Partner's sole judgment by adding a 7.5% premium over the higher of the two fair market value estimates for the Partnership's Property Interests determined by the Appraisers. Therefore, the purchase price was not determined on an impartial basis by a party not involved in the transaction, and another party intent upon purchasing the Property Interests in the Partnership might have offered a different purchase price. There is no guarantee that the purchase price represents the highest possible price that could be received for the Partnership's Property Interests in all circumstances. It is possible that a higher (or lower) price might be received if these assets were sold on another basis, such as at auction or in negotiated sales. Furthermore, the assessment of the value of the Partnership's proved non-producing reserves could vary widely, given the typical discounting in valuing non-producing reserves.



o The Managing General Partner did not retain an independent representative to act on behalf of the Investors in the Partnership in structuring and negotiating the terms or price of the Proposal or the purchase price. The price at which it is proposed that the Company purchase the Property Interests from the Partnership has not been negotiated at arm's length and is subject to significant conflicts of interest between the Company acting as the purchaser of such properties while serving as the Managing General Partner of the Partnership. If an independent representative had been retained for the Partnership, the terms or price might have been different and possibly more favorable to Investors.


o The fair market value (excluding the 7.5% premium) established for the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.


o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non- operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, even if the Investors in the Partnership approve the Proposal to sell their Property Interests, this may not be done without the approval of a similar Proposal by investors in the Companion Partnership. If either Partnership does not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the investors in each such Partnership.



o Investors that are subject to federal income tax on an investment in the Partnership are required to recognize gain or loss on the sale of oil and gas assets by the Partnership and the subsequent liquidation of the Partnership. The amount and character of the gain or loss depends on certain factors specific to individual Investors. It is anticipated that Investors that acquired their interests in the original offering will recognize a gain for federal income tax purposes. Any tax that may be due must be paid even if such Investors choose to acquire Company Common Stock with some or all of their proceeds from property sales. Investors also should consult their individual tax advisors to determine whether they are subject to any state tax. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus, and "Summary of Federal Income Tax Consequences" in this Supplement.



o Investors that are Tax Exempt Plans will be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership, while other Tax Exempt Plans are not expected to be subject to taxation on the sale and liquidation. See "Summary of Federal Income Tax Consequences--Tax Treatment of Tax Exempt Plans--Debt-Financed Property" in this Supplement.



o As currently proposed, Investors that subscribe for Company Common Stock pursuant to this Offering may not receive some or all of the cash which would otherwise be distributed to them as part of the liquidating distribution of their Partnership. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for any Company Common Stock they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Company Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire Company Common Stock rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Because the purchase of shares of Company Common Stock will reduce the cash received by Investors upon the Partnership's liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than any cash liquidating distribution from the Partnership.


See "Risk Factors" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST


         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of the Partnership while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnership. These conflicts of interest are discussed below.


o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an independent representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of the entire transaction.

See "Summary--Conflicts of Interest" and "Conflicts of Interest" in the Joint Proxy Statement/Prospectus.

                                SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE PROPOSAL


         [VARIABLE PARA. BY P'SHIP TYPE] A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit approval of the Proposal by Investors in the Partnership. As contemplated when the Partnership was organized, and given the expenditure of virtually all of the Partnership's capital to purchase producing properties over eight years ago, the production from Partnership oil and gas assets declined over time. It was always anticipated that a time would arrive when the Managing General Partner would propose that the business of the Partnership be concluded, its assets sold or otherwise disposed of, and the Partnership liquidated and dissolved. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid- 1990's, make this an appropriate time, especially in light of the age of the Partnership, to consider the Proposal to sell the Partnership's Property Interests. The structure being proposed, which involves the sale of the Partnership's oil and gas assets to the Managing General Partner, is being submitted for approval by Investors in an attempt to realize the highest value for those assets. For the reasons set out below, the Managing General Partner believes that the Proposal is fair to Investors in the Partnership, given that the purchase price for these assets has been determined by taking the higher of two fair market value estimates by three independent Appraisers and adding to it a 7.5% premium.


         Approval of the Proposal will have the following effects:


1. The Managing General Partner will purchase all of the oil and gas assets of the Partnership, provided its Companion Partnership has approved its proposal.



2. When the Partnership sells all of its oil and gas assets, it will be required to liquidate and distribute its remaining assets (principally the cash proceeds from the sale) to its partners (including the general partners) in accordance with their respective ownership interests in the Partnership.


3. Investors will be given the option of electing to receive shares of Swift Common Stock, in amounts that they choose on an individual basis, in lieu of some or all of the cash they would be entitled to receive upon the Partnership's liquidation.


4. Investors in the Partnership will be taxed on the sale of the Partnership's oil and gas assets, although such sale is expected to result in a taxable gain to Investors that acquired their interests in the original offering.

PROPOSED PURCHASE PRICE


         As discussed in greater detail below, the Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $3,083,309. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $3,028,036. The Special Transactions Committee chose the higher of these two determinations as the "Fair Market Value" for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($231,248) above the Fair Market Value to purchase the Partnership's Property Interests, resulting in a purchase price of $3,314,557. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of approximately $81 million. The valuation estimates of the Appraisers are attached to this
Supplement and incorporated herein by reference as follows:   Attachment A is
the fair market value estimate of H.J. Gruy and Associates, Inc., Attachment B is the fair market value estimate of J.R. Butler and Company, and Attachment C is the fair market value estimate of CIBC Oppenheimer Corp. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $4,009,417.


REASONS FOR THE PROPOSAL


         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its partners for the reasons discussed below.



         Current Liquidating Distribution Lowers Volatility Risk. Although Investors already have received cash distributions from the Partnership in excess of their original capital contributions, future cash distributions are likely to decrease over time. The Partnership has been in existence for over nine years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum at this time, rather than in smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices, relative to such prices in the mid-1990's, makes this an appropriate time to consider the sale of the Partnership's Property Interests and increase the likelihood of maximizing the value of the Partnership's assets, although future prices and market volatility cannot be predicted with any accuracy.



         Decreasing Cash Flow While Expenses Continue. The Partnership's oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will continue to occur while oil field overhead and operating costs ($80,297 in 1997) and direct general and administrative expenses ($155,295 in 1997) continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses, such as compliance with the securities laws, producing reports to partners and filing partnership tax returns, do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.


         Limited Partners' Tax Reporting. Each Investor will continue to have an income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Business of the Partnership Business and Financial Condition--No Trading Market" in this Supplement. Following the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss, or a combination of both, under federal income tax laws. See "Summary of Federal Income Tax Consequences--Taxable Gain or Loss upon Sale of Properties" herein. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Investors to take a capital loss deduction for syndication costs incurred in connection with formation of the Partnership. See "Summary of Federal Income Tax Consequences--Liquidation of the Partnership" in this Supplement.



See "Summary--Background and Reasons for the Proposals," "--Purpose and Effect of the Proposals," "--Reasons for the Proposals" and "--Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.


COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler"), which are both petroleum engineering consultants, and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), an investment banking firm, to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The following subsections of the "Special Factors" section of the Joint Proxy Statement/Prospectus should be reviewed for information concerning the selection and qualification of the Appraisers and the parameters of the valuation estimates: "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "Qualification of Appraisers," and "Fair Market Value."


         The Petroleum Engineering Consultants arrived at a fair market valuation estimate of the Partnership's Property Interests based upon appraisal of the projected discounted cash flow from its various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies that are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.


         The process used by the Petroleum Engineering Consultants in preparing their valuation estimate is discussed at length in the Joint Proxy Statement/Prospectus under "Special Factors--Valuation by Petroleum Engineering Consultants." As described therein, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell all of their oil and gas assets and liquidate their Partnerships. The Partnership owns Property Interests in eleven of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $3,083,309 as of December 31, 1997.


         The methodology used by CIBC Oppenheimer to prepare its valuation estimate is discussed at length under "Special Factors--Valuation by CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus. CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy report dated February 10, 1998 is Attachment D to this Supplement. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. [NEXT IS VARIABLE SENTENCE:] The Partnership has interests in property groups which were in both the "Conventional Case" and the "Non-Conventional Case" categories. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Special Factors--Valuation by CIBC Oppenheimer--Valuation Multiples" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $3,028,036 on December 31, 1997.



         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $3,083,309, represents the Fair Market Value of the Partnership's Property Interests. Accordingly, the fair market estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two was chosen as the Fair Market Value of the Property Interests owned by the Partnership. The variation between the fair market value estimate of the Partnership's Property Interests prepared by the Petroleum Consulting Engineers, on one hand, and CIBC Oppenheimer on the other was 2%.


DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY


         The Special Transactions Committee presented its recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnership. The Board of Directors of the Company then determined that paying a 7.5% premium over the Fair Market Value of the Partnership's Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. Because the Company has served as Managing General Partner of the Partnership for over nine years, it is intimately familiar with the Property Interests owned by the Partnership. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser that was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and associated risks. If these interests are purchased by the

Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.


         In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.


         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential, without any statistical or analytical study prepared by the Company in the course of determining the amount of this premium. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent third party involved in the decision to pay this premium or in the determination of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnership to purchase its Property Interests is fair.


"SPECIAL FACTORS" SECTION IN THE JOINT PROXY STATEMENT/PROSPECTUS


         The Special Factors section in the Joint Proxy Statement/Prospectus contains a full discussion of the determination of the purchase price proposed to be paid by the Managing General Partner to purchase the Partnership's Property Interests. In addition to those topics discussed at length in this Supplement, the Joint Proxy Statement/Prospectus addresses alternative transactions that were considered but not proposed for the Partnership and the other 62 partnerships to whom similar proposals are being made simultaneously. It also contains information regarding the prior relationships between the Appraisers, the Partnerships and the Managing General Partner, the absence of a request that an independent representative negotiate the terms of the purchase of the Partnership's Property Interests by the Managing General Partner, the manner in which expenses are to be borne for the transaction, the Managing General Partner's source of funds to purchase the Partnership's Property Interests, and the benefits that the Managing General Partner would receive from purchasing such Property Interests.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT IF THE PROPOSAL IS
APPROVED


         The purchase price proposed to be paid to the Partnership for its oil and gas assets is the Fair Market Value plus the purchase premium. As is the case with all oil and gas properties purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). A portion of the reserves used to establish the Fair Market Value has been produced during 1998. Most of the net revenue received by the Partnership from the sale of such production since the proposed purchase date (December 31, 1997) has been distributed to the partners during 1998 through quarterly cash distributions or, to the extent not already distributed, will be distributed as part of the Partnership's liquidating distribution.
Accordingly, the actual purchase price which will be paid to the Partnership will be reduced by the amount of net production revenue received by the Partnership after December 31, 1997.



         Set forth in the table below are estimated net proceeds that the Partnership may realize from the sale of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership and estimated interim net cash distributions from January 1, 1998 until September 30, 1998, resulting in an estimate of the amount of net cash distributions available for partners as a result of such sale.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION




         Fair Market Value of Partnership Property Interests(1)                     $        3,083,309
                (Gross Sales Proceeds)

         Purchase Premium (7.5% of Fair Market Value)(2)                            $          231,248

         Estimated Selling and Dissolution Expenses(3)                              $          (92,499)
                (3% of the Fair Market Value)

         Net Assets(4)                                                              $          688,408

         Estimated Interim Cash Distributions(5)                                    $         (763,666)
                                                                                    ------------------

         Estimated Net Distributions to Partners(6)                                 $        3,146,800
                                                                                    ==================
                Amount Distributable
                to Investors(6)                   $        2,626,297

                Amount Distributable
                to General Partners(6)(7)         $          520,503
                                                  ------------------


                                                  $        3,146,800
                                                  ==================

                ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $100 UNIT         $            31.53
                                                                                    ==================

                MINIMUM NUMBER OF UNITS NECESSARY TO PURCHASE 100 SHARES OF SWIFT
                ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                                      58
                                                                                    ==================


--------------------


(1) Represents the higher of two fair market value estimates by the Appraisers.


(2)      As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December
         31, 1997.


(5) Estimated cash distributions paid to the partners from January 1, 1998 to September 30, 1998.


(6) Estimated net cash distributions are allocated to the Investors and the General Partners pursuant to the Partnership's limited partnership agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.

(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, such Investors will be

         Eligible Purchasers. The minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares.
         Based upon estimated net cash distribution of $31.53 per $100 Unit, the number of Units shown above is the minimum number of Units which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800. The minimum number of Units shown is subject to change, based upon the price for Swift Common Stock at a future date as specified under "Offering of Shares of Swift Energy Company Common Stock if Investors Approve the Proposal--Offer of Swift Common
         Stock--Purchase Price" in this Supplement.   However, if an Eligible
         Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum share purchase requirement of a round lot of 100 shares.


ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS


         If the Partnership were to retain its Property Interests until they have reached their economic limit, the table below estimates the return to Investors, without regard to amounts distributable to the General Partners, discounted to present value, based upon 1997 year-end pricing without escalation and upon the discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by estimates of continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.


                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS



  Estimated Future Net Revenues from Continued Operations until                     $           5,266,181
  Depletion(1)
  Estimated Interim Net Cash Distributions(2)                                       $            (697,600)

  Estimated Partnership Direct and Administrative Expenses(3)                       $            (663,540)

  Net Assets(4)                                                                     $             585,147
                                                                                    ---------------------
  Net Cash Distributions to Investors(5)                                            $           4,490,188
                                                                                    =====================


  NET CASH DISTRIBUTIONS PER $100 UNIT                                              $               53.91

  PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $100 UNIT(5)(6)                       $               33.95

-------------------


(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "Special Factors--Reasons for the Proposal" in this Supplement. The actual prices that will be received and the associated costs are likely to vary and may be more or less than those projected. See "Partnership Business and Financial Condition" in this Supplement.



(2) Estimated net cash distributions paid to Investors from January 1, 1998 to September 30, 1998 in order to present this information on a comparative basis (in relation to the preceding table) as of September 30, 1998.


(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to the partners in accordance with the Partnership's limited partnership agreement. The amounts finally distributed will depend on results of operations until liquidation of the Partnership, final costs and other contingencies and circumstances.


FAIRNESS OF PROPOSED SALE OF ASSETS TO THE MANAGING GENERAL PARTNER
  AS COMPARED TO CONTINUING OPERATIONS



         Based on the above tables, it is estimated that an Investor could expect to receive $31.53 per $100 Unit upon sale of the Partnership's Property Interests at September 30, 1998. In comparison, it is estimated that an Investor could expect to receive $33.95 per $100 Unit, discounted to present value at 10% per annum ($53.91 per $100 Unit on an undiscounted basis) if the Partnership continued operations. The Managing General Partner believes that the Proposal to sell the Partnership's Property Interest as compared to continuing operations is fair to Investors for the reasons discussed below.



         Although the estimates contained in the two tables above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 8% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership currently, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum at this time. The estimates of net cash distributions from continued operations are based upon 1997 year- end pricing. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subject Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.


         Because there is no active trading market for Units in the Partnership, the only other comparable value for Units is the 1997 "Unit Value," which, as explained below, is the amount calculated on an annual basis under the terms of the limited partnership agreement at which the Managing General Partner can offer to repurchase Units from Investors. As of January 1, 1997, this "Unit Value" was $54.65 per $100 Unit. In 1997, the Investors received net cash distributions of $12.63 per $100 Unit, and are estimated to receive another $8.38 per $100 Unit before September 30, 1998, which converts to a comparable value of $33.64 per $100 Unit before any adjustments to quantities of reserves or oil and gas prices during this almost two year period. Under the terms set out in the limited partnership agreement, each year the Managing General Partner is required to furnish to Investors the Unit Value, and Investors have the right to present their Units for purchase by the Managing General Partner for the Unit Value. The Unit Value amount is determined on an entirely different basis than the estimates of fair market value by the Appraisers. Furthermore, the Unit Value was calculated over one year ago, with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of Unit Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. Unit Value is derived by taking 70% of the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis, plus cash and accounts receivable, less outstanding debts and obligations of the Partnership.


         Although the PV-10 Value of the Partnership's Property Interests is higher than the purchase price proposed if the Proposal is approved, the Managing General Partner does not believe that the PV-10 Value accurately reflects the amount that oil and gas industry members are currently paying to purchase producing properties on the open market.

FAIRNESS OF PROPOSED SALE


         The Managing General Partner believes that the entire transaction related to the Proposal involving the proposed method of sale of the Partnership's Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:



         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests. The price to be paid by the Company to purchase the Partnership's Property Interests was determined in the Managing General Partner's sole judgment by adding a 7.5% premium to the higher of the two estimates by the Appraisers of the fair market value of the Partnership's Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships", "--Fair Market Value," "--Valuation by Petroleum Engineering Consultants," "--Valuation by CIBC Oppenheimer" and "--Collective Analysis of Purchase Price" in the Joint Proxy Statement/Prospectus.

         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by the Partnership's Companion Partnership.


         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.


         4. If the Proposals are approved by investors in any of the 63 Partnerships considering similar proposals, it is likely that the Managing General Partner will expend the capital necessary to develop non- producing reserves on the Property Interests purchased by the Managing General Partner from those Partnerships. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer of Swift Common Stock" below.



         5. In structuring the Proposal and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on the amount of any taxable income resulting from the Partnership's sale of oil and gas assets, without regard to whether the Investor has cash proceeds remaining from his liquidating distribution to pay such tax.



         The determination by the Special Transactions Committee to pay the purchase premium, the independent Appraisers' determination of the Fair Market Value of the Property Interests, and the payment of a 7.5% premium do not necessarily remove the substantial conflicts of interest which exist in the transaction between the Managing General Partner serving in that capacity on behalf of the Partnership and also acting as the purchaser of the Property Interests from the Partnership. No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Managing General Partner to purchase the Partnership's oil and gas assets. The Managing General Partner determined that rather than setting the purchase price for Partnership Property Interests itself, it would be preferable to request three different independent Appraisers to determine two sets of fair market values at which such Property Interests should be purchased, and then to choose the higher of those two values. The Company believes that when the Appraisers rendered their opinions as to the "fair market value" of the Partnership's Property Interests, inherent within their appraisal opinions were the Appraisers' determination that these "fair market values" were "fair," or such determinations would not have been made. Consequently, no independent fairness opinion was requested regarding "fair market values" or upon the premium. The Managing General Partner believes that adding a 7.5% premium to the highest of the two fair market value determinations made by the three Appraisers only serves to increase the amount to be paid to Investors upon liquidation of the Partnership and does not require a separate fairness opinion. The determinations by a third party purchaser as to the purchase price might be more or less than that being proposed by the Managing General Partner as a purchase price for these Property Interests.



         The determination to submit the Proposal to Investors in which the Company would purchase the Property Interests of the Partnership was deemed by the Managing General Partner to be the most appropriate time and method for liquidation of the Partnership. This decision was made in light of full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the Property Interests, rather than the Managing General Partner setting that value and requesting a fairness opinion, were based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby.


See "Special Factors--Fairness of Proposed Sale" in the Joint Proxy Statement/Prospectus.

MANAGING GENERAL PARTNER BENEFITS


         Benefits accruing to the Company resulting from the purchase of the Partnerships' Property Interests include the following: the Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner interests and any Units it owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnership's Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnership's Property Interests itself, the Managing General Partner will be able to maintain its position as operator of certain properties in which the Partnership owns an interest. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. The sale of the Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets by a significant amount. Lastly, if individual Investors which approve the Proposal elect to purchase Company Common Stock, rather than receiving cash upon liquidation of the Partnership, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.


See "Special Factors--Managing General Partner Benefits" in the Joint Proxy Statement/Prospectus.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS


         Simultaneous Proposals are being made to investors in the Partnership's Companion Partnership. If both the Partnership and its Companion Partnership do not approve their respective Proposals, it is likely to affect the ability of the Partnership to consummate the sale of its Property Interests. Although the Investors in the Partnership may desire to sell their Property Interests, the separation of the working interest and the non-operating interests in the same properties may affect the salability of those interests on a permanent basis. If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a working interest burdened by a large non- operating interest is likely to be lowered significantly. [VARIABLE REVERSAL: If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a non-operating interest is likely to be negatively affected by the lack of control over operations.] If the Partnership's Companion Partnership does not approve its Proposal, then the Managing General Partner will advise the Investors in the Partnership. If the investors in the Partnership's Companion Partnership do not vote in favor of its Proposal, then it is likely that the Partnership will continue operations and will produce its reserves until depletion, with steadily decreasing rates of cash flow, and consequently steadily decreasing amounts of cash distributions to the Investors.

                             VOTING ON THE PROPOSAL


         The Joint Proxy Statement/Prospectus and the Form of Proxy enclosed with this Supplement are being provided for use at the Special Meeting of Investors of the Partnership and at any adjournment or postponement of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on _________, ____________, 1998. The Meeting is being called for the purpose of considering and voting upon the Proposal to ultimately sell all of the oil and gas assets of the Partnership to the Company, and to dissolve, wind up and terminate the Partnership and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof, all in accordance with the terms and provisions of the Partnership's limited partnership agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about ____________, 1998.



          Pursuant to the terms of the Partnership Agreement, the Partnership, if not terminated earlier, will continue in being through January 1, 2021, at which point it will terminate automatically.



         Under the Partnership Agreement, the Proposal must be approved by the affirmative vote of Investors holding 51% or more of the Units in the Partnership as of the Record Date (defined below). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposal (which will result in liquidation and dissolution of the Partnership). As of the Record Date, 75,781 Units were outstanding and held by record holders (excluding Units held by the Managing General Partner as discussed below). Accordingly, the affirmative vote of holders of at least 38,648 Units is required to approve the
Proposal.   Each Investor appearing on the records of the Partnership as of
______, 1998 (the "Record Date") is entitled to notice of the Meeting and is entitled to one vote for each Unit held by such Investor. VJM Corporation, a California corporation, is the Special General Partner of the Partnership, and owns a 1.5% interest in the Partnership as a general partner, but owns no Units. The Managing General Partner owns a general partner interest in the Partnership of 13.5%. Additionally, the Managing General Partner owns 7,514 outstanding Units in the Partnership, which ownership results from the Managing General Partner's purchase over the life of the Partnership of Units from Investors under the right of presentment, contained in the Partnership Agreement. Under the Partnership Agreement, the Managing General Partner may not vote any Units owned by it for matters such as the Proposal. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposal, its Units are excluded from the total number of voting Units.


VOTE REQUIRED

         The actual proxy to be used to register the vote on the Proposal before you is the separate green sheet of paper included with this Supplement and Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.

         If a proxy is properly signed and is not revoked by an Investor, the Units it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the Units will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 prior to the time the vote is taken.

SOLICITATION


         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of the Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs will be allocated 85% to the Investors and 15% to the general partners pursuant to the terms of the Partnership Agreement. As the Managing General Partner holds approximately 9.11% of the Units held by all Investors, 9.11% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to the portion of the Partnership's total costs borne by the general partners by virtue of their interest in the Partnership as general partners. Solicitations will be made primarily by mail. In addition, a number of regular or temporary employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.


                  PARTNERSHIP BUSINESS AND FINANCIAL CONDITION


         The Partnership is a Texas limited partnership formed June 30, 1989. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. The Partnership owns Property Interests in producing oil and gas properties within the continental United States in which the Companion Partnership also managed by the Managing General Partner owns the non-operating interests. By the end of October 1989, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997, approximately 48% of the Partnership's revenue was attributable to natural gas production. The Partnership has, from time to time, performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner or third parties to perform these operations, which amounts have been subsequently repaid. For information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.



         Investors made contributions of $8,329,500 in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $70,596. Additionally, pursuant to the presentment right set forth in the Partnership Agreement, it has purchased 7,514 Units from Investors. From inception through July 31, 1998, the Partnership has made net cash distributions to its Investors totaling $8,878,300. Details of the amounts of cash distributions made to partners over the past three years and nine months are set out under "Cash Distributions" below. Through July 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $1,139,613 with respect to its general partner interest, and $243,617 related to its limited partner interest. On a per Unit basis, Investors had received, as of July 31, 1998, $106.59 per $100 Unit, or approximately 106.6% of their initial capital contributions.



         At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $16.73 per barrel of oil and $1.74 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired by the end of October 1989 when current prices were predicted to escalate according to certain parameters from then current levels to approximately $25.39 per barrel of oil and $3.05 per Mcf of natural gas during 1997. Generally prices did not escalate at the rate anticipated. Most of the Partnership's reserves were produced from 1990 to 1994, during which time the oil prices received by the Partnership for its production in fact averaged $17.45 per barrel and the prices for natural gas averaged approximately $1.79 per Mcf. A comparison of oil and gas prices as described in this paragraph appears in the graph presented below.


         The following graphs illustrate the effect on Partnership performance of the variance between oil and gas prices projected at the time of acquisition of the Partnership's Property Interests and actual oil and gas prices received for production (as illustrated in the second graph) during the Partnership's existence.

                     [GRAPH: 1 page of gas properties info]

                     [GRAPH: 1 page of oil properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise.

CASH DISTRIBUTIONS


         Cash distributions are made to the partners in the Partnership on a quarterly basis. During the past three years and the first nine months of 1998, aggregate cash distributions made to all partners in the Partnership (including the Managing General Partner) and the cash distributions per Unit made to the Investors were:



         1995                       $      327,156               $    3.32    per $100 Unit
         1996                       $      621,647               $    6.25    per $100 Unit
         1997                       $    1,171,200               $   12.63    per $100 Unit
         9 Mo. Ended 9/30/98        $      763,666               $    8.38    per $100 Unit


TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP




         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of Units, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or with respect to Units it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:


         o The Managing General Partner has received management fees of $208,238, internal acquisition costs reimbursements of $353,837 and formation costs reimbursements of $166,590 from the Partnership from inception through December 31, 1997, none of which has been received during the two years ended December 31, 1997.


         o The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. During the years ended December 31, 1997 and December 31, 1996 the aggregate operating fees paid to the Company as operator by the Partnership were $37,716 and $39,208, respectively. Monthly operating fees range from $200 to $1,100 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well).
                 If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "Special Factors--Managing General Partner Benefits" in this Supplement.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $1,093,481 in the general and administrative overhead allowance from the Partnership, of which $124,942 and $124,943 has been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has been reimbursed $42,650 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $3,070 and $4,107 has been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

NO TRADING MARKET


         There is no trading market for the Units, and none is expected to develop, as described above under "Special Factors--Fairness of Proposed Sale of Assets to the Managing General Partner as Compared to Continuing Operations." Under the Partnership Agreement, Investors have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 661 Investors invested in the Partnership. As of __________, 1998, there were 626 Investors (excluding the Managing General Partner). The number of Units in the Partnership issued and outstanding at that date was 83,295. Through December 31, 1997, the Managing General Partner had purchased 7,514 Units from Investors pursuant to the right of presentment. The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase.


PRINCIPAL HOLDERS OF INVESTOR UNITS

         The Managing General Partner holds 9.11% of all outstanding Units of the Partnership, resulting from the purchase of Units from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is one other holder of Units that holds more than 5% of the Units, representing approximately 14.5% of the total Units outstanding.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.



                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following briefly summarizes the federal income tax consequences set forth under "Federal Income Tax Consequences of Adoption of the
Proposals"in the Joint Proxy Statement/Prospectus.   Statements of legal
conclusions herein regarding tax consequences are based upon an opinion of Hoops & Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.



         A MORE COMPLETE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to individual Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, tax exempt entity, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.


         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES


         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected, however, that Investors will realize a net taxable gain upon the sale of the Partnership properties. Notwithstanding the foregoing, Investors are not expected to realize any gain or loss upon the sale of properties the Partnership receives from its Companion Partnership and sells to the Managing General Partners. Because the oil and gas properties, and related assets, owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Investors generally will be governed by Section 1231 of the Code. Realized gains and losses generally must be recognized and reported in the year the sale occurs. Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIP


         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.
Because each Investor paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Investors will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.


         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.


         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes.


         THE FOREGOING DISCUSSION IS A SUMMARY OF THE INCOME TAX CONSEQUENCES SET FORTH UNDER "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS" IN THE JOINT PROXY STATEMENT/PROSPECTUS. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM, HER OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.


                       SELECTED FINANCIAL INFORMATION AND
                         PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 attached hereto.



         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that investors choose to take all of their distributions from sale of the properties in cash) and the effect of the Sonat Properties Acquisition are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".


            OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCK
                       IF INVESTORS APPROVE THE PROPOSAL

VOTING PROCEDURES


         The Joint Proxy Statement/Prospectus contains detailed procedures to be followed by investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the investors marked on the Proxies to be effective. The following is a summary of certain of these procedures:


         (a) Investors may make their elections on the subscription signed by all subscribers commencing upon delivery of this Joint Proxy
Statement/Prospectus and continuing until the Due Date.

         (b) If Investors in the Partnership (and its Companion Partnership) vote to approve the Proposal, Investors may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.


         (c) Investors failing to submit proxies by the Special Meeting Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive, along with non-subscribing investors who timely submit proxies, their distribution in cash. See "The Proposals--Vote Required" in the Joint Proxy Statement/Prospectus.



OFFER OF SWIFT COMMON STOCK


         Investor Election to Purchase Shares


         In connection with the concurrent Proposals for sale of all of the oil and gas assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering up to 2,500,000 shares of the Company's Common Stock. Upon approval of the Proposals by the Partnership and its Companion Partnership and sale of the Partnership's oil and gas assets, the Partnership's assets will consist solely of cash which each investor as an Eligible Purchaser of the Partnership will be entitled to receive as a distribution. The Company hereby offers to each such Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Eligible Purchaser will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Each such Eligible Purchase may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

                               TABLE OF CONTENTS



THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Background and Purpose of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Proposed Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Reasons for the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Current Liquidating Distribution Lowers Volatility Risk  . . . . . . . . . . . . . . . . . . . . . . . 8
                 Decreasing Cash Flow While Expenses Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Limited Partners' Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Collective Analysis of Purchase Price; Premium over Fair Market Value  . . . . . . . . . . . . . . . . . . . . 9
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  10
         "Special Factors" Section in the Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . .  11
         Estimates of Liquidating Net Cash Distribution Amount if the Proposal is Approved  . . . . . . . . . . . . .  11
         Estimates of Net Cash Distributions Available from Continued Operations  . . . . . . . . . . . . . . . . . .  13
         Fairness of Proposed Sale of Assets to the Managing General Partner
                 as Compared to Continuing Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

VOTING ON THE PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Transactions Between the Managing General Partner and the Partnership  . . . . . . . . . . . . . . . . . . .  23
         No Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Principal Holders of Investor Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Liquidation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Capital Gain Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Passive Loss Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26






                                      (i)

SELECTED FINANCIAL INFORMATION AND PROFORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCKIF INVESTORS APPROVE THE PROPOSAL  . . . . . . . . . . . . . .  27
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Offer of Swift Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 New York Stock Exchange and Pacific Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . .  28
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

FORM OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (A)






                                      (ii)

                                  ATTACHMENT A



                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee   FAIR MARKET VALUE ESTIMATE
      Board of Directors               SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.
                                       97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Income Partners 1989-B, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $3,083,309.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon it the reserve category.

Swift Energy Company                  -2-                         April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                  -3-                         April 17, 1998

H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.



                                        /s/ JAMES H. HARTSOCK
                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President



JHH:akr


Attachment

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 ATTACHMENT II

                         PETROLEUM RESERVES DEFINITIONS
   SOCIETY OF PETROLEUM ENGINEERS (SPE) AND WORLD PETROLEUM CONGRESS (WPC)(1)

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the SPE and WPC in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage of processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.


--------------------------

(1) Approved by the Board of Directors. Society of Petroleum Engineers (SPE), Inc. on March 7, 1997.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserve which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that project will proceed. Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be a least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be a least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

     DEVELOPED: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be sub-categorized as producing or non-producing.

         PRODUCING: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

         NON-PRODUCING. Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

     UNDEVELOPED RESERVES: Undeveloped reserves are expected to be recovered:
     (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

                                  ATTACHMENT B


APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060
                                              RE:      FAIR MARKET VALUE OPINION
                                                         AS OF DECEMBER 31, 1997
                                                    SWIFT ENERGY INCOME PARTNERS
                                                            1989-B, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY INCOME PARTNERS 1989-B, LTD. is $3,083,309.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
------------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE: April 17, 1998
     -------------------------

BEA:mlc

                                  ATTACHMENT C

April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Income Partners 1989-B Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2



         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4


The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Income Partners 1989-B Ltd. interest in the Assets as of the date hereof is $3,028,036.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or

Swift Energy Company
April 20, 1998
Page 5


part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.

Sincerely yours,


/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                  ATTACHMENT D

                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                             SWIFT ENERGY INCOME PARTNERS 1989-B
                                             97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Income Partners 1989-B. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                  -2-                      February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President





JHH:llb

Attachment

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                                  Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                         ------------------------    ---------------------------
                            Oil &                                     Discounted
                         Condensate                                     at 10%
                         (Barrels)      Gas (Mcf)    Nondiscounted     Per Year
                         ----------     ---------    -------------   -----------
Proved Developed          234,286       1,958,153     $ 5,432,973    $ 3,534,920

Proved Undeveloped         23,967         325,869     $   819,122    $   474,497
                          -------       ---------     -----------    -----------
Total Proved              258,253       2,284,022     $ 6,252,095    $ 4,009,417

G&A                                                   $  (787,764)   $  (506,180)
                          -------       ---------     -----------    -----------
Total                     258,253       2,284,022     $ 5,464,331    $ 3,503,237


                          LIMITED PARTNERSHIP INTEREST


                                  Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                         ------------------------    ---------------------------
                            Oil &                                     Discounted
                         Condensate                                     at 10%
                         (Barrels)      Gas (Mcf)    Nondiscounted     Per Year
                         ----------     ---------    -------------   -----------
Proved Developed          199,144       1,664,430     $ 4,608,853    $ 2,997,197

Proved Undeveloped         20,372         276,989     $   657,328    $   367,763
                          -------       ---------     -----------    -----------
Total Proved              219,516       1,941,419     $ 5,266,181    $ 3,364,960

G&A                                                   $  (663,540)   $  (424,947)
                          -------       ---------     -----------    -----------
Total                     219,516       1,941,419     $ 4,602,641    $ 2,940,013



                                   INC89-B.TBL

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 FORM OF PROXY

                   SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON _________, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, duly authorized officers of Swift Energy Company acting in its capacity as Managing General Partner of the Partnership, or any of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes the Proxies or any of them to represent the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY INCOME PARTNERS 1989-B, LTD. (the "Partnership") to be held on __________, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting, and hereby revokes any proxy or proxies heretofore given by the undersigned.


 1. The adoption of a proposal           FOR         AGAINST      ABSTAIN
 ("Proposal") for the sale of
 substantially all of the assets of
 the Partnership to the Managing         [ ]           [ ]          [ ]
 General Partner and the dissolution,
 winding up and termination of the
 Partnership. The undersigned hereby
 directs said proxies to vote:


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS MADE HEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated ________, 1998 is acknowledged.

 PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN THE PROXY IN THE
  ENCLOSED, POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY __________, 1998.

SIGNATURE                                                   DATE
          -----------------------------------                    --------------
SIGNATURE                                                   DATE
          -----------------------------------                    --------------
SIGNATURE                                                   DATE
          -----------------------------------                    --------------

         IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                   SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.
                              (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                              DATED ________, 1998
                      SPECIAL MEETINGS OF THE PARTNERSHIPS
                                      AND
                          OFFERING OF COMMON STOCK OF
                              SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships"), including the Partnership, formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is asking interest holders (referred to herein as "Investors") in the Partnership (and similarly in the other 62 Partnerships) to approve a Proposal to ultimately sell all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $1,427,367, which is a purchase price derived by choosing the higher of two estimates of fair market value of those assets determined by three independent Appraisers, and adding to that higher number a 7.5% premium.

         If the Proposal is approved by Investors in the Partnership and its Companion Partnership, after the ultimate sale of all of its oil and gas assets the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which in turn is to be distributed to the Investors in the Partnership (along with the net of all assets less liabilities of the Partnership) in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, then each Investor can elect, in their sole individual discretion, to receive shares of Common Stock of the Company (without payment of any brokerage commissions) instead of some or all of the cash which they are entitled to receive upon the Partnership's liquidation.

         The reasons for and effects of the Proposals may be different for investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the particular risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors, in connection with the solicitation of proxies by the

Managing General Partner for use at the Special Meeting of the Investors in the Partnership in voting upon the Proposal and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof.

         BOTH THE VOTE UPON THE PROPOSAL AND ANY ELECTION MADE BY AN INDIVIDUAL INVESTOR TO RECEIVE SHARES OF SWIFT ENERGY COMPANY COMMON STOCK ARE SUBJECT TO NUMEROUS RISK FACTORS, INCLUDING THOSE HIGHLIGHTED BELOW. SEE "RISK FACTORS" IN THIS SUPPLEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS FOR A FULL DISCUSSION OF ALL RISK FACTORS.

o Substantial conflicts of interest exist because if the Proposal is approved by the Partnership and its Companion Partnership, the Managing General Partner will purchase all of the oil and gas assets from the Partnership while it serves as its Managing General Partner.

o The purchase price for the Partnership's Property Interests may not be the highest possible price.

o No independent representative negotiated the terms of the purchase price with the Managing General Partner.

o No fairness opinion was acquired regarding the fairness of the purchase price.


o The Managing General Partner may profit from acquisition of the Partnership's oil and gas assets by investing capital in order to develop non-producing reserves of the acquired Property Interests and possibly through improvement in oil and gas prices.



o Estimates of distributions to Investors from continuing operations of the Partnership for the life of its reserves are higher than amounts anticipated to be received if Investors vote in favor of the Proposal. See "Special Factors--Fairness of Proposal of Sale of Assets as Compared to Continuing Operations."


o An election by an Investor to receive shares of Swift Common Stock in lieu of cash distributable to Investors subjects such Investors to the risks of investing in the Company.

                 This Supplement is dated ______________, 1998

                                THE PARTNERSHIP


         The Partnership was formed over five years ago and owns non-operating Property Interests in producing oil and gas properties in six states in which its companion partnership, Swift Energy Operating Partners 1993-B, Ltd. ("Companion Partnership"), formed at approximately the same time and also managed by the Managing General Partner, owns the working interests. The Partnership had expended all of its original capital contributions by the end of October 1993. A majority of the Partnership's oil and gas properties are natural gas properties, representing approximately 60% of the Partnership's 1997 production and approximately 59% of its total proved reserves at December 31, 1997. From time to time, the Companion Partnership has performed workovers and recompletions of wells in which the Partnership has non- operating interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid. The Partnership owns interest in 245 wells in 25 fields.



         The following table presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum. Attachment D to this Supplement is the report dated February 10, 1998 of the audit by H.J. Gruy and Associates, Inc., Independent Petroleum Consultants, of the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, presented both for the Partnership as a whole and as to those reserves solely attributable to the Investors in the Partnership. This report has not been updated to include the effect of production since year-end 1997. In estimating these reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner is not aware of any favorable or adverse event causing a significant change in the estimated amount (as set forth in Attachment D hereto, which is the report of H.J. Gruy and Associates, Inc.) of proved reserves of the properties in which the Partnership owns an interest has occurred between December 31, 1997 and the date of this Supplement.



         The information below includes the location of each field in which the Partnership has an interest, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining other fields in which the Partnership owns a Property Interest, 13 of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other ten fields averages less than 3% of the Partnership's PV- 10 Value at the same date.

                                                             Second           Green          23
                                                             Bayou            Branch       Other
                                                             Field            Field        Fields
                                                       --------------------------------------------
                                                            Cameron          McMullen      AL(1)
                 County and State                           Parish,          County,       LA(2)
                                                               LA               OK         MS(5)
                                                                                           NM(1)
                                                                                           OK(2)
                                                                                           TX(12)

                 Number of Wells                               28               43          174

                                                              Fina            Swift;     Swift and
                 Operator(s)                                                 Vintage     19 others
                                                                            Petroleum

                 % of 12/31/97 PV-10 Value                    43%              26%          31%

                 % of 1997 Production Volumes                 23%              45%          32%




         The Partnership's total assets at year-end 1997 were $2,472,675 and the PV-10 Value of its total proved reserves at the same date was $2,048,682. Based upon the audit of the Partnership's Total Proved Reserves at year-end 1997, those reserves were comprised of the following three categories:

                                  Proved Producing(1)            41%
                                  Behind-Pipe(2)                 25%
                                  Non-Developed(3)               34%
                                                                ----
                                                                100%
                                                                ====

--------------
       (1)Proved producing reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

       (2)Behind-pipe reserves are proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

       (3)Non-developed reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

         Attachment D is the annual reserves audit and independent reserves report prepared by H.J. Gruy and Associates, Inc. as to the Partnership's remaining proved oil and gas reserves available for production over a period in excess of 15 years. These quantities have been given a value based upon prices for oil and gas at December 31, 1997. The value is determined based upon the assumption that these prices will remain in effect over the life of these reserves. This value is then discounted at 10% per year to arrive at the value (in today's dollars) of these revenues ("PV-10 Value"). This PV-10 Value for the Partnership's Property Interests is $2,048,682. It is also estimated that $235,443 in future capital costs must be spent to develop the Partnership's non-producing reserves.


                                  RISK FACTORS


o Although the fair market value of the Property Interests proposed to be purchased from the Partnership by the Managing General Partner was based upon a determination by three independent Appraisers, no opinion was acquired as to the fairness of the ultimate purchase price, which was determined in the Managing General Partner's sole judgment by adding a 7.5% premium over the higher of the two fair market value estimates for the Partnership's Property Interests determined by the Appraisers. Therefore, the purchase price was not determined on an impartial basis by a party not involved in the transaction, and another party intent upon purchasing the Property Interests in the Partnership might have offered a different purchase price. There is no guarantee that the purchase price represents the highest possible price that could be received for the Partnership's Property Interests in all circumstances. It is possible that a higher (or lower) price might be received if these assets were sold on another basis, such as at auction or in negotiated sales. Furthermore, the assessment of the value of the Partnership's proved non-producing reserves could vary widely, given the typical discounting in valuing non-producing reserves.



o The Managing General Partner did not retain an independent representative to act on behalf of the Investors in the Partnership in structuring and negotiating the terms or price of the Proposal or the purchase price. The price at which it is proposed that the Company purchase the Property Interests from the Partnership has not been negotiated at arm's length and is subject to significant conflicts of interest between the Company acting as the purchaser of such properties while serving as the Managing General Partner of the Partnership. If an independent representative had been retained for the Partnership, the terms or price might have been different and possibly more favorable to Investors.



o The fair market value (excluding the 7.5% premium) established for the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although such distributions could be negatively affected by oil and gas decreases.



o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non- operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, even if the Investors in the Partnership approve the Proposal to sell their Property Interests, this may not be done without the approval of a similar Proposal by investors in the Companion Partnership. If either Partnership does not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the investors in each such Partnership.

o A majority of the Partnership's proved oil and gas reserves are non-producing. Because non-producing reserves are traditionally discounted due to future costs which must be incurred to recover those reserves and the risk that any drilling will be unsuccessful, there is a risk that the discount applied to the non-producing reserves by the Petroleum Engineering Consultants could be greater than the discount applied by a third party purchaser. Likewise, it is likely that any drilling conducted on Property Interests acquired from the Partnership has upside potential, the benefit of which will go to the Managing General Partner if it acquires those properties.




o Investors that are subject to federal income tax on an investment in the Partnership are required to recognize gain or loss on the sale of oil and gas assets by the Partnership and the subsequent liquidation of the Partnership. The character of the gain or loss depends on certain factors specific to individual Investors. It is anticipated that Investors that acquired their interests in the original offering and that are subject to federal income tax will recognize a loss for federal income tax purposes. Any tax that may be due must be paid even if such Investors choose to acquire Company Common Stock with some or all of their proceeds from property sales. Investors also should consult their individual tax advisors to determine whether they are subject to any state tax. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus, and "Summary of Federal Income Tax Consequences" in this Supplement.



o Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership, while other Tax Exempt Plans are not expected to be subject to taxation on the sale and liquidation. See "Summary of Federal Income Tax Consequences--Tax Treatment of Tax Exempt Plans--Debt-Financed Property" in this Supplement. It is anticipated that Tax Exempt Plans that acquired their interests in the original offering and that are subject to federal income tax will recognize a loss for federal income tax purposes.



o As currently proposed, Investors that subscribe for Company Common Stock pursuant to this Offering may not receive some or all of the cash which otherwise would be distributed to them as part of the liquidating distribution of their Partnership. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for any Company Common Stock they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Company Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire Company Common Stock rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Because the purchase of shares of Company Common Stock will reduce the cash received by Investors upon the Partnership's liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than any cash liquidating distribution from the Partnership.

See "Risk Factors" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST


         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of the Partnership while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnership. These conflicts of interest are discussed below.


o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an independent representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of the entire transaction.

See "Summary--Conflicts of Interest" and "Conflicts of Interests" in the Joint Proxy Statement/Prospectus.

                                SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE PROPOSAL

         A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit approval of the Proposal by Investors in the Partnership. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time to consider the Proposal to sell the Partnership's Property Interests. The structure being proposed, which involves the sale of the Partnership's oil and gas assets to the Managing General Partner, is being submitted for approval by Investors in an attempt to realize the highest value for those assets. For the reasons set out below, the Managing General Partner believes that the Proposal is fair to Investors in the Partnership, given that the purchase price for these assets has been determined by taking the higher of two fair market value estimates by three independent Appraisers and adding to it a 7.5% premium.

         Approval of the Proposal will have the following effects:


1. The Managing General Partner will purchase all of the oil and gas assets of the Partnership, provided its Companion Partnership has approved its proposal.



2. When the Partnership sells all of its oil and gas assets, it will be required to liquidate and distribute its remaining assets (principally the cash proceeds from the sale) to its partners (including the general partners) in accordance with their respective ownership interests in the Partnership.


3. Investors will be given the option of electing to receive shares of Swift Common Stock, in amounts that they choose on an individual basis, in lieu of some or all of the cash they would be entitled to receive upon the Partnership's liquidation.

4. The Managing General Partner may spend capital to develop non-producing reserves on properties which it acquires from the Partnership, although the properties in which such investment will be made have not yet been determined.



5. Investors in the Partnership may be taxed on the sale of the Partnership's oil and gas assets, although such sale is expected to result in a taxable loss to Investors that acquired their interests in the original offering.


PROPOSED PURCHASE PRICE


         As discussed in greater detail below, the Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $1,234,678. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $1,327,783. The Special Transactions Committee chose the higher of these two determinations as the" Fair Market Value" for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($99,584) above the Fair Market Value to purchase the Partnership's Property Interests, resulting in a purchase price of $1,427,367. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of approximately $81 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference as follows: Attachment A is the fair market value estimate of H.J. Gruy and Associates, Inc., Attachment B is the fair market value estimate of J.R. Butler and Company, and Attachment C is the fair market value estimate of CIBC Oppenheimer Corp. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $2,048,682.


REASONS FOR THE PROPOSAL


         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its partners for the reasons discussed below.



         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for over five years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum at this time, rather than in smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices, relative to such prices in the mid-1990s, makes this an appropriate time to consider the sale of the Partnership's Property Interests and increases the likelihood of maximizing the value of the Partnership's assets, although the future prices and market volatility cannot be predicted with any accuracy.



         Decreasing Cash Flow While Expenses Continue. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will continue to occur while oil field overhead and operating costs ($47,299 in 1997) and direct and general and administrative expenses ($116,395 in 1997) continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses, such as compliance with the securities laws, producing reports to partners and filing partnership tax returns, do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.


         Undeveloped and Behind Pipe Reserves. The Managing General Partner believes that the key factor affecting the Partnership's long-term performance has been the decrease in oil and gas prices that occurred subsequent to the purchase of the Partnership's Property Interests, especially the precipitous decline of gas prices in 1995. Gas prices are expected to continue to vary widely over the remaining life of the Partnership, and such changes in gas prices will affect future estimates of revenues from continued operations of the Partnership. Reduced cash flow affected the ability of the Companion Partnership to develop the significant undeveloped proved reserves in which the Partnership has an interest. Although at December 31, 1997, it was estimated that approximately 44% of the ultimate recoverable reserves in which the Partnership has a non-operating interest were still available for future production, less than half (41%) of these available reserves were proved producing reserves. Of the non-producing reserves (59%), approximately 34% consisted of undeveloped reserves, which require substantial expenditures to drill new wells to recover such reserves. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions to partners can only occur with the investment of new capital. As provided in the Partnership Agreement, the Partnership expended all of the Investors' net commitments for the acquisition of Property Interests many years ago, and it no longer has capital to invest. No additional development activities are contemplated by the Companion Partnership on the properties in which the Partnership has a non-operating interest. The remaining non-producing reserves (25%) are estimated to be behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone.



         Interest Holders' Tax Reporting. Each Investor will continue to have an income tax reporting obligation with respect to his SDIs as long as the Partnership continues to exist. There is no trading market for the SDIs, so Investors generally are unable to dispose of their SDIs. See "Partnership Business and Financial Condition--No Trading Market" in this Supplement. Following the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss under federal income tax laws. See "Summary of Federal Income Tax Consequences--Taxable Gain or Loss upon Sale of Properties" herein. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. See "Summary of Federal Income Tax Consequences--Liquidation of the Partnership" in this Supplement.



See "Summary--Background of the Proposals," "--Purpose and Effect of the Proposals," "--Reasons for the Proposals" and "--Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.


COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler"), which are both petroleum engineering consultants, and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), an investment banking firm, to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The following subsections of the "Special Factors" section of the Joint Proxy Statement/Prospectus should be reviewed for information concerning the selection and qualification of the Appraisers and the parameters of the valuation estimates: "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "Qualification of Appraisers," and "Fair Market Value."


         The Petroleum Engineering Consultants arrived at a fair market valuation estimate based upon appraisal of the projected discounted cash flow from its various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate of the Partnership's Property Interests based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies that are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.


         The process used by the Petroleum Engineering Consultants in preparing their valuation estimate is discussed at length in the Joint Proxy Statement/Prospectus under "Special Factors--Valuation by Petroleum Engineering Consultants." As described therein, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell all of their oil and gas assets and liquidate their Partnerships. The Partnership owns Property Interests in five of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non- producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $1,234,678 as of December 31, 1997.


         The methodology used by CIBC Oppenheimer to prepare its valuation estimate is discussed at length under "Special Factors--Valuation by CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus. CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy which Gruy report dated February 10, 1998 is Attachment D to this Supplement. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. [NEXT IS VARIABLE SENTENCE:] The Partnership has interests in property groups which were in both the "Conventional Case" and the "Non-Conventional Case" categories. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Special Factors--Valuation by CIBC Oppenheimer--Valuation Multiples" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $1,327,783 on December 31, 1997.


         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $1,327,783, represents the Fair Market Value of the Partnership's Property Interests. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two was chosen as the Fair Market Value of the Property Interests owned by the Partnership. The variation between the fair market value estimate of the Partnership's Property Interests prepared by the Petroleum Consulting Engineers, on one hand, and CIBC Oppenheimer on the other was 7%.


DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY


         The Special Transactions Committee presented its recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnership. The Board of Directors of the Company then determined that paying a 7.5% premium over the Fair Market Value of the Partnership's Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. Because the Company has served as Managing General Partner of the Partnership for over five years, it is intimately familiar with the Property Interests owned by the Partnership. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser that was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and associated risks. If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.


         In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.


         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential, without any statistical or analytical study prepared by the Company in the course of determining the amount of this premium. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent third party involved in the decision to pay this premium or in the determination of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnership to purchase its Property Interests is fair.


"SPECIAL FACTORS" SECTION IN THE JOINT PROXY STATEMENT/PROSPECTUS


         The Special Factors section in the Joint Proxy Statement/Prospectus contains a full discussion of the determination of the purchase price proposed to be paid by the Managing General Partner to purchase the Partnership's Property Interests. In addition to those topics discussed at length in this Supplement, the Joint Proxy Statement/Prospectus addresses alternative transactions that were considered but not proposed for the Partnership and the other 62 partnerships to whom similar proposals are being made simultaneously. It also contains information regarding the prior relationships between the Appraisers, the Partnerships and the Managing General Partner, the absence of a request that an independent representative negotiate the terms of the purchase of the Partnership's Property Interests by the Managing General Partner, the manner in which expenses are to be borne for the transaction, the Managing General Partner's source of funds to purchase the Partnership's Property Interests, and the benefits that the Managing General Partner would receive from purchasing such Property Interests.


ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT IF THE PROPOSAL IS
APPROVED


         The purchase price proposed to be paid to the Partnership for its oil and gas assets is the Fair Market Value plus the purchase premium. As is the case with all oil and gas properties purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). A portion of the reserves used to establish the Fair Market Value has been produced during 1998. Most of the net revenue received by the Partnership from the sale of such production since the proposed purchase date (December 31, 1997) has been distributed to the partners during 1998 through quarterly cash distributions or, to the extent not already distributed, will be distributed as part of the Partnership's liquidating distribution.
Accordingly, the actual purchase price which will be paid to the Partnership will be reduced by the amount of net production revenue received by the Partnership after December 31, 1997.



         Set forth in the table below are estimated net proceeds that the Partnership may realize from the sale of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership and estimated interim net cash distributions from January 1, 1998 until September 30, 1998, resulting in an estimate of the amount of net cash distributions available for Investors as a result of such sale.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION

         Fair Market Value of Partnership Property Interests(1)
                 (Gross Sales Proceeds)                                             $       1,327,783

         Purchase Premium (7.5% of Fair Market Value)(2)                            $          99,584
         Estimated Selling and Dissolution Expenses(3)                              $         (39,833)
                 (3% of the Fair Market Value)

         Net Assets(4)                                                              $         407,365

         Estimated Interim Cash Distributions(5)                                    $        (309,950)
                                                                                    -----------------
         Estimated Net Distributions to Partners(6)                                 $       1,484,949
                                                                                    =================

                 Amount Distributable
                 to Investors(6)                   $        1,244,964
                 Amount Distributable
                 to General Partners(6)(7)         $          239,985
                                                    -----------------

                                                   $        1,484,949
                                                    =================

         ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $1.00 SDI                $            0.20
                                                                                    =================
         MINIMUM NUMBER OF SDIS NECESSARY TO PURCHASE 100 SHARES OF SWIFT
                          ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                        9,000
                                                                                    =================


----------------------------------------------


(1) Represents the higher of two fair market value estimates by the Appraisers.

(2)      As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December
         31, 1997.

(5) Estimated cash distributions paid to the partners from January 1, 1998 to September 30, 1998.

(6) Estimated net cash distributions are allocated to the Investors and the General Partners pursuant to the Partnership's limited partnership agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.

(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers, if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, such Investors will be Eligible Purchasers. The minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $0.20 per $1.00 SDI, the number of SDIs shown above is the minimum number of SDIs which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800. The minimum number of Units shown is subject to change, based upon the price for Swift Common Stock at a future date as specified under "Offering of Shares of Swift Energy Company Common Stock if Investors Approve the Proposal--Offer of Swift Common Stock--Purchase Price" in this Supplement. However, if an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum share purchase requirement of a round lot of 100 shares.


ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS


         If the Partnership were to retain its Property Interests until they have reached their economic limit, the table below estimates the return to Investors, without regard to amounts distributable to the General Partners, discounted to present value, based upon 1997 year-end pricing without escalation and upon the discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by estimates of continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership's Companion Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.


                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS



Estimated Future Net Revenues from Continued Operations until                     $           2,689,779
Depletion(1)
Estimated Interim Net Cash Distributions(2)                                       $            (280,700)

Estimated Partnership Direct and Administrative Expenses(3)                       $            (338,912)

Net Assets(4)                                                                     $             346,260
                                                                                  ---------------------
Net Cash Distributions to Investors(5)                                            $           2,416,427
                                                                                  =====================


NET CASH DISTRIBUTIONS PER $1.00 SDI                                              $                0.39

PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $1.00 SDI(5)(6)                       $                0.25



-----------------------------------------


(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "Special Factors--Reasons for the Proposal" in this Supplement. The actual prices that will be received and the associated costs are likely to vary and may be more or less than those projected. See "Partnership Business and Financial Condition" in this Supplement.

(2) Estimated net cash distributions paid to Investors from January 1, 1998 to September 30, 1998 in order to present this information on a comparative basis (in relation to the preceding table) as of September 30, 1998.


(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to the partners in accordance with the Partnership's limited partnership agreement. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until liquidation of the Partnership, final costs and other contingencies and circumstances.


FAIRNESS OF PROPOSED SALE OF ASSETS TO THE MANAGING GENERAL PARTNER
   AS COMPARED TO CONTINUING OPERATIONS



         Based on the above tables, it is estimated that an Investor could expect to receive $0.20 per $1.00 SDI upon the sale of the Partnership's Property Interests as of September 30, 1998. In comparison, it is estimated that an Investor could expect to receive $0.25 per $1.00 SDI, discounted to present value at 10% per annum ($0.39 per $1.00 SDI on an undiscounted basis) if the Partnership continued operations. The Managing General Partner believes that the Proposal to sell the Partnership's Property Interest as compared to continuing operations is fair to Investors for the reasons discussed below.



         Although the estimates contained in the two tables above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 25% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership currently, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum at this time. The estimates of net cash distributions from continued operations are based upon 1997 year- end pricing. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subject Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for SDIs in the Partnership, the only other comparable value for SDIs is the 1997 "SDI Value," which, as explained below, is the amount calculated on an annual basis under the terms of the limited partnership agreement at which the Managing General Partner can offer to repurchase SDIs from Investors. As of January 1, 1997, this "SDI Value" was $0.37 per $1.00 SDI. In 1997, the Investors received net cash distributions of $0.08 per $1.00 SDI, and are estimated to receive another $0.05 per $1.00 SDI before September 30, 1998, which converts to a comparable value of $0.24 per $1.00 SDI before any adjustments to quantities of reserves or oil and gas prices during this almost two year period. Under the terms set out in the partnership agreement, each year the Managing General Partner is required to furnish to Investors the SDI Value, and Investors have the right to present their SDIs for purchase by the Managing General Partner for the SDI Value. The SDI Value amount is determined on an entirely different basis than the estimates of fair market value by the Appraisers. Furthermore, the SDI Value was calculated over one year ago, with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of SDI Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. SDI Value is derived by taking 70% of the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis, plus cash and accounts receivable less outstanding debts and obligations of the Partnership.


         Although the PV-10 Value of the Partnership's Property Interests is higher than the purchase price proposed if the Proposal is approved, the Managing General Partner does not believe that the PV-10 Value accurately reflects the amount that oil and gas industry members are currently paying to purchase producing properties on the open market.

FAIRNESS OF PROPOSED SALE


         The Managing General Partner believes that the entire transaction related to the Proposals involving the proposed method of sales of the Partnerships' Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:



         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests. The price to be paid by the Company to purchase the Partnership's Property Interests was determined in the Managing General Partner's sole judgment by adding a 7.5% premium to the higher of the two estimates by the Appraisers of the fair market value of the Partnership's Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships", "--Fair Market Value," "--Valuation by Petroleum Engineering Consultants," "--Valuation by CIBC Oppenheimer" and "--Collective Analysis of Purchase Price" in the Joint Proxy Statement/Prospectus.



         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by the Partnership's Companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.


         4. If the Proposals are approved by investors in any of the 63 Partnerships considering similar proposals, it is likely that the Managing General Partner will expend the capital necessary to develop non- producing reserves on the Property Interests purchased by the Managing General Partner from those Partnerships. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer of Swift Common Stock" below.



         5. In structuring the Proposal and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on any taxable income resulting from the Partnership's sale of oil and gas assets, without regard to whether the Investor has cash proceeds remaining from his liquidating distribution to pay such tax. Investors that purchased their interests in the original offering, however, are not expected to recognize gain on the sale.



         The determination by the Special Transactions Committee to pay the purchase premium, the independent Appraisers' determination of the fair market value of the properties, and the payment of a 7.5% premium do not necessarily remove the substantial conflicts of interest which exist in the transaction between the Company serving as Managing General Partner of the Partnership and also acting as the purchaser of the Property Interests from the Partnership.
No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Company to purchase the Partnership's oil and gas assets. The Company determined that rather than setting the purchase price for Partnership Property Interests itself, it would be preferable to instead request three different independent Appraisers to determine two sets of fair market values at which such Property Interests should be purchased and then to choose the higher of those two values. The Managing General Partner believes that when the Appraisers rendered their opinions as to the "fair market value" of the Partnership's Property Interests, inherent within their appraisal opinions were the Appraisers' determination that these "fair market values" were "fair," or such determinations would not have been made. Consequently, no independent fairness opinion was requested regarding "fair market values" or upon the premium. The Managing General Partner believes that adding a 7.5% premium to the highest of the two fair market value determinations made by the three Appraisers only serves to increase the amount to be paid to Investors upon liquidation of the Partnership and does not require a separate fairness opinion. The determination by a third party purchaser as to the purchase price might be more or less than that being proposed by the Managing General Partner as a purchase price for these Property Interests.

         The determination to submit the Proposal to Investors in which the Company would purchase the Property Interests of the Partnership was deemed by the Managing General Partner to be the most appropriate time and method for liquidation of the Partnership. This decision was made in light of full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the Property Interests, rather than the Managing General Partner setting that value and requesting a fairness opinion, were based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby.


See "Special Factors--Fairness of Proposed Sale" in the Joint Proxy Statement/Prospectus.


MANAGING GENERAL PARTNER BENEFITS



         Benefits accruing to the Company resulting from the purchase of the Partnerships' Property Interests include the following: the Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner interests and any SDIs it owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnership's Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnership's Property Interests itself, the Managing General Partner will be able to maintain its position as operator of certain properties in which the Partnership owns an interest. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. The sale of the Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets by a significant amount. Lastly, if individual Investors which approve the Proposal elect to purchase Company Common Stock, rather than receiving cash upon liquidation of the Partnership, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.


See "Special Factors--Managing General Partner Benefits" in the Joint Proxy Statement/Prospectus.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS


         Simultaneous Proposals are being made to investors in the Partnership's Companion Partnership. If both the Partnership and its Companion Partnership do not approve their respective Proposals, it is likely to affect the ability of the Partnership to consummate the sale of its Property Interests. Although the Investors in the Partnership may desire to sell their Property Interests, the separation of the working interest and the non-operating interests in the same properties may affect the salability of those interests on a permanent basis. If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a non-operating interest is likely to be negatively affected by the lack of control over operations. [VARIABLE REVERSAL: If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a working interest burdened by a large non- operating interest is likely to be lowered significantly.] If the Partnership's Companion Partnership does not approve its Proposal, then the Managing General Partner will advise the Investors in the Partnership. If the investors in the Partnership's Companion Partnership do not vote in favor of its Proposal, then it is likely that the Partnership will continue operations and will produce its reserves until depletion, with steadily decreasing rates of cash flow, and consequently steadily decreasing amounts of cash distributions to the Investors.

                             VOTING ON THE PROPOSAL


         The Joint Proxy Statement/Prospectus and the Proxy enclosed with this Supplement are being provided for use at the Special Meeting of Investors of the Partnership and at any adjournment or postponement of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on _______, __________, 1998. The Meeting is being called for the purpose of considering and voting upon the Proposal to ultimately sell all of the oil and gas assets of the Partnership to the Company, and to dissolve, wind up and terminate the Partnership, and to transact such other business as may be properly presented at the Meeting, all in accordance with the terms and provisions of the Partnership's limited partnership agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about ____________, 1998.



          Pursuant to the terms of the Partnership Agreement, the Partnership, if not terminated earlier, will continue in being through December 31, 2021, at which point it will terminate automatically.



         Under the Partnership Agreement, the Proposal must be approved by the affirmative vote of Investors holding more than 50% of SDIs in the Partnership as of the Record Date (defined below). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposal (which will result in liquidation and dissolution of the Partnership). As of the Record Date, 6,076,102 SDIs were outstanding and held by record holders (excluding the SDIs held by the Managing General Partner). Accordingly, the affirmative vote of
holders of at least 3,038,052 SDIs is required to approve the Proposal.   Each
Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of the Meeting and is entitled to one vote for each SDI held by such Investor. VJM Corporation, a California corporation, is the Special General Partner of the Partnership, and owns a 0.75% interest in the Partnership as a general partner, but owns no SDIs. The Managing General Partner owns a general partner interest in the Partnership of 14.25%. Additionally, the Managing General Partner owns 161,000 outstanding SDIs in the Partnership, which ownership results from the Managing General Partner's purchase over the life of the Partnership of SDIs from Investors under the right of presentment, contained in the Partnership Agreement. Under the Partnership Agreement, the Managing General Partner may not vote any SDIs owned by it for matters such as the Proposal. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposal, its SDIs are excluded from the total number of voting SDIs.


VOTE REQUIRED

         The actual proxy to be used to register the vote on the Proposal before you is the separate green sheet of paper included with this Supplement and Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.

         If a proxy is properly signed and is not revoked by an Investor, the SDIs it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the SDIs will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting.

Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 prior to the time the vote is taken.

SOLICITATION


         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of the Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs will be allocated 85% to the Investors and 15% to the general partners pursuant to the terms of the Partnership Agreement. As the Managing General Partner holds approximately 2.58% of the SDIs held by all Investors, 2.58% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to the portion of the Partnership's total costs borne by the general partners by virtue of their interest in the Partnership as general partners. Solicitations will be made primarily by mail. In addition, a number of regular or temporary employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.


                  PARTNERSHIP BUSINESS AND FINANCIAL CONDITION


         The Partnership is a Texas limited partnership formed June 30, 1993. SDIs in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. The Partnership owns non-operating Property Interests in producing oil and gas properties within the continental United States in which the Companion Partnership also managed by the Managing General Partner owns the working interests. By the end of October 1993, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997, approximately 58% of the Partnership's revenue was attributable to natural gas production. From time to time, the Companion Partnership has performed workovers and recompletions on wells in which the Partnership has non- operating interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid. For information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.



         Investors made contributions of $6,237,102, in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $810,823. Additionally, pursuant to the right of presentment set forth in the Partnership Agreement, it has purchased 161,000 SDIs from Investors. From inception through July 31, 1998, the Partnership has made net cash distributions to its Investors totaling $2,760,200. Details of the amounts of cash distributions made to partners over the past three years and nine months are set out under "Cash Distributions" below. Through July 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $453,472 with respect to its general partner interest, and $35,724 related to the number of SDIs it purchased from Investors. On a per SDI basis, Investors had received, as of July 31, 1998, $0.44 per $1.00 SDI, or approximately 44.3% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $19.70 per barrel of oil and $2.06 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired by the end of October 1993 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $25.05 per barrel of oil and $2.63 per Mcf of natural gas during 1997. The predicted price increases did not occur, and prices fell precipitously from 1994 to 1995. Most of the Partnership's reserves were produced from 1993 to 1997, during which time the oil prices received by the Partnership for its production in fact averaged $16.48 per barrel, but the prices for the Partnership's principal asset, natural gas, averaged approximately $2.14 per Mcf. A comparison of oil and gas prices as described in this paragraph appears in the graph presented below.


         The following graphs illustrate the effect on Partnership performance of the variance between oil and gas prices projected at the time of acquisition of the Partnership's Property Interests and actual oil and gas prices received for production (as illustrated in the second graph) during the Partnership's existence.

                     [GRAPH: 1 page of gas properties info]

                     [GRAPH: 1 page of oil properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise.

CASH DISTRIBUTIONS


         Cash distributions are made to the partners in the Partnership on a quarterly basis. During the past three years and the first nine months of 1998, aggregate cash distributions made to all partners in the Partnership (including the Managing General Partner) and the cash distributions per SDI made to the Investors were:



         1995                              $      612,756               $    0.09    per $1.00 SDI
         1996                              $      503,718               $    0.07    per $1.00 SDI
         1997                              $      575,226               $    0.08    per $1.00 SDI
         9 Mo. Ended 9/30/98               $      309,950               $    0.05    per $1.00 SDI


TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP


         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of SDIs, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or with respect to SDIs it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:


         o The Managing General Partner has received internal acquisition costs reimbursements of $297,224 from the Partnership from inception through December 31, 1997, none of which has been received during the two years ended December 31, 1997.


         o The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. During the years ended December 31, 1997 and December 31, 1996 the aggregate operating fees paid to the Company as operator by the Partnership were $38,127 and $43,502, respectively. Monthly operating fees range from $400 to $1,500 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well).
                 If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "Special Factors--Managing General Partner Benefits" in this Supplement.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $458,444 in the general and administrative overhead allowance from the Partnership, of which $93,557 and $93,557 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has been reimbursed $12,908 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $2,280 and $3,127 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has received a nonaccountable incentive amount of $123,405 for services rendered from inception through December 31, 1997, of which $8,029 and $9,218 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

NO TRADING MARKET


         There is no trading market for the SDIs, and none is expected to develop, as described above under "Special Factors--Fairness of Proposed Sale of Assets to the Managing General Partner as Compared to Continuing Operations." Under the Partnership Agreement, Investors have the right to present their SDIs to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 576 Investors invested in the Partnership. As of __________, 1998, there were 559 Investors (excluding the Managing General Partner). The number of SDIs in the Partnership issued and outstanding at that date was 6,237,102. Through December 31, 1997, the Managing General Partner had purchased 161,000 SDIs from Investors pursuant to the right of presentment. The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase.


PRINCIPAL HOLDERS OF INVESTOR SDIS

         The Managing General Partner holds 2.58% of all outstanding SDIs of the Partnership, resulting from the purchase of SDIs from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no holder of SDIs that holds more than 5% of the SDIs.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.



                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following briefly summarizes the federal income tax consequences set forth under "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus. Statements of legal conclusions herein regarding tax consequences are based upon an opinion of Hoops and Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), a private letter ruling dated February 6, 1991 and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.



         A MORE COMPLETE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to Tax Exempt Plans that are Investors who are the original purchasers of the SDIs and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.


TAX TREATMENT OF TAX EXEMPT PLANS

         SALE OF PROPERTY INTEREST AND LIQUIDATION OF PARTNERSHIP

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Internal Revenue Service has previously ruled that the Partnership's net profits interest, as structured under the net profits agreement, is a royalty, as are any overriding royalties the Partnership may own. To the extent that the Property Interest is not debt-financed property, neither the sale of the Property Interest by the Partnership nor the liquidation of the Partnership is expected to cause Investors that are Tax Exempt Plans either taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interest for federal income tax purposes.

         DEBT-FINANCED PROPERTY

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its Partnership interest or had borrowed funds either before or after it acquired its Partnership Interest, its pro rata share of Partnership gain on the sale of the Property Interest may be UBTI. If a Tax Exempt Plan has not caused its Partnership Interest to be debt-financed property, and based upon representations of the Managing General, the Property Interest is not expected to be considered debt-financed property.

TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING

         All references hereinbelow to Investors refers solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans whose Partnership Interest is debt-financed. To the extent that a Tax Exempt Plan's Partnership Interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interest and liquidation of the Partnership that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage"). A similar calculation is used to determine the allowable deductions.

         Tax Exempt Plans with debt-financed Partnership Interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnership Property Interest and the liquidation of the Partnership assumes that all of an Investor's income, gain, loss and deduction from the Partnership is subject to federal taxation.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES


         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected, however, that Investors will realize a net taxable loss upon the sale of the Partnership properties.


         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.


         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. An Investor's share of any gain or loss realized upon the sale of the net profits interest is expected to be characterized as portfolio income or loss and may not be offset, or be offset by, passive activity gains or losses.


         THE FOREGOING DISCUSSION IS A SUMMARY OF THE INCOME TAX CONSEQUENCES SET FORTH UNDER "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS" IN THE JOINT PROXY STATEMENT/PROSPECTUS. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM, HER OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                         PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 attached hereto.



         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that investors choose to take all of their distributions from sale of the properties in cash) and the effect of the Sonat Properties Acquisition are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".


            OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCK
                       IF INVESTORS APPROVE THE PROPOSAL

VOTING PROCEDURES


         The Joint Proxy Statement/Prospectus contains detailed procedures to be followed by investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the investors marked on the Proxies and subscription agreement to be effective. The following is a summary of certain of these procedures:


         (a) Investors may make their elections on the subscription agreement signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date.

         (b) If Investors in the Partnership (and its Companion Partnership) vote to approve the Proposal, Investors may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.


         (c) Investors failing to submit proxies by the Special Meeting Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive along with non-subscribing investors who timely submitted proxies their distribution in cash. See "The Proposals--Vote Required" in the Joint Proxy Statement/Prospectus.



OFFER OF SWIFT COMMON STOCK


         Investor Election to Purchase Shares


         In connection with the concurrent Proposals for sale of all of the oil and gas assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering up to 2,500,000 shares of the Company's Common Stock. Upon approval of the Proposals by the Partnership and its Companion Partnership and sale of the Partnership's oil and gas assets, the Partnership's assets will consist solely of cash which each investor as an Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each such Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Each such Eligible Purchaser may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or
(ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.


         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the Shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later subscription agreement, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

                               TABLE OF CONTENTS




THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Background and Purpose of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Proposed Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Reasons for the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Current Liquidating Distribution Lowers Volatility Risk  . . . . . . . . . . . . . . . . . . . . . . . 8
                 Decreasing Cash Flow While Expenses Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Undeveloped and Behind Pipe Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 Interest Holders' Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Collective Analysis of Purchase Price; Premium over Fair Market Value  . . . . . . . . . . . . . . . . . . . . 9
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  11
         "Special Factors" Section in the Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . .  12
         Estimates of Liquidating Net Cash Distribution Amount if the Proposal is Approved  . . . . . . . . . . . . .  12
         Estimates of Net Cash Distributions Available from Continued Operations  . . . . . . . . . . . . . . . . . .  14
         Fairness of Proposed Sale of Assets to the Managing General Partner
                 as Compared to Continuing Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

VOTING ON THE PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Transactions Between the Managing General Partner and the Partnership  . . . . . . . . . . . . . . . . . . .  24
         No Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Principal Holders of Investor SDIs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Tax Treatment of Tax Exempt Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Sale of Property Interest and Liquidation of Partnership . . . . . . . . . . . . . . . . . . . . . .  26
                 Debt-Financed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Tax Treatment of Investors Subject to Federal Income Tax Due to Debt-Financing . . . . . . . . . . . . . . .  27






                                      (i)

                 Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Liquidation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Capital Gain Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Passive Loss Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SELECTED FINANCIAL INFORMATION AND
         PROFORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCKIF INVESTORS APPROVE THE PROPOSAL  . . . . . . . . . . . . . .  29
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Offer of Swift Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 New York Stock Exchange and Pacific Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . .  30
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

FORM OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (A)






                                      (ii)

                                  ATTACHMENT A


                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee  FAIR MARKET VALUE ESTIMATE
      Board of Directors              SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.
                                      97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Pension Partners 1993-B, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $1,234,678.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon it the reserve category.

Swift Energy Company                    -2-                    April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 ATTACHMENT II

                         PETROLEUM RESERVES DEFINITIONS
   SOCIETY OF PETROLEUM ENGINEERS (SPE) AND WORLD PETROLEUM CONGRESS (WPC)(1)

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the SPE and WPC in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage of processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.


--------------------------

(1) Approved by the Board of Directors. Society of Petroleum Engineers (SPE), Inc. on March 7, 1997.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserve which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that project will proceed. Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be a least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be a least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

     DEVELOPED: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be sub-categorized as producing or non-producing.

         PRODUCING: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

         NON-PRODUCING. Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

     UNDEVELOPED RESERVES: Undeveloped reserves are expected to be recovered:
     (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

                                  ATTACHMENT B


APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060

                                              RE:  FAIR MARKET VALUE OPINION
                                                   AS OF DECEMBER 31, 1997
                                                   SWIFT ENERGY PENSION PARTNERS
                                                   1993-B, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY PENSION PARTNERS 1993-B, LTD. is $1,234,678.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

 JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
----------------------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE:     April 17, 1998
     -----------------------------------

BEA:mlc

                                  ATTACHMENT C


April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Pension Partners 1993-B Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2



         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4


The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Pension Partners 1993-B Ltd. interest in the Assets as of the date hereof is $1,327,783.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or

Swift Energy Company
April 20, 1998
Page 5


part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.


Sincerely yours,

/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                  ATTACHMENT D


                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                            SWIFT ENERGY PENSION PARTNERS 1993-B
                                            97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Pension Partners 1993-B. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                    -2-                    February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                              Estimated                     Estimated
                             Net Reserves              Future Net Cash Flow
                       -----------------------     ----------------------------
                          Oil &                                      Discounted
                       Condensate                                      at 10%
                        (Barrels)    Gas (Mcf)     Nondiscounted      Per Year
                       ----------    ---------     -------------    -----------
Proved Developed         86,068        767,586      $ 2,009,694     $ 1,379,900

Proved Undeveloped       47,447        388,334      $ 1,154,759     $   668,782
                        -------      ---------      -----------     -----------
Total Proved            133,515      1,155,920      $ 3,164,453     $ 2,048,682

G&A                                                 $  (398,720)    $  (259,119)
                        -------      ---------      -----------     -----------
Total                   133,515      1,155,920      $ 2,765,733     $ 1,789,563


                          LIMITED PARTNERSHIP INTEREST


                                 Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                        --------------------------    --------------------------
                           Oil &                                      Discounted
                        Condensate                                      at 10%
                         (Barrels)       Gas (Mcf)    Nondiscounted    Per Year
                        ----------       ---------    -------------   ----------
Proved Developed           73,158         652,444      $1,708,233     $1,172,915

Proved Undeveloped         40,330         330,084      $  981,546     $  568,465
                          -------         -------      ----------     ----------
Total Proved              113,488         982,528      $2,689,779     $1,741,380

G&A                                                    $ (338,912)    $ (220,251)
                          -------         -------      ----------     ----------
Total                     113,488         982,528      $2,350,867     $1,521,129



                                   PEN93-B.TBL

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1) Contained in Securities and Exchange Commission Regulation S-X,
    Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                 FORM OF PROXY

                   SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF INTEREST HOLDERS TO BE HELD ON __________, 1998


         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, duly authorized officers of Swift Energy Company acting in its capacity as Managing General Partner of the Partnership, or any of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes the Proxies or any of them to represent the undersigned at a Special Meeting of the Interest Holders (the "Meeting") of SWIFT ENERGY PENSION PARTNERS 1993-B, LTD. (the "Partnership") to be held on __________, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership SDIs standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting, and hereby revokes any proxy or proxies heretofore given by the undersigned.



 1.     The adoption of a proposal              FOR       AGAINST      ABSTAIN
 ("Proposal") for the ultimate sale             [ ]         [ ]          [ ]
 of substantially all of the assets
 of the Partnership to the Managing
 General Partner and the dissolution,
 winding up and termination of the
 Partnership. The undersigned hereby
 directs said proxies to vote:



2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.



         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS MADE HEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.



         Receipt of the Partnership's Notice of Special Meeting of Interest Holders and Proxy Statement dated __________, 1998 is acknowledged.



    PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN THE PROXY IN THE
      ENCLOSED, POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY _________, 1998.



SIGNATURE                                          DATE
         ----------------------------                  -------------------

SIGNATURE                                          DATE
         ----------------------------                  -------------------

SIGNATURE                                          DATE
         ----------------------------                  -------------------



         IF INTEREST HOLDER SDIS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                     [REPRESENTS INITIAL FILING WITH SEC]

                   SWIFT ENERGY INCOME PARTNERS 1986-D, LTD.
                              (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                              DATED ________, 1998
                      SPECIAL MEETINGS OF THE PARTNERSHIPS
                                      AND
                          OFFERING OF COMMON STOCK OF
                              SWIFT ENERGY COMPANY


         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships"), including the Partnership, formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is asking limited partners (referred to herein as "Investors") in the Partnership (and similarly in the other 62 Partnerships) to approve a Proposal to sell all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $1,684,539, which is a purchase price derived by choosing the higher of two estimates of fair market value of those assets determined by three independent Appraisers, and adding to that higher number a 7.5% premium.

         If the Proposal is approved by Investors in the Partnership, after the sale of all of its oil and gas assets the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which in turn is to be distributed to the Investors in the Partnership (along with the net of all assets less liabilities of the Partnership) in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, then each Investor can elect, in their sole individual discretion, to receive shares of Common Stock of the Company (without payment of any brokerage commissions) instead of some or all of the cash which they are entitled to receive upon the Partnership's liquidation.

         The reasons for and effects of the Proposals may be different for investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the particular risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors, in connection with the solicitation of proxies by the

Managing General Partner for use at the Special Meeting of the Investors in the Partnership in voting upon the Proposal and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof.

         BOTH THE VOTE UPON THE PROPOSAL AND ANY ELECTION MADE BY AN INDIVIDUAL INVESTOR TO RECEIVE SHARES OF SWIFT ENERGY COMPANY COMMON STOCK ARE SUBJECT TO NUMEROUS RISK FACTORS, INCLUDING THOSE HIGHLIGHTED BELOW. SEE "RISK FACTORS" IN THIS SUPPLEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS FOR A FULL DISCUSSION OF ALL RISK FACTORS.

o Substantial conflicts of interest exist because if the Proposal is approved by the Partnership, the Managing General Partner will purchase all of the oil and gas assets from the Partnership while it serves as its Managing General Partner.

o The purchase price for the Partnership's Property Interests may not be the highest possible price.

o No independent representative negotiated the terms of the purchase price with the Managing General Partner.

o No fairness opinion was acquired regarding the fairness of the purchase price.

o The Managing General Partner may profit from acquisition of the Partnership's oil and gas assets by investing capital in order to develop non-producing reserves of the acquired Property Interests and possibly through improvement in oil and gas prices.

o Estimates of distributions to Investors from continuing operations of the Partnership for the life of its reserves are higher than amounts anticipated to be received if Investors vote in favor of the Proposal. See "Special Factors--Fairness of Proposal of Sale of Assets as Compared to Continuing Operations."

o An election by an Investor to receive shares of Swift Common Stock in lieu of cash distributable to Investors subjects such Investors to the risks of investing in the Company.

                 This Supplement is dated ______________, 1998

                                THE PARTNERSHIP

         The Partnership was formed over eleven years ago and owns working interests in producing oil and gas properties in two states. The Partnership had expended all of its original capital contributions by the end of December 1987. The Partnership's oil and gas properties are principally natural gas properties, representing approximately 78% of the Partnership's 1997 production and approximately 81% of its total proved reserves at December 31, 1997. From time to time, the Partnership has performed workovers and recompletions on wells in which the Partnership has working interests, using funds advanced by the Managing General Partner or third parties, to perform these operations, which amounts have been subsequently repaid. The Partnership owns interest in 128 wells in six fields.

         The following table presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum. Attachment D to this Supplement is the report dated February 10, 1998 of the audit by H.J. Gruy and Associates, Inc., Independent Petroleum Consultants, of the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, presented both for the Partnership as a whole and as to those reserves solely attributable to the Investors in the Partnership. This report has not been updated to include the effect of production since year-end 1997. In estimating these reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner is not aware of any favorable or adverse event causing a significant change in the estimated amount (as set forth in Attachment D hereto, which is the report of H.J. Gruy and Associates, Inc.) of proved reserves of the properties in which the Partnership owns an interest has occurred between December 31, 1997 and the date of this Supplement.

         The information below includes the location of each field in which the Partnership has an interest, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining other fields in which the Partnership owns a Property Interest, two of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other two fields averages less than 8% of the Partnership's PV- 10 Value at the same date.

                                                                          4
                                        GIDDINGS         AWP            OTHER
                                         FIELD          FIELD          FIELDS
                                      -----------------------------------------
County and State                        Fayette       McMullen         OK (3)
                                        County,        County,         TX (1)
                                         Texas          Texas

Number of Wells                            19            66              43

Operator(s)                              Swift;         Swift         Swift and
                                       Petrocorp;                     3 others
                                      Geosouthern;
                                    Clayton Williams

% of 12/31/97 PV-10 Value                 60%            22%             18%

% of 1997 Production Volumes              39%            26%             35%


         The Partnership's total assets at year-end 1997 were $2,519,671 and the PV-10 Value of its total proved reserves at the same date was $2,327,010. Based upon the audit of the Partnership's Total Proved Reserves at year-end 1997, those reserves were comprised of the following three categories:

                     Proved Producing(1)              34%
                     Behind-Pipe(2)                   49%
                     Non-Developed(3)                 17%
                                                     ---
                                                     100%
                                                     ===
_________________
         (1) Proved producing reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
         (2) Behind-pipe reserves are proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

         (3) Non-developed reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

         Attachment Dis the annual reserves audit and independent reserves report prepared by H.J. Gruy and Associates, Inc. as to the Partnership's remaining proved oil and gas reserves available for production over a period in excess of 15 years. These quantities have been given a value based upon prices for oil and gas at December 31, 1997. The value is determined based upon the assumption that these prices will remain in effect over the life of these reserves. This value is then discounted at 10% per year to arrive at the value (in today's dollars) of these revenues ("PV-10 Value"). This PV-10 Value for the Partnership's Property Interests is $2,327,010. It is also estimated that $366,621 in future capital costs must be spent to develop the Partnership's non-producing reserves.

                                  RISK FACTORS

o Although the fair market value of the Property Interests proposed to be purchased from the Partnership by the Managing General Partner was based upon a determination by three independent Appraisers, no opinion was acquired as to the fairness of the ultimate purchase price, which was determined in the Managing General Partner's sole judgment by adding a 7.5% premium over the higher of the two fair market value estimates for the Partnership's Property Interests determined by the Appraisers. Therefore, the purchase price was not determined on an impartial basis by a party not involved in the transaction, and another party intent upon purchasing the Property Interests in the Partnership might have offered a different purchase price. There is no guarantee that the purchase price represents the highest possible price that could be received for the Partnership's Property Interests in all circumstances. It is possible that a higher (or lower) price might be received if these assets were sold on another basis, such as at auction or in negotiated sales. Furthermore, the assessment of the value of the Partnership's proved non-producing reserves could vary widely, given the typical discounting in valuing non-producing reserves.

o The Managing General Partner did not retain an independent representative to act on behalf of the Investors in the Partnership in structuring and negotiating the terms or price of the Proposal or the purchase price. The price at which it is proposed that the Company purchase the Property Interests from the Partnership has not been negotiated at arm's length and is subject to significant conflicts of interest between the Company acting as the purchaser of such properties while serving as the Managing General Partner of the Partnership. If an independent representative had been retained for the Partnership, the terms or price might have been different and possibly more favorable to Investors.

o The fair market value (excluding the 7.5% premium) established for the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.

o A majority of the Partnership's proved oil and gas reserves are non-producing. Because non-producing reserves are traditionally discounted due to future costs which must be incurred to recover those reserves and the risk that any drilling will be unsuccessful, there is a risk that the discount applied to the non-producing reserves by the Petroleum Engineering Consultants could be greater than the discount applied by a third party purchaser. Likewise, it is likely that any drilling conducted on Property Interests acquired from the Partnership has upside potential, the benefit of which will go to the Managing General Partner if it acquires those properties.


o Investors that are subject to federal income tax on an investment in the Partnership are required to recognize gain or loss on the sale of oil and gas assets by the Partnership and the subsequent liquidation of the Partnership. The amount and character of the gain or loss depends on certain factors specific to individual Investors. It is anticipated that Investors that acquired their interests in the original offering will recognize a gain for federal income tax purposes. Any tax that may be due must be paid even if such Investors choose to acquire Company Common Stock with some or all of their proceeds from property sales. Investors also should consult their individual tax advisors to determine whether they are subject to any state tax. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus and "Summary of Federal Income Tax Consequences" in this Supplement.

o Investors that are Tax Exempt Plans will be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership, while other Tax Exempt Plans are not expected to be subject to taxation on the sale and liquidation. See "Summary of Federal Income Tax Consequences--Tax Treatment of Tax Exempt Plans--Debt-Financed Property" in this Supplement.

o As currently proposed, Investors that subscribe for Company Common Stock pursuant to this Offering may not receive some or all of the cash which otherwise would be distributed to them as part of the liquidating distribution of their Partnership. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for any Company Common Stock they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Company Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire Company Common Stock rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Because the purchase of shares of Company Common Stock will reduce the cash received by Investors upon the Partnership's liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than any cash liquidating distribution from the Partnership.

See "Risk Factors" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST

         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of the Partnership while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnership. These conflicts of interest are discussed below.

o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an independent representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of the entire transaction.

See "Summary--Conflicts of Interest" and "Conflicts of Interests" in the Joint Proxy Statement/Prospectus.

                                SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE PROPOSAL

         A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit approval of the Proposal by Investors in the Partnership. As contemplated when the Partnership was organized, and given the expenditure of virtually all of the Partnership's capital to purchase producing properties over ten years ago, the production from Partnership oil and gas assets declined over time. It was always anticipated that a time would arrive when the Managing General Partner would propose that the business of the Partnership be concluded, its assets sold or otherwise disposed of and the Partnership liquidated and dissolved. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the age of the Partnership and the high percentage of its reserves comprised of natural gas, to consider the Proposal to sell the Partnership's Property Interests. The structure being proposed, which involves the sale of the Partnership's oil and gas assets to the Managing General Partner, is being submitted for approval by Investors in an attempt to realize the highest value for those assets. For the reasons set out below, the Managing General Partner believes that the Proposal is fair to Investors in the Partnership, given that the purchase price for these assets has been determined by taking the higher of two fair market value estimates by three independent Appraisers and adding to it a 7.5% premium.

         Approval of the Proposal will have the following effects:

1. The Managing General Partner will purchase all of the oil and gas assets of the Partnership.

2. When the Partnership sells all of its oil and gas assets, it will be required to liquidate and distribute its remaining assets (principally the cash proceeds from the sale) to its partners (including the general partners) in accordance with their respective ownership interests in the Partnership.

3. Investors will be given the option of electing to receive shares of Swift Common Stock, in amounts that they choose on an individual basis, in lieu of some or all of the cash they would be entitled to receive upon the Partnership's liquidation.

4. The Managing General Partner may spend capital to develop non-producing reserves on properties which it acquires from the Partnership, although the properties in which such investment will be made have not yet been determined.

5. Investors in the Partnership will be taxed on the sale of the Partnership's oil and gas assets, although such sale is expected to result in a taxable gain to Investors that acquired their interests in the original offering.

PROPOSED PURCHASE PRICE

         As discussed in greater detail below, the Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $1,567,013. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $1,369,233. The Special Transactions Committee chose the higher of these two determinations as the "Fair Market Value" for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($117,526) above the Fair Market Value to purchase the Partnership's Property Interests, resulting in a purchase price of $1,684,539. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of approximately $81 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference as follows: Attachment A is the fair market value estimate of H.J. Gruy and Associates, Inc., Attachment B is the fair market value estimate of J.R. Butler and Company, and Attachment C is the fair market value estimate of CIBC Oppenheimer Corp. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $2,327,010.

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for over eleven years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum at this time, rather than in smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices, relative to such prices in the mid-1990's, makes this an appropriate time to consider the sale of the Partnership's Property Interests and increase the likelihood of maximizing the value of the Partnership's assets, although future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. As of December 31, 1997, approximately 78% of the Partnership's ultimate recoverable reserves had been produced. As a result of such depletion of the Partnership's oil and gas reserves, the Managing General Partner believes the Partnership's asset base and future net revenues no longer justify the continuation of operations. The Partnership's oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will continue to occur while oil field overhead and operating costs ($34,766 in 1997) and direct and general and administrative expenses ($98,342 in 1997) continue, which are relatively fixed amounts. Each producing well requires a certain amount of operating and other costs, which are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses, such as compliance with the securities laws, producing reports to partners and filing partnership tax returns, do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Effect of Gas Prices on Value.   The Managing General Partner believes
that the key factor affecting the Partnership's long-term performance has been the decrease in oil and particularly gas prices that occurred subsequent to the purchase of the Partnership's Property Interests. Additionally, prices are expected to continue to vary widely over the remaining life of the Partnership, and such changes in gas prices will affect future estimates of revenues from continued operations of the Partnership. Based on 1997 year-end reserve calculations, the Partnership had only about 22% of its ultimate recoverable reserves remaining for future production. Because of this small amount of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a material positive impact on the total return on investment to Investors in view of the expenses of the Partnership as described above. Approximately 78% of the Partnership's 1997 production and approximately 81% of its total proved reserves at year-end 1997 were comprised of natural gas. As of the summer of 1998, oil prices are significantly lower than those for natural gas. Historically when there has been significant difference between the price of gas and oil, those prices have adjusted to become reasonably equivalent. Consequently, there may be a benefit in selling the Partnership's Property Interests at this time and avoiding any future decreases in prices of natural gas, although the direction and severity of adjustments in prices for gas and/or oil are impossible to predict.

         Behind-Pipe Reserves. It is estimated that approximately 49% of the remaining reserves attributable to properties in which the Partnership has an interest are behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion of a well in a different producing zone which does not take place until production is depleted from the currently producing zones. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions to partners can only occur with the investment of new capital. As provided in its Partnership Agreement, the Partnership expended all of the Investors' net commitments for the acquisition of Property Interests many years ago and it no longer has capital to invest. No additional development activities are contemplated by the Partnership on the properties in which the Partnership has an interest.

         Limited Partners' Tax Reporting. Each Investor will continue to have an income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Partnership Business and Financial Condition--No Trading Market" in this Supplement. Following the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss, or a combination of both, under federal income tax laws. See "Summary of Federal Income Tax Consequences--Taxable Gain or Loss upon Sale of Properties" herein.
Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Investors to take a capital loss deduction for syndication costs incurred in
connection with formation of the Partnership.   See "Summary of Federal Income
Tax Consequences--Liquidation of the Partnership" in this Supplement.

See "Summary--Background and Reasons for the Proposals," "--Purpose and Effect of the Proposals," "--Reasons for the Proposals" and "--Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.

COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler"), which are both petroleum engineering consultants, and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), an investment banking firm, to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The following subsections of the "Special Factors" section of the Joint Proxy Statement/Prospectus should be reviewed for information concerning the selection and qualification of the Appraisers and the parameters of the valuation estimates: "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "Qualification of Appraisers," and "Fair Market Value."

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate of the Partnership's Property Interests based upon appraisal of the projected discounted cash flow from its various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate of the Partnership's Property Interests based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies that are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         The process used by the Petroleum Engineering Consultants in preparing their valuation estimate is discussed at length in the Joint Proxy Statement/Prospectus under "Special Factors--Valuation by Petroleum Engineering Consultants." As described therein, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell all of their oil and gas assets and liquidate their Partnerships. The Partnership owns Property Interests in four of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non- producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $1,567,013 as of December 31, 1997.

         The methodology used by CIBC Oppenheimer to prepare its valuation estimate is discussed at length under "Special Factors--Valuation by CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus. CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy report dated February 10, 1998 is Attachment D to this Supplement. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. The Partnership has interests in property groups which were in both the "Conventional Case" and "Non-Conventional Case" categories. CIBC Oppenheimer then valued each property group (including those groups in both the "Conventional Case" and "Non-Conventional Case" categories) by applying the multiples discussed under "Special Factors--Valuation by CIBC Oppenheimer--Valuation Multiples" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $1,369,233 on December 31, 1997.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $1,567,013, represents the Fair Market Value of the Partnership's Property Interests. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two was chosen as the Fair Market Value of the Property Interests owned by the Partnership. The variation between the fair market value estimate of the Partnership's Property Interests prepared by the Petroleum Consulting Engineers, on one hand, and CIBC Oppenheimer on the other was 14%.

DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY

         The Special Transactions Committee presented its recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnership. The Board of Directors of the Company then determined that paying a 7.5% premium over the Fair Market Value of the Partnership's Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. Because the Company has served as Managing General Partner of the Partnership for over eleven years, it is intimately familiar with the Property Interests owned by the Partnership. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser that was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and associated risks. If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.

         In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.

         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential, without any statistical or analytical study prepared by the Company in the course of determining the amount of this premium. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent third party involved in the decision to pay this premium or in the determination of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnership to purchase its Property Interests is fair.

"SPECIAL FACTORS" SECTION IN THE JOINT PROXY STATEMENT/PROSPECTUS

         The Special Factors section in the Joint Proxy Statement/Prospectus contains a full discussion of the determination of the purchase price proposed to be paid by the Managing General Partner to purchase the Partnership's Property Interests. In addition to those topics discussed at length in this Supplement, the Joint Proxy Statement/Prospectus addresses alternative transactions that were considered but not proposed for the Partnership and the other 62 partnerships to whom similar proposals are being made simultaneously. It also contains information regarding the prior relationships between the Appraisers, the Partnerships and the Managing General Partner, the absence of a request that an independent representative negotiate the terms of the purchase of the Partnership's Property Interests by the Managing General Partner, the manner in which expenses are to be borne for the transaction, the Managing General Partner's source of funds to purchase the Partnership's Property Interests, and the benefits that the Managing General Partner would receive from purchasing such Property Interests.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT IF THE PROPOSAL IS
APPROVED

         The purchase price proposed to be paid to the Partnership for its oil and gas assets is the Fair Market Value plus the purchase premium. As is the case with all oil and gas properties purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). A portion of the reserves used to establish the Fair Market Value has been produced during 1998. Most of the net revenue received by the Partnership from the sale of such production since the proposed purchase date (December 31, 1997) has been distributed to the partners during 1998 through quarterly cash distributions or, to the extent not already distributed, will be distributed as part of the Partnership's liquidating distributions. Accordingly, the actual purchase price which will be paid to the Partnership will be reduced by the amount of net production revenue received by the Partnership after December 31, 1997.

         Set forth in the table below are estimated net proceeds that the Partnership may realize from the sale of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership and estimated interim net cash distributions from January 1, 1998 until September 30, 1998, resulting in an estimate of the amount of net cash distributions available for partners as a result of such sale.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION


       Fair Market Value of Partnership Property Interests(1)                     $       1,567,013
               (Gross Sales Proceeds)

       Purchase Premium (7.5% of Fair Market Value)(2)                            $         117,526

       Estimated Selling and Dissolution Expenses(3)                              $         (47,010)
               (3% of the Fair Market Value)
       Net Assets(4)                                                              $         229,918

       Estimated Interim Cash Distributions(5)                                    $        (175,640)
                                                                                  ------------------
       Estimated Net Distributions to Partners(6)                                 $       1,691,807
                                                                                  =================

               Amount Distributable
               to Investors(6)                   $       1,532,402

               Amount Distributable
               to General Partners(6)(7)         $         159,405
                                                 -----------------



                                                 $       1,691,807
                                                  ================

       ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $1,000 UNIT              $          108.52
                                                                                  =================
       MINIMUM NUMBER OF UNITS NECESSARY TO PURCHASE 100 SHARES OF SWIFT
       ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                                            17
                                                                                  =================

___________________________________________________

(1) Represents the higher of two fair market value estimates by the Appraisers.

(2)      As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December
         31, 1997.

(5) Estimated cash distributions paid to the partners from January 1, 1998 to September 30, 1998.

(6) Estimated net cash distributions are allocated to the Investors and the General Partners pursuant to the Partnership's limited partnership agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.

(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers, if the Investors in the Partnership approve the Proposal, such Investors will be Eligible Purchasers. The minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $108.52 per $1,000 Unit, the number of Units shown above is the minimum number of Units which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800. The minimum number of Units shown is subject to change, based upon the price for Swift Common Stock at a future date as specified under "Offering of Shares of Swift Energy Company Common Stock if Investors Approve the Proposal--Offer of Swift Common Stock--Purchase Price" in this Supplement. However, if an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum share purchase requirement of a round lot of 100 shares.

ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS

         If the Partnership were to retain its Property Interests until they have reached their economic limit, the table below estimates the return to Investors, without regard to amounts distributable to the General Partners, discounted to present value, based upon 1997 year-end pricing without escalation and upon the discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by estimates of continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.

                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS


Estimated Future Net Revenues from Continued Operations until          $           4,734,498
Depletion(1)
Estimated Interim Net Cash Distributions(2)                            $            (148,300)

Estimated Partnership Direct and Administrative Expenses(3)            $            (596,548)

Net Assets(4)                                                          $             206,926
                                                                       ---------------------
Net Cash Distributions to Investors(5)                                 $           4,196,576
                                                                       =====================


NET CASH DISTRIBUTIONS PER $1,000 UNIT                                 $              297.18

PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $1,000 UNIT(5)(6)          $              131.95


___________________________________________

(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "Special Factors--Reasons for the Proposal" in this Supplement. The actual prices that will be received and the associated costs are likely to vary and may be more or less than those projected. See "Partnership Business and Financial Condition" in this Supplement.

(2) Estimated net cash distributions paid to Investors from January 1, 1998 to September 30, 1998 in order to present this information on a comparative basis (in relation to the preceding table) as of September 30, 1998.

(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to the partners in accordance with the Partnership's limited partnership agreement. The amounts finally distributed will depend on results of operations until liquidation of the Partnership, final costs and other contingencies and circumstances.

FAIRNESS OF PROPOSED SALE OF ASSETS TO THE MANAGING GENERAL PARTNER
   AS COMPARED TO CONTINUING OPERATIONS

         Based on the above tables, it is estimated that an Investor could expect to receive $108.52 per $1,000 Unit upon the sale of the Partnership's Property Interests as of September 30, 1998. In comparison, it is estimated that an Investor could expect to receive $131.95 per $1,000 Unit, discounted to present value at 10% per annum ($297.18 per $1,000 Unit on an undiscounted basis) if the Partnership continued operations. The Managing General Partner believes that the Proposal to sell the Partnership's Property Interest as compared to continuing operations is fair to Investors for the reasons discussed below.

         Although the estimates contained in the two tables above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 22% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership currently, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum at this time. The estimates of net cash distributions from continued operations are based upon 1997 year- end pricing. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subject Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for Units in the Partnership, the only other comparable value for Units is the 1997 "Unit Value," which, as explained below, is the amount calculated on an annual basis under the terms of the limited partnership agreement at which the Managing General Partner can offer to repurchase Units from Investors. As of January 1, 1997, this "Unit Value" was $157.73 per $1,000 Unit. In 1997, the Investors received net cash distributions of $18.26 per $1,000 Unit, and are estimated to receive another $10.50 per $1,000 Unit before September 30, 1998, which converts to a comparable value of $128.97 per $1,000 Unit before any adjustments to quantities of reserves or oil and gas prices during this almost two year period. Under the terms set out in the limited partnership agreement, each year the Managing General Partner is required to furnish to Investors the Unit Value, and Investors have the right to present their Units for purchase by the Managing General Partner for the Unit Value. The Unit Value amount is determined on an entirely different basis than the estimates of fair market value by the Appraisers. Furthermore, the Unit Value was calculated over one year ago, with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of Unit Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. Unit Value is derived by taking 70% of the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis, plus cash and accounts receivable less outstanding debts and obligations of the Partnership.

         Although the PV-10 Value of the Partnership's Property Interests is higher than the purchase price proposed if the Proposal is approved, the Managing General Partner does not believe that the PV-10 Value accurately reflects the amount that oil and gas industry members are currently paying to purchase producing properties on the open market.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that the entire transaction related to the Proposal involving the proposed method of sale of the Partnership's Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests. The price to be paid by the Company to purchase the Partnership's Property Interests was determined in the Managing General Partner's sole judgment by adding a 7.5% premium to the higher of the two estimates by the Appraisers of the fair market value of the Partnership's Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "--Fair Market Value," "--Valuation by Petroleum Engineering Consultants," "--Valuation by CIBC Oppenheimer" and "--Collective Analysis of Purchase Price" in the Joint Proxy Statement/Prospectus.

         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner).

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If the Proposals are approved by investors in any of the 63 Partnerships considering similar proposals, it is likely that the Managing General Partner will expend the capital necessary to develop non- producing reserves on the Property Interests purchased by the Managing General Partner from those Partnerships. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer of Swift Common Stock" below.

         5. In structuring the Proposal and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on any taxable income resulting from the Partnership's sale of oil and gas assets, without regard to whether the Investor has cash proceeds remaining from his liquidating distribution to pay such tax.

         The determination by the Special Transactions Committee to pay the purchase premium, the independent Appraisers' determination of the fair market value of the properties and the payment of a 7.5% premium do not necessarily remove the substantial conflicts of interest which exist in the transaction between the Managing General Partner's serving in that capacity on behalf of the Partnership and also acting as the purchaser of the Property Interests from the Partnership. No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Managing General Partner to purchase the Partnership's oil and gas assets. The Managing General Partner determined that rather than setting the purchase price for Partnership Property Interests itself, it would be preferable to instead request three different independent Appraisers to determine two sets of fair market values at which such Property Interests should be purchased, and then to choose the higher of those two values. The Managing General Partner believes that when the Appraisers rendered their opinions as to the "fair market value" of the Partnership's Property Interests, inherent within their appraisal opinions were the Appraisers' determination that these "fair market values" were "fair," or such determinations would not have been made. Consequently, no independent fairness opinion was requested regarding "fair market values" or upon the premium. The Managing General Partner believes that adding a 7.5% premium to the highest of the two fair market value determinations made by the three Appraisers only serves to increase the amount to be paid to Investors upon liquidation of the Partnership and does not require a separate fairness opinion. The determination by a third party purchaser as to the purchase price might be more or less than that being proposed by the Managing General Partner as a purchase price for these Property Interests.

         The determination to submit the Proposal to Investors in which the Company would purchase the Property Interests of the Partnership was deemed by the Managing General Partner to be the most appropriate time and method for liquidation of the Partnership. This decision was made in light of full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the Property Interests, rather than the Managing General Partner setting that value and requesting a fairness opinion, were based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby.

See "Special Factors--Fairness of Proposed Sale" in the Joint Proxy Statement/Prospectus.

MANAGING GENERAL PARTNER BENEFITS

         Benefits accruing to the Company resulting from the purchase of the Partnerships' Property Interests include the following: the Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner interests and any Units it owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnership's Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnership's Property Interests itself, the Managing General Partner will be able to maintain its position as operator of certain properties in which the Partnership owns an interest. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. The sale of the Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets by a significant amount. Lastly, if individual Investors which approve the Proposal elect to purchase Company Common Stock, rather than receiving cash upon liquidation of the Partnership, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.

See "Special Factors--Managing General Partner Benefits" in the Joint Proxy Statement/Prospectus.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS

         The Partnership does not have a Companion Partnership, therefore no approval of a simultaneous proposal by any other partnership is required in order for the sale of the Partnership's Property Interests to take place following approval of the Proposal by its Investors.

                             VOTING ON THE PROPOSAL

         The Joint Proxy Statement/Prospectus and the Form of Proxy enclosed with this Supplement are being provided for use at the Special Meeting of Investors of the Partnership and at any adjournment or postponement of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on ______, ___________, 1998. The Meeting is being called for the purpose of considering and voting upon the Proposal to sell all of the oil and gas assets of the Partnership to the Company, and to dissolve, wind up and terminate the Partnership and to transact such other business as may be properly presented at the Meeting, all in accordance with the terms and provisions of the Partnership's limited partnership agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about _____________, 1998.

          Pursuant to the terms of the Partnership Agreement, the Partnership, if not terminated earlier, will continue in being through January 1, 2016, at which point it will terminate automatically.

         Under the Partnership Agreement, the Proposal must be approved by the affirmative vote of Investors holding 51% or more of the Units in the Partnership as of the Record Date (defined below). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposal (which will result in liquidation and dissolution of the Partnership). As of the Record Date, 10,447 Units were outstanding and held by record holders (excluding the Units held by the Managing General Partner as discussed below). Accordingly, the affirmative vote of holders of at least 5,328 Units is required to approve the Proposal. Each Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of the Meeting and is entitled to one vote for each Unit held by such Investor. VJM Corporation, a California corporation, is the Special General Partner of the Partnership, and owns a 1.0% interest in the Partnership as a general partner, but owns no Units. The Managing General Partner owns a general partner interest in the Partnership of 9.0%. Additionally, the Managing General Partner owns 3,674 outstanding Units in the Partnership, which ownership results from the Managing General Partner's purchase over the life of the Partnership of Units from Investors under the right of presentment, contained in the Partnership Agreement. Under the Partnership Agreement, the Managing General Partner may not vote any Units owned by it for matters such as the Proposal. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposal, its Units are excluded from the total number of voting Units.

VOTE REQUIRED

         The actual proxy to be used to register the vote on the Proposal before you is the separate green sheet of paper included with this Supplement and Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.

         If a proxy is properly signed and is not revoked by an Investor, the Units it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the Units will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 prior to the time the vote is taken.

SOLICITATION

         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of the Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs will be allocated 90% to the Investors and 10% to the general partners pursuant to the terms of the Partnership Agreement. As the Managing General Partner holds approximately 26.01% of the Units held by all Investors, 26.01% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to the portion of the Partnership's total costs borne by the general partners by virtue of their interest in the Partnership as general partners. Solicitations will be made primarily by mail. In addition, a number of regular or temporary employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.

                  PARTNERSHIP BUSINESS AND FINANCIAL CONDITION

         The Partnership is a Texas limited partnership formed January 9, 1987. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. The Partnership owns Property Interests in producing oil and gas properties within the continental United States. By the end of December 1987, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997, approximately 75% of the Partnership's revenue was attributable to natural gas production. From time to time, the Partnership has performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner or third parties, to perform these operations, which amounts have been subsequently repaid. For information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         Investors made contributions of $14,121,095 in the aggregate to the Partnership, the net proceeds of which have all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $112,295. Additionally, pursuant to the right of presentment set forth in the Partnership Agreement, it has purchased 3,674 Units from Investors. From inception through July 31, 1998, the Partnership has made net cash distributions to its Investors totaling $7,964,607. Details of the amounts of cash distributions made to partners over the past three years and nine months are set out under "Cash Distributions" below. Through July 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $848,331 with respect to its general partner interest, and $199,956 related to its limited partner interest. On a per Unit basis, Investors had received, as of July 31, 1998, $564.02 per $1,000 Unit, or approximately 56.4% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $18.59 per barrel of oil and $1.53 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired by the end of December 1987 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $32.22 per barrel of oil and $3.82 per Mcf of natural gas during 1997. The predicted price increases did not occur, and prices fell precipitously from 1990 to 1991. Most of the Partnership's reserves were produced from 1987 to 1991, during which time the oil prices received by the Partnership for its production in fact averaged $18.22 per barrel, but the prices for the Partnership's principal asset, natural gas, averaged approximately $1.55 per Mcf. A comparison of gas prices as described in this paragraph appears in the graph presented below.

The following graphs illustrate the effect on Partnership performance of the variance between gas prices projected at the time of acquisition of the Partnership's Property Interests and actual gas prices received for production (as illustrated in the second graph) during the Partnership's existence. Information is presented as to gas prices only due to the fact that a substantial majority of the Partnership's production has been natural gas.

                     [GRAPH: 1 page of gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise. At present, because of the small remaining amount of reserves, further price increases would not have a significant impact on the Partnership's performance.

CASH DISTRIBUTIONS

         Cash distributions are made to the partners in the Partnership on a quarterly basis. During the past three years and the first nine months of 1998, aggregate cash distributions made to all partners in the Partnership (including the Managing General Partner) and the cash distributions per Unit made to the Investors were:

         1995                      $      202,275        $   12.75    per $1,000 Unit
         1996                      $      147,521        $    7.51    per $1,000 Unit
         1997                      $      283,972        $   18.26    per $1,000 Unit
         9 Mo. Ended 9/30/98       $      175,640        $   10.50    per $1,000 Unit

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of interests in the Partnership, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or with respect to Units it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner has received management fees of $353,027, internal acquisition costs reimbursements of $297,124 and formation costs reimbursements of $282,422 from the Partnership from inception through December 31, 1997, none of which has been received during the two years ended December 31, 1997.

         o The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. During the years ended December 31, 1997 and December 31, 1996 the aggregate operating fees paid to the Company as operator by the Partnership were $29,245 and $38,456, respectively. Monthly operating fees range from $500 to $900 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well).
                 If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "Special Factors--Managing General Partner Benefits" in this Supplement.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $1,008,876 in the general and administrative overhead allowance from the Partnership, of which $43,568 and $107,566 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has been reimbursed $72,761 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $5,161 and $7,134 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

NO TRADING MARKET

         There is no trading market for the Units, and none is expected to develop, as described above under "Special Factors--Fairness of Proposed Sale of Assets to the Managing General Partner as Compared to Continuing Operations." Under the Partnership Agreement, Investors have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 1,580 Investors invested in the Partnership. As of __________, 1998, there were 1,201 Investors (excluding the Managing General Partner). The number of Units in the Partnership issued and outstanding at that date was 14,121.10. Through December 31, 1997, the Managing General Partner had purchased 3,674 Units from Investors pursuant to the right of presentment. The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF INVESTOR UNITS

         The Managing General Partner holds 26.01% of all outstanding Units of the Partnership, resulting from the purchase of Units from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no other holder of Units that holds more than 5% of the Units.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following briefly summarizes the federal income tax consequences set forth under "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus. Statements of legal conclusions herein regarding tax consequences are based upon an opinion of Hoops & Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.

         A MORE COMPLETE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to individual Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, tax exempt entity, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected, however, that Investors will realize a net taxable gain upon the sale of the Partnership properties. Because the oil and gas properties, and related assets, owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Investors generally will be governed by Section 1231 of the Code. Realized gains and losses generally must be recognized and reported in the year the sale occurs. Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.
Because each Investor paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Investors will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.


         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes.

         THE FOREGOING DISCUSSION IS A SUMMARY OF THE INCOME TAX CONSEQUENCES SET FORTH UNDER "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS" IN THE JOINT PROXY STATEMENT/PROSPECTUS. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM, HER OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                         PROFORMA FINANCIAL STATEMENTS

         For selected financial information and financial statements of the Partnership, see the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 attached hereto.

         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that investors choose to take all of their distributions from sale of the properties in cash) and the effect of the Sonat Properties Acquisition are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".

            OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCK
                       IF INVESTORS APPROVE THE PROPOSAL

VOTING PROCEDURES

         The Joint Proxy Statement/Prospectus contains detailed procedures to be followed by investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the investors marked on the subscription agreement to be effective. The following is a summary of certain of these procedures:

         (a) Investors may make their elections on the subscription agreement signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date (as defined below).

         (b) If Investors in the Partnership vote to approve the Proposal, Investors may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention: Investor Relations Department.

         (c) Investors failing to submit proxies by the Due Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive, along with non-subscribing investors who timely submitted proxies, their distribution in cash. See "The Proposals--Vote Required" in the Joint Proxy Statement/Prospectus.

OFFER OF SWIFT COMMON STOCK

         Investor Election to Purchase Shares

         In connection with the concurrent Proposals for sale of all of the oil and gas assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering up to 2,500,000 shares of the Company's Common Stock. Upon approval of the Proposals by the Partnership and sale of the Partnership's oil and gas assets, the Partnership's assets will consist solely of cash which each investor as an Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each such Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Eligible Purchaser will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Each such Eligible Purchaser may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

                               TABLE OF CONTENTS


THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Background and Purpose of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Proposed Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Reasons for the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Current Liquidating Distribution Lowers Volatility Risk  . . . . . . . . . . . . . . . . . . . . . . . 8
                 Decreasing Cash Flow While Expenses Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Effect of Gas Prices on Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Behind-Pipe Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 Limited Partners' Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Collective Analysis of Purchase Price; Premium over Fair Market Value  . . . . . . . . . . . . . . . . . . . . 9
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  11
         "Special Factors" Section in the Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . .  12
         Estimates of Liquidating Net Cash Distribution Amount if the Proposal is Approved  . . . . . . . . . . . . .  12
         Estimates of Net Cash Distributions Available from Continued Operations  . . . . . . . . . . . . . . . . . .  14
         Fairness of Proposed Sale of Assets to the Managing General Partner   as Compared to Continuing Operations .  15
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

VOTING ON THE PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Transactions Between the Managing General Partner and the Partnership  . . . . . . . . . . . . . . . . . . .  22
         No Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Principal Holders of Investor Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Liquidation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Capital Gain Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Passive Loss Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





                                      (i)

SELECTED FINANCIAL INFORMATION AND PROFORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  25

OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCKIF INVESTORS APPROVE THE PROPOSAL  . . . . . . . . . . . . . .  26
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Offer of Swift Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 New York Stock Exchange and Pacific Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . .  27
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

FORM OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (A)





                                      (ii)

                                  ATTACHMENT A

                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee    FAIR MARKET VALUE ESTIMATE
        Board of Directors              SWIFT ENERGY INCOME PARTNERS 1986-D LTD.
                                        97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Income Partners 1986-D Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $1,567,013.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time are calculated for each estimate to establish reasonableness based upon the reserve category. The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating

Swift Energy Company                  -2-                         April 17, 1998


costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2013 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2013 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2013. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                     -3-                      April 17, 1998


H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.    Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.




                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President

JHH:akr

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 ATTACHMENT II

                         PETROLEUM RESERVES DEFINITIONS
   SOCIETY OF PETROLEUM ENGINEERS (SPE) AND WORLD PETROLEUM CONGRESS (WPC)(1)

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the SPE and WPC in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage of processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.


--------------------------

(1) Approved by the Board of Directors. Society of Petroleum Engineers (SPE), Inc. on March 7, 1997.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserve which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that project will proceed. Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be a least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be a least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

     DEVELOPED: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be sub-categorized as producing or non-producing.

         PRODUCING: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

         NON-PRODUCING. Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

     UNDEVELOPED RESERVES: Undeveloped reserves are expected to be recovered:
     (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

                                  ATTACHMENT B


APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas 77060

                                               RE:  FAIR MARKET VALUE OPINION
                                                    AS OF DECEMBER 31, 1997
                                                    SWIFT ENERGY INCOME PARTNERS
                                                    1986-D, LTD.

ATTENTION:  SPECIAL TRANSACTIONS COMMITTEE
            SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCo) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCo has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCo's opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of Swift Energy Income Partners 1986-D, Ltd. is $1,567,013.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the_Society of Petroleum Engineers (SPE) and the World Petroleum Congresses
(WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCo were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCo reviewed approximately 65% of SWIFT's proved "PV10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCo were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT's December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCo. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCo, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCo is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. JRBCo's compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:



___________________________
BRIAN E. AUSBURN, PRESIDENT

DATE:______________________

BEA:mlc

                                  ATTACHMENT C




April 20, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:  Special Transactions Committee
            Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Income Partners 1986-D, Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2


         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non- property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with

Swift Energy Company
April 20, 1998
Page 4


your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Income Partners 1986-D, Ltd. interest in the Assets as of the date hereof is $1,369,233.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies

Swift Energy Company
April 20, 1998
Page 5


upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.

Sincerely yours,

CIBC Oppenheimer Corp.



By:  _________________________
     Executive Director

                                  ATTACHMENT D

                               February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                        SWIFT ENERGY INCOME PARTNERS 1986-D
                                        97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Income Partners 1986-D. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                  -2-                      February 10, 1998


In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.    Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.





                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President

JHH:llb

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST

                                     Estimated                              Estimated
                                   Net Reserves                        Future Net Cash Flow
                          --------------------------------        ------------------------------
                             Oil &                                                    Discounted
                           Condensate                                                   at 10%
                           (Barrels)            Gas(Mcf)          Nondiscounted       Per Year
                          -----------         ------------        -------------      -----------


Proved Developed               69,143           1,704,998         $ 4,669,352        $ 2,015,306

Proved Undeveloped             11,550             371,695         $   627,863        $   311,704
                          -----------         -----------         -----------        -----------
TOTAL PROVED                   80,693           2,076,693         $ 5,297,215        $ 2,327,010

G & A                                                             $  (667,450)       $  (293,750)
                          -----------         -----------         -----------        -----------
TOTAL                          80,693           2,076,693         $ 4,629,765        $ 2,033,260


                          LIMITED PARTNERSHIP INTEREST

                                     Estimated                              Estimated
                                   Net Reserves                        Future Net Cash Flow
                          --------------------------------        ------------------------------
                             Oil &                                                    Discounted
                           Condensate                                                   at 10%
                           (Barrels)           Gas (Mcf)          Nondiscounted       Per Year
                          -----------         ------------        --------------     -----------
Proved Developed               62,228           1,534,498         $ 4,197,634        $ 1,811,332

Proved Undeveloped             10,395             334,525         $   536,864        $   254,116
                          -----------         -----------         -----------        -----------
TOTAL PROVED                   72,623           1,869,023         $ 4,734,498        $ 2,065,448

G & A                                                             $  (596,548)       $  (260,769)
                          -----------         -----------         -----------        -----------
TOTAL                          72,623           1,869,023         $ 4,137,950        $ 1,804,679

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                    SAMPLE

                                 FORM OF PROXY

                   SWIFT ENERGY INCOME PARTNERS 1986-D, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON _________, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, duly authorized officers of Swift Energy Company acting in its capacity as Managing General Partner of the Partnership, or any of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes the Proxies or any of them to represent the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY INCOME PARTNERS 1986-D, LTD. (the "Partnership") to be held on __________, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting, and hereby revokes any proxy or proxies heretofore given by the undersigned.

 1.     The  adoption  of  a  proposal          FOR                 AGAINST                   ABSTAIN
 ("Proposal") for the sale of
 substantially all of the assets of             [ ]                   [ ]                       [ ]
 the  Partnership to the Managing
 General Partner and the dissolution,
 winding up and termination of the
 Partnership. The undersigned hereby
 directs said proxies to vote:


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS MADE HEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated ________, 1998 is acknowledged.

 PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN THE PROXY IN THE
    ENCLOSED, POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY __________, 1998.


SIGNATURE                                                            DATE
          --------------------------------------------------              ------------------------------

SIGNATURE                                                            DATE
          --------------------------------------------------              ------------------------------

SIGNATURE                                                            DATE
          --------------------------------------------------              ------------------------------

         IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                      [REPRESENTS INITIAL FILING WITH SEC]

                  SWIFT ENERGY OPERATING PARTNERS 1992-B, LTD.
                              (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                              DATED ________, 1998
                      SPECIAL MEETINGS OF THE PARTNERSHIPS
                                      AND
                          OFFERING OF COMMON STOCK OF
                              SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships"), including the Partnership, formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is asking interest holders (referred to herein as "Investors") in the Partnership (and similarly in the other 62 Partnerships) to approve a Proposal to sell all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $2,426,749, which is a purchase price derived by choosing the higher of two estimates of fair market value of those assets determined by three independent Appraisers, and adding to that higher number a 7.5% premium.

         If the Proposal is approved by Investors in the Partnership and its Companion Partnership, after the sale of all of its oil and gas assets the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which in turn is to be distributed to the Investors in the Partnership (along with the net of all assets less liabilities of the Partnership) in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, then each Investor can elect, in their sole individual discretion, to receive shares of Common Stock of the Company (without payment of any brokerage commissions) instead of some or all of the cash which they are entitled to receive upon the Partnership's liquidation.

         The reasons for and effects of the Proposals may be different for investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the particular risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors, in connection with the solicitation of proxies by the Managing General Partner for use at the Special Meeting of the Investors in the Partnership in voting upon the Proposal and to transact such other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof.

         BOTH THE VOTE UPON THE PROPOSAL AND ANY ELECTION MADE BY AN INDIVIDUAL INVESTOR TO RECEIVE SHARES OF SWIFT ENERGY COMPANY COMMON STOCK ARE SUBJECT TO NUMEROUS RISK FACTORS, INCLUDING THOSE HIGHLIGHTED BELOW. SEE "RISK FACTORS" IN THIS SUPPLEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS FOR A FULL DISCUSSION OF ALL RISK FACTORS.

o Substantial conflicts of interest exist because if the Proposal is approved by the Partnership and its Companion Partnership, the Managing General Partner will purchase all of the oil and gas assets from the Partnership while it serves as its Managing General Partner.

o The purchase price for the Partnership's Property Interests may not be the highest possible price.

o No independent representative negotiated the terms of the purchase price with the Managing General Partner.

o No fairness opinion was acquired regarding the fairness of the purchase price.

o The Managing General Partner may profit from acquisition of the Partnership's oil and gas assets by investing capital in order to develop non-producing reserves of the acquired Property Interests and possibly through improvements in oil and gas prices.

o Estimates of distributions to Investors from continuing operations of the Partnership for the life of its reserves are higher than amounts anticipated to be received if Investors vote in favor of the Proposal. See "Special Factors--Fairness of Proposal of Sale of Assets as Compared to Continuing Operations."

o An election by an Investor to receive shares of Swift Common Stock in lieu of cash distributable to Investors subjects such Investors to the risks of investing in the Company.

                 This Supplement is dated ______________, 1998

                                THE PARTNERSHIP

         The Partnership was formed over six years ago and owns working interests in producing oil and gas properties in five states in which its companion partnership, Swift Energy Pension Partners 1992-B, Ltd. ("Companion Partnership"), formed at approximately the same time and also managed by the Managing General Partner, owns the non-operating interests. The Partnership had expended all of its original capital contributions by the end of July 1992.
The Partnership's oil and gas properties are principally natural gas properties, representing approximately 85% of the Partnership's 1997 production and approximately 93% of its total proved reserves at December 31, 1997. The Partnership has, from time to time, performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid. The Partnership owns interest in 315 wells in 18 fields.

         The following table presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum. Attachment D to this Supplement is the report dated February 10, 1998 of the audit by H.J. Gruy and Associates, Inc., Independent Petroleum Consultants, of the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, presented both for the Partnership as a whole and as to those reserves solely attributable to the Investors in the Partnership. This report has not been updated to include the effect of production since year-end 1997. In estimating these reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner is not aware of any favorable or adverse event causing a significant change in the estimated amount (as set forth in Attachment D hereto, which is the report of H.J. Gruy and Associates, Inc.) of proved reserves of the properties in which the Partnership owns an interest has occurred between December 31, 1997 and the date of this Supplement.

         The information below includes the location of each field in which the Partnership has an interest, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining other fields in which the Partnership owns a Property Interest, eleven of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other five fields averages less than 4% of the Partnership's PV-10 Value at the same date.

                                                                         16
                                      WEATHERFORD       EAKLY           OTHER
                                         FIELD          FIELD          FIELDS
                                      -----------------------------------------
County and State                        Custer &      Custer &         LA (1)
                                         Caddo          Caddo          MS (1)
                                       Counties,      Counties,        OK (8)
                                        Oklahoma      Oklahoma         TX (5)
                                                                       WY (1)

Number of Wells                            49            59              207

Operator(s)                            Swift and      Swift and       Swift and
                                       11 others      15 others       7 others

% of 12/31/97 PV-10 Value                 44%            33%             23%

% of 1997 Production Volumes              36%            29%             35%



         The Partnership's total assets at year-end 1997 were $3,205,916 and the PV-10 Value of its total proved reserves at the same date was $3,357,192. Based upon the audit of the Partnership's Total Proved Reserves at year-end 1997, those reserves were comprised of the following three categories:

                      Proved Producing(1)        67%
                      Behind-Pipe(2)             20%
                      Non-Developed(3)           13%
                                                ---
                                                100%
                                                ===

--------------

         (1)Proved producing reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         (2) Behind-pipe reserves are proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

         (3)Non-developed reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

         Attachment Dis the annual reserves audit and independent reserves report prepared by H.J. Gruy and Associates, Inc. as to the Partnership's remaining proved oil and gas reserves available for production over a period in excess of 15 years. These quantities have been given a value based upon prices for oil and gas at December 31, 1997. The value is determined based upon the assumption that these prices will remain in effect over the life of these reserves. This value is then discounted at 10% per year to arrive at the value (in today's dollars) of these revenues ("PV-10 Value"). This PV-10 Value for the Partnership's Property Interests is $3,357,192. It is also estimated that $241,771 in future capital costs must be spent to develop the Partnership's non-producing reserves.

                                  RISK FACTORS

o Although the fair market value of the Property Interests proposed to be purchased from the Partnership by the Managing General Partner was based upon a determination by three independent Appraisers, no opinion was acquired as to the fairness of the ultimate purchase price, which was determined in the Managing General Partner's sole judgment by adding a 7.5% premium over the higher of the two fair market value estimates for the Partnership's Property Interests determined by the Appraisers. Therefore, the purchase price was not determined on an impartial basis by a party not involved in the transaction, and another party intent upon purchasing the Property Interests in the Partnership might have offered a different purchase price. There is no guarantee that the purchase price represents the highest possible price that could be received for the Partnership's Property Interests in all circumstances. It is possible that a higher (or lower) price might be received if these assets were sold on another basis, such as at auction or in negotiated sales. Furthermore, the assessment of the value of the Partnership's proved non-producing reserves could vary widely, given the typical discounting in valuing non-producing reserves.

o The Managing General Partner did not retain an independent representative to act on behalf of the Investors in the Partnership in structuring and negotiating the terms or price of the Proposal or the purchase price. The price at which it is proposed that the Company purchase the Property Interests from the Partnership has not been negotiated at arm's length and is subject to significant conflicts of interest between the Company acting as the purchaser of such properties while serving as the Managing General Partner of the Partnership. If an independent representative had been retained for the Partnership, the terms or price might have been different and possibly more favorable to Investors.

o The fair market value (excluding the 7.5% premium) established for the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.

o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non- operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, even if the Investors in the Partnership approve the Proposal to sell their Property Interests, this may not be done without the approval of a similar Proposal by investors in the Companion Partnership. If either Partnership does not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the investors in each such Partnership.

o Investors that are subject to federal income tax on an investment in the Partnership are required to recognize gain or loss on the sale of oil and gas assets by the Partnership and the subsequent liquidation of the Partnership. The amount and character of the gain or loss depends on certain factors specific to individual Investors. It is anticipated that Investors that acquired their interests in the original offering and that are subject to federal income tax will recognize a loss for federal income tax purposes. Any tax that may be due must be paid even if such Investors choose to acquire Company Common Stock with some or all of their proceeds from property sales. Investors also should consult their individual tax advisors to determine whether they are subject to any state tax. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus, and "Summary of Federal Income Tax Consequences" in this Supplement.

o Investors that are Tax Exempt Plans will be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership, while other Tax Exempt Plans are not expected to be subject to taxation on the sale and liquidation. It is anticipated that Tax Exempt Plans that acquired their interests in the original offering
         will recognize a loss for federal income tax purposes.    See "Summary
         of Federal Income Tax Consequences--Tax Treatment of Tax Exempt Plans--Debt-Financed Property" in this Supplement.

o As currently proposed, Investors that subscribe for Company Common Stock pursuant to this Offering may not receive some or all of the cash which otherwise would be distributed to them as part of the liquidating distribution of their Partnership. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for any Company Common Stock they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Company Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire Company Common Stock rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Because the purchase of shares of Company Common Stock will reduce the cash received by Investors upon the Partnership's liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than any cash liquidating distribution from the Partnership.

See "Risk Factors" in the Joint Proxy Statement/Prospectus.


                             CONFLICTS OF INTEREST

         There are substantial conflicts of interest which exist by virtue of the Managing General Partner acting in that capacity on behalf of the Partnership while at the same time acting as the proposed purchaser of all of the oil and gas assets of the Partnership. These conflicts of interest are discussed below.

o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an independent representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of the entire transaction.

See "Summary--Conflicts of Interest" and "Conflicts of Interests" in the Joint Proxy Statement/Prospectus.


                                SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE PROPOSAL

         A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit approval of the Proposal by Investors in the Partnership. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the high percentage of the Partnership's reserves comprised of natural gas, to consider the Proposal to sell the Partnership's Property Interests. The structure being proposed, which involves the sale of the Partnership's oil and gas assets to the Managing General Partner, is being submitted for approval by Investors in an attempt to realize the highest value for those assets. For the reasons set out below, the Managing General Partner believes that the Proposal is fair to Investors in the Partnership, given that the purchase price for these assets has been determined by taking the higher of two fair market value estimates by three independent Appraisers and adding to it a 7.5% premium.

         Approval of the Proposal will have the following effects:

1. The Managing General Partner will purchase all of the oil and gas assets of the Partnership, provided its Companion Partnership has approved its proposal.

2. When the Partnership sells all of its oil and gas assets, it will be required to liquidate and distribute its remaining assets (principally the cash proceeds from the sale) to its partners (including the general partners) in accordance with their respective ownership interests in the Partnership.

3. Investors will be given the option of electing to receive shares of Swift Common Stock, in amounts that they choose on an individual basis, in lieu of some or all of the cash they would be entitled to receive upon the Partnership's liquidation.

4. Investors in the Partnership will be taxed on the sale of the Partnership's oil and gas assets, although such sale is expected to result in a taxable loss to Investors that acquired their interests in the original offering.

PROPOSED PURCHASE PRICE

         As discussed in greater detail below, the Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $2,257,441. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $2,118,171. The Special Transactions Committee chose the higher of these two determinations as the "Fair Market Value" for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($169,308) above the Fair Market Value to purchase the Partnership's Property Interests, resulting in a purchase price of $2,426,749. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of approximately $81 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference as follows: Attachment A is the fair market value estimate of H.J. Gruy and Associates, Inc., Attachment B is the fair market value estimate of J.R. Butler and Company, and Attachment C is the fair market value estimate of CIBC Oppenheimer Corp. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $3,357,192.

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for over six years. The Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum at this time, rather than in smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices, relative to such prices in the mid-1990s, makes this an appropriate time to consider the sale of the Partnership's Property Interests and increases the likelihood of maximizing the value of the Partnership's assets, although the future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. The Partnership's oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will continue to occur while oil field overhead and operating costs ($80,445 in 1997) and direct and general and administrative expenses ($160,174 in 1997) continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses, such as compliance with the securities laws, producing reports to partners and filing partnership tax returns, do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Interest Holders' Tax Reporting. Each Investor will continue to have an income tax reporting obligation with respect to his SDIs as long as the Partnership continues to exist. There is no trading market for the SDIs, so Investors generally are unable to dispose of their SDIs. See "Partnership Business and Financial Condition--No Trading Market" in this Supplement. Following the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss under federal income tax laws. See "Summary of Federal Income Tax Consequences--Taxable Gain or Loss upon Sale of Properties" in this Supplement. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. See "Summary of Federal Income Tax Consequences--Liquidation of the Partnership" in this Supplement.

See "Summary--Background of the Proposals," "--Purpose and Effect of the Proposals," "--Reasons for the Proposals" and "--Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.

COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler"), which are both petroleum engineering consultants, and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), an investment banking firm, to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The following subsections of the "Special Factors" section of the Joint Proxy Statement/Prospectus should be reviewed for information concerning the selection and qualification of the Appraisers and the parameters of the valuation estimates: "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships," "Qualification of Appraisers," and "Fair Market Value."

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate based upon appraisal of the projected discounted cash flow from its various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate of the Partnership's Property Interests based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies that are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         The process used by the Petroleum Engineering Consultants in preparing their valuation estimate is discussed at length in the Joint Proxy Statement/Prospectus under "Special Factors--Valuation by Petroleum Engineering Consultants." As described therein, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell all of their oil and gas assets and liquidate their Partnerships. The Partnership owns Property Interests in six of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non- producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $2,257,441 as of December 31, 1997.

         The methodology used by CIBC Oppenheimer to prepare its valuation estimate is discussed at length under "Special Factors--Valuation by CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus. CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy which Gruy report dated February 10, 1998 is Attachment D to this Supplement. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. The Partnership has interests in property groups which were in only the "Conventional Case" category. [VARIABLE SENTENCE (CODED FIELD) RE EACH P'SHIP'S CASE CATEGORY] CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Special Factors--Valuation by CIBC Oppenheimer--Valuation Multiples" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $2,118,171 on December 31, 1997.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $2,257,441, represents the Fair Market Value of the Partnership's Property Interests. Accordingly, the fair market value estimation of the Petroleum Consulting Engineers and the fair market value determined by CIBC Oppenheimer were compared to each other and the higher of the two was chosen as the Fair Market Value of the Property Interests owned by the Partnership. The variation between the fair market value estimate of the Partnership's Property Interests prepared by the Petroleum Consulting Engineers, on one hand, and CIBC Oppenheimer on the other was 7%.

DETERMINATION OF PREMIUM OVER FAIR MARKET VALUE BY THE COMPANY

         The Special Transactions Committee presented its recommendation to the Board of Directors of the Company as to the Fair Market Value of the Property Interests of the Partnership. The Board of Directors of the Company then determined that paying a 7.5% premium over the Fair Market Value of the Partnership's Property Interests was appropriate and fair based upon the factors and for the reasons discussed below. Because the Company has served as Managing General Partner of the Partnership for over six years, it is intimately familiar with the Property Interests owned by the Partnership. The Managing General Partner believes that if the Property Interests were to be sold to a third party purchaser that was not equally familiar with those interests, it is likely that the purchaser would discount the purchase price to account for that lack of familiarity and associated risks. If these interests are purchased by the Company, then the additional cost and personnel often inherent in making a property acquisition are not required, because the files and deed records already exist in the Company's lease and computer systems, and conveyance and title issues do not exist.

         In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties.

         Based upon the Company's experience in purchasing properties, the lack of additional costs often incurred in purchasing oil and gas properties in which the purchaser has owned no interest, and the Company's intimate familiarity with these Property Interests and consequent ability to evaluate acquisition risks, it was deemed appropriate to pay a premium representing the benefit to the Company arising from these factors.

         The amount of the premium principally was based upon management's experience in purchasing properties which contain both producing reserves and drilling potential, without any statistical or analytical study prepared by the Company in the course of determining the amount of this premium. Since 1979, the Company, on behalf of itself and others, has gained a wide range of experience with the valuation of oil and gas properties and the prices for their purchase and sale, having purchased $478 million of such properties in 129 separate transactions. Other purchasers might have determined it inappropriate to pay a premium, or if so, to pay a premium based upon other factors or in a different amount. Because there has been no independent third party involved in the decision to pay this premium or in the determination of its amount, and no fairness opinion has been requested regarding this premium, conflicts of interest exist in its determination, although the Managing General Partner believes, based upon its knowledge of the oil and gas industry, its knowledge of the properties involved, its experience in purchasing and selling oil and gas properties, and the benefits from purchasing the Property Interests which are particular to the Company, that the amount being offered to the Partnership to purchase its Property Interests is fair.

"SPECIAL FACTORS" SECTION IN THE JOINT PROXY STATEMENT/PROSPECTUS

         The Special Factors section in the Joint Proxy Statement/Prospectus contains a full discussion of the determination of the purchase price proposed to be paid by the Managing General Partner to purchase the Partnership's Property Interests. In addition to those topics discussed at length in this Supplement, the Joint Proxy Statement/Prospectus addresses alternative transactions that were considered but not proposed for the Partnership and the other 62 partnerships to whom similar proposals are being made simultaneously. It also contains information regarding the prior relationships between the Appraisers, the Partnerships and the Managing General Partner, the absence of a request that an independent representative negotiate the terms of the purchase of the

Partnership's Property Interests by the Managing General Partner, the manner in which expenses are to be borne for the transaction, the Managing General Partner's source of funds to purchase the Partnership's Property Interests, and the benefits that the Managing General Partner would receive from purchasing such Property Interests.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT IF THE PROPOSAL IS
APPROVED

         The purchase price proposed to be paid to the Partnership for its oil and gas assets is the Fair Market Value plus the purchase premium. As is the case with all oil and gas properties purchases, the purchase is proposed to be made as of the date which the properties were evaluated (in this case December 31, 1997). A portion of the reserves used to establish the Fair Market Value has been produced during 1998. Most of the net revenue received by the Partnership from the sale of such production since the proposed purchase date (December 31, 1997) has been distributed to the partners during 1998 through quarterly cash distributions or, to the extent not already distributed, will be distributed as part of the Partnership's liquidating distribution.
Accordingly, the actual purchase price which will be paid to the Partnership will be reduced by the amount of net production revenue received by the Partnership after December 31, 1997.

         Set forth in the table below are estimated net proceeds that the Partnership may realize from the sale of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership and estimated interim net cash distributions from January 1, 1998 until September 30, 1998, resulting in an estimate of the amount of net cash distributions available for partners as a result of such sale.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION

       Fair Market Value of Partnership Property Interests(1)                     $       2,257,441
               (Gross Sales Proceeds)

       Purchase Premium (7.5% of Fair Market Value)(2)                            $         169,308

       Estimated Selling and Dissolution Expenses(3)                              $         (67,723)
               (3% of the Fair Market Value)

       Net Assets(4)                                                              $         156,163

       Estimated Interim Cash Distributions(5)                                    $        (577,428)
                                                                                  -----------------
       Estimated Net Distributions to Partners(6)                                 $       1,937,761
                                                                                  =================

               Amount Distributable
               to Investors(6)                   $1,637,311

               Amount Distributable
               to General Partners(6)(7)         $  300,450
                                                 ----------


                                                 $1,937,761
                                                 ==========

       ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $1.00 SDI                $            0.19
                                                                                  =================
       MINIMUM NUMBER OF SDIS NECESSARY TO PURCHASE 100 SHARES OF SWIFT                        9474
                                                                                  =================
       ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)

-------------

(1) Represents the higher of two fair market value estimates by the Appraisers.

(2)      As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December
         31, 1997.

(5) Estimated cash distributions paid to the partners from January 1, 1998 to September 30, 1998.

(6) Estimated net cash distributions are allocated to the Investors and the General Partners pursuant to the Partnership's limited partnership agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.

(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers, if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, such Investors will be Eligible Purchasers. The minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $0.19 per $1.00 SDI, the number of SDIs shown above is the minimum number of SDIs which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800. The minimum number of Units shown is subject to change, based upon the price for Swift Common Stock at a future date as specified under "Offering of Shares of Swift Energy Company Common Stock if Investors Approve the Proposal--Offer of Swift Common Stock--Purchase Price" in this Supplement. However, if an Eligible Purchaser has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum share purchase requirement of a round lot of 100 shares.

ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS

         If the Partnership were to retain its Property Interests until they have reached their economic limit, the table below estimates the return to Investors, without regard to amounts distributable to the General Partners, discounted to present value, based upon 1997 year-end pricing without escalation and upon the discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by estimates of continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.

                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS


  Estimated Future Net Revenues from Continued Operations until                     $           4,550,577
  Depletion(1)
  Estimated Interim Net Cash Distributions(2)                                       $            (500,600)

  Estimated Partnership Direct and Administrative Expenses(3)                       $            (614,328)

  Net Assets(4)                                                                     $             132,739
                                                                                    ---------------------
  Net Cash Distributions to Investors(5)                                            $           3,568,388
                                                                                    =====================


  NET CASH DISTRIBUTIONS PER $1.00 SDI                                              $                0.41

  PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $1.00 SDI(5)(6)                       $                0.24

-------------

(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "Special Factors--Reasons for the Proposal" in this Supplement. The actual prices that will be received and the associated costs are likely to vary and may be more or less than those projected. See "Partnership Business and Financial Condition" in this Supplement.

(2) Estimated net cash distributions paid to Investors from January 1, 1998 to September 30, 1998 in order to present this information on a comparative basis (in relation to the preceding table) as of September 30, 1998.

(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to the partners in accordance with the Partnership's limited partnership agreement. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until liquidation of the Partnership, final costs and other contingencies and circumstances.

FAIRNESS OF PROPOSED SALE OF ASSETS TO THE MANAGING GENERAL PARTNER
   AS COMPARED TO CONTINUING OPERATIONS

         Based on the above tables, it is estimated that an Investor could expect to receive $0.19 per $1.00 SDI upon the sale of the Partnership's Property Interests as of September 30, 1998. In comparison, it is estimated that an Investor could expect to receive $0.24 per $1.00 SDI, discounted to present value at 10% per annum ($0.41 per $1.00 SDI on an undiscounted basis) if the Partnership continued operations. The Managing General Partner believes that the Proposal to sell the Partnership's Property Interest as compared to continuing operations is fair to Investors for the reasons discussed below.

         Although the estimates contained in the two tables above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 26% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership currently, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum at this time. The estimates of net cash distributions from continued operations are based upon 1997 year- end pricing. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subject Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for SDIs in the Partnership, the only other comparable value for SDIs is the 1997 "SDI Value," which, as explained below, is the amount calculated on an annual basis under the terms of the limited partnership agreement at which the Managing General Partner can offer to repurchase SDIs from Investors. As of January 1, 1997, this "SDI Value" was $0.36 per $1.00 SDI.

In 1997, the Investors received net cash distributions of $0.10 per $1.00 SDI, and are estimated to receive another $0.06 per $1.00 SDI before September 30, 1998, which converts to a comparable value of $0.20 per $1.00 SDI before any adjustments to quantities of reserves or oil and gas prices during this almost two year period. Under the terms set out in the partnership agreement, each year the Managing General Partner is required to furnish to Investors the SDI Value, and Investors have the right to present their SDIs for purchase by the Managing General Partner for the SDI Value. The SDI Value amount is determined on an entirely different basis than the estimates of fair market value by the Appraisers. Furthermore, the SDI Value was calculated over one year ago, with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of SDI Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. SDI Value is derived by taking 70% of the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis, plus cash and accounts receivable less outstanding debts and obligations of the Partnership.

         Although the PV-10 Value of the Partnership's Property Interests is higher than the purchase price proposed if the Proposal is approved, the Managing General Partner does not believe that the PV-10 Value accurately reflects the amount that oil and gas industry members are currently paying to purchase producing properties on the open market.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that the entire transaction related to the Proposals involving the proposed method of sales of the Partnerships' Property Interests is fair to Investors for the following reasons, without giving any particular weight to any reason:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests. The price to be paid by the Company to purchase the Partnership's Property Interests was determined in the Managing General Partner's sole judgment by adding a 7.5% premium to the higher of the two estimates by the Appraisers of the fair market value of the Partnership's Property Interests. Two of the three Appraisers are qualified independent petroleum engineering firms and the other is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Special Factors--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships", "--Fair Market Value," "--Valuation by Petroleum Engineering Consultants," "--Valuation by CIBC Oppenheimer" and "--Collective Analysis of Purchase Price" in the Joint Proxy Statement/Prospectus.

         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership (without any vote by the Managing General Partner) and a similar Proposal is approved by the Partnership's Companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company.

                 The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If the Proposals are approved by investors in any of the 63 Partnerships considering similar proposals, it is likely that the Managing General Partner will expend the capital necessary to develop non- producing reserves on the Property Interests purchased by the Managing General Partner from those Partnerships. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. Because the Managing General Partner would be the beneficiary of any such increase in value, the Managing General Partner is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock of the Company. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer of Swift Common Stock" below.

         5. In structuring the Proposal and related transactions, the Managing General Partner considered that any sale of Partnership Property Interests, whether to the Managing General Partner or to a third party, would be a taxable transaction. Thus, if an Investor subject to federal income tax chooses to use the proceeds received on liquidation of that Investor's Partnership to purchase Swift Common Stock, tax will still have to be paid on any taxable income resulting from the Partnership's sale of oil and gas assets, without regard to whether the Investor has cash proceeds remaining from his liquidating distribution to pay such tax. Investors that purchased their interests in the original offering, however, are not expected to recognize gain on the sale.

         The determination by the Special Transactions Committee to pay the purchase premium, the independent Appraisers' determination of the fair market value of the properties, and the payment of a 7.5% premium do not necessarily remove the substantial conflicts of interest which exist in the transaction between the Company serving as Managing General Partner of the Partnership and also acting as the purchaser of the Property Interests from the Partnership.
No fairness opinion was requested or received regarding the ultimate purchase price to be paid by the Company to purchase the Partnership's oil and gas assets. The Company determined that rather than setting the purchase price for Partnership Property Interests itself, it would be preferable to instead request three different independent Appraisers to determine two sets of fair market values at which such Property Interests should be purchased and then to choose the higher of those two values. The Managing General Partner believes that when the Appraisers rendered their opinions as to the "fair market value" of the Partnership's Property Interests, inherent within their appraisal opinions were the Appraisers' determination that these "fair market values" were "fair," or such determinations would not have been made. Consequently, no independent fairness opinion was requested regarding "fair market values" or upon the premium. The Managing General Partner believes that adding a 7.5% premium to the highest of the two fair market value determinations made by the three Appraisers only serves to increase the amount to be paid to Investors upon liquidation of the Partnership and does not require a separate fairness opinion. The determination by a third party purchaser as to the purchase price might be more or less than that being proposed by the Managing General Partner as a purchase price for these Property Interests.

         The determination to submit the Proposal to Investors in which the Company would purchase the Property Interests of the Partnership was deemed by the Managing General Partner to be the most appropriate time and method for liquidation of the Partnership. This decision was made in light of full consideration by the Managing General Partner of its fiduciary obligations to Investors. Furthermore, the decision to use three Appraisers, rather than one, and to have the Appraisers actually set the fair market value for purchase of the Property Interests, rather than the Managing General Partner setting that value and requesting a fairness opinion, were based upon the Managing General Partner's consideration of the substantial conflicts of interest which exist in the transactions covered hereby.

See "Special Factors--Fairness of Proposed Sale" in the Joint Proxy Statement/Prospectus.

MANAGING GENERAL PARTNER BENEFITS

         Benefits accruing to the Company resulting from the purchase of the Partnerships' Property Interests include the following: the Managing General Partner will share the benefits available to Investors through liquidating its Partnership interests (including both its general partner interests and any SDIs it owns) and receiving the same value of those interests as Investors. Additionally, the Company intends to profit from purchasing the Partnership's Property Interests through a return on capital used to purchase those oil and gas assets and invest in their development. By purchasing the Partnership's Property Interests itself, the Managing General Partner will be able to maintain its position as operator of certain properties in which the Partnership owns an interest. Consequently, the Managing General Partner would continue to receive operating fees as operator of those properties. The sale of the Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the purchase of all of the oil and gas assets of the Partnerships would increase the Company's proved reserves, cash flow and total assets by a significant amount. Lastly, if individual Investors which approve the Proposal elect to purchase Company Common Stock, rather than receiving cash upon liquidation of the Partnership, the Company will benefit by using stock to pay the purchase price, rather than using its available cash resources or borrowing facilities.

See "Special Factors--Managing General Partner Benefits" in the Joint Proxy Statement/Prospectus.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS

         Simultaneous Proposals are being made to investors in the Partnership's Companion Partnership. If both the Partnership and its Companion Partnership do not approve their respective Proposals, it is likely to affect the ability of the Partnership to consummate the sale of its Property Interests. Although the Investors in the Partnership may desire to sell their Property Interests, the separation of the working interest and the non-operating interests in the same properties may affect the salability of those interests on a permanent basis. If, for example, the Partnership approves the Proposal but the Companion Partnership does not, the value of a working interest burdened by a large non- operating interest is likely to be lowered significantly. [VARIABLE FOR REVERSAL TEMPLATE: IF, FOR EXAMPLE, THE PARTNERSHIP APPROVES THE PROPOSAL BUT THE COMPANION PARTNERSHIP DOES NOT, THE VALUE OF A NON-OPERATING INTEREST IS LIKELY TO BE NEGATIVELY AFFECTED BY THE LACK OF CONTROL OVER OPERATIONS.] If the Partnership's Companion Partnership does not approve its Proposal, then the Managing General Partner will advise the Investors in the Partnership. If the investors in the Partnership's Companion Partnership do not vote in favor of its Proposal, then it is likely that the Partnership will continue operations and will produce its reserves until depletion, with steadily decreasing rates of cash flow, and consequently steadily decreasing amounts of cash distributions to the Investors.

                             VOTING ON THE PROPOSAL

         The Joint Proxy Statement/Prospectus and the Proxy enclosed with this Supplement are being provided for use at the Special Meeting of Investors of the Partnership and at any adjournment or postponement of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on ______, __________, 1998. The Meeting is being called for the purpose of considering and voting upon the Proposal to sell all of the oil and gas assets of the Partnership to the Company, and to dissolve, wind up and terminate the Partnership, and to transact such other business as may be properly presented at the Meeting, all in accordance with the terms and provisions of the Partnership's limited partnership agreement (the "Partnership Agreement") and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about ____________, 1998.

          Pursuant to the terms of the Partnership Agreement, the Partnership, if not terminated earlier, will continue in being through December 31, 2021, at which point it will terminate automatically.

         Under the Partnership Agreement, the Proposal must be approved by the affirmative vote of Investors holding more than 50% of the SDIs in the Partnership as of the Record Date (defined below). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposal (which will result in liquidation and dissolution of the Partnership). As of the Record Date, 8,398,878 SDIs were outstanding and held by record holders (excluding the SDIs held by the Managing General Partner as discussed below). Accordingly, the affirmative vote of holders of at least 4,199,440 SDIs is required to approve the Proposal. Each Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of the Meeting and is entitled to one vote for each SDI held by such Investor. VJM Corporation, a California corporation, is the Special General Partner of the Partnership, and owns a 0.75% interest in the Partnership as a general partner, but owns no SDIs. The Managing General Partner owns a general partner interest in the Partnership of 14.25%. Additionally, the Managing General Partner owns 232,500 outstanding SDIs in the Partnership, which ownership results from the Managing General Partner's purchase over the life of the Partnership of SDIs from Investors under the right of presentment, contained in the Partnership Agreement. Under the Partnership Agreement, the Managing General Partner may not vote any SDIs owned by it for matters such as the Proposal. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposal, its SDIs are excluded from the total number of voting SDIs.

VOTE REQUIRED

         The actual proxy to be used to register the vote on the Proposal before you is the separate green sheet of paper included with this Supplement and Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.

         If a proxy is properly signed and is not revoked by an Investor, the SDIs it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the SDIs will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 prior to the time the vote is taken.

SOLICITATION

         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of the Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs will be allocated 85% to the Investors and 15% to the general partners pursuant to the terms of the Partnership Agreement. As the Managing General Partner holds approximately 2.69% of the SDIs held by all Investors, 2.69% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to the portion of the Partnership's total costs borne by the general partners by virtue of their interest in the Partnership as general partners. Solicitations will be made primarily by mail. In addition, a number of regular or temporary employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.

                  PARTNERSHIP BUSINESS AND FINANCIAL CONDITION

         The Partnership is a Texas limited partnership formed June 30, 1992. SDIs in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. The Partnership owns Property Interests in producing oil and gas properties within the continental United States in which the Companion Partnership also managed by the Managing General Partner owns the non-operating interests. By the end of July 1992, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997, approximately 85% of the Partnership's revenue was attributable to natural gas production. The Partnership has, from time to time, performed workovers and recompletions on wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid. For information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         Investors made contributions of $8,631,378, in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $1,018,865. Additionally, pursuant to the right of presentment set forth in the Partnership Agreement, it has purchased 232,500 SDIs from Investors. From inception through July 31, 1998, the Partnership has made net cash distributions to its Investors totaling $5,799,100. Details of the amounts of cash distributions made to partners over the past three years and nine months are set out under "Cash Distributions" below. Through July 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $1,058,933 with respect to its general partner interest, and $37,213 related to the number of SDIs it purchased from Investors. On a per SDI basis, Investors had received, as of July 31, 1998, $0.67 per $1.00 SDI, or approximately 67.2% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $16.82 per barrel of oil and $1.51 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired by the end of July 1992 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $26.27 per barrel of oil and $2.42 per Mcf of natural gas during 1997. The predicted price increases did not occur, and prices fell precipitously from 1994 to 1995. Most of the Partnership's reserves were produced from 1992 to 1996, during which time the oil prices received by the Partnership for its production in fact averaged $13.71 per barrel, but the prices for the Partnership's principal asset, natural gas, averaged approximately $1.89 per Mcf. A comparison of gas prices as described in this paragraph appears in the graph presented below.

         The following graphs illustrate the effect on Partnership performance of the variance between gas prices projected at the time of acquisition of the Partnership's Property Interests and actual gas prices received for production (as illustrated in the second graph) during the Partnership's existence. Information has been presented as to gas prices only due to the fact that a substantial majority of the Partnership's production has been natural gas.

                     [GRAPH: 1 page of gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise.

CASH DISTRIBUTIONS

         Cash distributions are made to the partners in the Partnership on a quarterly basis. During the past three years and the first nine months of 1998, aggregate cash distributions made to all partners in the Partnership (including the Managing General Partner) and the cash distributions per SDI made to the Investors were:

         1995                      $      809,918               $    0.08    per $1.00 SDI
         1996                      $      812,713               $    0.08    per $1.00 SDI
         1997                      $      978,382               $    0.10    per $1.00 SDI
         9 Mo. Ended 9/30/98       $      577,428               $    0.06    per $1.00 SDI

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of SDIs, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or with respect to SDIs it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner has received internal acquisition costs reimbursements of $194,915 from the Partnership from inception through December 31, 1997, none of which has been received during the two years ended December 31, 1997.

         o The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. During the years ended December 31, 1997 and December 31, 1996 the aggregate operating fees paid to the Company as operator by the Partnership were $65,716 and $68,584, respectively. Monthly operating fees range from $200 to $1,100 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well).
                 If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "Special Factors--Managing General Partner Benefits" in this Supplement.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $796,069 in the general and administrative overhead allowance from the Partnership, of which $129,471 and $129,471 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has been reimbursed $20,541 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $3,155 and $4,159 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

         o The Managing General Partner has received a nonaccountable incentive amount of $213,301 for services rendered from inception through December 31, 1997, of which $14,918 and $21,387 have been reimbursed during the years ended December 31, 1997 and December 31, 1996, respectively.

NO TRADING MARKET

         There is no trading market for the SDIs, and none is expected to develop, as described above under "Special Factors--Fairness of Proposed Sale of Assets to the Managing General Partner as Compared to Continuing Operations." Under the Partnership Agreement, Investors have the right to present their SDIs to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 585 Investors invested in the Partnership. As of __________, 1998, there were 570 Investors (excluding the Managing General Partner). The number of SDIs in the Partnership issued and outstanding at that date was 8,631,378. Through December 31, 1997, the Managing General Partner had purchased 232,500 SDIs from Investors pursuant to the right of presentment. The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF INVESTOR SDIS

         The Managing General Partner holds 2.69% of all outstanding SDIs of the Partnership, resulting from the purchase of SDIs from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no holder of SDIs that holds more than 5% of the SDIs.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following briefly summarizes the federal income tax consequences set forth under "Federal Income Tax Consequences of Adoption of the Proposals" in the Joint Proxy Statement/Prospectus. Statements of legal conclusions herein regarding tax consequences are based upon an opinion of Hoops & Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.

         A MORE COMPLETE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to individual Investors who are the original purchasers of the SDIs and hold interests in the Partnership as "capital assets" (generally, property held for investment).
Each Investor that is a corporation, trust, estate, tax exempt entity, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected, however, that Investors will realize a net taxable loss upon the sale of Partnership properties. Notwithstanding the foregoing, Investors are not expected to realize any gain or loss upon the sale of properties the Partnership receives from its Companion Partnership and sells to the Managing General Partners. Because the oil and gas properties, and related assets, owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Investors generally will be governed by Section 1231 of the Code. Realized gains and losses generally must be recognized and reported in the year the sale occurs. Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.


         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes.

         THE FOREGOING DISCUSSION IS A SUMMARY OF THE INCOME TAX CONSEQUENCES SET FORTH UNDER "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS" IN THE JOINT PROXY STATEMENT/PROSPECTUS. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM, HER OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                         PROFORMA FINANCIAL STATEMENTS

         For selected financial information and financial statements of the Partnership, see the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 attached hereto.

         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that investors choose to take all of their distributions from sale of the properties in cash) and the effect of the Sonat Properties Acquisition are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".


            OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCK
                       IF INVESTORS APPROVE THE PROPOSAL

VOTING PROCEDURES

         The Joint Proxy Statement/Prospectus contains detailed procedures to be followed by investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the investors marked on the Proxies and subscription agreement to be effective. The following is a summary of certain of these procedures:

         (a) Investors may make their elections on the subscription agreement signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date.

         (b) If Investors in the Partnership (and its Companion Partnership) vote to approve the Proposal, Investors may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated subscription agreement, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

         (c) Investors failing to submit proxies by the Special Meeting Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive along with non-subscribing investors who timely submitted proxies their distribution in cash. See "The Proposals--Vote Required" in the Joint Proxy Statement/Prospectus.

OFFER OF SWIFT COMMON STOCK

         Investor Election to Purchase Shares

         In connection with the concurrent Proposals for sale of all of the oil and gas assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering up to 2,500,000 shares of the Company's Common Stock. Upon approval of the Proposals by the Partnership and its Companion Partnership and sale of the Partnership's oil and gas assets, the Partnership's assets will consist solely of cash which each investor as an Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each such Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. If an Eligible Purchase has interests in more than one Partnership, the cash distributions he will be entitled to receive may be aggregated to meet the minimum round lot of 100 shares requirement. Each such Eligible Purchaser may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase
(i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the Shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later subscription agreement, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention:
Investor Relations Department.

                               TABLE OF CONTENTS


THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Background and Purpose of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Proposed Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Reasons for the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Current Liquidating Distribution Lowers Volatility Risk  . . . . . . . . . . . . . . . . . . . . . . . 8
                 Decreasing Cash Flow While Expenses Continue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 Interest Holders' Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Collective Analysis of Purchase Price; Premium over Fair Market Value  . . . . . . . . . . . . . . . . . . . . 9
         Determination of Premium Over Fair Market Value by the Company . . . . . . . . . . . . . . . . . . . . . . .  10
         "Special Factors" Section in the Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . .  11
         Estimates of Liquidating Net Cash Distribution Amount if the Proposal is Approved  . . . . . . . . . . . . .  11
         Estimates of Net Cash Distributions Available from Continued Operations  . . . . . . . . . . . . . . . . . .  13
         Fairness of Proposed Sale of Assets to the Managing General Partner   as Compared to Continuing Operations .  14
         Fairness of Proposed Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Managing General Partner Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Simultaneous Proposals to Companion Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

VOTING ON THE PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Transactions Between the Managing General Partner and the Partnership  . . . . . . . . . . . . . . . . . . .  22
         No Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Principal Holders of Investor SDIs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





                                      (i)

                 Taxable Gain or Loss Upon Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Liquidation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Capital Gain Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Passive Loss Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SELECTED FINANCIAL INFORMATION AND PROFORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

OFFERING OF SHARES OF SWIFT ENERGY COMPANY COMMON STOCKIF INVESTORS APPROVE THE PROPOSAL  . . . . . . . . . . . . . .  26
         Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Offer of Swift Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Investor Election to Purchase Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 New York Stock Exchange and Pacific Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . .  27
                 Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Revocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

FORM OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (A)





                                      (ii)

                                  ATTACHMENT A


                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee FAIR MARKET VALUE ESTIMATE
      Board of Directors             SWIFT ENERGY OPERATING PARTNERS 1992-B LTD.
      97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1998, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Operating Partners 1992-B Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $2,257,441.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon it the reserve category. The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating

Swift Energy Company                     -2-                      April 17, 1998

costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2013 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2013 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2013. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.    Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon,in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.




                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President

JHH:akr

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 ATTACHMENT II

                         PETROLEUM RESERVES DEFINITIONS
   SOCIETY OF PETROLEUM ENGINEERS (SPE) AND WORLD PETROLEUM CONGRESS (WPC)(1)

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the SPE and WPC in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage of processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.


--------------------------

(1) Approved by the Board of Directors. Society of Petroleum Engineers (SPE), Inc. on March 7, 1997.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserve which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that project will proceed. Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be a least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be a least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

     DEVELOPED: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be sub-categorized as producing or non-producing.

         PRODUCING: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

         NON-PRODUCING. Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

     UNDEVELOPED RESERVES: Undeveloped reserves are expected to be recovered:
     (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

                                  ATTACHMENT B

APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060

                                            RE:  FAIR MARKET VALUE OPINION
                                                 AS OF DECEMBER 31, 1997
                                                 SWIFT ENERGY OPERATING PARTNERS
                                                 1992-B, LTD.

ATTENTION:  SPECIAL TRANSACTIONS COMMITTEE
            SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCo) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCo has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCo's opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of Swift Energy Operating Partners 1992-B, Ltd. is $2,257,441.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the_Society of Petroleum Engineers (SPE) and the World Petroleum Congresses
(WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCo were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCo reviewed approximately 65% of SWIFT's proved "PV10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCo were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT's December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCo. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCo, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCo is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. JRBCo's compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:



________________________
BRIAN E. AUSBURN, PRESIDENT

DATE:___________________

BEA:mlc

                                  ATTACHMENT C


April 20, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:  Special Transactions Committee
            Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Operating Partners 1992-B, Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2


         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with

Swift Energy Company
April 20, 1998
Page 4


your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Operating Partners 1992-B, Ltd. interest in the Assets as of the date hereof is $2,118,171.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies

Swift Energy Company
April 20, 1998
Page 5


upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.

Sincerely yours,

CIBC Oppenheimer Corp.




By: /s/ STEVE REINER
   -----------------------------
        Steve Reiner
        Executive Director

                                  ATTACHMENT D


                               February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                          SWIFT ENERGY OPERATING PARTNERS 1992-B
                                          97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Operating Partners 1992-B. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                 -2 -                      February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.    Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.





                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President

JHH:llb

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST

                                     Estimated                              Estimated
                                   Net Reserves                        Future Net Cash Flow
                          --------------------------------        ------------------------------
                             Oil &                                                    Discounted
                           Condensate                                                   at 10%
                           (Barrels)            Gas(Mcf)          Nondiscounted       Per Year
                          -----------         ------------        -------------      -----------
Proved Developed               34,760           2,683,745         $ 4,848,232        $ 2,914,245

Proved Undeveloped              3,473             400,073         $   705,688        $   442,947
                          -----------         -----------         -----------        -----------
TOTAL PROVED                   38,233           3,083,818         $ 5,553,920        $ 3,357,192

G & A                                                             $  (749,779)       $  (454,351)
                          -----------         -----------         -----------        -----------
TOTAL                          38,233           3,083,818         $ 4,804,141        $ 2,902,841


                          LIMITED PARTNERSHIP INTEREST

                                     Estimated                              Estimated
                                   Net Reserves                        Future Net Cash Flow
                          --------------------------------        ------------------------------
                             Oil &                                                    Discounted
                           Condensate                                                   at 10%
                           (Barrels)            Gas(Mcf)          Nondiscounted       Per Year
                          -----------         ------------        -------------      -----------
Proved Developed               28,176           2,191,080         $ 3,963,606        $ 2,435,222

Proved Undeveloped              2,912             332,834         $   586,971        $   372,464
                          -----------         -----------         -----------        -----------
TOTAL PROVED                   31,088           2,523,914         $ 4,550,577        $ 2,807,686

G & A                                                             $  (614,328)       $  (379,993)
                          -----------         -----------         -----------        -----------
TOTAL                          31,088           2,523,914         $ 3,936,249        $ 2,427,693

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 FORM OF PROXY

                  SWIFT ENERGY OPERATING PARTNERS 1992-B, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON _______, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, duly authorized officers of Swift Energy Company acting in its capacity as Managing General Partner of the Partnership, or any of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes the Proxies or any of them to represent the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY OPERATING PARTNERS 1992-B, LTD. (the "Partnership") to be held on ______, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting, and hereby revokes any proxy or proxies heretofore given by the undersigned.

 1.     The adoption of a proposal       FOR           AGAINST          ABSTAIN
 ("Proposal") for the ultimate sale
 of substantially all of the assets      [ ]             [ ]              [ ]
 of the Partnership to the Managing
 General Partner and the dissolution,
 winding up and termination of the
 Partnership. The undersigned hereby
 directs said proxies to vote:


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS MADE HEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated ______, 1998 is acknowledged.

 PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN THE PROXY IN THE
   ENCLOSED, POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY _________, 1998.

SIGNATURE                                                   DATE
          ---------------------------------                      --------------
SIGNATURE                                                   DATE
          ---------------------------------                      --------------
SIGNATURE                                                   DATE
          ---------------------------------                      --------------

         IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

IF YOU WISH TO SUBSCRIBE FOR ANY SHARES OF COMMON STOCK OF THE COMPANY, THIS SUBSCRIPTION AGREEMENT MUST BE RETURNED. IF THIS SUBSCRIPTION AGREEMENT IS NOT RETURNED, YOU WILL RECEIVE THE FULL AMOUNT OF YOUR DISTRIBUTION IN CASH.

                             SUBSCRIPTION AGREEMENT

TO:      SWIFT ENERGY COMPANY
         16825 NORTHCHASE DRIVE, SUITE 400
         HOUSTON, TEXAS 77060

ANY TERMS USED BUT NOT DEFINED HEREIN, HAVE THE SAME MEANINGS AS ASSIGNED THEM IN THE PROSPECTUS ACCOMPANYING THIS SUBSCRIPTION AGREEMENT.

         The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase the following number of shares (minimum round lot of 100 required) of Common Stock, par value $.01 per share, (the "Common Stock") of Swift Energy Company, a Texas corporation (the "Company") and for the following consideration:

CHECK ONLY ONE OF THE FOLLOWING:  (Be sure to complete any applicable blanks)

[ ] A. Apply all of my cash distribution towards the purchase of as many shares of Common Stock, rounded down to the next whole share, as such amount will purchase. In the event such amount is less than the amount required to purchase the required minimum of 100 shares of Common Stock, I hereby agree to submit the additional amount within thirty
         (30) days from the date of the Company's request.

[ ] B. Apply all of my cash distribution towards the purchase of ________ [indicate number] shares of Common Stock. In the event my cash distribution is less than the amount required to purchase such number of shares, I hereby agree to submit the additional amount within thirty
         (30) days from the date of the Company's request. In the event my cash distribution is more than the amount required to purchase such number of shares, I understand that the Company will remit such portion of my cash distribution to me or for my account, as applicable.

[ ] C. Apply all of my cash distribution plus an additional amount of $________ towards the purchase of as many shares of Common Stock as such amount will purchase.

[ ] D. Apply $________ or ________% of my cash distribution towards the purchase of as many shares of Common Stock as such amount will purchase, and remit the remainder of my cash distribution to me or for my account, as applicable.

                                 SUBSCRIBER(S)
                                 (If units to be held jointly, all joint tenants
                                           must sign)

Date:
     ---------------------                 --------------------------------
                                           (Signature)

                                 Social Security or Tax Identification No.:


                                 ------------------------------------------


Date:
     ---------------------                      --------------------------------
                                                (Signature)

                                   Social Security or Tax Identification No.:


                                   ------------------------------------------

Please register the Certificate(s)
   in the following Name:

                                   Print Name(s):


--------------------------         ------------------------------------------
                                            (Print Clearly)
Please deliver the Certificate(s)
   to the following address:


--------------------------

--------------------------

--------------------------
     (Print Clearly)

                      NO DEALER, SALESPERSON, OR ANY OTHER PERSON
              HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                          -----------------------------
                                TABLE OF CONTENTS

                                                                Page
                                                                ----
              Summary . . . . . . . . . . . . . . . . . . . . . . .
              Risk Factors  . . . . . . . . . . . . . . . . . . . .
              Special Factors . . . . . . . . . . . . . . . . . . .
              The Proposals . . . . . . . . . . . . . . . . . . . .
              Conflicts of Interest . . . . . . . . . . . . . . . .
              Fiduciary Responsibility  . . . . . . . . . . . . . .
              Comparison of Ownership of Units and Shares . . . . .
              Federal Income Tax Consequences of Adoption
                 of the Proposals . . . . . . . . . . . . . . . . .
              Investor Election to Participate in Offering  of
                 2,500,000 Shares . . . . . . . . . . . . . . . . .
              Material Federal Income Tax Considerations of
                 Electing to Receive Common Stock . . . . . . . . .
              Price Range of Common Stock and Dividend Policy . . .
              Capitalization of Swift Energy Company  . . . . . . .
              Unaudited Pro Forma Consolidated Financial
                  Statements  . . . . . . . . . . . . . . . . . . .
              Notes to Unaudited Pro Forma Financial Statements . .
              Selected Historical Consolidated Financial Data of
                 Swift Energy Company . . . . . . . . . . . . . . .
              Selected Historical Combined Financial Data of
                 the Partnerships . . . . . . . . . . . . . . . . .
              Management's Discussion and Analysis of
                 Financial Condition and Results of Operations  . .
              Business and Properties . . . . . . . . . . . . . . .
              Management  . . . . . . . . . . . . . . . . . . . . .
              Principal Shareholders  . . . . . . . . . . . . . . .
              Certain Relationship and Related Transactions . . . .
              Description of Swift Energy Company Capital Stock . .
              Legal Matters . . . . . . . . . . . . . . . . . . . .
              Experts . . . . . . . . . . . . . . . . . . . . . . .
              Glossary of Terms . . . . . . . . . . . . . . . . . .
              Other Business  . . . . . . . . . . . . . . . . . . .
              Consolidated Financial Statements of the Company  . .
              Consolidated Financial Statements of the Partnerships
              The Sonat Properties Acquisition-Historical Statements
               of Revenues and Direct Operating Expenses  . . . .





                                SPECIAL MEETINGS
                                  OF INVESTORS
                               OF THE PARTNERSHIPS
                               ===================






                                   OFFERING OF
                               2,500,000 SHARES OF
                                 COMMON STOCK OF
                              SWIFT ENERGY COMPANY



                                     [LOGO]






                    JOINT PROXY STATEMENT/PROSPECTUS

                    DATED ________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable (i) to the corporation, or (ii) on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful. Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions. The bylaws of the Company, as amended, provide for indemnification in favor of the Company's directors, officers, and employees to the fullest extent permitted by Article 2.02-1. Additionally, the Company amended its Articles of Incorporation, with shareholder approval, to confirm that the Company has the power to indemnify certain persons in such circumstances as are provided in its bylaws. The amendment further enables the Company to enter into additional insurance and indemnity arrangements at the discretion of the Board of Directors. The Company has entered into Indemnification Agreements with each of its officers and directors, the form of which was approved by the shareholders of the Company, that essentially indemnify such individuals to the fullest extent permitted by law.

         Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. The Company's Articles of Incorporation to eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the Company and its shareholders to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

         The Company maintains insurance, the general effect of which is to provide coverage for the Company with respect to amounts that it is required to pay officers and directors under the indemnity provisions described above and coverage for officers and directors against certain liabilities, including certain liabilities under the federal securities law.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                 EXHIBIT INDEX

  EXHIBIT                                   DOCUMENT DESCRIPTION                                 SEQUENTIAL
     NO.                                    --------------------                                   PAGE NO.
    ----                                                                                         ----------
     3.1(I)   Articles of Incorporation, as amended through June 3, 1988 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

     3.2(I)   Articles of Amendment to Articles of Incorporation filed on June 4, 1990
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1992)
     3.1(II)  Bylaws, as amended through August 14, 1995 (incorporated by reference from
              Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

     4        Indenture dated as of June 30, 1993, between Swift Energy Company and Bank One,
              Texas, National Association as Trustee (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)


    ***5      Form of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the
              validity of the Securities being registered hereunder


    *8        Form of Opinion of Hoops & Levy, L.L.P. as to Tax Matters
    10.1      Indemnity Agreement dated July 8, 1988, between Swift Energy Company and A.
              Earl Swift (plus schedule of other persons with whom Indemnity Agreements have been entered into) (incorporated by reference from Swift Energy Company Annual
              Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-
              8754)

    10.2      Amended and Restated Credit Agreement dated March 4, 1992, between Swift Energy
              Company and Bank One, Texas, National Association (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

    10.3      Purchase and Sale Agreement dated May 27, 1992, between Swift Energy Company and Enron Reserve Acquisition Corp. (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

    10.4      Purchase and Sale Agreement dated May 12, 1992, between the Swift Energy
              Company and Riverwood Energy Resources, Inc. (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

  EXHIBIT                                   DOCUMENT DESCRIPTION                                 SEQUENTIAL
     NO.                                    --------------------                                   PAGE NO.
    ----                                                                                         ----------
    10.5      Swift Energy Company 1990 Nonqualified Stock Option Plan (incorporated by reference from Registration Statement No. 33-36310 on Form S-8 filed on August
              10, 1990)

    10.6      First Amendment effective May 13, 1993, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.7      Second Amendment Effective December 31, 1993, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.8      Third Amendment dated December 31, 1994, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.9      Amended and Restated Credit Agreement dated March 1, 1994, among Swift Energy
              Company and Bank One, Texas, National Association and Bank of Montreal
              (incorporated by reference from Swift Energy Company Quarterly Report on Form
              10-Q filed for the quarterly period ended June 30, 1994)

    10.10     First Amendment dated June 15, 1994, to Amended and Restated Credit Agreement
              dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National
              Association and Bank of Montreal (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended June
              30, 1994)
    10.11     Second Amended dated December 31, 1994, to Amended and Restated Credit
              Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas,
              National Association and Bank of Montreal (incorporated by reference from Swift
              Energy Company Annual Report on Form 10-K for the fiscal year ended December
              31, 1994)

    10.12     Credit Agreement dated April 30, 1996, among Swift Energy Company, Bank One,
              Texas, National Association and Bank of Montreal (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 1996)

  EXHIBIT                                   DOCUMENT DESCRIPTION                                 SEQUENTIAL
     NO.                                    --------------------                                   PAGE NO.
    ----                                                                                         ----------
    10.13     Credit Agreement dated April 30, 1996, among Swift Energy Company, Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              March 31, 1996)

    10.14     Amended and Restated Swift Energy Company 1990 Stock Compensation Plan, as of
              May 1993 (incorporated by reference from Registration Statement No. 33-60469 filed on June 22, 1995)
    10.15     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and Terry E. Swift (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.16     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and John R. Alden (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.17     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and James M. Kitterman (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              September 30, 1995)

    10.18     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and Bruce H. Vincent (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              September 30, 1995)
    10.19     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and A. Earl Swift (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.20     Agreement and Release between Swift Energy Company and Virgil Neil Swift effective June 1, 1994 (incorporated by reference from Registration Statement
              No. 33-60469 filed on June 22, 1995)

    10.21     First Amendment to Agreement and Release dated as of 12/1/95, by and between
              Swift Energy Company and Virgil Neil Swift (incorporated by reference from
              Swift Energy Company Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996)

    10.22     Second Amendment to Agreement and Release dated as of 2/2/96, by and between
              Swift Energy Company and Virgil Neil Swift effective January 1, 1996
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)
    10.23     Second Amendment to Agreement and Release dated as of 1/14/97, by and between
              Swift Energy Company and Virgil Neil Swift effective December 1, 1996
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.24     Indenture dated as of November 25, 1996, between Swift Energy Company and Bank
              One, Columbus, National Association as Trustee (incorporated by reference from
              Registration Statement No. 33-14785 on Form S-3 filed on October 24, 1996)

  EXHIBIT                                   DOCUMENT DESCRIPTION                                 SEQUENTIAL
     NO.                                    --------------------                                   PAGE NO.
    ----                                                                                         ----------
    10.25     Rights Agreement dated as of August 1, 1997, between Swift Energy Company and
              American Stock Transfer & Trust Company (incorporated by reference from Swift
              Energy Company Report on Form 8-K dated August 1, 1997)

    10.26     Purchase and Sale Agreement dated as of June 1, 1998, between Swift Energy
              Company and Sonat Inc. (incorporated by reference from Swift Energy Company
              Report on Form 8-K filed on July 10, 1998)
    ***12     Swift Energy Company Ratio of Earnings to Fixed Charges

    ***12.1   Partnerships Combined Ratio of Earnings to Fixed Charges

    13.1      Swift Energy Company Annual Report on Form 10-K for the fiscal year ended
              December 31, 1997 (incorporated by reference)

    13.2      Swift Energy Company Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (incorporated by reference)
    13.3      Swift Energy Company Report on Form 8-K filed on June 5, 1998 (incorporated by reference)

    13.4      Swift Energy Company Report on Form 8-K filed on July 10, 1998 (incorporated by reference)

    21        List of Subsidiaries of Swift Energy Company (incorporated by reference from
              Registration Statement No. 33-60469 filed on June 22, 1995)

    ***23.1   Consent of J.R. Butler & Company
    ***23.2   Consent of H.J. Gruy & Associates, Inc.

    ***23.3   Consent of CIBC Oppenheimer

    *23.4     Consent of Arthur Anderson LLP


    ***23.5   orm of Consent of Jenkens & Gilchrist, A Professional Corporation (included in
              Exhibit 5)

    *23.6     Form of Consent of Hoops & Levy, L.L.P. (included in Exhibit 8)


    *23.7     Consent of Ernst & Young LLP dated August 13, 1998 (incorporated by reference from Swift Energy Company Report on Form 8-K/A filed on August 18, 1998)


    ***24     Power of Attorney

    27        Financial Data Schedule (included in electronic filing only)

----------------------------
*   Filed herewith
**  To be filed by amendment
*** Previously filed

    ITEM 22.     UNDERTAKINGS.



    A.           The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by
                          section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 2, 1998.


                                SWIFT ENERGY COMPANY


                                By: /s/ JOHN R. ALDEN
                                   ---------------------------------------------
                                      John R. Alden
                                      Senior Vice President - Finance, Chief
                                      Financial Officer, Swift Energy Company




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed below in multiple counterparts with the effect of one original by the following persons in the capacities and on the dates indicated.




        SIGNATURE                           TITLE                                      DATE
        ---------                           -----                                      ----
/s/ A. Earl Swift*                  Chairman of the Board                         October 2, 1998
------------------------------
A. EARL SWIFT                       and Chief Executive Officer,
                                    Swift Energy Company


/s/ John R. Alden                   Senior Vice President -- Finance,             October 2, 1998
------------------------------
JOHN R. ALDEN                       Chief Financial Officer,
                                    Swift Energy Company


/s/ Alton D. Heckaman, Jr.*         Vice President --Finance and                  October 2, 1998
------------------------------
ALTON D. HECKAMAN, JR.              Controller, Principal Accounting Officer,
                                    Swift Energy Company


/s/ G. Robert Evans*                Director, Swift Energy Company                October 2, 1998
------------------------------
G. ROBERT EVANS


/s/ Clyde W. Smith, Jr.*            Director, Swift Energy Company                October 2, 1998
------------------------------
CLYDE W. SMITH, JR.

        SIGNATURE                           TITLE                                      DATE
        ---------                           -----                                      ----
/s/ Raymond O. Loen*                Director, Swift Energy Company                October 2, 1998
------------------------------
RAYMOND O. LOEN


/s/ Henry C. Montgomery*            Director, Swift Energy Company                October 2, 1998
------------------------------
HENRY C. MONTGOMERY


/s/ Virgil N. Swift*                Director, Swift Energy Company                October 2, 1998
------------------------------
VIRGIL N. SWIFT


/s/ Harold H. Withrow*              Director, Swift Energy Company                October 2, 1998
------------------------------
HAROLD J. WITHROW



/s/ John R. Alden
------------------------------
*JOHN R. ALDEN,
Attorney-In-Fact pursuant
to power of attorney contained
in original filing of this
Registration Statement

                               INDEX TO EXHIBITS

  EXHIBIT                                   DOCUMENT DESCRIPTION
     NO.                                    --------------------
    ----
     3.1(I)   Articles of Incorporation, as amended through June 3, 1988 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

     3.2(I)   Articles of Amendment to Articles of Incorporation filed on June 4, 1990
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1992)
     3.1(II)  Bylaws, as amended through August 14, 1995 (incorporated by reference from
              Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

     4        Indenture dated as of June 30, 1993, between Swift Energy Company and Bank One,
              Texas, National Association as Trustee (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)


    ***5      Form of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the
              validity of the Securities being registered hereunder


    *8        Form of Opinion of Hoops & Levy, L.L.P. as to Tax Matters
    10.1      Indemnity Agreement dated July 8, 1988, between Swift Energy Company and A.
              Earl Swift (plus schedule of other persons with whom Indemnity Agreements have been entered into) (incorporated by reference from Swift Energy Company Annual
              Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-
              8754)

    10.2      Amended and Restated Credit Agreement dated March 4, 1992, between Swift Energy
              Company and Bank One, Texas, National Association (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

    10.3      Purchase and Sale Agreement dated May 27, 1992, between Swift Energy Company and Enron Reserve Acquisition Corp. (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

    10.4      Purchase and Sale Agreement dated May 12, 1992, between the Swift Energy
              Company and Riverwood Energy Resources, Inc. (incorporated by reference from
              Registration Statement No. 33-63112 on Form S-1 filed on May 20, 1993)

  EXHIBIT                                   DOCUMENT DESCRIPTION
     NO.                                    --------------------
    ----
    10.5      Swift Energy Company 1990 Nonqualified Stock Option Plan (incorporated by reference from Registration Statement No. 33-36310 on Form S-8 filed on August
              10, 1990)

    10.6      First Amendment effective May 13, 1993, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.7      Second Amendment Effective December 31, 1993, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.8      Third Amendment dated December 31, 1994, to Amended and Restated Credit
              Agreement dated March 24, 1992, between Swift Energy Company and Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.9      Amended and Restated Credit Agreement dated March 1, 1994, among Swift Energy
              Company and Bank One, Texas, National Association and Bank of Montreal
              (incorporated by reference from Swift Energy Company Quarterly Report on Form
              10-Q filed for the quarterly period ended June 30, 1994)

    10.10     First Amendment dated June 15, 1994, to Amended and Restated Credit Agreement
              dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National
              Association and Bank of Montreal (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended June
              30, 1994)
    10.11     Second Amended dated December 31, 1994, to Amended and Restated Credit
              Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas,
              National Association and Bank of Montreal (incorporated by reference from Swift
              Energy Company Annual Report on Form 10-K for the fiscal year ended December
              31, 1994)

    10.12     Credit Agreement dated April 30, 1996, among Swift Energy Company, Bank One,
              Texas, National Association and Bank of Montreal (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 1996)

  EXHIBIT                                   DOCUMENT DESCRIPTION
     NO.                                    --------------------
    ----
    10.13     Credit Agreement dated April 30, 1996, among Swift Energy Company, Bank One,
              Texas, National Association (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              March 31, 1996)

    10.14     Amended and Restated Swift Energy Company 1990 Stock Compensation Plan, as of
              May 1993 (incorporated by reference from Registration Statement No. 33-60469 filed on June 22, 1995)
    10.15     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and Terry E. Swift (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.16     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and John R. Alden (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.17     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and James M. Kitterman (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              September 30, 1995)

    10.18     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and Bruce H. Vincent (incorporated by reference from Swift Energy
              Company Quarterly Report on Form 10-Q filed for the quarterly period ended
              September 30, 1995)
    10.19     Employment Agreement dated as of November 1, 1995, by and between Swift Energy
              Company and A. Earl Swift (incorporated by reference from Swift Energy Company
              Quarterly Report on Form 10-Q filed for the quarterly period ended September
              30, 1995)

    10.20     Agreement and Release between Swift Energy Company and Virgil Neil Swift effective June 1, 1994 (incorporated by reference from Registration Statement
              No. 33-60469 filed on June 22, 1995)

    10.21     First Amendment to Agreement and Release dated as of 12/1/95, by and between
              Swift Energy Company and Virgil Neil Swift (incorporated by reference from
              Swift Energy Company Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996)

    10.22     Second Amendment to Agreement and Release dated as of 2/2/96, by and between
              Swift Energy Company and Virgil Neil Swift effective January 1, 1996
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)
    10.23     Second Amendment to Agreement and Release dated as of 1/14/97, by and between
              Swift Energy Company and Virgil Neil Swift effective December 1, 1996
              (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.24     Indenture dated as of November 25, 1996, between Swift Energy Company and Bank
              One, Columbus, National Association as Trustee (incorporated by reference from
              Registration Statement No. 33-14785 on Form S-3 filed on October 24, 1996)

  EXHIBIT                                   DOCUMENT DESCRIPTION
     NO.                                    --------------------
    ----
    10.25     Rights Agreement dated as of August 1, 1997, between Swift Energy Company and
              American Stock Transfer & Trust Company (incorporated by reference from Swift
              Energy Company Report on Form 8-K dated August 1, 1997)

    10.26     Purchase and Sale Agreement dated as of June 1, 1998, between Swift Energy
              Company and Sonat Inc. (incorporated by reference from Swift Energy Company
              Report on Form 8-K filed on July 10, 1998)
    ***12     Swift Energy Company Ratio of Earnings to Fixed Charges

    ***12.1   Partnerships Combined Ratio of Earnings to Fixed Charges

    13.1      Swift Energy Company Annual Report on Form 10-K for the fiscal year ended
              December 31, 1997 (incorporated by reference)

    13.2      Swift Energy Company Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (incorporated by reference)
    13.3      Swift Energy Company Report on Form 8-K filed on June 5, 1998 (incorporated by reference)

    13.4      Swift Energy Company Report on Form 8-K filed on July 10, 1998 (incorporated by reference)

    21        List of Subsidiaries of Swift Energy Company (incorporated by reference from
              Registration Statement No. 33-60469 filed on June 22, 1995)

    ***23.1   Consent of J.R. Butler & Company
    ***23.2   Consent of H.J. Gruy & Associates, Inc.

    ***23.3   Consent of CIBC Oppenheimer

    *23.4     Consent of Arthur Anderson LLP


    ***23.5   orm of Consent of Jenkens & Gilchrist, A Professional Corporation (included in
              Exhibit 5)

    *23.6     Form of Consent of Hoops & Levy, L.L.P. (included in Exhibit 8)


    *23.7     Consent of Ernst & Young LLP dated August 13, 1998 (incorporated by reference from Swift Energy Company Report on Form 8-K/A filed on August 18, 1998)


    ***24     Power of Attorney

    27        Financial Data Schedule (included in electronic filing only)

----------------------------
*   Filed herewith
**  To be filed by amendment
*** Previously filed